Exhibit 99.1

Actavis Public Limited Company

2014 Irish Statutory Accounts

CONTENTS

Page

DIRECTORS AND OTHER INFORMATION	2

DIRECTORS’ REPORT	3-81

INDEPENDENT AUDITORS’ REPORT	82-83

CONSOLIDATED PROFIT AND LOSS ACCOUNT	84

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME	85

CONSOLIDATED BALANCE SHEET	86-87

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY	88

CONSOLIDATED STATEMENT OF CASH FLOWS	89

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS	90-244

PARENT COMPANY BALANCE SHEET	245

NOTES TO THE PARENT COMPANY BALANCE SHEET	246-250

Actavis Public Limited Company

DIRECTORS AND OTHER INFORMATION

Board of Directors (as of December 31, 2014)

Paul M. Bisaro

Brenton L. Saunders

Nesli Basgoz, M.D.

James H. Bloem

Christopher W. Bodine

Christopher J. Coughlin

Tamar D. Howson

John A. King, Ph.D.

Catherine M. Klema

Jiri Michal

Patrick J. O’Sullivan

Ronald R. Taylor

Andrew L. Turner

Fred G. Weiss

Secretary and Registered Office

A. Robert D. Bailey

1 Grand Canal Square

Docklands

Dublin 2

Ireland

Registered Number: 527629

Auditors

PricewaterhouseCoopers

Chartered Accountants and Registered Auditors

One Spencer Dock

North Wall Quay

Dublin 1

Ireland

Actavis Public Limited Company

DIRECTORS’ REPORT

The directors present their report together with the audited financial statements of the Company (as defined below) for the year ended December 31, 2014.

Basis of presentation

The accompanying consolidated financial statements reflect the consolidated operations of Actavis Public Limited Company (“Actavis plc”) and its subsidiaries. References throughout to “we,” “our,” “us,” the “group”, the “Company” or “Actavis” refer to financial information and transactions of Watson Pharmaceuticals, Inc. prior to January 23, 2013, Actavis, Inc. from January 23, 2013 until October 1, 2013 and Actavis plc subsequent to October 1, 2013. The results of the parent company Actavis plc (formerly known as Actavis Limited) are included in the consolidated financial statements from May 16, 2013, the date of incorporation.

The directors have elected to prepare the consolidated financial statements in accordance with section 1 of the Companies (Miscellaneous Provisions) Act, 2009, which provides that a true and fair view of the state of affairs and profit or loss may be given by preparing the financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), as defined in Section 1 (1) of the Companies (Miscellaneous Provisions) Act, 2009, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Irish Companies Acts (collectively, the “Companies Act”) or of any regulations made thereunder.

Formation of Company

Actavis plc was incorporated in Ireland on May 16, 2013 as a private limited company and re-registered effective September 18, 2013 as a public limited company. It was established for the purpose of facilitating the business combination between Actavis, Inc. and Warner Chilcott plc (“Warner Chilcott”). On October 1, 2013, pursuant to the transaction agreement dated May 19, 2013 among Actavis, Inc., Warner Chilcott, the Company, Actavis Ireland Holding Limited, Actavis W.C. Holding LLC (now known as Actavis W.C. Holding Inc.) and Actavis W.C. Holding 2 LLC (now known as Actavis W.C. Holding 2 Inc.) (“MergerSub”), (i) the Company acquired Warner Chilcott (the “Warner Chilcott Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 where each Warner Chilcott ordinary share was converted into 0.160 of an Actavis plc ordinary share (the “Company Ordinary Shares”), or $5,833.9 million in equity consideration, and (ii) MergerSub merged with and into Actavis, Inc., with Actavis, Inc. as the surviving corporation in the merger (the “Merger” and, together with the Warner Chilcott Acquisition, the “Transactions”). Following the consummation of the Transactions, Actavis, Inc. and Warner Chilcott became wholly-owned subsidiaries of Actavis plc. Each of Actavis, Inc.’s common shares was converted into one Company Ordinary Share.

On October 31, 2012, Watson Pharmaceuticals, Inc. completed the acquisition of the Actavis Group for a cash payment of €4.2 billion, or approximately $5.5 billion, and contingent consideration of 5.5 million newly issued shares of Actavis, Inc., which have since been issued (the “Actavis Group Acquisition”). Watson Pharmaceuticals, Inc.’s Common Stock was traded on the NYSE under the symbol “WPI” until close of trading on January 23, 2013, at which time Watson Pharmaceuticals, Inc. changed its corporate name to “Actavis, Inc.” and changed its ticker symbol to “ACT.”

References throughout to “we,” “our,” “us,” the “Company” or “Actavis” refer to financial information and transactions of Watson Pharmaceuticals, Inc. prior to January 23, 2013, Actavis, Inc. from January 23, 2013 until October 1, 2013 and Actavis plc subsequent to October 1, 2013.

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References throughout to “Ordinary Shares” refer to Actavis, Inc.’s Class A common shares, par value $0.0033 per share, prior to the consummation of the Transactions and to Actavis plc’s ordinary shares, par value $0.0001 per share, since the consummation of the Transactions.

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Actavis plc is the successor issuer to Actavis, Inc. and to Warner Chilcott. Actavis plc’s ordinary shares are deemed to be registered under Section 12(b) of the Exchange Act, and Actavis plc is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Actavis plc’s ordinary shares are approved for listing on the New York Stock Exchange (“NYSE”) and trade under the symbol “ACT”.

Principal activities

Actavis is a global specialty pharmaceutical company engaged in the development, manufacturing, marketing, and distribution of generic, branded generic, brand name (“brand”, “branded” or “specialty brand”), biosimilar and over-the-counter (“OTC”) pharmaceutical products. We also develop and out-license generic pharmaceutical products primarily in Europe through our Medis third-party business. In the third quarter of 2014, in connection with the Forest Acquisition (defined below), the Board of Directors realigned the Company’s global strategic business structure. Under the new organizational structure, the Company organized its business into three operating segments: North American Brands, North American Generics and International, and Anda Distribution.

Business review and results

2014 Strategic Transactions

During 2014, we announced the following strategic transactions that impacted our results of operations and will continue to have an impact on our future operations.

Allergan Acquisition

On November 17, 2014, Actavis plc and Allergan, Inc. (“Allergan”) announced that they entered into a definitive agreement under which Actavis plc agreed to acquire all outstanding shares of Allergan for a combination of $129.22 in cash and 0.3683 of a Company Ordinary Share for each share of Allergan common stock (the “Allergan Acquisition”). This deal subsequently closed on March 17, 2015. The addition of Allergan’s therapeutic franchises in ophthalmology, neurosciences and medical aesthetics/dermatology/plastic surgery complements Actavis’ existing central nervous system, gastroenterology, women’s health and urology franchises. The combined company benefits significantly from Allergan’s global brand equity and consumer awareness of key products, including Botox® and Restasis®. The transaction also expands our presence, market and product reach across many international markets, with strengthened commercial positions across Canada, Europe, Southeast Asia and other high-value growth markets, including China, India, the Middle East and Latin America. As part of the Allergan Acquisition, the Company is evaluating strategic alternatives for its current portfolio for the combined entity. As part of this process, the Company has currently identified the Australian generics market as one that the Company will be exiting.

Respiratory Business

As part of the Forest Acquisition, we acquired certain assets that comprised a respiratory business. During the fourth quarter of 2014, we held for sale the respiratory assets of $734.0 million, including allocated goodwill to this unit of $309.1 million. On February 5, 2015, the Company announced the sale of its respiratory business to

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AstraZeneca for consideration of $600.0 million upon closing, additional funds to be received for the sale of certain of our inventory to AstraZeneca and low single-digit royalties above a certain revenue threshold. AstraZeneca will also pay Actavis an additional $100.0 million, and Actavis has agreed to a number of contractual consents and approvals, including certain amendments to the ongoing collaboration agreements between AstraZeneca and Actavis. The transaction closed on March 2, 2015. As a result of the final terms of the agreement, in the quarter ending March 31, 2015, the Company recognized an incremental charge in cost of sales (including the acquisition accounting fair value mark-up of inventory) relating to inventory that will not be sold to AstraZeneca of $35.3 million. The Company also recognized a gain on the sale of the business of $27.6 million, for a net transaction loss of $7.7 million.

Pharmatech

As part of the Forest Acquisition, we acquired certain manufacturing plants and contract manufacturing agreements within our Aptalis Pharmaceutical Technologies (“Pharmatech”) entities. In accordance with acquisition accounting, the assets were fair valued on July 1, 2014 as assets held in use, including market participant synergies anticipated under the concept of “highest and best use”. During the fourth quarter, the decision was made to hold these assets for sale as one complete unit, without integrating the unit and realizing anticipated synergies (the “Pharmatech Transaction”). In the year ended December 31, 2014, the Company recognized an impairment on assets held for sale of $189.9 million which included a portion of goodwill allocated to this business unit. On February 13, 2015, the Company and TPG, a global private investment firm, announced that they have entered into definitive agreement under which Actavis will divest Pharmatech to TPG.

Durata

On November 17, 2014, we completed our tender offer to purchase all of the outstanding shares of Durata Therapeutics, Inc. (“Durata”), an innovative pharmaceutical company focused on the development and commercialization of novel therapeutics for patients with infectious diseases and acute illnesses (the “Durata Acquisition”). Actavis purchased all outstanding shares of Durata, which were valued at approximately $724.5 million, including the assumption of debt, as well as one contingent value right (“CVR”) per share, entitling the holder to receive additional cash payments of up to $5.00 per CVR if certain regulatory or commercial milestones related to Durata’s lead product Dalvance™ are achieved. The CVR had an acquisition date fair value of $49.0 million. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. On March 2, 2015, the Company announced that the European Commission has granted Actavis’ subsidiary Durata Therapeutics International B.V., marketing authorization for Xydalba™ (dalbavancin) for the treatment of acute bacterial skin and skin structure infections (ABSSSI) in adults. The approval triggered the first CVR payment in the quarter ending March 31, 2015 of $30.9 million. The difference between the fair value of the CVR in question on the date of acquisition of $24.5 million and the payment made of $30.9 million, or $6.4 million, will be recorded as an operating expense in the quarter ending March 31, 2015.

Rhythm

On October 22, 2014, we entered into a definitive agreement with the exclusive option to acquire Rhythm Health, Inc. (“Rhythm”), which has worldwide rights to RM-131 (relamorelin), a peptide ghrelin agonist being developed

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by Rhythm for the treatment of diabetic gastroparesis and other GI functional disorders. Under the terms of the agreement, the Company provided an upfront payment of $40.0 million, which will be used principally to conduct the Phase 2b study. Following the completion of the Phase 2b study, the Company will have the option as early as 2016 to acquire the company and the worldwide rights to relamorelin (the “Rhythm Transaction”). The $40.0 million payment was expensed as a component of research and development (“R&D”) in the year ended December 31, 2014.

Tretin-X

On July 8, 2014, we finalized an agreement to purchase the product rights and inventory for Tretin-X (a product formerly marketed by Onset Dermatologics, a PreCision Dermatology company) from Valeant Pharmaceuticals International, Inc. (“Valeant”) for $70.0 million. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

Furiex Acquisition

On July 2, 2014, the Company completed an agreement to acquire Furiex Pharmaceuticals, Inc. (“Furiex”) in an all-cash transaction (the “Furiex Acquisition”) valued at $1,156.2 million (including the assumption of debt) and up to approximately $360.0 million in a CVR that may be payable based on the designation of eluxadoline, Furiex’s lead product, as a controlled drug following approval (if any) which had an acquisition accounting fair value of $88.0 million on the date of acquisition (included in the value of $1,156.2 million). We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

Eluxadoline is a first-in-class, locally-acting mu opioid receptor agonist and delta opioid receptor antagonist for treating symptoms of diarrhea-predominant irritable bowel syndrome (IBS-d), a condition that affects approximately 28 million patients in the United States and Europe. The CVR payment is based on the status of eluxadoline, as a controlled drug following approval, if any, as follows:

•	If eluxadoline is determined to be a schedule III (C-III) drug, there will be no additional consideration for the CVR.
•	If eluxadoline is determined to be a schedule IV (C-IV) drug, CVR holders are entitled to $10 in cash for each CVR held.
•	If eluxadoline is determined to be a schedule V (C-V) drug, CVR holders are entitled to $20 in cash for each CVR held.
•	If eluxadoline is determined to not be subject to DEA scheduling, CVR holders are entitled to $30 in cash for each CVR held.

In connection with the close of the Furiex Acquisition, the Company closed the transaction related to the sale of Furiex’s royalties on Alogliptin and Priligy to Royalty Pharma for $408.6 million with no profit and loss account impact.

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Forest Laboratories

On July 1, 2014, Actavis plc acquired Forest Laboratories, Inc. (“Forest”) for $30.9 billion including outstanding indebtedness assumed of $3.3 billion, equity consideration of $20.6 billion, which includes outstanding equity awards, and cash consideration of $7.1 billion (the “Forest Acquisition”). Under the terms of the transaction, Forest shareholders received 89.8 million Company Ordinary Shares, 6.1 million Actavis plc non-qualified stock options and 1.1 million Actavis plc share units. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Forest was a leading, fully integrated, specialty pharmaceutical company largely focused on the United States market. Forest marketed a portfolio of branded drug products and developed new medicines to treat patients suffering from diseases principally in the following therapeutic areas: central nervous system, cardiovascular, gastrointestinal, respiratory, anti-infective, and cystic fibrosis.

May 2014 Acquisition

On May 20, 2014, the Company entered into an agreement to license the product rights for an injectable (the “May 2014 Acquisition”) in certain European territories for an upfront and milestone payments of €5.7 million, or approximately $7.8 million. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Under acquisition accounting, the full consideration includes the fair value contingent consideration of €12.5 million, or approximately $17.1 million, for a total consideration equal to approximately €18.2 million, or approximately $24.9 million.

Akorn

On April 17, 2014, the Company entered into agreements with Akorn, Inc. (“Akorn”) and Hi-Tech Pharmacal Co. Inc. to purchase four currently marketed products and one product under development for cash consideration of $16.8 million (the “Akorn Acquisition”). The agreements include three products marketed under Abbreviated New Drug Applications (“ANDA”): Ciprofloxacin Hydrochloride Ophthalmic Solution, Levofloxacin Ophthalmic Solution and Lidocaine Hydrochloride Jelly, and one product marketed under a New Drug Application (“NDA”): Lidocaine/Prilocaine Topical Cream. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

Silom Medical Company

On April 1, 2014, the Company acquired Silom Medical Company (“Silom”), a privately held generic pharmaceutical company focused on developing and marketing therapies in Thailand, for consideration of approximately $103.0 million in cash (the “Silom Acquisition”). The Silom Acquisition expanded the Company’s position in the Thai generic pharmaceutical market, with leading positions in the ophthalmic and respiratory therapeutic categories and a strong cardiovascular franchise. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

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Lincolnton Manufacturing Facility

During the second quarter of 2014, we sold the Lincolnton manufacturing facility to G&W NC Laboratories, LLC (“G&W”) for $21.5 million. In addition, the Company and G&W entered into a supply agreement, whereby G&W will supply us product during a specified transition period. The Company allocated the fair value of the consideration to the business sold of $25.8 million and the supply agreement, which resulted in a prepaid asset to be amortized into cost of sales over the transition period of $4.3 million. As a result of the final sales terms, we recorded a gain on business sold of $0.9 million during the year ended December 31, 2014.

Corona Facility

During the year ended December 31, 2014, we held for sale assets in our Corona, California manufacturing facility. As a result, the Company recognized an impairment charge of $20.0 million in the year ended December 31, 2014, including a write-off of property, plant and equipment, net, due to the integration of Warner Chilcott of $5.8 million. As of December 31, 2014, the assets held for sale relating to Corona were $36.2 million.

Metronidazole 1.3% Vaginal Gel

On May 1, 2013, we entered into an agreement to acquire the worldwide rights to Valeant’s metronidazole 1.3% vaginal gel antibiotic development product, a topical antibiotic for the treatment of bacterial vaginosis, which is being accounted for as a business combination, which requires that assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Under the terms of the agreement, we acquired the product upon the U.S. Food and Drug Administration (“FDA”) approval on March 25, 2014 for acquisition accounting consideration of approximately $62.3 million, which included the fair value contingent consideration of $50.3 million and upfront and milestone payments of $12.0 million, of which $9.0 million was incurred in the year ended December 31, 2014. As a result of this transaction, the Company recognized intangible assets and goodwill of $61.8 million and $0.5 million, respectively, in the year ended December 31, 2014 (the “Metrogel Acquisition”). In the quarter ended December 31, 2014, the Company evaluated future projections of the product. As a result of this review, the Company noted the intangible asset was not fully recoverable. As such, the Company impaired the asset by $25.0 million. At the same time, the Company reversed contingent consideration (through cost of sales) of $21.0 million, for a net loss of $4.0 million.

2013 Strategic Transactions

During 2013, we completed and / or initiated the following transactions that impacted our results of operations and will continue to have an impact on our future operations.

Actavis (Foshan) Pharmaceuticals Co., Ltd. Assets Held for Sale

During the year ended December 31, 2013, we held our Chinese subsidiary, Actavis (Foshan) Pharmaceuticals Co., Ltd. (“Foshan”), for sale, which resulted in an impairment charge of $8.4 million in the fourth quarter of 2013. On January 24, 2014, we completed an agreement with Zhejiang Chiral Medicine Chemicals Co., Ltd to acquire our interest in Foshan (the “Foshan Sale”).

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Western European Assets

During the year ended December 31, 2013, we held for sale our then current commercial infrastructure in France, Italy, Spain, Portugal, Belgium, Germany and the Netherlands, including products, marketing authorizations and dossier license rights. We believe that the divestiture allowed the Company to focus on faster growth markets including Central and Eastern Europe, and other emerging markets which we believe will enhance our long-term strategic objectives. On January 17, 2014, we announced our intention to enter into an agreement with Aurobindo Pharma Limited (“Aurobindo”) to sell these businesses. On April 1, 2014, the Company completed the sale of the assets in Western Europe.

In connection with the sale of our Western European assets, we entered into a supply agreement whereby the Company will supply product to Aurobindo over a period of five years. In the second quarter of 2014, we allocated the fair value of the consideration for the sale of the Western European assets of $65.0 million to each element of the agreement, including the supply of product.

As a result of the transactions, we recognized income / (loss) on the net assets held for sale of $3.4 million and $(34.3) million in the years ended December 31, 2014 and 2013, respectively. In addition, the Company recognized a loss on the disposal of the assets in the year ended December 31, 2014 of $20.9 million and deferred revenue of $10.1 million to be recognized over the course of the supply agreement.

Amendment to Sanofi Collaboration Agreement

On October 28, 2013, Warner Chilcott Company, LLC (“WCCL”), one of our indirect wholly-owned subsidiaries, and Sanofi-Aventis U.S. LLC (“Sanofi”) entered into an amendment (the “Sanofi Amendment”) to the global collaboration agreement as amended (the “Collaboration Agreement”) to which WCCL and Sanofi are parties. WCCL and Sanofi co-develop and market Actonel® and Atelvia® (risedronate sodium) on a global basis, excluding Japan.

Pursuant to the Sanofi Amendment, the parties amended the Collaboration Agreement with respect to Actonel® and Atelvia® in the U.S. and Puerto Rico (the “Exclusive Territory”) to provide that, in exchange for the payment of a lump sum of $125.0 million by WCCL to Sanofi in the year ended December 31, 2013, WCCL’s obligations with respect to the global reimbursement payment, which represented a percentage of Actavis’ net sales as defined, as it relates to the Exclusive Territory for the year ended December 31, 2014, shall be satisfied in full. The Sanofi Amendment did not and does not apply to or affect the parties’ respective rights and obligations under the Collaboration Agreement with respect to (i) the year ended December 31, 2013 or (ii) territories outside the Exclusive Territory. The $125.0 million was recorded as an intangible asset during the year ended December 31, 2013, which was amortized over the course of the year ended December 31, 2014 using the economic benefit model.

In accordance with the terms of the Collaboration Agreement, the Company regained world-wide rights to promote Actonel® and Atelvia® in all territories on January 1, 2015.

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Acquisition of Warner Chilcott

On October 1, 2013, we completed the Warner Chilcott Acquisition for a transaction value, including the assumption of debt, of $9.2 billion. Warner Chilcott was a leading specialty pharmaceutical company focused on women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America. The Warner Chilcott Acquisition expanded our presence worldwide, primarily in our North American Brands segment.

Endo Pharmaceuticals Inc.

We entered into an agreement with Endo Pharmaceuticals Inc. (“Endo”) and Teikoku Seiyaku Co., Ltd to settle all outstanding patent litigation related to our generic version of Lidoderm®. Per the terms of the agreement, on September 15, 2013, we launched our generic version of Lidoderm® (lidocaine topical patch 5%) to customers in the U.S. more than two years before the product’s patents expire. Lidoderm® is a local anesthetic indicated to relieve post-shingles pain. Additionally, under the terms of the agreement, we received and distributed branded Lidoderm® prior to the launch of the generic version of Lidoderm®.

Medicines360

On June 10, 2013, we entered into an exclusive license agreement with Medicines360 to market, sell and distribute Medicines360 LNG20 intrauterine device (“LNG20”) in the U.S. and in Canada for a payment of approximately $52.3 million. According to the terms of the agreement, we are also required to pay Medicines360 certain regulatory and sales based milestone payments totaling up to nearly $125.0 million plus royalties. Medicines360 retained the rights to market the product in the U.S. public sector, including family planning clinics that provide services to low-income women. LNG20, originally developed by Uteron Pharma Operations SPRL in Belgium (now a subsidiary of the Company), is designed to deliver 20 mcg of levonorgestrel per day for the indication of long-term contraception. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. On February 27, 2015, we announced the approval of LNG20 (Liletta™) by the FDA for use by women to prevent pregnancy for up to three years. As a result of the FDA approval and first commercial US sale, the Company owed Medicines 360 a $75.0 million milestone, which had been accrued for as contingent consideration.

Acquisition of Uteron Pharma, S.A.

On January 23, 2013, the Company completed the acquisition of Uteron Pharma, S.A. for approximately $142.0 million in cash, plus assumption of debt and other liabilities of $7.7 million and up to $155.0 million in potential future milestone payments (the “Uteron Acquisition”). The acquisition expanded the Company’s specialty brand pipeline of women’s health products including two potential near term commercial opportunities in contraception and infertility, and one oral contraceptive project projected to launch by 2018 at the time of the acquisition. Several additional products that were then in earlier stages of development were also acquired in the Uteron Acquisition. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

At June 30, 2014, after an identified triggering event, the acquired in-process research and development (“IPR&D”) intangible asset related to Estelle, a novel natural estrogen-based 28 day cycle oral contraceptive for

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the prevention of pregnancy, of $13.1 million was deemed to be fully impaired. Consequently, the $22.8 million contingent liability related to Estelle was written off, resulting in a net gain of $9.7 million. At June 30, 2014, after an identified triggering event, the acquired IPR&D intangible asset related to Colvir, a treatment of premalignant Human Papilloma Virus (HPV) lesions of the uterine, of $2.0 million was deemed to be fully impaired. Consequently the $1.5 million contingent liability was also written off, resulting in a net loss of $0.5 million.

2012 and Prior Significant Business Developments

During 2012 and prior, we completed and / or initiated the following transactions that impacted our results of operations and will continue to have an impact on our future operations.

Acquisition of Actavis Group

On October 31, 2012, we completed the Actavis Group Acquisition. The Actavis Group was a privately held generic pharmaceutical company specializing in the development, manufacture and sale of generic pharmaceuticals. Actavis plc’s consolidated financial statements included in this report do not include the financial results of the Actavis Group for any of the periods or at any of the dates presented prior to November 1, 2012. We accounted for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

Sale of Moksha8 Ownership

On October 22, 2012, we sold our investment in Moksha8 Pharmaceuticals, Inc. (“Moksha8”) for $46.6 million (the “Moksha8 Sale”). Simultaneously, we expanded our ongoing sales and marketing collaboration with Moksha8 by granting a license to Moksha8 for five new branded generic products to be developed for the Brazilian and Mexican markets in exchange for defined milestones and sales royalties. We retained generic marketing rights in each market for all products licensed to Moksha8. As a result of the sale, the Company recorded a gain of $28.8 million in other income (expense) in the year ended December 31, 2012. During the year ended December 31, 2013, the Company terminated the agreement with Moksha8 resulting in a loss of $4.0 million. As part of the Forest Acquisition, the Company acquired Forest’s agreement with Moksha8. Refer to “Note 4 – Collaborations” in the accompanying “Notes to Consolidated Financial Statements” in this document for more information.

Amgen Collaboration

In December 2011, we entered into a collaboration agreement with Amgen Inc. (“Amgen”) to develop and commercialize, on a worldwide basis, biosimilar versions of Herceptin®, Avastin®, Rituxan/Mab Thera®, and Erbitux® (the “Amgen Collaboration Agreement”). Amgen has assumed primary responsibility for developing, manufacturing and initially commercializing the oncology antibody products. As of December 31, 2014, the Company’s maximum future contributions were up to $254.8 million in remaining co-development costs over the remaining course of development, including the provision of development support, and the Company will share product development risks. In addition, we will contribute our significant expertise in the commercialization and marketing of products in highly competitive specialty and generic markets, including helping effectively manage

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the lifecycle of the biosimilar products. The collaboration products are expected to be sold under a joint Amgen/Actavis label. We will initially receive royalties and sales milestones from product revenues. The collaboration will not pursue biosimilars of Amgen’s proprietary products.

Operating results for the years ended December 31, 2014 and 2013

For the year ended December 31, 2014, we recorded a loss for the year of $(1,630.5) million on revenue of $13,062.3 million. For the year ended December 31, 2013, we recorded a loss for the year of $(750.4) million on revenue of $8,677.6 million. As of December 31, 2014 and 2013, we had total assets of $52,529.1 million and $22,725.9 million, respectively.

Key performance indicators

Segments

The Company operated and managed its business as of December 31, 2014 as three distinct operating segments: North American Brands, North American Generics and International and Anda Distribution. The North American Brands segment includes patent-protected and off-patent products that the Company sells and markets as brand pharmaceutical products within North America. The North American Generics and International segment includes certain trademarked off-patent products that the Company sells and markets as off-patent pharmaceutical products that are therapeutically equivalent to proprietary products within North America. Also included in this segment are international revenues, which include patent-protected and off-patent products that the Company sells and markets as brand pharmaceutical products, certain trademarked off-patent products that the Company sells and markets as off-patent pharmaceutical products that are therapeutically equivalent to proprietary products, over the counter products and revenues from our third party Medis business. The Anda Distribution segment distributes generic and brand pharmaceutical products manufactured by third parties, as well as by the Company, primarily to independent pharmacies, pharmacy chains, pharmacy buying groups and physicians’ offices. The Anda Distribution segment operating results exclude sales of products developed, acquired, or licensed by the North American Brands and North American Generics and International segments.

The Company evaluates segment performance based on segment contribution. Segment contribution for North American Brands, North American Generics and International, and Anda Distribution represents segment revenues less cost of sales (excluding amortization and impairment of acquired intangibles including product rights), selling and marketing expenses and general and administrative expenses (which form part of the selling, general and administrative expenses “SG&A” in the consolidated profit and loss account). The Company does not report total assets, capital expenditures, R&D expenses and the remaining SG&A costs by segment as not all such information has been accounted for at the segment level, nor has such information been used by all segments.

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Results of operations, including segment revenue and segment contribution information for our North American Brands, North American Generics and International and Anda Distribution segments consisted of the following ($ in millions):

	Year Ended December 31, 2014
	North American Brands	North American Generics and International	Anda Distribution	Total
	$	$	$	$
Revenues	4,631.4	6,747.2	1,683.7	13,062.3
Operating expenses:
Cost of sales(1)	1,649.0	3,198.6	1,456.2	6,303.8
Selling and marketing	1,057.5	679.9	112.6	1,850.0
General and administrative	997.4	709.4	36.4	1,743.2

Contribution	927.5	2,159.3	78.5	3,165.3

Contribution margin	20.0%	32.0%	4.7%	24.2%
Research and Development				1,085.9
Selling, general and administrative excluded from segments				3,347.1
Other (income)				(2.2)
Interest (income)				(8.9)
Interest expense and similar items				455.5

(Loss)/income before income taxes and noncontrolling interest				(1,712.1)

(1)	Excludes amortization and impairment of acquired intangibles including product rights.

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	Year Ended December 31, 2013
	North American Brands	North American Generics and International	Anda Distribution	Total
	$	$	$	$
Revenues	1,062.5	6,418.2	1,196.9	8,677.6
Operating expenses:
Cost of sales(1)	343.6	3,322.6	1,024.5	4,690.7
Selling and marketing	264.8	663.4	92.1	1,020.3
General and administrative	237.9	756.9	32.7	1,027.5

Contribution	216.2	1,675.3	47.6	1,939.1

Contribution margin	20.3%	26.1%	4.0%	22.3%
Research and Development				616.9
Selling, general and administrative excluded from segments				1,745.4
Other (income)				(38.3)
Interest (income)				(4.8)
Interest expense and similar items				258.3

(Loss)/income before income taxes and noncontrolling interest				(638.4)

(1)	Excludes amortization and impairment of acquired intangibles including product rights.

North American Brands Segment

The following table presents net contribution for the North American Brands segment for the years ended December 31, 2014 and 2013 ($ in millions):

	Years Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
Revenues	4,631.4	1,062.5	3,568.9	335.9%
Operating expenses:
Cost of sales(1)	1,649.0	343.6	1,305.4	379.9%
Selling and marketing	1,057.5	264.8	792.7	299.4%
General and administrative	997.4	237.9	759.5	319.3%

Segment contribution	927.5	216.2	711.3	329.0%

Segment margin	20.0%	20.3%		(0.3)%

(1)	Excludes amortization and impairment of acquired intangibles including product rights.

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The following table presents revenues for the reporting units in the North American Brands segment for the years ended December 31, 2014 and 2013 ($ in millions):

	Year Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
North American Brands
CNS
Namenda Franchise	899.3	-	899.3	100.0%
Viibyrd® / Fetzima ®	140.3	-	140.3	100.0%
Saphris ®	69.9	-	69.9	100.0%
Other CNS	49.4	-	49.4	100.0%

Total CNS	1,158.9	-	1,158.9	100.0%
Gastroenterology
Delzicol®/Asacol ® HD	564.0	150.2	413.8	275.5%
Linzess®/Costella ™	174.4	-	174.4	100.0%
Carafate ® / Sulcrate ®	92.2	-	92.2	100.0%
Canasa ® / Salofalk ®	86.6	-	86.6	100.0%
Zenpep ®, Ultrase ® & Viokace ®	71.9	-	71.9	100.0%
Other Gastroenterology	17.5	-	17.5	100.0%

Total Gastroenterology	1,006.6	150.2	856.4	570.2%
Women’s Health
Lo Loestrin® Fe	277.1	63.3	213.8	337.8%
Minastrin® 24 Fe	217.9	55.7	162.2	291.2%
Estrace® Cream	258.2	60.7	197.5	325.4%
Other Women’s Health	199.0	113.1	85.9	76.0%

Total Women’s Health	952.2	292.8	659.4	225.2%
Cardiovascular, Respiratory & Acute Care
Bystolic®	292.6	-	292.6	100.0%
Daliresp ®	61.7	-	61.7	100.0%
Tudorza ®	58.6	-	58.6	100.0%

Total Cardiovascular, Respiratory & Acute Care	412.9	-	412.9	100.0%
Urology	289.2	258.6	30.6	11.8%
Infectious Disease	56.2	-	56.2	100.0%
Dermatology/Established Brands	755.4	360.9	394.5	109.3%

Total North American Brands	4,631.4	1,062.5	3,568.9	335.9%

North American Brands revenues are classified based on the current mix of promoted products within the respective categories. Movement of products between categories may occur from time to time based on changes in promotional activities.

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Revenues in our North American Brands segment include product sales and other revenue derived from branded products. Our North American Brands segment product line includes a variety of products and dosage forms. In October 2013, as a result of the Warner Chilcott Acquisition, we began promoting a number of products, including, but not limited to, Asacol ® HD, Delzicol ®, Estrace ® Cream, Lo Loestrin ® Fe and Minastrin ® 24 Fe. In July 2014, as a result of the Forest Acquisition, the Company also began recognizing revenues on key North American brands, including, but not limited to, Bystolic ®, Canasa®, Carafate®, Daliresp ®, Fetzima ®, Linzess ®, Namenda ®, Namenda XR ®, Saphris®, Teflaro ® and Viibryd ®.

The increase in revenues is primarily due to the results of the Forest Acquisition of $2,249.8 million, which did not account for any sales in the year ended December 31, 2013, and the results of Warner Chilcott Acquisition, which had $1,774.9 million of sales in the year ended December 31, 2014, compared to $480.7 million in sales in the year ended December 31, 2013.

Cost of Sales

Cost of sales includes production and packaging costs for the products we manufacture, third party acquisition costs for products manufactured by others, profit-sharing or royalty payments for products sold pursuant to licensing agreements, inventory reserve charges and excess capacity utilization charges, where applicable.

The increase in cost of sales was due to higher product sales driving the corresponding cost of sales, primarily as a result of the Forest Acquisition ($1,141.7 million), including the impact of selling through a portion of the inventory associated with the fair value step-up of the July 1, 2014 Forest inventory acquired of $652.8 million. Also impacting cost of sales is the period-over-period impact of the October 1, 2013 Warner Chilcott Acquisition of $176.4 million, including the increase in the amount sold for the fair value step-up portion of the inventory acquired of $221.5 million and $152.1 million for the years ended December 31, 2014 versus 2013, respectively.

Selling, general and administrative expenses

Selling and marketing expenses consist mainly of personnel-related costs, product promotion costs, distribution costs, professional service costs, insurance, depreciation and travel costs. General and administrative expenses consist mainly of personnel-related costs, facilities costs, transaction costs, insurance, depreciation, litigation and settlement costs and professional services costs which are general in nature.

The increase in selling and marketing expenses was primarily due to higher selling and marketing costs associated with the Forest Acquisition of $562.7 million, including expenses associated with stock-based compensation (which includes the fair value adjustment of the awards as part of acquisition accounting) for awards issued to acquired Forest employees of $58.7 million as well as integration and restructuring costs associated with the Forest Acquisition of $49.1 million. Also impacting the increase in selling and marketing expenses is the period-over-period impact of the Warner Chilcott Acquisition of $146.2 million, as well as a charge of $105.0 million to account for an additional year of the non-tax deductible Branded Prescription Drug Fee in accordance with final regulations issued in the third quarter of 2014 by the Internal Revenue Service, offset, in part, by decreased spending as a result of restructuring activities related to the Actavis Group during the year ended December 31, 2013.

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The increase in general and administrative expenses was due in part to increased operating costs related to the expansion of the Company’s size, including costs incurred by Forest for ongoing operating expenses of $149.6 million as well as acquisition related expenses, which includes stock-based compensation charges (including the fair value adjustment of the awards as part of acquisition accounting) of $152.6 million, severance related charges of $56.8 million and other integration and financing costs of $94.2 million. Also impacting general and administrative expenses is the period-over-period impact of the Warner Chilcott Acquisition which resulted in increased costs of $118.7 million as well as an increase in legal settlements and reserves.

North American Generics and International Segment

The following table presents net contribution for the North American Generics and International segment for the years ended December, 2014 and 2013 ($ in millions):

	December 31,		Change
	2014	2013	Dollars	%
	$	$	$
Revenues	6,747.2	6,418.2	329.0	5.1%
Operating expenses:
Cost of sales(1)	3,198.6	3,322.6	(124.0)	(3.7)%
Selling and marketing	679.9	663.4	16.5	2.5%
General and administrative	709.4	756.9	(47.5)	(6.3)%

Segment contribution	2,159.3	1,675.3	484.0	28.9%

Segment margin	32.0%	26.1%		5.9%

(1)	Excludes amortization and impairment of acquired intangibles including product rights.

Revenues in our North American Generics and International segment consisted of the following ($ in millions):

	Years Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
North American Generics	4,173.6	3,915.7	257.9	6.6%
International	2,573.6	2,502.5	71.1	2.8%

Revenues	6,747.2	6,418.2	329.0	5.1%

The North American Generics and International segment includes certain trademarked off-patent products that the Company sells and markets as off-patent pharmaceutical products that are therapeutically equivalent to proprietary products within North America. Also included in this segment are international revenues which include patent-protected and off-patent products that the Company sells and markets as brand pharmaceutical products, certain trademarked off-patent products that the Company sells and markets as off-patent pharmaceutical products that are therapeutically equivalent to proprietary products, over the counter products and revenues from our third party Medis business. Our North American Generics and International segment product line includes a variety of products and dosage forms. Indications for this line include, but are not limited to, pregnancy prevention, pain management, depression, hypertension, attention-deficit/hyperactivity disorder and

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smoking cessation. Dosage forms include oral solids, semi-solids, liquids, gels, transdermals, injectables, inhalation and oral transmucosals. Our generic products are the therapeutic equivalent to their brand name counterparts and are generally sold at prices significantly less than the branded product. As such, generic products provide an effective and cost-efficient alternative to brand products. When patents or other regulatory exclusivity no longer protect a branded product, or if we are successful in developing a bioequivalent, non-infringing version of a branded product, opportunities exist to introduce off-patent or generic counterparts to the branded product. Additionally, we distribute Authorized Generics to the extent such arrangements are complementary to our core business. Our portfolio of generic products includes products we have internally developed, products we have licensed from third parties and products we distribute for third parties.

Within North American Generics, revenue by product moves based on the timing of launches, including an exclusivity period in certain circumstances, and the amount of generic competition in the market. An increase in competition can decrease both volume and the price received for each product. The increase in North American Generics revenues was primarily the result of changes in product mix including new product launches and competition on existing products.

The increase in international revenues is primarily due to the results of the Forest Acquisition of $123.1 million, which had no sales in the year ended December 31, 2013, and Warner Chilcott Acquisition, which had $181.4 million of sales in the year ended December 31, 2014, compared to $64.7 million in sales in the year ended December 31, 2013. In addition to the impact of the acquisitions, the Company had growth across a number of the international markets, offset, in part by the period-over-period decrease in revenues associated with the divested Western European assets of $237.3 million.

Cost of Sales

Cost of sales includes production and packaging costs for the products we manufacture, third party acquisition costs for products manufactured by others, profit-sharing or royalty payments for products sold pursuant to licensing agreements, inventory reserve charges and excess capacity utilization charges, where applicable. Cost of sales does not include amortization or impairment costs for acquired product rights or other acquired intangibles.

The decrease in cost of sales is due to cost savings resulting from our global supply chain initiatives and divestitures in Western Europe which had a period-over-period reduction of $133.3 million. Offsetting these measures, in part, was an increase in cost of sales due to the Forest Acquisition of $152.2 million, including the impact of selling through a portion of the inventory associated with the fair value step-up of the July 1, 2014 Forest inventory acquired of $98.2 million. Also contributing to the movement is an increase in expenses resulting from the Warner Chilcott Acquisition of $21.8 million.

Selling, general and administrative expenses

Selling and marketing expenses consist mainly of personnel-related costs, product promotion costs, distribution costs, professional service costs, insurance, depreciation and travel costs. General and administrative expenses consist mainly of personnel-related costs, facilities costs, transaction costs, insurance, depreciation, litigation and settlement costs and professional services costs, which are general in nature.

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The increase in selling and marketing expenses was primarily due to costs incurred in connection with the acquired Forest business of $33.9 million, the period-over-period impact of the acquired Warner Chilcott business of $15.8 million, as well as a charge of $10.8 million to account for an additional year of the non-tax deductible Branded Prescription Drug Fee in accordance with final regulations issued in the third quarter by the Internal Revenue Service, offset, in part, by savings due to the restructuring of the legacy Actavis business as well as the sale of our Western European assets.

The decrease in general and administrative expenses was primarily due the restructuring of the legacy Actavis Group and the disposal of our Western European assets, offset, in part, by costs incurred in connection with the acquired Forest business of $41.7 million.

Anda Distribution Segment

The following table presents net contribution for the Anda Distribution segment for the years ended December 31, 2014 and 2013 ($ in millions):

	Year Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
Revenues	1,683.7	1,196.9	486.8	40.7%
Operating expenses:
Cost of sales	1,456.2	1,024.5	431.7	42.1%
Selling and marketing	112.6	92.1	20.5	22.3%
General and administrative	36.4	32.7	3.7	11.3%

Segment contribution	78.5	47.6	30.9	64.9%

Segment margin	4.7%	4.0%		0.7%

Revenues

Our Anda Distribution segment distributes generic and brand pharmaceutical products manufactured by third parties, as well as by Actavis, primarily to independent pharmacies, pharmacy chains, pharmacy buying groups and physicians’ offices. Sales are principally generated through our national accounts relationships, an in-house telemarketing staff and through internally developed ordering systems. The Anda Distribution segment operating results exclude sales by Anda of products developed, acquired, or licensed by North American Brands and North American Generics and International segments.

The increase in revenues was primarily due to an increase in U.S. base product sales due to volume and price increases ($421.0 million) and an increase in third-party launches ($65.8 million).

Cost of Sales

Cost of sales includes third-party acquisition costs, profit-sharing or royalty payments for products sold pursuant to licensing agreements and inventory reserve charges, where applicable. Cost of sales does not include amortization or impairment costs for other acquired intangibles.

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The increase in cost of sales within our Anda Distribution segment was due to higher product sales. Cost of sales as a percentage of revenue increased to 86.5% compared to 85.6% in the prior year period primarily due to product and customer mix.

Selling, general and administrative expenses

Selling and marketing expenses consist mainly of personnel costs, facilities costs, insurance and freight costs which support the Anda Distribution segment sales and marketing functions. General and administrative expenses consist mainly of personnel-related costs, facilities costs, insurance, depreciation, litigation and settlement costs and professional services costs which are general in nature.

The increase in selling and marketing expenses relate to higher freight costs and higher personnel costs.

Selling, general and administrative expenses excluded from segments

Our SG&A expenses were comprised of the following for the years ended December 31, 2014 and 2013 ($ in millions):

	Year Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
Selling and marketing(1)	1,850.0	1,020.3	829.7	81.3%
General and administrative(1)	1,743.2	1,027.5	715.7	69.7%

Total Segment SG&A	3,593.2	2,047.8	1,545.4	75.5%

Amortization	2,597.5	842.7	1,754.8	208.2%
Goodwill impairment	17.3	647.5	(630.2)	(97.3)%
In process research and development impairments	424.3	4.9	419.4	nm
Loss on assets held for sale	190.8	42.7	148.1	346.8%
Asset sales, impairments and contingent consideration adjustments, net	117.2	207.6	(90.4)	(43.5)%

Total SG&A excluded from segments	3,347.1	1,745.4	1,601.7	91.8%

Total SG&A	6,940.3	3,793.2	3,147.1	83.0%

(1)	Selling and marketing and general and administrative expenses are included in the segment discussion above.

Amortization

Amortization for the year ended December 31, 2014 increased as compared to the prior year period primarily as a result of increased amortization of identifiable assets acquired in the Warner Chilcott Acquisition of $830.7 million and the Forest Acquisition of $961.1 million.

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Goodwill Impairments

In the year ended December 31, 2014, as part of the Pharmatech Transaction, the Company recognized a goodwill impairment of $17.3 million. In the year ended December 31, 2013, we recorded an impairment charge related to the goodwill in the then current Actavis Pharma – Europe reporting unit ($647.5 million).

In-process research and development impairments

In-process research and development impairments for the year ended December 31, 2014 primarily include an impairment charge of $165.0 million related to the abandonment of certain R&D projects, an impairment charge of $193.0 million related to acquired IPR&D due to the FDA communications relating to Actavis’ NDA for the fixed-dose combination of nebivolol and valsartan for the treatment of hypertension, the abandonment of a select dermatology project of $32.0 million, the impairment of IPR&D relating to Aeroquin of $18.0 million and impairments related to the Estelle and Colvir assets acquired in the Uteron Acquisition of $15.1 million. In process research and development impairments for the year ended December 31, 2013 include an impairment IPR&D intangibles in connection with the Arrow Group (acquired on December 2, 2009, in exchange for cash consideration of $1.05 billion, approximately 16.9 million shares of the Company’s restricted Ordinary Shares and 200,000 shares of the Company’s mandatorily redeemable preferred stock and certain contingent consideration (the “Arrow Group Acquisition”)) of $4.4 million.

Loss on Assets Held for Sale and Asset Sales, Other Impairments and Contingent Considerations, net

Loss on assets held for sale in the year-ended December 31, 2014 includes $172.6 million as a result of the Pharmatech Transaction, the loss on the Corona manufacturing facilities held for sale of $14.2 million and miscellaneous charges for acquired Forest assets held for sale. Loss on assets held for sale in the year-ended December 31, 2014 also includes the Company’s sale of the North American Generic and International’s then current infrastructure in France, Italy, Spain, Portugal, Belgium, Germany and the Netherlands, including products, marketing authorizations and dossier license rights as well as the Company’s announced Foshan Sale.

Asset sales, impairments and contingent consideration adjustment, net for the year ended December 31, 2014 primarily included an impairment charge related to Doryx® of $89.0 million. The impairment was caused by a shortening of the products life cycle for which to recover the value of the asset. Also included in asset sales, impairments and contingent consideration, net in the year ended December 31, 2014 is the impairment of an international facility of $9.8 million, PP&E write-offs for properties disposed of in connection with the Forest Acquisition of $7.8 million as well as miscellaneous other activity.

Asset sales, impairments and contingent consideration adjustment, net for the year ended December 31, 2013 included a charge associated with the issuance of an additional 1.65 million Ordinary Shares in connection with the Actavis Group Acquisition ($150.3 million), an impairment charge related to a facility in Greece ($19.4 million), an impairment of fixed assets in Serbia ($24.2 million), an impairment of a product right intangible asset in connection with the Specifar acquisition ($13.9 million), the impairment of the Gabapentin asset acquired as part of the Actavis Group Acquisition ($10.8 million), a loss on the termination of the agreement with Moksha8 ($4.0 million) and the impairment of the Curosurf assets ($2.5 million), offset, in part, by gains related to the sale of our Russian subsidiary ($11.7 million), a manufacturing facility in India

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($4.5 million), and other miscellaneous gains. The impairment charges recognized were due to various factors impacting future value to be realized by such assets.

Research and Development Expenses

	Years Ended December 31,		Change
($ in millions)	2014	2013	Dollars	%
	$	$	$
R&D	1,085.9	616.9	469.0	76.0%

R&D expenses consist predominantly of personnel-related costs, API costs, contract research, biostudy, clinical and facilities costs associated with development of our products to support our North American Brands and North American Generics and International segment.

The increase in R&D expenses was primarily due to higher costs associated with ongoing operating expenses for the acquired Forest business of $214.0 million, Forest related stock-based compensation charges (which includes the fair value adjustment of the awards as part of acquisition accounting) of $66.7 million, acquisition accounting stock-based compensation charges associated with the Furiex Acquisition of $7.4 million, severance charges associated with the Forest Acquisition of $24.5 million, an expense relating to the option to acquire Rhythm of $40.0 million and the increase in operating costs associated with the acquired Warner Chilcott business of $52.3 million, offset, in part, by $67.9 million of income relating to the reduction of acquisition related contingent consideration liabilities, net of accretion expense, including $24.3 million associated with the write-off of contingent consideration associated with Estelle and Colvir and $16.0 million associated with the write-off of Aeroquin. Also contributing to the increased R&D expenses was an increase in generic spending of $49.8 million due to timing of studies and in part to the expansion of our facilities.

Interest Income

Our interest income was comprised of the following for the years ended December 31, 2014 and 2013 ($ in millions):

	Years Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
Interest income	8.9	4.8	4.1	85.4%

Interest income represents interest earned on cash and cash equivalents held during the respective periods.

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Other income

Our other income was comprised of the following for the years ended December 31, 2014 and 2013 ($ in millions):

	Years Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
(Loss) / gain on sale of assets	(16.6)	6.6	(23.2)	(351.5)%
Other	18.8	31.7	(12.9)	(40.7)%

Other income	2.2	38.3	(36.1)	(94.3)%

(Loss) / gain on Sale of Assets

During the year ended December 31, 2014, we sold our minority interest in Columbia Laboratories Inc. for $8.5 million. As a result, we recognized a gain on the sale of $4.3 million. The year ended December 31, 2014 also includes the loss on the disposal of our Western European operations divested in the second quarter of 2014 of $20.9 million.

On November 27, 2013, the Company sold its Changzhou Watson Pharmaceuticals Co., Ltd (“Changzhou”) business to Great Harmony Enterprises Limited, a Hong Kong Company. As a result of the sale, we recorded a gain of $2.3 million in other income (expense) in the year ended December 31, 2013. The Company sold select rights to Taro Pharmaceuticals North America, Inc. for a gain of $4.3 million in the year ended December 31, 2013.

Interest Expense and Similar Items

Our interest expense and similar items were comprised of the following for the years ended December 31, 2014 and 2013 ($ in millions):

	Year Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
Interest expense – 2009 Senior Notes	25.2	45.7	(20.5)	(44.9)%
Interest expense – 2012 Senior Notes	130.4	128.3	2.1	1.7%
Interest expense – 2014 New Notes	76.0	-	76.0	100.0%
Interest expense – WC Notes	42.0	18.8	23.2	123.3%
Interest expense – Forest Notes	50.8	-	50.8	100.0%
Interest expense – Term Loans	75.4	38.4	37.0	96.3%
Interest expense – Revolving Credit Facility	3.5	2.7	0.8	29.6%
Extinguishment of debt (gain/(loss))	(29.9)	18.5	(48.4)	(261.6)%
Bridge loan expenses	73.6	-	73.6	100.0%
Interest expense – Other	8.5	5.9	2.6	44.2%

Interest expense	455.5	258.3	197.2	76.3%

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Interest expense increased for the year ended December 31, 2014 over the prior year primarily due to the indebtedness under Actavis Funding SCS, a limited partnership (société en commandite simple), organized under the laws of the Grand Duchy of Luxembourg, an indirect subsidiary of Actavis plc, including the issuance of $500.0 million 1.300% notes due 2017, $500.0 million 2.450% notes due 2019, $1,200.0 million 3.850% notes due 2024 and $1,500.0 million 4.850% notes due 2044 (the “2014 New Notes”), the $2.0 billion of term-loan borrowings incurred as part of the Forest Acquisition financing, and the $3.0 billion of notes acquired in connection with the Forest Acquisition, as well as the Company’s, Warner Chilcott Company, LLC’s and Warner Chilcott Finance LLC’s 7.75% senior notes due 2018 (the “WC Notes”) and the Warner Chilcott Corporation’s, WC Luxco S.à r.l.’s, Warner Chilcott Company, LLC ‘s, as borrowers, and Warner Chilcott Finance LLC’s, as a subsidiary guarantor, Warner Chilcott Term Loan Credit and Guaranty Agreement (the “WC Term Loan Agreement”) dated August 1, 2013 incurred in connection with the Warner Chilcott Acquisition.

On July 21, 2014, the Company redeemed the WC Notes for $1,311.8 million, which included a make-whole premium of $61.8 million and the principal amount of the WC Notes of $1,250.0 million. As a result of the transaction, the Company recognized a gain of $29.9 million, which includes the write-off of the then outstanding unamortized premium.

As a result of the extinguishment of our $450.0 million 5.000% senior notes due 2014 (refer to “Note 14 – Long Term Debt and Leases”), the Company recorded a loss of $17.1 million in the year ended December 31, 2013. In addition, the Company incurred a $1.4 million non-cash write-off of deferred loan costs in connection with the optional prepayment of term loan indebtedness.

In connection with the Allergan Acquisition, the Company secured bridge loan financing of up to $36.4 billion, cash bridge financing of up to $4.698 billion and replacement facility backstop financing with respect to the Company’s existing credit facilities and incurred related commitment fees of $162.8 million. During the year ended December 31, 2014, the Company recognized an expense of $47.8 million associated with these fees. In connection with the Forest Merger Agreement, we secured a bridge loan commitment of up to $7.0 billion and incurred associated commitment costs of $25.8 million, which have been expensed in full.

(Benefit) / Provision for Income Taxes

Our (benefit) / provision for income taxes were comprised of the following for the years ended December 31, 2014 and 2013 ($ in millions):

	Year Ended December 31,		Change
	2014	2013	Dollars	%
	$	$	$
(Benefit) / provision for income taxes	(81.9)	112.7	(194.6)	(172.7)
Effective tax rate	4.8%	(17.7)%

The Company’s effective tax rate for the twelve months ended December 31, 2014 was 4.8% compared to (17.7)% for the twelve months ended December 31, 2013. The effective tax rate for the twelve months ended December 31, 2014 was impacted by one-time non-deductible pre-tax expenses for the 2015 Branded Prescription Drug Fee of $179.2 million and penalties of $99.9 million, a benefit related to the extension of the U.S. research and development credit of $39.4 million, losses in certain jurisdictions for which no tax benefit is

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(Benefit) / Provision for Income Taxes – continued

provided, and the amortization of intangibles and the step-up in inventory tax benefited at a lower rate than the Irish statutory rate. The effective tax rate for the twelve months ended December 31, 2013 was impacted by certain one-time non-deductible pre-tax expenses including a goodwill impairment charge of $647.5 million and a charge for consideration due to the former Actavis stakeholders of $150.3 million. This was partially offset by non-taxable pre-tax income of $15.0 million related to the Arrow Acquisition.

(Loss) for the year

Due to the factors described above, we reported a loss of $(1,630.5) million and a loss of $(750.4) million in the years ended December 31, 2014 and 2013, respectively.

Principal risks and uncertainties

Any statements made in this report that are not statements of historical fact or that refer to estimated or anticipated future events are forward-looking statements. We have based our forward-looking statements on management’s beliefs and assumptions based on information available to our management at the time these statements are made. Such forward-looking statements reflect our current perspective of our business, future performance, existing trends and information as of the date of this filing. These include, but are not limited to, our beliefs about future revenue and expense levels and growth rates, prospects related to our strategic initiatives and business strategies, including the integration of, and synergies associated with, strategic acquisitions, express or implied assumptions about government regulatory action or inaction, anticipated product approvals and launches, business initiatives and product development activities, assessments related to clinical trial results, product performance and competitive environment, and anticipated financial performance. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “intend,” “could,” “would,” “should,” “projects,” “estimate,” “continue,” or “pursue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution the reader that these statements are based on certain assumptions, risks and uncertainties, many of which are beyond our control. In addition, certain important factors may affect our actual operating results and could cause such results to differ materially from those expressed or implied by forward-looking statements. We believe the risks and uncertainties discussed under the section entitled “Risks Related to Our Business,” and other risks and uncertainties detailed herein and from time to time in our SEC filings, may cause our actual results to vary materially from those anticipated in any forward-looking statement.

We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This discussion is provided as permitted by the U.S. Private Securities Litigation Reform Act of 1995.

We operate in a rapidly changing environment that involves a number of risks and uncertainties, some of which are beyond our control. The following discussion highlights some of these risks and speaks as of the date of this report. These and other risks could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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Risks related to our business

If we are unable to successfully develop or commercialize new products, our operating results will suffer.

Our future results of operations depend to a significant extent upon our ability to successfully develop and commercialize new brand and generic products in a timely manner. There are numerous difficulties in developing and commercializing new products, including:

•	developing, testing and manufacturing products in compliance with regulatory standards in a timely manner;
•	receiving requisite regulatory approvals for such products in a timely manner, or at all;
•	the availability, on commercially reasonable terms, of raw materials, including API and other key ingredients;
•	preclusion from commercialization by the proprietary rights of others;
•	developing products that are economical to manufacture and commercialize;
•	time consuming and costly nature of developing and commercializing new products;
•	costly legal actions brought by our competitors, that may delay or prevent the development and commercialization of new products;
•	experiencing delays as a result of limited resources at the FDA or other regulatory agencies;
•	changing review and approval policies and standards at the FDA and other regulatory agencies; and
•	commercializing generic products may be substantially delayed by the listing with the FDA of patents that have the effect of potentially delaying approval of a generic product by up to 30 months.

As a result of these and other difficulties, products currently in development by us may or may not receive timely regulatory approvals, or approvals at all, necessary for marketing by us or other third-party partners. This risk particularly exists with respect to the development of proprietary products because of the uncertainties, higher costs and lengthy time frames associated with R&D of such products and the inherent unproven market acceptance of such products. Our operating results and financial condition may fluctuate as the amount we spend to research and develop, promote, acquire or license new products, technologies and businesses changes. Additionally, we face heightened risks in connection with our development of extended release or controlled release generic products because of the technical difficulties and regulatory requirements related to such products. Additionally, with respect to generic products for which we are the first applicant to request approval on the basis that an innovator patent is invalid or not infringed (a Paragraph IV filing), our ability to obtain 180 days of generic market exclusivity may be contingent on our ability to obtain FDA approval or tentative approval within 30 months of the FDA’s acceptance of our application for filing. We therefore risk forfeiting such market exclusivity if we are unable to obtain such approval or tentative approval on a timely basis. If any of our products or the products of our third-party partners are not approved timely or, when acquired or developed and approved, cannot be successfully manufactured or commercialized in a timely manner, our operating results could be adversely affected. We cannot guarantee that any investment we make in developing products will be recouped, even if we are successful in commercializing those products. Refer to “Our branded pharmaceutical expenditures may not result in commercially successful products.”

Our operating results and financial condition may fluctuate.

Our operating results and financial condition may fluctuate from quarter to quarter and year to year for a number of reasons. As a result, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful, and these comparisons should not be relied upon as an indication of future performance. In particular, as a pharmaceutical company that manufactures and sells both branded and generic products, the

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Risks related to our business - continued

Our operating results and financial condition may fluctuate – continued

development and launch of new competitive products or generics by ourselves may result in fluctuations in our financial performance, particularly as we work to balance our product offerings in light of our recent and future growth via acquisitions. Our operating results and financial condition are also subject to fluctuation from all of the risks described throughout this section. These fluctuations may adversely affect our results of operations and financial conditions.

If we do not successfully integrate newly acquired businesses into our business operations, our business could be adversely affected.

We will need to successfully integrate the operations of recently acquired businesses, including Allergan, Forest and Furiex, with our business operations. As a result of these recent and any other future or pending acquisitions, we have undergone substantial changes in a short period of time and our business has changed and broadened in size and the scope of products we offer. Integrating the operations of multiple new businesses with that of our own is a complex, costly and time-consuming process, which requires significant management attention and resources to integrate the business practice and operations. The integration process may disrupt the businesses and, if implemented ineffectively, would preclude realization of the full benefits expected by us. Our failure to meet the challenges involved in integrating the businesses in order to realize the anticipated benefits of the acquisitions could cause an interruption of, or a loss of momentum in, our activities and could adversely affect our results of operations. Prior to each acquisition, the acquired business operated independently, with its own business, corporate culture, locations, employees and systems. There may be substantial difficulties, costs and delays involved in any integration of other businesses with that of our own. These may include:

•	distracting management from day-to-day operations;
•	potential incompatibility of corporate cultures;
•	an inability to achieve synergies as planned;
•	risks associated with the assumption of contingent or other liabilities of acquisition targets;
•	adverse effects on existing business relationships with suppliers or customers;
•	inheriting and uncovering previously unknown issues, problems and costs from the acquired company;
•	delays between our expenditures to acquire new products, technologies or businesses and the generation of revenues from those acquired products, technologies or businesses;
•	realization of assets and settlement of liabilities at amounts equal to estimated fair value as of the acquisition date of any acquisition or disposition;
•	revenue recognition related to licensing agreements and/or strategic collaborations;
•	costs and delays in implementing common systems and procedures (including technology, compliance programs, financial systems, distribution and general business operations, among others); and
•	increased difficulties in managing our business due to the addition of international locations.

These risks may be heightened in cases where the majority of the former businesses’ operations, employees and customers are located outside of the United States. Any one or all of these factors may increase operating costs or lower anticipated financial performance. Many of these factors are also outside of our control. In addition, dispositions of certain key products, technologies and other rights may affect our business operations.

Many of these factors will be outside of our control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could

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If we do not successfully integrate newly acquired businesses into our business operations, our business could be adversely affected – continued

materially impact our business, financial condition and results of operations. In addition, even if the operations of the businesses are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings or sales or growth opportunities that we expect. These benefits may not be achieved within the anticipated time frame, or at all. Additional unanticipated costs may be incurred in the integration of the businesses. All of these factors could cause a reduction to our earnings per share, decrease or delay the expected accretive effect of the transaction, and negatively impact the price of the Actavis plc Ordinary Shares.

The failure to integrate the business operations of the acquired business successfully would have a material adverse effect on our business, financial condition and results of operations.

Our substantial debt and other financial obligations could impair our financial condition and our ability to fulfill our debt obligations. Any refinancing of this substantial debt could be at significantly higher interest rates.

Our substantial indebtedness and other financial obligations could:

•	impair our ability to obtain financing or additional debt in the future for working capital, capital expenditures, acquisitions or general corporate purposes;
•	impair our ability to access capital and credit markets on terms that are favorable to us;
•

have a material adverse effect on us if we fail to comply with financial and affirmative and restrictive covenants in our debt agreements and an event of default occurs as a result of a failure that is not cured or waived;

•

require us to dedicate a substantial portion of our cash flow for interest payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund working capital and capital expenditures;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and
•	place us at a competitive disadvantage compared to our competitors that have proportionally less debt.

Additionally, certain of our financing agreements may contain cross-default or other similar provisions whereby a default under one financing agreement could result in a default under our other financing agreements.

If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial transactions, seek additional equity capital or sell our assets. We might then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all. Any refinancing of our indebtedness could be at significantly higher interest rates, and/or incur significant transaction fees. Refer to “Liquidity and Capital Resources – Credit Facility Indebtedness” and “Liquidity and Capital Resources – Senior Note Indebtedness” for a detailed discussion of our outstanding indebtedness.

Any acquisitions of businesses, technologies, or products or other significant transactions could adversely affect our relationships with employees, vendors or key customers.

We regularly review potential acquisitions of technologies, products and businesses complementary to our business. Acquisitions typically entail many risks and could result in difficulties in integrating operations,

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Any acquisitions of businesses, technologies, or products or other significant transactions could adversely affect our relationships with employees, vendors or key customers – continued

personnel, technologies and products. Refer to “If we do not successfully integrate newly acquired businesses into our business operations our business could be adversely affected.” In connection with acquisitions, we could experience disruption in our business, technology and information systems, financial systems, vendors customer or employee base, including diversion of management’s attention from our continuing operations, among others. Refer to “Certain aspects of our operations are highly dependent on third party service providers.” There is also a risk that key employees of companies that we acquire or key employees necessary to successfully commercialize technologies and products that we acquire may seek employment elsewhere, including with our competitors. Furthermore, there may be overlap between our products or customers and the companies that we acquire that may create conflicts in relationships or other commitments detrimental to the integrated businesses.

We are subject to U.S. federal and state healthcare fraud and abuse and health information privacy and security laws, and the failure to comply with such laws may adversely affect our business.

In the United States, many of our products are reimbursed under federal and state health care programs such as Medicaid, Medicare, TriCare, and/or state pharmaceutical assistance programs, and as a result, certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include, but are not limited to: (i) the U.S. Anti-Kickback Statute, which constrains our marketing practices, educational programs, pricing policies and relationships with healthcare providers or other entities, by prohibiting, among other things, soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, either the referral of an individual or the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs; (ii) federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other third-party payers that are false or fraudulent; (iii) the U.S. Health Insurance Portability and Accountability Act of 1996, (“HIPAA”), which among other things created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters, and HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information and places restrictions on the use of such information for marketing communications; (iv) the U.S. Physician Payments Sunshine Act, which among other things, requires manufacturers of drugs, devices, biologics and medical supplies for which payment is available under a federal healthcare program to report annually information related to “payments or other transfers of value” made to physicians and teaching hospitals, and ownership and investment interests held by certain healthcare professionals and their immediate family members; and (v) state and foreign law equivalents of each of the above U.S. laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts. Violations of the fraud and abuse laws may result in severe penalties against the responsible employees and Actavis, including jail sentences, large fines, and the exclusion of our products from reimbursement under federal and state programs.

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Risks related to our business - continued

We are subject to federal and state healthcare fraud and abuse and health information privacy and security laws, and the failure to comply with such laws may adversely affect our business – continued

Defense of litigation claims and government investigations can be costly, time-consuming, and distract management, and it is possible that Actavis could incur judgments or enter into settlements that would require us to change the way we operate our business. We are committed to conducting the sales and marketing of our products in compliance with the healthcare fraud and abuse laws, but certain applicable laws may impose liability even in the absence of specific intent to defraud. Furthermore, should there be ambiguity, a governmental authority may take a position contrary to a position we have taken, or should an employee violate these laws without our knowledge, a governmental authority may impose civil and/or criminal sanctions.

For example, in December 2009, we learned that numerous pharmaceutical companies, including certain of our subsidiaries, have been named as defendants in a federal qui tam action pending in the United States District Court for the District of Massachusetts alleging that the defendants falsely reported to the United States that certain pharmaceutical products were eligible for Medicaid reimbursement and thereby allegedly caused false claims for payment to be made through the Medicaid program. A similar action was filed by the State of Louisiana in August 2013 and additional lawsuits are possible. Any adverse outcome in these actions, or the imposition of penalties or sanctions for failing to comply with the fraud and abuse laws, could adversely affect us and may have a material adverse effect on our business, results of operations, financial condition and cash flows. Some of the statutes and regulations that govern our activities, such as federal and state anti-kickback and false claims laws, are broad in scope, and while exemptions and safe harbors protecting certain common activities exist, they are often narrowly drawn. While we manage our business activities to comply with these statutory provisions, due to their breadth, complexity and, in certain cases, uncertainty of application, it is possible that our activities could be subject to challenge by various government agencies. In particular, the FDA, the U.S. Department of Justice and other agencies have increased their enforcement activities with respect to the sales, marketing, research and similar activities of pharmaceutical companies in recent years, and many pharmaceutical companies have been subject to government investigations related to these practices. A determination that we are in violation of these and/or other government regulations and legal requirements may result in civil damages and penalties, criminal fines and prosecution, administrative remedies, the recall of products, the total or partial suspension of manufacture and/or distribution, seizure of products, injunctions, whistleblower lawsuits, failure to obtain approval of pending product applications, withdrawal of existing product approvals, exclusion from participation in government healthcare programs and other sanctions.

Beginning in February 2012, Warner Chilcott, along with several then current and former employees in its sales organization and certain third parties, received subpoenas from the United States Attorney for the District of Massachusetts. The subpoena Warner Chilcott received sought information and documentation relating to a wide range of matters, including sales and marketing activities, payments to people who are in a position to recommend drugs, medical education, consultancies, prior authorization processes, clinical trials, off-label promotion and employee training (including with respect to laws and regulations concerning off-label information and physician remuneration), in each case relating to all of our current key products. Warner Chilcott is currently defending qui tam litigations based on allegations relating to its sales practices. In addition, Forest is also currently responding to subpoenas seeking information relating to its sales and marketing activities, including payments to people who are in a position to recommend drugs and off-label promotion and the Company is defending litigations based on similar allegations. Refer to Legal Matters in “NOTE 21 – Commitments and Contingencies” in the accompanying “Notes to Consolidated Financial Statements” for more

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Risks related to our business - continued

We are subject to federal and state healthcare fraud and abuse and health information privacy and security laws, and the failure to comply with such laws may adversely affect our business – continued

information. We cannot predict or determine the impact of this inquiry on our future financial condition or results of operations. The U.S. Attorney’s investigations and any other threatened or actual government enforcement action could also generate adverse publicity and require that we devote substantial resources that could be used productively on other aspects of our business.

Furthermore, in connection with a settlement of certain claims brought by the U.S. government, Forest operated under a Corporate Integrity Agreement (the “CIA”) with the Office of Inspector General of Health and Human Services that requires us to maintain Forest’s compliance program and to undertake a set of defined corporate integrity obligations until September 2015. The CIA also provides for an independent third-party review organization to assess and report on our compliance program. While we expect to fully and timely comply with all of our assumed obligations under the CIA, the failure to do so could result in substantial penalties and being excluded from government healthcare programs.

Any of these types of investigations or enforcement actions could affect our ability to commercially distribute our products and could materially and adversely affect our business, financial condition, results of operations and cash flows.

If generic products that compete with any of our branded pharmaceutical products are approved and sold, sales of our products will be adversely affected.

As a result of our mergers with Forest and Warner Chilcott, and our acquisition of Allergan, specialty branded products now comprise a larger percentage of our total revenues. Generic equivalents for branded pharmaceutical products are typically sold at lower costs than the branded products. After the introduction of a competing generic product, a significant percentage of the prescriptions previously written for the branded product are often written for the generic version. In addition, legislation enacted in most U.S. states and Canadian provinces allows or, in some instances mandates, that a pharmacist dispense an available generic equivalent when filling a prescription for a branded product, in the absence of specific instructions from the prescribing physician. Pursuant to the provisions of the Hatch-Waxman Act, manufacturers of branded products often bring lawsuits to enforce their patent rights against generic products released prior to the expiration of branded products’ patents, but it is possible for generic manufacturers to offer generic products while such litigation is pending. Refer to “If we are unable to adequately protect our technology or enforce our patents, our business could suffer.” As a result, branded products typically experience a significant loss in revenues following the introduction of a competing generic product, even if subject to an existing patent. Our branded pharmaceutical products are or may become subject to competition from generic equivalents because there is no proprietary protection for some of the branded pharmaceutical products we sell, because our patent protection expires or because our patent protection is not sufficiently broad or enforceable. In addition, we may not be successful in our efforts to extend the proprietary protection afforded our branded products through the development and commercialization of proprietary product improvements and new and enhanced dosage forms.

Our Actonel® products no longer have patent protection in Canada or the Western European countries in which we sell these products, and Asacol® is not protected by a patent in the United Kingdom. Our Actonel® once-a-month product lost U.S. patent protection in June 2014 (including a 6-month pediatric extension of regulatory

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Risks related to our business - continued

If generic products that compete with any of our branded pharmaceutical products are approved and sold, sales of our products will be adversely affected – continued

exclusivity) and generic versions of our Loestrin® 24 Fe product entered the market in January 2014 pursuant to settlement agreements previously entered into. In addition, other products such as Estrace® Cream, Asacol® 400 mg, Femhrt® and Carafate® are not protected by patents in the United States where we sell these products. Generic equivalents are currently available in Canada and Western Europe for Actonel® and in the United States for certain versions of our Femhrt® products, Femcon® Fe and certain other less significant products.

During the next few years, additional products of ours including some of our large revenue drivers, like Bystolic®, Linzess® and Viibryd®, will lose patent protection or likely become subject to generic competition. Generic versions of our Asacol® HD 800 mg product may enter the market as early as November 2015 pursuant to an agreement previously entered into and generic versions of our Enablex® product may enter the market as early as March 2016 pursuant to settlement agreements previously entered into. Some of our products may also become subject to generic competition prior to the expiration of patent protection in the event a generic competitor elects to launch its generic equivalent product “at-risk.” Competition from generic equivalents could result in a material impairment of our intangible assets or the acceleration of amortization on our non-impaired intangible assets and may have a material adverse impact on our revenues, financial condition, results of operations and cash flows.

Our branded pharmaceutical expenditures may not result in commercially successful products.

Developing and commercializing branded pharmaceutical products is generally more costly than generic products. In the future, and particularly following the Warner Chilcott Acquisition the Forest Acquisition, and the Allergan Acquisition, we anticipate continuing and increasing our product development expenditures for our North American Brands business segment, including products acquired from Warner Chilcott and Forest, and may include Allergan products. In order to grow and achieve success in our business, we must continually identify, develop, acquire and license new products that we can ultimately market. There are many difficulties and uncertainties inherent in pharmaceutical research and development, and there is a high rate of failure inherent in new drug discovery and development. Failure can occur at any point in the process, including late in the process after substantial investment. New product candidates that appear promising in development may fail to reach the market or may have only limited commercial success because of efficacy or safety concerns, inability to obtain necessary regulatory approvals and payer reimbursement, limited scope of approved uses, difficulty or excessive costs to manufacture, or infringement of the patents or intellectual property rights of others. Products that do reach the market may ultimately be subject to recalls or other suspensions in sales. Delays and uncertainties in the FDA approval process and the approval processes in other countries can result in delays in product launches and lost market opportunity. Because there is a high rate of failure inherent in the research and development process of new products, there is a significant risk that funds invested by the Company in research and development will not generate financial returns. The Company cannot be certain when or whether any of its products currently under development will be approved or launched or whether, once launched, such products will be commercially successful.

We may be required to spend several years and incur substantial expense in completing certain clinical trials. The length of time, number of trial sites and patients required for clinical trials vary substantially, and we may have difficulty finding a sufficient number of sites and subjects to participate in our trials. Delays in planned clinical trials can result in increased development costs, delays in regulatory approvals and delays in product candidates

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Risks related to our business - continued

Our branded pharmaceutical expenditures may not result in commercially successful products – continued

reaching the market. We rely on independent third-party clinical investigators to recruit subjects and conduct clinical trials in accordance with applicable study protocols and laws and regulations. If regulatory authorities determine that we have not complied with regulations in the R&D of a product candidate, they may refuse to accept trial data from the site, not approve the product candidate, and we would not be able to market and sell it. If we are not able to market and sell our products or product candidates after significant expenditures to develop and test them, our business and results of operations could be materially and adversely affected.

We currently have products in various stages of development. For example in 2013, we initiated a Phase 3 clinical trial for our Esmya™ product for treatment of uterine fibroids. We also have new hormonal contraceptive therapy products in various stages of development from preclinical development to Phase 3 development, as well as osteoporosis products in preclinical and clinical development and dermatology and infectious disease products in various stages of clinical development, among others. Such clinical trials are costly and may not result in successful outcomes. The results of preclinical studies and early clinical studies may not be predictive of the results of later-stage clinical studies. Product candidates that have shown promising results in early-stage clinical studies may still suffer significant setbacks in subsequent clinical studies. There is a high rate of failure for products proceeding through clinical studies, and product candidates in later stages of clinical studies may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical studies. Clinical studies may not proceed as planned or be completed on schedule, if at all. The rate of completion of clinical trials is significantly dependent upon a number of factors, including the rate of patient enrollment. We may not be able to attract a sufficient number of sites or enroll a sufficient number of patients in a timely manner in order to complete clinical trials. Moreover, nonclinical and clinical data are often susceptible to varying interpretations and analyses, and our data may not provide adequate efficacy and safety information to obtain regulatory approval of our candidates. We cannot be sure that our business expenditures, including but not limited to our expenditures related to our Esmya™ product, JNJ-Q2 product, products acquired in the Warner Chilcott Acquisition, the Forest Acquisition, and the Allergan Acquisition or products of our third-party partners, among others, will result in the successful discovery, development or launch of brand products that will prove to be commercially successful or will improve the long-term profitability of our business. If such business expenditures do not result in successful discovery, development or launch of commercially successful brand products our results of operations and financial condition could be materially adversely affected.

Our investments in biosimilar products may not result in products that are approved by the FDA or other ex- U.S. regulatory authorities and, even if approved by such authorities, may not result in commercially successful products.

In 2011, we entered into a collaboration agreement with Amgen Inc. to develop and commercialize, on a worldwide basis, biosimilar versions of Herceptin®, Avastin®, Rituxan/Mab Thera®, and Erbitux® (the “Amgen Collaboration Agreement”). Under the agreement, we will be required to invest up to $254.8 million (as of December 31, 2014) in furtherance of the development and regulatory approval of such products, and such amount is subject to change or adjustment as specified in the agreement. Although Amgen, our development partner, has substantial expertise and experience in the development of biological products, significant uncertainty remains concerning the regulatory pathway in the United States and in other countries to obtain regulatory approval of biosimilar products, and the commercial pathway to successfully market and sell such

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Risks related to our business - continued

Our investments in biosimilar products may not result in products that are approved by the FDA or other ex-U.S. regulatory authorities and, even if approved by such authorities, may not result in commercially successful products – continued

products. In the United States, an abbreviated pathway for approval of biosimilar products was established by the Biologics Price Competition and Innovation Act of 2009, or BPCIA, enacted on March 23, 2010, as part of the ACA. The BPCIA established this abbreviated pathway under section 351(k) of the Public Health Services Act, or PHSA. Subsequent to the enactment of the BPCIA, the FDA issued draft guidance regarding the demonstration of biosimilarity as well as the submission and review of biosimilar applications. However, there have been no biosimilar products approved under the 251(k) pathway to date. Further, many other markets outside of the U.S. do not yet have a legislative or regulatory pathway for the approval of biosimilar products. The BPCIA prohibits the FDA from accepting an application for a biosimilar candidate to a reference product within four years of the reference product’s licensure by the FDA. In addition, the BPCIA provides innovative biologics with twelve years of exclusivity from the data of their licensure, during which time the FDA cannot approve any application for a biosimilar candidate to the reference product. Additionally, biosimilar products will likely be subject to extensive patent clearances and/or patent infringement litigation, which could delay or prevent the commercial launch of a product for many years. Further, our collaboration with Amgen may not result in products that meet the requirements established by the FDA or other ex-U.S. regulatory authorities. If our collaboration does result in biosimilar products that obtain FDA or other ex-U.S. regulatory authority approval, such product(s) may not be commercially successful and/or may not generate profits in amounts that are sufficient to offset the amount invested to obtain such approvals. Market success of biosimilar products will depend on demonstrating to patients, physicians and payors that such products are safe and efficacious compared to other existing products yet offer a more competitive price or other benefit over existing therapies. If our collaboration with Amgen does not result in the development and timely approval of biosimilar products or if such products, once developed and approved, are not commercially successful, our results of operations, financial condition and cash flows could be materially adversely affected.

We expect to face increasing competition from biosimilar products in the future, particularly if foreign governments adopt more permissive approval frameworks and competitors begin to obtain broader marketing approval for biosimilar products. A growing number of companies have announced their intentions to develop biosimilar versions of existing biotechnology products. We are unable to predict the precise impact of the pending introduction of biosimilar products on our products, and additional competition could have a material adverse effect on our business and results of operations.

If we are unsuccessful in our joint ventures and other collaborations, our operating results could suffer.

We have made substantial investments in joint ventures and other collaborations, including our collaboration agreements with Amgen and Sanofi, and may use these and other methods to develop or commercialize products in the future. These arrangements typically involve other pharmaceutical companies as partners that may be competitors of ours in certain markets. In many instances, we will not control these joint ventures or collaborations or the commercial exploitation of the licensed products, and cannot assure you that these ventures will be profitable. Joint venture agreements may place limitations or restrictions on marketing our products. Any such marketing restrictions could affect future revenues and have a material adverse effect on our operations. Our results of operations may suffer if existing joint venture or collaboration partners withdraw, or if these products are not timely developed, approved or successfully commercialized and we cannot guarantee the successful outcome of such efforts, nor that they will result in any intellectual property rights or products that inure to our benefit.

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Risks related to our business - continued

If we are unable to adequately protect our technology or enforce our patents, our business could suffer.

Our success with the brand products that we develop will depend, in part, on our ability to obtain patent protection for these products. We currently have a number of U.S. and foreign patents issued and pending. However, issuance of a patent is not conclusive evidence of its validity or enforceability. We cannot be sure that we will receive patents for any of our pending patent applications or any patent applications we may file in the future, or that our issued patents will be upheld if challenged. If our current and future patent applications are not approved or, if approved, our patents are not upheld in a court of law if challenged, it may reduce our ability to competitively utilize our patented products. Also, such patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by our competitors, in which case our ability to commercially market these products may be diminished. Patent disputes may be lengthy and a potential violator of our patents may bring a potentially infringing product to market during the dispute, subjecting us to competition and damages due to infringement of the competitor product. For example, patents covering our Androderm®, Asacol® 400 mg product, Actonel® once-a-week product, INFed® products and our Carafate® product have expired and we have no further patent protection on these products. During the next five years, additional products acquired pursuant to the Warner Chilcott Acquisition and the Forest Acquisition will lose patent protection or likely become subject to generic competition, including Bystolic®, Linzess® and Viibryd®. Therefore, it is possible that a competitor may launch a generic version of any of these products at any time, which would result in a significant decline in that product’s revenue and profit.

Generic versions of our Loestrin® 24 Fe product entered the market in January 2014 pursuant to settlement agreements previously entered into; generic versions of our Asacol® HD 800 mg product may enter the market as early as November 2015 pursuant to an agreement previously entered into; our newly acquired Namenda product will lose U.S. patent protection in 2015; and generic versions of our Enablex® product may enter the market as early as March 2016 pursuant to settlement agreements previously entered into. Some of our products may also become subject to generic competition prior to the expiration of patent protection in the event a generic competitor elects to launch its generic equivalent product “at-risk.”

Generic competitors to our branded products may also challenge the validity or enforceability of the patents protecting our products or otherwise seek to circumvent them. For example, Warner Chilcott received a challenge relating to its Atelvia® (risedronate) 35 mg tablets product. In October 2011 and March 2012, Warner Chilcott received separate Paragraph IV certification notice letters from Watson Laboratories, Inc. – Florida (“Watson”), Teva Pharmaceutical Industries, Ltd. (“Teva”) and Ranbaxy Laboratories Ltd. (“Ranbaxy”) indicating that each had submitted to the FDA an ANDA seeking approval to manufacture and sell a generic version of Atelvia® 35 mg tablets. Warner Chilcott brought actions against each of Watson, Teva and Ranbaxy, charging each with infringement. In October 2013, Watson divested its ANDA to Amneal Pharmaceuticals (“Amneal”). In September 2013, Warner Chilcott received a Paragraph IV certification notice letter from Impax Laboratories, Inc. (“Impax”) indicating that it had submitted to the FDA an ANDA seeking approval to manufacture and sell a generic version of Atelvia®. Warner Chilcott filed a lawsuit against Impax in October 2013, asserting infringement. The Company has settled with Ranbaxy, Amneal and Impax; however, trial against Teva began on July 14, 2014 and ended on July 18, 2014. Similarly, Forest also recently brought actions against certain manufacturers of generic drugs for infringement of several patents covering our newly acquired Savella®, Namenda® XR and Canasa® products. We believe that ANDAs were filed before the patents covering Canasa® were listed in the Orange Book, which generally means that ANDAs are not subject to the 30-month stay of the approval under the Hatch-Waxman Act. While we intend to vigorously defend these and other patents and pursue

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our legal rights, we can offer no assurance as to when the pending or any future litigation will be decided, whether such lawsuits will be successful or that a generic equivalent of one or more of our products will not be approved and enter the market. In addition, patents covering our branded pharmaceutical products may be challenged in proceedings other than court proceedings, including inter partes review (IPR) at the patent and trademark office. In 2011, Congress amended the patent laws and created a new way to challenge the validity of patents: the inter partes review. IPR proceedings take place in the Patent Office and have both advantages and disadvantages when compared to district court proceedings. Although IPR proceedings are limited to certain types of invalidity challenges, the Patent Office applies different standards that make it easier for challengers to invalidate patents. Moreover, IPR proceedings generally take no more than 18 months, which means it is much faster than challenging a patent’s validity in a district court proceeding. In addition, an IPR challenge can be mounted even after a patent has been upheld in court. For example, the Company has recently received an IPR challenge to the patent covering its Lo Loestrin® Fe product notwithstanding that the patent’s validity was upheld by the Federal Circuit Court of Appeals. Refer to Legal Matters in “NOTE 21 – Commitments and Contingencies” in the accompanying “Notes to Consolidated Financial Statements”.

In addition to patent protection, our business relies on our protection of other intellectual property rights, trade secrets, and other proprietary technologies. We rely on trademark, copyright, and patent law, trade-secret protection, and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. The protection of our proprietary technology may require the expenditure of significant financial and managerial resources. We may not be able to discover or determine the extent of any unauthorized use of our proprietary rights, and we may not be able to prevent third parties from misappropriating or infringing upon our proprietary rights.

We rely on certain information, processes, and know-how that are not protected by patents or other intellectual property rights. We seek to protect this information through trade secret or confidentiality agreements, as well as through other measures. These measures may not provide adequate protection for our unpatented technology.

If we are unable to adequately protect our technology, trade secrets or propriety know-how, or enforce our intellectual property rights, our results of operations, financial condition and cash flows could suffer.

Our branded pharmaceutical products will face increased competition with generic products, including our own.

As a result of our recent acquisitions, we have expanded our branded pharmaceutical products, and we face increased competition from generic pharmaceutical manufacturers, including in some circumstances us. Because the regulatory approval process in the United States and European Union exempts generic products from costly and time-consuming clinical trials to demonstrate their safety and efficacy and rely instead on the safety and efficacy of prior products, manufacturers of generic products can invest far less in research and development. As a result, our branded products will face intense price competition from generic forms of the product once market exclusivity has expired. Upon the expiration of market exclusivity, we may lose the majority of our revenues of that product in a very short period of time.

In addition, our branded products may conflict with our existing generic products. Because the revenues from branded products and generic products are derived using contradictory strategies, investments made in one sector

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may conflict with the other. For example, we now own Loestrin® / Loestrin® Fe as both a branded product and a generic product, which may directly or indirectly compete as sales of one product will inherently reduce sales of the other and decrease overall revenues. We may face the same pressures for multiple products. The expansion of our branded pharmaceutical products may result in increased competition from generic manufacturers and our own generics business.

If pharmaceutical companies are successful in limiting the use of generics through their legislative, regulatory and other efforts, our sales of generic products may suffer.

Many pharmaceutical companies increasingly have used state and federal legislative and regulatory means to delay generic competition. These efforts have included:

•	making changes to the formulation of the brand product and arguing that potential generic competitors must demonstrate bioequivalency or comparable abuse-resistance to the reformulated brand product;
•

pursuing new patents for existing products which may be granted just before the expiration of earlier patents, which could extend patent protection for additional years or otherwise delay the launch of generics;

•	selling the brand product as an Authorized Generic, either by the brand company directly, through an affiliate or by a marketing partner;
•	using the Citizen Petition process (e.g., under 21 C.F.R. s. 10.30) to request amendments to FDA standards or otherwise delay generic drug approvals;
•	seeking changes to U.S. Pharmacopeia, an organization which publishes industry recognized compendia of drug standards;
•	attempting to use the legislative and regulatory process to have drugs reclassified or rescheduled;
•	using the legislative and regulatory process to set definitions of abuse deteriant formulations to protect brand company patents and profits;
•	attaching patent extension amendments to non-related federal legislation;
•	engaging in state-by-state initiatives to enact legislation that restricts the substitution of some generic drugs, which could have an impact on products that we are developing;
•	entering into agreements with pharmacy benefit management companies which have the effect of blocking the dispensing of generic products; and
•	seeking patents on methods of manufacturing certain API.

If pharmaceutical companies or other third parties are successful in limiting the use of generic products through these or other means, our sales of generic products may decline. If we experience a material decline in generic product sales, our results of operations, financial condition and cash flows will suffer.

If competitors are successful in limiting competition for certain generic products through their legislative, regulatory and litigation efforts, our sales of certain generic products may suffer.

Certain of our competitors have challenged our ability to distribute Authorized Generics during the competitors’ 180-day period of ANDA exclusivity under the Hatch-Waxman Act. Under the challenged arrangements, we have obtained rights to market and distribute under a brand manufacturer’s new drug application “NDA” a

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generic alternative of the brand product. Some of our competitors have challenged the propriety of these arrangements by filing Citizen Petitions with the FDA, initiating lawsuits alleging violation of the antitrust and consumer protection laws, and seeking legislative intervention. For example, legislation has been introduced in the U.S. Senate that would prohibit the marketing of Authorized Generics during the 180-day period of ANDA exclusivity under the Hatch-Waxman Act. If distribution of Authorized Generic versions of brand products is otherwise restricted or found unlawful, our results of operations, financial condition and cash flows could be materially adversely affected.

From time to time we may need to rely on licenses to proprietary technologies, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to develop, manufacture and market products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially market our products may be inhibited or prevented, which could have a material adverse effect on our business, results of operations, financial condition and cash flows. For example, because we license significant intellectual property with respect to certain of our newly acquired products, including Namenda XR®, Linzess® and Viibryd®, any loss or suspension of our rights to licensed intellectual property could materially adversely affect our business, financial condition, cash flows and results of operations.

Third parties may claim that we infringe their proprietary rights and may prevent us from manufacturing and selling some of our products.

The manufacture, use and sale of new products that are the subject of conflicting patent rights have been the subject of substantial litigation in the pharmaceutical industry. These lawsuits relate to the validity, enforceability and infringement of patents or proprietary rights of third parties. We may have to defend ourselves against charges that we violated patents or proprietary rights of third parties. This is especially true in the case of generic products on which the patent covering the brand product is expiring, an area where infringement litigation is prevalent, and in the case of new brand products where a competitor has obtained patents for similar products. Litigation may be costly, unpredictable, time-consuming, often involves complex legal, scientific and factual questions, and could divert the attention of our management and technical personnel. In addition, if it is determined that we infringe the rights of others, we could lose our right to develop, manufacture or market products, product launches could be delayed or we could be required to pay monetary damages or royalties to license proprietary rights from third parties. For example, we are currently engaged in litigation with Endo Pharmaceuticals Inc. Ferring B.V. concerning whether our generic version the original (now discontinued) formulation of Opana ER infringe U.S. Patent Nos. 8,309,122 and 8,329,216, and we continue to market our generic product. We are also engaged in litigation with Teva Pharmaceuticals USA, Inc. and Mayne Pharma International Pty Ltd. (“Mayne”) concerning whether our manufacture and sale of Namenda XR, which we acquired in the Forest Acquisition, infringes U.S. Patent No. 6,194,000.

Further, in August 2012, Bayer Pharma AG (together with its affiliates, “Bayer”) filed a complaint against Warner Chilcott alleging that its manufacture, use, offer for sale, and/or sale of Lo Loestrin® Fe infringes Bayer’s U.S. Patent No. 5,980,940. In the complaint, Bayer seeks injunctive relief and unspecified monetary damages for the alleged infringement. In December 2012, Bayer amended the complaint to add a claim seeking to invalidate

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the Company’s U.S. Patent No. 7,704,984, which covers the Lo Loestrin® Fe product. Although the parties to patent and intellectual property disputes in the pharmaceutical industry have often settled their disputes through licensing or similar arrangements, the costs associated with these arrangements may be substantial and could include ongoing royalties. Refer to Legal Matters in “NOTE 21 – Commitments and Contingencies” in the accompanying “Notes to Consolidated Financial Statements”.

Furthermore, we cannot be certain that the necessary licenses would be available to us on commercially reasonable terms, or at all. As a result, an adverse determination in a judicial or administrative proceeding or failure to obtain necessary licenses could result in substantial monetary damage awards and could prevent us from manufacturing and selling a number of our products, which could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Certain aspects of our operations are highly dependent upon third-party service providers.

We rely on suppliers, vendors and other third-party service providers to research, develop, manufacturing, commercialize, promote and sell our products. Reliance on third-party manufacturers reduces our oversight and control of the manufacturing process. Some of these third-party providers are subject to legal and regulatory requirements, privacy and security risks, and market risks of their own. The failure of a critical third-party service provider to meet its obligations could have a material adverse impact on our operations and results. If any third-party service providers have violated or are alleged to have violated any laws or regulations during the performance of their obligations to us, it is possible that we could suffer financial and reputation harm or other negative outcomes, including possible legal consequences.

In particular, product deliveries within our Anda Distribution business are highly dependent on overnight delivery services to deliver our products in a timely and reliable manner, typically by overnight service. Our Anda Distribution business ships a substantial portion of products via one courier’s air and ground delivery service. If the courier terminates our contract or if we cannot renew the contract on favorable terms or enter into a contract with an equally reliable overnight courier to perform and offer the same service level at similar or more favorable rates, our business, results of operations, financial condition and cash flows could be materially adversely affected.

Our Anda Distribution operations compete directly with significant customers of our generic and brand businesses.

In our Anda Distribution business, we compete with McKesson Corporation (“McKesson”), AmerisourceBergen Corporation (“AmerisourceBergen”) and Cardinal Health, Inc. (“Cardinal”). These companies are significant customers of our North American Brands and North American Generics businesses, including the newly acquired Forest products and collectively accounted for approximately 62% and 29% of our annual revenues in the years ended December 31, 2014 and 2013, respectively. Our activities related to our Anda Distribution business, as well as the acquisition of other businesses that compete with our customers, may result in the disruption of our business, which could harm relationships with our current customers, employees or suppliers, and could adversely affect our expenses, pricing, third-party relationships and revenues. Further, a loss of a significant customer of our North American Brands and North American Generics businesses could have a material adverse effect on our business, results of operations, financial condition and cash flows.

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If we are unable to obtain sufficient supplies from key manufacturing sites or suppliers that in some cases may be the only source of finished products or raw materials, our ability to deliver our products to the market may be impeded.

We are required to identify the supplier(s) of all the raw materials for our products in our applications with the FDA and other regulatory agencies. To the extent practicable, we attempt to identify more than one supplier in each drug application. However, some products and raw materials are available only from a single source and, in many of our drug applications, only one supplier of products and raw materials or site of manufacture has been identified, even in instances where multiple sources exist. Some of these products have historically or may in the future account for a significant portion of our revenues, such as our newly acquired product Namenda®, INFed®, metoprolol succinate extended release tablets, methylphenidate hydrochloride extended release tablets, and a significant number of our oral contraceptive and controlled substance products. In addition, certain manufacturing facilities in Ireland are the exclusive qualified manufacturing facilities for finished dosage forms of many of our products, including our newly acquired products, Namenda®, Bystolic® and Savella®. We expect to continue to rely on our third-party manufacturing partners, such as Ortho-McNeil- Janssen Pharmaceuticals, Inc. for methylphenidate ER, Mayne for Doryx®, Contract Pharmaceuticals Limited Canada (“CPL”) for Estrace® Cream and Norwich Pharmaceuticals Inc. (“NPI”) for Actonel® and Atelvia®. GlaxoSmithKline plc (“GSK”) currently manufactures our Asacol® 400 mg product sold in the United Kingdom. CPL, which manufactures our Estrace® Cream product, recently closed its manufacturing facility in Buffalo, New York and transferred its operations at that location to its facilities in Mississauga, Canada. Such transfers are subject to regulatory approvals, and the failure to obtain such approvals in a timely manner may delay production at the new facility and result in an interruption in our product supply. From time to time, certain of our manufacturing sites or outside suppliers have experienced regulatory or supply-related difficulties that have inhibited their ability to deliver products and raw materials to us, causing supply delays or interruptions. The availability and prices of raw materials and supplies are subject to volatility and are influenced by worldwide economic conditions, speculative action, world supply and demand balances, inventory levels, availability of substitute materials, currency exchange rates, anticipated or perceived shortages, product contamination, among other factors. To the extent any difficulties experienced by our manufacturing sites or suppliers cannot be resolved or extensions of our key supply agreements cannot be negotiated within a reasonable time and on commercially reasonable terms, or if raw materials for a particular product become unavailable from an approved supplier and we are required to qualify a new supplier with the FDA or other regulatory agency, or if we are unable to do so, our profit margins and market share for the affected product could decrease or be eliminated, as well as delay our development and sales and marketing efforts. Such outcomes could have a material adverse effect on our business, results of operations, financial condition and cash flows.

Our manufacturing sites outside of the United States and our arrangements with foreign suppliers are subject to certain additional risks, including the availability of government clearances, export duties, political instability, war, acts of terrorism, currency fluctuations and restrictions on the transfer of funds. For example, we obtain a significant portion of our raw materials from foreign suppliers. Arrangements with international raw material suppliers are subject to, among other things, FDA and foreign regulatory body regulation, customs clearances, various import duties and other government clearances, as well as potential shipping delays due to inclement weather, political instability, strikes or other matters outside of our control. Acts of governments outside the U.S. may affect the price or availability of raw materials needed for the development or manufacture of our products. In addition, recent changes in patent laws in jurisdictions outside the U.S. may make it increasingly difficult to obtain raw materials for R&D prior to the expiration of the applicable U.S. or foreign patents.

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Our policies regarding returns, allowances and chargebacks, and marketing programs adopted by wholesalers, may reduce our revenues in future fiscal periods.

Consistent with generic industry practice we have liberal return policies and have been willing to give customers post-sale inventory allowances. Under these arrangements, from time to time, we may give our customers credits on our generic products that our customers hold in inventory after we have decreased the market prices of the same generic products. Therefore, if new competitors enter the marketplace and significantly lower the prices of any of their competing products, we may reduce the price of our product. As a result, we may be obligated to provide significant credits to our customers who are then holding inventories of such products, which could reduce sales revenue and gross margin for the period the credit is provided. Like our competitors, we also give credits for chargebacks to wholesale customers that have contracts with us for their sales to hospitals, group purchasing organizations, pharmacies or other retail customers. A chargeback represents an amount payable in the future to a wholesaler for the difference between the invoice price paid to us by our wholesale customer for a particular product and the negotiated price that the wholesaler’s customer pays for that product. Although we establish reserves based on our prior experience and our best estimates of the impact that these policies may have in subsequent periods, we cannot ensure that our reserves are adequate or that actual product returns, allowances and chargebacks will not exceed our estimates, which could have a material adverse effect on our results of operations, financial condition, cash flows and the market price of our stock.

Investigations of the calculation of average wholesale prices may adversely affect our business.

Many government and third-party payers, including Medicare, Medicaid, Health Maintenance Organization (“HMOs”) and Managed Care Organization (“MCOs”), have historically reimbursed doctors, pharmacies and others for the purchase of certain prescription drugs based on a drug’s average wholesale price (“AWP”) or wholesale acquisition cost (“WAC”). In the past several years, state and federal government agencies have conducted ongoing investigations of manufacturers’ reporting practices with respect to AWP and WAC, in which they have suggested that reporting of inflated AWP’s or WAC’s has led to excessive payments for prescription drugs. For example, beginning in July 2002, we and certain of our subsidiaries, as well as numerous other pharmaceutical companies, were named as defendants in various state and federal court actions alleging improper or fraudulent practices related to the reporting of AWP and/or WAC of certain products, and other improper acts, in order to increase prices and market shares. Similarly, Forest is a defendant in four pending state actions alleging that manufacturers’ reporting of AWP did not correspond to actual provider costs of prescription drugs. Additional actions are possible. These actions, if successful, could adversely affect us and may have a material adverse effect on our business, results of operations, financial condition and cash flows.

The design, development, manufacture and sale of our products involves the risk of product liability claims by consumers and other third parties, and insurance against such potential claims is expensive and may be difficult to obtain.

The design, development, manufacture and sale of our products involve an inherent risk of product liability claims and the associated adverse publicity. For example, as of December 31, 2014, as a result of our acquisition of Forest we were subject to approximately 200 legal actions asserting product liability claims relating to the use of Celexa® or Lexapro. These cases include claims for wrongful death from suicide or injury from suicide attempts while using Celexa® or Lexapro as well as claims that Celexa® or Lexapro caused various birth defects. While we believe there is no merit to these cases, litigation is inherently subject to uncertainties and we may be required to expend substantial amounts in the defense or resolution of certain of these matters. We regularly

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The design, development, manufacture and sale of our products involves the risk of product liability claims by consumers and other third parties, and insurance against such potential claims is expensive and may be difficult to obtain – continued

monitor the use of our products for trends or increases in reports of adverse events or product complaints, and regularly report such matters to the FDA. In some, but not all cases, an increase in adverse event reports may be an indication that there has been a change in a product’s specifications or efficacy. Such changes could lead to a recall of the product in question or, in some cases, increases in product liability claims related to the product in question. If the coverage limits for product liability insurance policies are not adequate or if certain of our products are excluded from coverage, a claim brought against us, whether covered by insurance or not, could have a material adverse effect on our business, results of operations, financial condition and cash flows. We also rely on self-insurance to cover product liability claims, and these claims may exceed amounts we have reserved under our self-insurance program.

We are also subject to a variety of other types of claims, proceedings, investigations and litigation initiated by government agencies or third parties. These include compliance matters, product regulation or safety, taxes, employee benefit plans, employment discrimination, health and safety, environmental, antitrust, customs, import/export, government contract compliance, financial controls or reporting, intellectual property, allegations of misrepresentation, false claims or false statements, commercial claims, claims regarding promotion of our products and services, or other similar matters. Any such claims, proceedings, investigations or litigation, regardless of the merits, might result in substantial costs, restrictions on product use or sales, or otherwise injure our business.

The loss of our key personnel could cause our business to suffer.

The success of our present and future operations will depend, to a significant extent, upon the experience, abilities and continued services of key personnel. For example, although we have other senior management personnel, a significant loss of the services of Brent Saunders, our Chief Executive Officer, or Paul Bisaro, our Executive Chairman, or other senior executive officers without having or hiring a suitable successor, could cause our business to suffer. We cannot assure you that we will be able to attract and retain key personnel. We have entered into employment agreements with many of our senior executive officers but such agreements do not guarantee that our senior executive officers will remain employed by us for a significant period of time, or at all. We do not carry key-employee life insurance on any of our officers.

Significant balances of intangible assets, including product rights and goodwill acquired, are subject to impairment testing and may result in impairment charges, which will adversely affect our results of operations and financial condition.

A significant amount of our total assets is related to acquired intangibles and goodwill. As of December 31, 2014, the carrying value of our product rights and other intangible assets was $19,188.4 million and the carrying value of our goodwill was $24,521.5 million.

Our product rights are stated at cost, less accumulated amortization. We determine original fair value and amortization periods for product rights based on our assessment of various factors impacting estimated useful lives and cash flows of the acquired products. Such factors include the product’s position in its life cycle, the existence or absence of like products in the market, various other competitive and regulatory issues and

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Significant balances of intangible assets, including product rights and goodwill acquired, are subject to impairment testing and may result in impairment charges, which will adversely affect our results of operations and financial condition – continued

contractual terms. Significant adverse changes to any of these factors would require us to perform an impairment test on the affected asset and, if evidence of impairment exists, we would be required to take an impairment charge with respect to the asset. For assets that are not impaired, the Company may adjust the remaining useful lives. Such a charge could have a material adverse effect on our results of operations and financial condition.

Our other significant intangible assets include acquired core technology and customer relationships, which are intangible assets with definite lives, our Anda trade name and acquired IPR&D intangible products, acquired in recent business acquisitions, which are intangible assets with indefinite lives.

Our acquired core technology and customer relationship intangible assets are stated at cost, less accumulated amortization. We determined the original fair value of our other intangible assets by performing a discounted cash flow analysis, which is based on our assessment of various factors. Such factors include existing operating margins, the number of existing and potential competitors, product pricing patterns, product market share analysis, product approval and launch dates, the effects of competition, customer attrition rates, consolidation within the industry and generic product lifecycle estimates. Our other intangible assets with definite lives are tested for impairment when there are significant changes to any of these factors. If evidence of impairment exists, we would be required to take an impairment charge with respect to the impaired asset. Such a charge could have a material adverse effect on our results of operations and financial condition.

Goodwill, our Anda trade name intangible asset and our IPR&D intangible assets are tested for impairment annually, or when events occur or circumstances change that could potentially reduce the fair value of the reporting unit or intangible asset. Impairment testing compares the fair value of the reporting unit or intangible asset to its carrying amount. A goodwill, trade name or IPR&D impairment, if any, would be recorded in operating income and could have a material adverse effect on our results of operations and financial condition. For example, in 2013 the Company recognized a goodwill impairment charge of $647.5 million.

We may need to raise additional funds in the future which may not be available on acceptable terms or at all.

We may consider issuing additional debt or equity securities in the future to fund potential acquisitions or investments, to refinance existing debt, or for general corporate purposes. If we issue equity, convertible preferred equity or convertible debt securities to raise additional funds, our existing shareholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing shareholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses and potentially lowering our credit ratings. We may not be able to market such issuances on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

Our business could suffer as a result of manufacturing difficulties or delays.

The manufacture of certain of our products and product candidates, particularly our controlled-release products, transdermal products, injectable products, and our oral contraceptive products, is more difficult than the

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manufacture of immediate-release products. Successful manufacturing of these types of products requires precise manufacturing process controls, API that conforms to very tight tolerances for specific characteristics and equipment that operates consistently within narrow performance ranges. Manufacturing complexity, testing requirements, and safety and security processes combine to increase the overall difficulty of manufacturing these products and resolving manufacturing problems that we may encounter.

Our manufacturing and other processes utilize sophisticated equipment, which sometimes require a significant amount of time to obtain and install. Our business could suffer if certain manufacturing or other equipment, or a portion or all of our facilities were to become inoperable for a period of time. This could occur for various reasons, including catastrophic events such as earthquake, monsoon, hurricane or explosion, unexpected equipment failures or delays in obtaining components or replacements thereof, contamination by microorganisms or viruses, labor disputes or shortages, contractual disputes with our suppliers and contract manufacturers, as well as construction delays or defects and other events, both within and outside of our control. Interruption of our efficient manufacture and supply of products may cause delays in shipments and supply constraints. Our inability to timely manufacture any of our significant products could have a material adverse effect on our results of operations, financial condition and cash flows.

Our manufacturing processes and those of our third-party contract manufacturers must undergo a potentially lengthy FDA or other regulatory approval process and are subject to continued review by the FDA and other regulatory authorities. It can take longer than five years to build, validate and license a new manufacturing plant and it can take longer than three years to qualify and license a new contract manufacturer. If regulatory authorities determine that we or our third-party contract manufacturers or certain of our third-party service providers have violated regulations or if they restrict, suspend or revoke our prior approvals, they could prohibit us from manufacturing our products or conducting clinical trials or selling our marketed products until we or the affected third-party contract manufacturers or third-party service providers comply, or indefinitely. Because our third-party contract manufacturers and certain of our third-party service providers are subject to the FDA and foreign regulatory authorities, alternative qualified third-party contract manufacturers and third-party service providers may not be available on a timely basis or at all. If we or our third-party contract manufacturers or third-party service providers cease or interrupt production or if our third-party contract manufacturers and third-party service providers fail to supply materials, products or services to us, we may experience delayed shipments, supply constraints, stock-outs and/or recalls of our products.

Our business will continue to expose us to risks of environmental liabilities.

Our product and API development programs, manufacturing processes and distribution logistics involve the controlled use of hazardous materials, chemicals and toxic compounds in our owned and leased facilities. As a result, we are subject to numerous and increasingly stringent federal, state and local environmental laws and regulations concerning, among other things, the generation, handling, storage, transportation, treatment and disposal of toxic and hazardous materials and the discharge of pollutants into the air and water. Our programs and processes expose us to risks that an accidental contamination could result in (i) our noncompliance with such environmental laws and regulations and (ii) regulatory enforcement actions or claims for personal injury and property damage against us. If an accident or environmental discharge occurs, or if we discover contamination caused by prior operations, including by prior owners and operators of properties we acquire, we could be liable

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for cleanup obligations, damages and fines. The substantial unexpected costs we may incur could have a material and adverse effect on our business, results of operations, financial condition, and cash flows. In addition, environmental permits and controls are required for some of our operations, and these permits are subject to modification, renewal and revocation by the issuing authorities. Any modification, revocation or non-renewal of our environmental permits could have a material adverse effect on our ongoing operations, business and financial condition. Our environmental capital expenditures and costs for environmental compliance may increase in the future as a result of changes in environmental laws and regulations or increased development or manufacturing activities at any of our facilities.

Global economic conditions could harm us.

Recent global market and economic conditions have been unprecedented and challenging with tighter credit conditions and recession in most major economies during recent years. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues particularly in areas in which we operate, the availability and cost of credit, and the global real estate markets have contributed to increased market volatility and diminished expectations for western and emerging economies. These conditions, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, have contributed to volatility of unprecedented levels.

As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets generally and the strength of counterparties specifically has led many lenders and institutional investors to reduce, and in some cases, cease to provide credit to businesses and consumers. These factors have resulted in a decrease in spending by businesses and consumers alike, and a corresponding decrease in global infrastructure spending. Continued turbulence in the U.S. and international markets and economies and prolonged declines in business consumer spending may adversely affect our liquidity and financial condition, and the liquidity and financial condition of our customers, including our ability to refinance maturing liabilities and access the capital markets to meet liquidity needs.

Global efforts towards health care cost containment continue to exert pressure on product pricing and market access. In many international markets, government-mandated pricing actions have reduced prices of generic and patented drugs.

Global economic conditions could adversely affect the ability of third-party distributors, partners, manufacturers and suppliers to obtain liquidity required to buy inventory or raw materials and to perform their obligations under agreements with us, which could disrupt our operations.

In particular, some countries within emerging markets may be especially vulnerable to periods of global financial instability or may have very limited resources to spend on healthcare or may be or will be in the future subject to economic sanctions, and our business in these countries may be disproportionately affected by economic changes. In addition, many of these countries have currencies that fluctuate substantially and if such currencies devalue and the Company cannot offset the devaluations, the Company’s financial performance within such countries could be adversely affected.

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Risks related to our business - continued

Our foreign operations may become less attractive if political and diplomatic relations between the United States and any country where we conduct business operations deteriorates.

The relationship between the United States and the foreign countries where we conduct business operations may weaken over time. Changes in the state of the relations between any such country and the United States are difficult to predict and could adversely affect our future operations. This could lead to a decline in our profitability. Any meaningful deterioration of the political, economic and diplomatic relations between the United States and the relevant country could have a material adverse effect on our operations.

Our global operations, particularly following the Allergan Acquisition, the Actavis Group Acquisition, the Warner Chilcott Acquisition and the Forest Acquisition (including Furiex and Aptalis), expose us to risks and challenges associated with conducting business internationally.

We operate on a global basis with offices or activities in Europe, Africa, Asia, South America, Australia and North America. We face several risks inherent in conducting business internationally, including compliance with international and U.S. laws and regulations that apply to our international operations. These laws and regulations include data privacy requirements, labor relations laws, tax laws, competition regulations, import and trade restrictions, economic sanctions, export requirements, U.S. laws such as the Foreign Corrupt Practices Act, the UK Bribery Act 2010 and other local laws that prohibit corrupt payments to governmental officials or certain payments or remunerations to customers. Given the high level of complexity of these laws there is a risk that some provisions may be breached by us, for example through fraudulent or negligent behavior of individual employees, our failure to comply with certain formal documentation requirements, or otherwise. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business and our operating results. Our success depends, in part, on our ability to anticipate these risks and manage these challenges. These factors or any combination of these factors may adversely affect our revenue or our overall financial performance. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or our employees, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our products in one or more countries and could materially damage our reputation, our brand, our international expansion efforts, our ability to attract and retain employees, our business and our operating results. Our success depends, in part, on our ability to anticipate these risks and manage these difficulties. Further, certain of our employees, including employees located in certain jurisdictions in Canada, Europe and Asia, are represented by collective bargaining or other labor agreements or arrangements that provide bargaining or other rights to employees. Such employment rights require us to expend greater time and expense in making changes to employees’ terms of employment or carrying out staff reductions. In addition, any national or other labor disputes in these regions could result in a work stoppage or strike by our employees that could delay or interrupt our ability to supply products and conduct operations. Due to the nature of these collective bargaining agreements, we will have no control over such work stoppages or strikes by such employees, and a strike may occur even if the employees do not have any grievances against us. Any interruption in manufacturing or operations could interfere with our business and could have a material adverse effect on our revenues.

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Risks related to our business - continued

Our global operations, particularly following the Allergan Acquisition, the Actavis Group Acquisition, the Warner Chilcott Acquisition and the Forest Acquisition (including Furiex and Aptalis), expose us to risks and challenges associated with conducting business internationally – continued

In addition to the foregoing, engaging in international business inherently involves a number of other difficulties and risks, including:

•	longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;
•	political and economic instability or sanctions in areas in which we operate;
•	potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers;
•	regulations related to customs and import/export matters (including sanctions);
•	tax issues, such as tax law changes and variations in tax laws;
•	challenges in collecting accounts receivable from customers in the jurisdictions in which we operate;
•	complying with laws, rules and regulations relating to the manufacturing, marketing, distribution and sale of pharmaceutical products in the jurisdictions in which we do or will operate;
•	operating under regulations in jurisdictions related to obtaining eligibility for government or private payor reimbursement for our products at the wholesale/retail level;
•	competition from local, regional and international competitors;
•

difficulties and costs of staffing and managing foreign operations, including cultural and language differences and additional employment regulations, union workforce negotiations and potential disputes in the jurisdictions in which we operate;

•	difficulties associated with compliance with a variety of laws and regulations governing international trade, including the Foreign Corrupt Practices Act;
•	difficulties protecting or procuring intellectual property rights; and
•	fluctuations in foreign currency exchange rates.

These factors or any combination of these factors could have a material adverse effect on our results of operations and financial condition.

We have exposure to tax liabilities.

As a multinational corporation, we are subject to income taxes as well as non-income based taxes in various jurisdictions. Significant judgment is required in determining our worldwide provision for income taxes and other tax liabilities. We are subject to costs and other potential outcomes from tax audits. The Company believes that its accrual for tax contingencies is adequate for all open years based on past experience, interpretations of tax law, and judgments about potential actions by tax authorities; however, due to the complexity of tax contingencies, the ultimate resolution of any tax matters may result in payments greater or less than amounts accrued.

Changes in tax laws or tax rulings may have a significantly adverse impact on our effective tax rate. Proposals by the current U.S. administration for fundamental U.S. international tax reform, including without limitation provisions that would limit the ability of U.S. multinationals to deduct interest on related party debt, if enacted, could have a significant adverse impact on our effective tax rate.

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Risks related to our business - continued

We would be adversely affected if, either based on current law or in the event of a change in law, the Internal Revenue Service did not agree that Actavis plc is a foreign corporation for U.S. federal tax purposes. In addition, future changes to international tax laws not specifically related to inversions could adversely affect us.

Actavis plc believes that, under current law, it is treated as a foreign corporation for U.S. federal tax purposes, because it is an Irish incorporated entity. However, the IRS may assert that Actavis plc should be treated as a U.S. corporation for U.S. federal tax purposes pursuant to Section 7874. Under Section 7874, a corporation created or organized outside the United States (i.e., a foreign corporation) will be treated as a U.S. corporation for U.S. federal tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring all the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (including the receipt of the foreign corporation’s shares in exchange for the U.S. corporation’s shares), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of organization or incorporation relative to such expanded affiliated group’s worldwide activities. For purposes of Section 7874, multiple acquisitions of U.S. corporations by a foreign corporation, if treated as part of a plan or series of related transactions, may be treated as a single acquisition. If multiple acquisitions of U.S. corporations are treated as a single acquisition, all shareholders of the acquired U.S. corporations would be aggregated for purposes of the test set forth above concerning such shareholders holding at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisitions by reason of holding shares in the acquired U.S. corporations.

Actavis believes that the test set forth above to treat Actavis as a foreign corporation was satisfied in connection with the acquisition of Actavis, Inc., a Nevada corporation, and Warner Chilcott plc, a company incorporated under the laws of Ireland (the “Warner Chilcott Transaction”) on October 1, 2013. However, the law and Treasury regulations promulgated under Section 7874 are relatively new and somewhat unclear, and thus it cannot be assured that the IRS will agree that the ownership requirements to treat Actavis as a foreign corporation were met. Moreover, even if such ownership requirements were met in the Warner Chilcott Transaction and the subsequent acquisition of all of the common stock of Forest Laboratories Inc., a company incorporated under the laws of the State of Delaware (the “Forest Transaction”), the IRS may assert that, even though the Merger is a separate transaction from the Warner Chilcott Transaction and the Forest Transaction, the Merger should be integrated with the Warner Chilcott Transaction and the Forest Transaction as a single transaction. In the event the IRS were to prevail with such assertion, Actavis would be treated as a U.S. corporation for U.S. federal tax purposes and significant adverse tax consequences would result for Actavis.

In addition, changes to the inversion rules in Section 7874 or the U.S. Treasury Regulations promulgated thereunder or other IRS guidance could adversely affect Actavis plc’s status as a foreign corporation for U.S. federal tax purposes, and any such changes could have prospective or retroactive application to Actavis, Allergan, their respective stockholders, shareholders and affiliates, and/or the Allergan Acquisition. For example, in March 2014, the President of the United States proposed legislation that would amend the anti-inversion rules. In September 2014, the U.S. Treasury and the IRS issued additional guidance stating that they intend to issue regulations that will address certain inversion transactions.

Even if Actavis is respected as a foreign corporation for U.S. federal tax purposes, Actavis might be adversely impacted by recent proposals have aimed to make other changes in the taxation of multinational corporations.

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Risks related to our business - continued

We would be adversely affected if, either based on current law or in the event of a change in law, the Internal Revenue Service did not agree that Actavis plc is a foreign corporation for U.S. federal tax purposes. In addition, future changes to international tax laws not specifically related to inversions could adversely affect us – continued

For example, the Organisation for Economic Co-operation and Development has released proposals to create an agreed set of international rules for fighting base erosion and profit shifting. As a result, the tax laws in the United States, Ireland, and other countries in which we and our affiliates do business could change on a prospective or retroactive basis, and any such changes could adversely affect Actavis and its affiliates (including Allergan and its affiliates after the Allergan Acquisition).

Moreover, U.S. and foreign tax authorities may carefully scrutinize companies that result from cross-border business combination, such as Actavis plc, which may lead such authorities to assert that Actavis plc owes additional taxes.

Foreign currency fluctuations could adversely affect our business and financial results.

We do business and generate sales in numerous countries outside the United States. The Company has also entered and will continue to enter into acquisition, licensing, borrowing, hedging or other financial transactions that may give rise to currency and interest rate exposure. As such, foreign currency fluctuations may affect the costs that we incur in such international operations. Some of our operating expenses are incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar could increase our costs and could harm our results of operations and financial condition.

We have incurred and will continue to incur significant transaction, integration and restructuring costs in connection with recent transactions, including the Allergan Acquisition, the Actavis Group Acquisition, the Warner Chilcott Acquisition and the Forest Acquisition.

We have incurred significant transaction costs related to the Allergan Acquisition, the Actavis Group Acquisition, the Warner Chilcott Acquisition and the Forest Acquisition and will continue to incur significant transaction costs related to past acquisitions. In addition, we will incur integration costs and restructuring costs as we integrate the businesses. While Actavis has assumed that a certain level of transaction and coordination expenses will be incurred, there are a number of factors beyond Actavis’ control that could affect the total amount or the timing of these transaction and coordination expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately. Although we expect that the realization of benefits and efficiencies related to the integration of the businesses may offset these transaction costs, integration costs and restructuring costs over time, no assurances can be made that this net benefit will be achieved in the near term, or at all. The failure to realize the expected benefits and efficiencies related to the integration of the businesses could adversely affect our financial condition and results of operations.

In addition, as a result of acquiring businesses, technologies or products, or entering into other significant transactions, we may experience significant charges to earnings for merger and related expenses. These costs may include substantial fees for investment bankers, attorneys, accountants, advisors, consultants and severance and other closure costs associated with regulator-mandated divestitures and the elimination of duplicate or discontinued products, operations and facilities. Charges that we may incur in connection with acquisitions could adversely affect our results of operations for particular quarterly or annual periods.

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Risks related to our business - continued

Substantial amounts of our information concerning our products, customers, employees and ongoing business are stored digitally and are subject to threats of theft, tampering, or other intrusion.

We collect and maintain information in digital form that is necessary to conduct our business, and we are increasingly dependent upon information technology systems, infrastructure and data. This digital information includes, but is not limited to, confidential and proprietary information as well as personal information regarding our customers and employees. Data maintained in digital form is subject to the risk of intrusion, tampering, and theft. Cyber-attacks are increasing in frequency, sophistication and intensity. Cyber-attacks could include the deployment of harmful malware, denial-of-service attacks, worms, social engineering and other means to affect service reliability and threaten data confidentiality, integrity and availability. We have established physical, electronic, and organizational measures to safeguard and secure our systems to prevent a data compromise, and rely on commercially available systems, software, tools, and monitoring to provide security for the processing, transmission and storage of digital information. However, the development and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become increasingly more sophisticated. Despite our efforts, the possibility of a future data compromise cannot be eliminated entirely, and risks associated with intrusion, tampering, and theft remain. Data privacy or security breaches by employees or others may pose a risk that data, including intellectual property or personal information, may be exposed to unauthorized individuals or to the public. In addition, we provide confidential, proprietary and personal information to third parties when it is necessary to pursue our business objectives. While we obtain assurances that these third parties will protect this information and, where appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised. If our data systems are compromised, our business operations may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished, and we may lose revenue as a result of unlicensed use of our intellectual property. If personal information of our customers or employees is misappropriated, our reputation with our customers and employees may be injured resulting in loss of business and/or morale, and we may incur costs to remediate possible injury to our customers and employees or be required to pay fines or take other action with respect to judicial or regulatory actions arising out of such incidents.

A failure of our internal control over financial reporting could materially impact our business or share price.

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. An internal control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all internal control systems, internal control over financial reporting may not prevent or detect misstatements. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and timely or to detect and prevent fraud, and could expose us to litigation or adversely affect the market price of the Actavis plc Ordinary Shares.

As of December 31, 2013, management concluded that there was a material weakness in internal controls over financial reporting as it did not design or maintain effective internal controls with respect to segregation of duties and related information technology general controls regarding user access and change management activities. Specifically, the controls were not designed to provide reasonable assurance that incompatible access within the system, including the ability to record transactions, was appropriately segregated, impacting the validity,

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A failure of our internal control over financial reporting could materially impact our business or share price – continued

accuracy and completeness of all key accounts and disclosures. The locations impacted were principally related to the international entities acquired as part of the Actavis Group in 2012. The Company has remediated the material weaknesses as of December 31, 2014.

Extensive industry regulation has had, and will continue to have, a significant impact on our business, especially our product development, manufacturing and distribution capabilities.

All pharmaceutical companies, including Actavis, are subject to extensive, complex, costly and evolving government regulation. For the U.S., this is principally administered by the FDA and to a lesser extent by the Drug Enforcement Agency “DEA” and state government agencies, as well as by varying regulatory agencies in foreign countries where products or product candidates are being manufactured and/or marketed. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other federal statutes and regulations, and similar foreign statutes and regulations, govern or influence the development, testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale, distribution and import/ export of our products. Foreign regulatory authorities impose similar requirements focused on drug safety and effectiveness. Obtaining and maintaining regulatory approval has been and will continue to be increasingly difficult, time-consuming and costly. In addition, changes in applicable federal, state and foreign laws and regulations or the implementation of new laws and regulations could affect our ability to obtain or maintain approval of our products and could have a material adverse effect on the Company’s business.

Once regulatory approval has been obtained, agencies continue to have substantial authority to require additional testing, perform inspections, change product labeling or mandate withdrawals of our products. Failure to comply with applicable regulatory requirements may subject us to administrative or judicially-imposed sanctions. These sanctions may include, among others, warning letters, fines, civil penalties, criminal penalties, injunctions, debarment, product seizure or detention, product recalls and total or partial suspension of production, sale and promotion. In addition, we may voluntarily elect to recall or restrict the use of a product. Any recall or restriction could divert managerial and financial resources and might harm our reputation.

Under these statutes and regulations, we are subject to periodic inspection of our facilities, procedures and operations and/or the testing of our products by the FDA and similar ex-U.S. authorities, the DEA and other authorities, which conduct periodic inspections to confirm that we are in compliance with all applicable requirements. In addition, the FDA and foreign regulatory agencies conduct pre-approval and post-approval reviews and plant inspections to determine whether our systems and processes are in compliance with cGMP and other regulations. Following such inspections, the FDA or other agency may issue observations, notices, citations and/or Warning Letters that could cause us to modify certain activities identified during the inspection. FDA guidelines specify that a Warning Letter is issued only for violations of “regulatory significance” for which the failure to adequately and promptly achieve correction may be expected to result in an enforcement action. We are also required to report adverse events associated with our products to the FDA and other regulatory authorities. Unexpected or serious health or safety concerns would result in product liability claims, labeling changes, recalls, market withdrawals or other regulatory actions, including withdrawal of product approvals. Safety problems can arise as our product candidates are evaluated in clinical trials or as our marketed products are used in clinical practice. We are required to communicate to regulatory agencies adverse events reported to us regarding our products.

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Risks related to our business - continued

Extensive industry regulation has had, and will continue to have, a significant impact on our business, especially our product development, manufacturing and distribution capabilities – continued

Our manufacturing facility in Corona, California is currently subject to a consent decree of permanent injunction. We cannot assure that the FDA will determine we have adequately corrected deficiencies at our Corona manufacturing site, that subsequent FDA inspections at any of our manufacturing sites will not result in additional inspectional observations at such sites, that approval of any of the pending or subsequently submitted NDAs, ANDAs or supplements to such applications by Actavis plc or our subsidiaries will be granted or that the FDA will not seek to impose additional sanctions against Actavis plc or any of its subsidiaries. The range of possible sanctions includes, among others, FDA issuance of adverse publicity, product recalls or seizures, fines, total or partial suspension of production and/or distribution, suspension of the FDA’s review of product applications, enforcement actions, injunctions, and civil or criminal prosecution. Any such sanctions, if imposed, could have a material adverse effect on our business, operating results, financial condition and cash flows. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Similar sanctions as detailed above may be available to the FDA under a consent decree, depending upon the actual terms of such decree. Although we have instituted internal compliance programs, if these programs do not meet regulatory agency standards or if compliance is deemed deficient in any significant way, it could materially harm our business. Certain of our vendors are subject to similar regulation and periodic inspections and may be operating under consent decrees.

In order to market our products in the United States and other jurisdictions, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The process for obtaining governmental approval to manufacture and market pharmaceutical products is rigorous, time-consuming, uncertain and costly, and we cannot predict the extent to which we may be affected by legislative and regulatory developments. We are dependent on receiving FDA and other governmental or third-party approvals prior to manufacturing, marketing and shipping our products. There is always the chance that we will not obtain FDA or other necessary approvals, or that the rate, timing and cost of obtaining such approvals, will adversely affect our product introduction plans or results of operations. Additionally, any regulatory approvals we receive may be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval or may contain requirements for potentially costly additional clinical trials and surveillance to monitor the safety and efficacy of the product. We may only market or promote our products for their approved indications, and our labeling, promotional activities and advertising are subject to extensive regulation and oversight. We carry inventories of certain product(s) in anticipation of launch, and if such product(s) are not subsequently launched, we may be required to write-off the related inventory.

Our Anda Distribution operations and our customers are subject to various regulatory requirements, including requirements of the DEA, FDA, state boards of pharmacy and city and county health regulators, among others. These include licensing, registration, recordkeeping, security and reporting requirements. The DEA requires our Anda Distribution business to monitor customer orders of DEA Scheduled Drugs and to report suspicious orders to the DEA. Any determination by the DEA that we have failed to comply with applicable laws and regulations could result in DEA suspending, terminating or refusing to renew Anda Distribution’s license to distribute Scheduled Drugs. Additionally, although physicians may prescribe FDA approved products for an “off label” indication, we are permitted to market our products only for the indications for which they have been approved. Some of our products are prescribed off label and the FDA, the U.S. Department of Justice, the U.S. Attorney or other regulatory authorities could take enforcement actions if they conclude that we or our distributors have

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Extensive industry regulation has had, and will continue to have, a significant impact on our business, especially our product development, manufacturing and distribution capabilities – continued

engaged in off label marketing. In addition, several states and the federal government have begun to enforce anti-counterfeit drug pedigree laws which require the tracking of all transactions involving prescription drugs beginning with the manufacturer, through the supply chain, and down to the pharmacy or other health care provider dispensing or administering prescription drug products. For example, effective July 1, 2006, the Florida Department of Health began enforcement of the drug pedigree requirements for distribution of prescription drugs in the State of Florida. Pursuant to Florida law and regulations, wholesalers and distributors, including our subsidiary, Anda Pharmaceuticals, are required to maintain records documenting the chain of custody of prescription drug products they distribute beginning with the purchase of products from the manufacturer. These entities are required to provide documentation of the prior transaction(s) to their customers in Florida, including pharmacies and other health care entities. Several other states have proposed or enacted legislation to implement similar or more stringent drug pedigree requirements. In addition, federal law requires that a “non-authorized distributor of record” must provide a drug pedigree documenting the prior purchase of a prescription drug from the manufacturer or from an “authorized distributor of record”. In cases where the wholesaler or distributor selling the drug product is not deemed an “authorized distributor of record” it would need to maintain such records. The FDA had announced its intent to impose additional drug pedigree requirements (e.g., tracking of lot numbers and documentation of all transactions) through implementation of drug pedigree regulations which were to have taken effect on December 1, 2006. However, a federal appeals court has issued a preliminary injunction to several wholesale distributors granting an indefinite stay of these regulations pending a challenge to the regulations by these wholesale distributors.

In addition to government agencies that promulgate regulations and guidelines directly applicable to us, other professional societies, practice management groups, insurance carriers, physicians, private health or science foundations and organizations involved in various diseases from time to time may also publish guidelines or recommendations to healthcare providers, administrators and payers, and patient communities. For example, the treatment practices of physicians that currently prescribe our products may change. Recommendations by government agencies or other groups and organizations may relate to such matters as usage, dosage, route of administration and use of related therapies, as well as reimbursement of our products by government and private payers. Any recommendations or guidelines that result in decreased use, dosage or reimbursement of our products could materially and adversely affect our product sales, business and operating results.

The supply of APIs into Europe may be negatively affected by recent regulations promulgated by the European Union.

As of July 2, 2013, all API’s imported into the EU must be certified as complying with the good manufacturing practice (“GMP”) standards established by the EU, as stipulated by the International Conference for Harmonization. These new regulations place the certification requirement on the regulatory bodies of the exporting countries. Accordingly, as of July 2, 2013, the national regulatory authorities of each exporting country must: (i) insure that all manufacturing plants within their borders that export API into the EU comply with EU manufacturing standards and; (ii) for each API exported, present a written document confirming that the exporting plant conforms to EU manufacturing standards. The imposition of this responsibility on the governments of the nations exporting API may cause a shortage of API necessary to manufacture our products, as certain governments may not be willing or able to comply with the regulation in a timely fashion, or at all. A

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Risks related to our business - continued

The supply of APIs into Europe may be negatively affected by recent regulations promulgated by the European Union – continued

shortage in API may cause us to have to cease manufacture of certain products, or to incur costs and delays to qualify other suppliers to substitute for those API manufacturers unable to export. This could adversely affect the Company and could have a material adverse effect on our business, results of operations, financial condition and cash flow.

Federal regulation of arrangements between manufacturers of brand and generic products could adversely affect our business.

As part of the Medicare Prescription Drug and Modemization Act of 2003 “MMA,” companies are required to file with the FTC and the Department of Justice certain types of agreements entered into between brand and generic pharmaceutical companies related to the manufacture, marketing and sale of generic versions of brand drugs. This requirement, as well as new legislation pending in the U.S. Congress related to settlements between brand and generic drug manufacturers, could affect the manner in which generic drug manufacturers resolve intellectual property litigation and other disputes with brand pharmaceutical companies and could result generally in an increase in private-party litigation against pharmaceutical companies or additional investigations or proceedings by the FTC or other governmental authorities. The impact of this requirement, the pending legislation and the potential private-party lawsuits associated with arrangements between brand name and generic drug manufacturers, is uncertain and could adversely affect our business. For example, on April 5, 2013, two putative class actions were filed against Actavis, Inc. and certain affiliates alleging that Watson Pharmaceuticals, Inc.’s 2009 patent lawsuit settlement with Warner Chilcott related to Loestrin® 24 Fe (norethindrone acetate/ethinyl estradiol tablets and ferrous fumarate tablets, “Loestrin® 24”) is unlawful. The complaints, both asserted on behalf of putative classes of end-payors, generally allege that Watson and another generic manufacturer improperly delayed launching generic versions of Loestrin® 24 in exchange for substantial payments from Warner Chilcott, which at the time was an unrelated company, in violation of federal and state antitrust and consumer protection laws. Further, in January 2009, the FTC and the State of California filed a lawsuit against us alleging that our settlement with Solvay related to our ANDA for a generic version of Androgel® is unlawful. Numerous private parties purporting to represent various classes of plaintiffs filed similar lawsuits. Similar lawsuits have been filed against us challenging the lawfulness of our settlements related to generic versions of Actos®, Androgel®, Cipro®, and Lidoderm®. We have also received requests for information and Statements of Objection in connection with investigations into settlements and other arrangements between competing pharmaceutical companies by the Federal Trade Commission and the European Competition Commission. In the past, we have also received requests for information and Statements of Objection in connection with investigations into settlements and other arrangements between competing pharmaceutical companies by the Federal Trade Commission and the European Competition Commission. In May 2014, Forest received a Civil Investigatory Demand from the FTC requesting information about Forest’s agreements with ANDA filers for Bystolic®. In February 2014, Forest received an Investigatory Subpoena from the New York Attorney General’s Office requesting information regarding, among other things, plans to discontinue the sale of Namenda tablets. Any adverse outcome of these actions or investigations, or actions or investigations related to other settlements we have entered into, could have a material adverse effect on our business, results of operations, financial condition and cash flows. Refer to Legal Matters in “NOTE 21 – Commitments and Contingencies” in the accompanying “Notes to Consolidated Financial Statements”.

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Risks related to our business - continued

Healthcare reform and a reduction in the coverage and reimbursement levels by governmental authorities, HMOs, MCOs or other third-party payers may adversely affect our business.

Demand for our products depends in part on the extent to which coverage and reimbursement is available from third-party payers, such as the Medicare and Medicaid programs and private payors. In order to commercialize our products, we have obtained from government authorities and private health insurers and other organizations, such as HMOs and MCOs, recognition for coverage and reimbursement at varying levels for the cost of certain of our products and related treatments. Third-party payers increasingly challenge pricing of pharmaceutical products. Further, the trend toward managed healthcare in the U.S., the growth of organizations such as HMOs and MCOs and legislative proposals to reform healthcare and government insurance programs create uncertainties regarding the future levels of coverage and reimbursement for pharmaceutical products. Such cost containment measures and healthcare reform could reduce reimbursement of our pharmaceutical products, resulting in lower prices and a reduction in the product demand. This could affect our ability to sell our products and could have a material adverse effect on our business, results of operations, financial condition and cash flows.

There is uncertainty surrounding implementation of legislation involving payments for pharmaceuticals under government programs such as Medicare, Medicaid and Tricare. Depending on how existing provisions are implemented, the methodology for certain payment rates and other computations under the Medicaid Drug Rebate program reimbursements may be reduced or not be available for some of our products. Additionally, any reimbursement granted may not be maintained or limits on reimbursement available from third-party payers may reduce demand for, or negatively affect the price of, those products. Ongoing uncertainty and challenges to the ACA, including but not limited to, modification in calculation of rebates, mandated financial or other contributions to close the Medicare Part D coverage gap “donut hole,” calculation of AMP, and other provisions could have a material adverse effect on our business. In addition, various legislative and regulatory initiatives in states, including proposed modifications to reimbursements and rebates, product pedigree and tracking, pharmaceutical waste “take-back” initiatives, and therapeutic category generic substitution carve-out legislation may also have a negative impact on the Company. We maintain a full-time government affairs department in Washington, DC, which is responsible for coordinating state and federal legislative activities, and places a major emphasis in terms of management time and resources to ensure a fair and balanced legislative and regulatory arena.

There is additional uncertainty surrounding the insurance coverage mandate that goes into effect in the U.S. in 2015 and 2016. Employers may seek to reduce costs by reducing or eliminating employer group healthcare plans or transferring a greater portion of healthcare costs to their employees. Job losses or other economic hardships may also result in reduced levels of coverage for some individuals, potentially resulting in lower levels of healthcare coverage for themselves or their families. These economic conditions may affect patients’ ability to afford health care as a result of increased co-pay or deductible obligations, greater cost sensitivity to existing co-pay or deductible obligations, lost healthcare insurance coverage or for other reasons. We believe such conditions have led and could continue to lead to changes in patient behavior and spending patterns that negatively affect usage of certain of our products, including some patients delaying treatment, rationing prescription medications, leaving prescriptions unfilled, reducing the frequency of visits to healthcare facilities, utilizing alternative therapies, or foregoing healthcare insurance coverage. Such changes may result in reduced demand for our products, which could materially and adversely affect the sales of our products, our business and results of operations.

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Risks related to our business - continued

The pharmaceutical industry is highly competitive and our future revenue growth and profitability are dependent on our timely development and launches of new products ahead of our competitors.

We face strong competition in all of our businesses. The intensely competitive environment requires an ongoing, extensive search for technological innovations and the ability to market products effectively, including the ability to communicate the effectiveness, safety and value of brand products to healthcare professionals in private practice, group practices and MCOs. Our competitors vary depending upon product categories, and within each product category, upon dosage strengths and drug-delivery systems. Based on total assets, annual revenues, and market capitalization, we are smaller than certain of our national and international competitors in the brand and distribution product arenas. Most of our competitors have been in business for a longer period of time than us, have a greater number of products on the market and have greater financial and other resources than we do. Furthermore, recent trends in this industry are toward further market consolidation of large drug companies into a smaller number of very large entities, further concentrating financial, technical and market strength and increasing competitive pressure in the industry. If we directly compete with them for the same markets and/or products, their financial strength could prevent us from capturing a profitable share of those markets. It is possible that developments by our competitors will make our products or technologies noncompetitive or obsolete. In addition, competitive forces may result in changes to the mix of products that we sell during a given time period or lower demand for our products than expected.

Some of our competitors have technical, competitive or other advantages over us for the development of technologies and processes. We face increased competition from new infection prevention, sterile processing, contamination control, surgical support, cleaning consumables, gastrointestinal endoscopy accessories, contract sterilization, and other products and services entering the market. These advantages may make it difficult for us to compete with them to successfully discover, develop and market new products and for our current products to compete with new products that these competitors may bring to market. As a result, our products may compete against products that have lower prices, equivalent or superior performance, a better safety profile, are easier to administer, achieve earlier entry into the market or that are otherwise competitive with our products.

Revenues and gross profit derived from the sales of generic pharmaceutical products tend to follow a pattern based on certain regulatory and competitive factors. As patents for brand name products and related exclusivity periods expire, the first generic manufacturer to receive regulatory approval for generic equivalents of such products is generally able to achieve significant market penetration. Therefore, our ability to increase or maintain revenues and profitability in our generics business is largely dependent on our success in challenging patents and developing non-infringing formulations of proprietary products. As competing manufacturers receive regulatory approvals on similar products or as brand manufacturers launch generic versions of such products (for which no separate regulatory approval is required), market share, revenues and gross profit typically decline, in some cases dramatically. Accordingly, the level of market share, revenue and gross profit attributable to a particular generic product normally is related to the number of competitors in that product’s market and the timing of that product’s regulatory approval and launch, in relation to competing approvals and launches. Consequently, we must continue to develop and introduce new products in a timely and cost-effective manner to maintain our revenues and gross margins. We may have fewer opportunities to launch significant generic products in the future, as the number and size of proprietary products that are subject to patent challenges is expected to decrease in the next several years compared to historical levels. Additionally, as new competitors enter the market, there may be increased pricing pressure on certain products, which would result in lower gross margins. This is particularly true in the case of certain Asian and other overseas generic competitors, who may be able to produce products at

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Risks related to our business - continued

The pharmaceutical industry is highly competitive and our future revenue growth and profitability are dependent on our timely development and launches of new products ahead of our competitors – continued

costs lower than the costs of domestic manufacturers. If we experience substantial competition from Asian or other overseas generic competitors with lower production costs, our profit margins will suffer.

We also face strong competition in our Anda Distribution business, where we compete with a number of large wholesalers and other distributors of pharmaceuticals, including McKesson, AmerisourceBergen and Cardinal, which market both brand and generic pharmaceutical products to their customers. These companies are significant customers of our North American Brands and North American Generics businesses. As generic products generally have higher gross margins for distributors, each of the large wholesalers, on an increasing basis, are offering pricing incentives on brand products if the customers purchase a large portion of their generic pharmaceutical products from the primary wholesaler. As Anda does not offer a full line of brand products to our customers, we have been at times competitively disadvantaged and must compete with these wholesalers based upon our very competitive pricing for generic products, greater service levels and our well-established telemarketing relationships with our customers, supplemented by our electronic ordering capabilities. The large wholesalers have historically not used telemarketers to sell to their customers, but recently have begun to do so. Additionally, generic manufacturers are increasingly marketing their products directly to smaller chains and thus increasingly bypassing wholesalers and distributors. Increased competition in the generic industry as a whole may result in increased price erosion in the pursuit of market share.

Sales of our products may continue to be adversely affected by the continuing consolidation of our distribution network and the concentration of our customer base.

Our principal customers in our brand and generic pharmaceutical operations are wholesale drug distributors and major retail drug store chains. These customers comprise a significant part of the distribution network for pharmaceutical products in the U.S. This distribution network is continuing to undergo significant consolidation marked by mergers and acquisitions among wholesale distributors and the growth of large retail drug store chains. As a result, a small number of large wholesale distributors and large chain drug stores control a significant share of the market. We expect that consolidation of drug wholesalers and retailers will increase pricing and other competitive pressures on drug manufacturers, including the Company.

The loss of any of these customers could have a material adverse effect on our business, results of operations, financial condition and cash flows. In addition, none of our customers are party to any long-term supply agreements with us, and thus are able to change suppliers freely should they wish to do so.

We might face additional regulation in the U.S. if our drug candidate eluxadoline, which we acquired in the Furiex acquisition, is classified as a controlled substance by the DEA; we may be required to make additional payments in connection with the Furiex acquisition based on the outcome of any DEA schedule decision with respect to eluxadoline.

The DEA regulates drugs that are controlled substances. Controlled substances are those drugs that appear on one of the five schedules promulgated and administered by the DEA under the Controlled Substances Act (the “CSA”). Any drug that acts on the central nervous system has the potential to become a controlled substance, and scheduling by the DEA is an independent process that might delay the commercial launch of a drug even after FDA approval of the NDA. The CSA governs, among other things, the inventory distribution, recordkeeping, handling, security and disposal of controlled substances.

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DIRECTORS’ REPORT - continued

Risks related to our business - continued

We might face additional regulation in the U.S. if our drug candidate eluxadoline, which we acquired in the Furiex acquisition, is classified as a controlled substance by the DEA; we may be required to make additional payments in connection with the Furiex acquisition based on the outcome of any DEA schedule decision with respect to eluxadoline – continued

Eluxadoline is a novel, orally active, investigational agent that was filed with the FDA, with combined mu opioid receptor agonist and delta opioid receptor antagonist activity. Because it likely acts on the central nervous system, eluxadoline has the potential to be scheduled as a controlled substance by the DEA. However, our animal and clinical studies indicate eluxadoline is not absorbed into the blood in an appreciable amount via an oral route of administration, thus limiting delivery to the central nervous system. If the DEA schedules eluxadoline as a controlled substance, we will be subject to periodic and on-going inspections by the DEA and similar state drug enforcement authorities to assess our on-going compliance with the DEA’s regulations. Any failure to comply with these regulations could lead to a variety of sanctions, including the revocation, or a denial of renewal, of any DEA registrations, injunctions, or civil or criminal penalties. Additionally, if the DEA schedules a drug because it is addictive, doctors might be reluctant to prescribe that drug. It is possible that the DEA will schedule eluxadoline as a controlled substance, and, based on the type of scheduling, doctors might not prescribe eluxadoline as frequently as they would otherwise, which could negatively impact our revenues.

In addition, under the terms of the agreements we entered into at the time of the Furiex acquisition, we may be required to make contingent payments to the former Furiex shareholders based on the outcome of any DEA scheduling decision with respect to eluxadoline. These payments would be approximately $120.0 million, in the aggregate, if eluxadoline is designated on Schedule IV of the CSA and would increase up to $360.0 million, in the aggregate, if eluxadoline is not designated on any schedule of the CSA.

Developments after a product reaches the market may adversely affect sales of our products.

Even after regulatory approval, certain developments may decrease demand for our products, including the following:

•	the re-review of products that are already marketed;
•	new scientific information and evolution of scientific theories;
•	the recall or loss of marketing approval of products that are already marketed;
•	changing government standards or public expectations regarding safety, efficacy or labeling changes; and
•	greater scrutiny in advertising and promotion.

In the past, clinical trials and post-marketing surveillance of certain marketed drugs of the Company and of competitors within the industry have raised concerns that have led to recalls, withdrawals or adverse labeling of marketed products. If previously unknown side effects are discovered or if there is an increase in negative publicity regarding known side effects of any of our products, it could significantly reduce demand for the product or require us to take actions that could negatively affect sales, including removing the product from the market, restricting its distribution or applying for labeling changes.

In addition, certain health authorities, regulators and agencies have increased their focus on safety when assessing the balance of benefits and risks of drugs. Some health authorities appear to have become more cautious when making decisions about approvability of new products and are re-reviewing select products that

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Risks related to our business - continued

Developments after a product reaches the market may adversely affect sales of our products – continued

are already marketed, adding further to the uncertainties in the regulatory processes. There is also greater regulatory scrutiny, especially in the U.S., on advertising and promotion and, in particular, direct-to-consumer advertising.

Additional Risks Related to the Warner Chilcott Acquisition and Re-domiciliation of Actavis to Ireland

As a result of different shareholder voting requirements in Ireland relative to laws in effect in certain states in the United States, we may have less flexibility with respect to certain aspects of capital management than companies organized in the United States.

Under Irish law, our authorized share capital can be increased by an ordinary resolution of our shareholders and the directors may issue new ordinary or preferred shares up to a maximum amount equal to the authorized but unissued share capital, without shareholder approval, once authorized to do so by our articles of association or by an ordinary resolution of our shareholders. Additionally, subject to specified exceptions, Irish law grants statutory preemption rights to existing shareholders to subscribe for new issuances of shares for cash, but allows shareholders to authorize the waiver of the statutory preemption rights by way of special resolution with respect to any particular allotment of shares. Accordingly, our articles of association contain, as permitted by Irish company law, a provision authorizing the board to issue new shares for cash without offering preemption rights. The authorization of the directors to issue shares and the authorization of the waiver of the statutory preemption rights must both be renewed by the shareholders at least every five years, and we cannot provide any assurance that these authorizations will always be approved, which could limit our ability to issue equity and thereby adversely affect the holders of our securities.

We are incorporated in Ireland, and Irish law differs from the laws in effect in the United States and may afford less protection to, or otherwise adversely affect, our shareholders.

Our shareholders may have more difficulty protecting their interests than would shareholders of a corporation incorporated in a jurisdiction of the United States. As an Irish company, we are governed by the Irish Companies Acts (the “Companies Act”). The Companies Act differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including the provisions relating to interested directors, mergers, amalgamations and acquisitions, takeovers, shareholder lawsuits and indemnification of directors. For example, under Irish law, the duties of directors and officers of a company are generally owed to the company only. As a result, shareholders of Irish companies do not have the right to bring an action against the directors or officers of a company, except in limited circumstances. In addition, depending on the circumstances, you may be subject to different or additional tax consequences under Irish law as a result of your acquisition, ownership and/or disposition of our ordinary shares, including, but not limited to, Irish stamp duty, dividend withholding tax and capital acquisitions tax.

We are an Irish company and it may be difficult for you to enforce judgments against us or certain of our officers and directors.

We are incorporated in Ireland and a substantial portion of our assets are located in jurisdictions outside the United States. In addition, some of our officers and directors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside of the United States. Therefore, it may be

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Additional Risks Related to the Warner Chilcott Acquisition and Re-domiciliation of Actavis to

Ireland - continued

We are an Irish company and it may be difficult for you to enforce judgments against us or certain of our officers and directors. - continued

difficult for investors to effect service of process against us or such officers or directors or to enforce against us or them judgments of U.S. courts predicated upon civil liability provisions of the U.S. federal securities laws.

There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	the judgment must be for a definite sum;
•	the judgment must be final and conclusive; and
•	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier judgment. Further, an Irish court may stay proceedings if concurrent proceedings are being brought elsewhere. Judgments of U.S. courts of liabilities predicated upon U.S. federal securities laws may not be enforced by Irish courts if deemed to be contrary to public policy in Ireland.

A transfer of Company Ordinary Shares, other than by means of the transfer of book-entry interests in the Depository Trust Company (“DTC”), may be subject to Irish stamp duty.

Transfers of Company Ordinary Shares effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty. However, if you hold your Company Ordinary Shares directly rather than beneficially through DTC, any transfer of your Company Ordinary Shares could be subject to Irish stamp duty (currently at the rate of 1% of the higher of the price paid or the market value of the shares acquired). Payment of Irish stamp duty is generally a legal obligation of the transferee. The potential for stamp duty could adversely affect the price of your shares.

In certain limited circumstances, dividends we pay may be subject to Irish dividend withholding tax.

While we do not currently contemplate paying dividends upon our ordinary shares, in certain limited circumstances, dividend withholding tax (currently at a rate of 20%) may arise in respect of dividends, if any, paid on our ordinary shares. A number of exemptions from dividend withholding tax exist such that shareholders resident in the U.S. and shareholders resident in certain countries may be entitled to exemptions from dividend withholding tax.

Shareholders resident in the U.S. that hold their shares through DTC will not be subject to dividend withholding tax provided the addresses of the beneficial owners of such shares in the records of the brokers holding such shares are recorded as being in the U.S. (and such brokers have further transmitted the relevant information to a qualifying intermediary appointed by us). Similarly, shareholders resident in the U.S. that hold their shares outside of DTC will not be subject to dividend withholding tax if, in the case of former Actavis, Inc. shareholders, they provide a IRS Form 6166 to our transfer agent to confirm their U.S. residence and claim an exemption, or, in the case of former Warner Chilcott shareholders, such shareholders previously filed valid

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DIRECTORS’ REPORT - continued

Additional Risks Related to the Warner Chilcott Acquisition and Re-domiciliation of Actavis to

Ireland - continued

In certain limited circumstances, dividends we pay may be subject to Irish dividend withholding tax. - continued

dividend withholding tax forms with Warner Chilcott or its transfer agent in respect of their Warner Chilcott shareholdings. All new U.S. resident shareholders in Actavis plc that hold their shares outside of DTC and shareholders resident in certain other countries (irrespective of whether they hold their shares through DTC or outside DTC) will not be subject to dividend withholding tax provided the beneficial owners of such shares have furnished completed and valid dividend withholding tax forms or an IRS Form 6166, as appropriate, to our transfer agent or their brokers (and such brokers have further transmitted the relevant information to our transfer agent). However, other shareholders may be subject to dividend withholding tax, which could adversely affect the price of your shares.

Dividends received by Irish residents and certain other shareholders may be subject to Irish income tax.

Shareholders entitled to an exemption from Irish dividend withholding tax on dividends received from us will not be subject to Irish income tax in respect of those dividends, unless they have some connection with Ireland other than their shareholding in us (for example, they are resident in Ireland). Shareholders who are not resident nor ordinarily resident in Ireland but who are not entitled to an exemption from Irish dividend withholding tax will generally have no further liability to Irish income tax on those dividends which suffer dividend withholding tax.

Company Ordinary Shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax.

Irish capital acquisitions tax (“CAT”) could apply to a gift or inheritance of Company Ordinary Shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Company Ordinary Shares are regarded as property situated in Ireland. The person who receives the gift or inheritance has primary liability for CAT. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €225,000 in respect of taxable gifts or inheritances received from their parents.

Risks Related to the Business of the Combined Company

The market price for Actavis ordinary shares following the closing of the Allergan Acquisition may be affected by factors different from those that historically have affected Allergan common stock and Actavis ordinary shares.

Upon completion of the Allergan Acquisition, holders of shares of Allergan common stock (other than the holders of excluded shares and dissenting shares) became holders of Actavis ordinary shares. Actavis’ businesses differ from those of Allergan, and accordingly the results of operations of Actavis are affected by some factors that are different from those previously affecting the results of operations of Allergan. In addition, upon completion of the Allergan Acquisition, holders of Actavis ordinary shares became holders of shares in the combined company. The results of operations of the combined company may also be affected by factors different from those previously affecting Actavis.

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Risks Related to the Business of the Combined Company – continued

For a period of time following the consummation of the Allergan Acquisition, Actavis will be subject to business uncertainties that could adversely affect its business

Uncertainty about the effect of the Allergan Acquisition on employees, customers and suppliers may have an adverse effect on Actavis. These uncertainties may impair Actavis’ ability to attract, retain and motivate key personnel for a period of time following the consummation of the Allergan Acquisition, and could cause customers, suppliers and others who deal with Actavis to seek to change existing business relationships with Actavis. If key employees depart because of issues related to the uncertainty and difficulty of integration or a desire not to remain with the businesses, the business of the combined company could be seriously harmed.

Actavis may fail to realize all of the anticipated benefits of the Allergan Acquisition or those benefits may take longer to realize than expected. Actavis may also encounter significant difficulties in integrating the two businesses.

The ability of Actavis to realize the anticipated benefits of the Allergan Acquisition will depend, to a large extent, on Actavis’ ability to integrate the two businesses. The combination of two independent businesses is a complex, costly and time-consuming process. As a result, Actavis is required to devote significant management attention and resources to integrate, the business practices and operations of Actavis and Allergan. The integration process may disrupt the businesses and, if implemented ineffectively, would restrict the realization of the full expected benefits. The failure to meet the challenges involved in integrating the two businesses and to realize the anticipated benefits of the transactions could cause an interruption of, or a loss of momentum in, the activities of the combined company and could adversely affect the results of operations of the combined company.

In addition, the overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and diversion of management’s attention. Refer to “If we do not successfully integrate newly acquired businesses into our business operations, our business could be adversely affected.”

Many of these factors are outside of the control of Actavis and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact the business, financial condition and results of operations of the combined company. In addition, even if the operations of the businesses of Actavis and Allergan are integrated successfully, the full benefits of the transactions may not be realized, including the synergies, cost savings or sales or growth opportunities that are expected. These benefits may not be achieved within the anticipated time frame, or at all. Further, additional unanticipated costs may be incurred in the integration of the businesses of Actavis and Allergan. All of these factors could cause dilution to the earnings per share of Actavis, decrease or delay the expected accretive effect of the transactions, and negatively impact the price of Actavis ordinary shares. As a result, it cannot be assured that the combination of Actavis and Allergan will result in the realization of the full benefits anticipated from the transactions.

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Risks Related to the Business of the Combined Company - continued

Actavis has incurred and will incur direct and indirect costs as a result of the Allergan Acquisition.

Actavis has incurred substantial expenses in connection with and as a result of completing the merger and, over a period of time following the completion of the merger, Actavis further expects to incur substantial expenses in connection with coordinating the businesses, operations, policies and procedures of Actavis and Allergan. While Actavis has assumed that a certain level of transaction expenses will be incurred, factors beyond Actavis’ control could affect the total amount or the timing of these expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately.

Actavis has incurred a substantial amount of debt to finance the aggregate Cash Consideration Portion and certain other amounts to be paid in connection with the Allergan Acquisition, which could adversely affect Actavis’ business, including by restricting its ability to engage in additional transactions or to incur additional indebtedness or resulting in a downgrade or other adverse action with respect to Actavis’ credit rating.

In connection with the Allergan Acquisition, subsidiaries of Actavis (i) borrowed $5.5 billion under the Term Facilities, (ii) issued and sold $21.0 billion in aggregate principal amount of notes and (iii) borrowed $2.8 billion in loans under the cash bridge facility. The combined company has a significant amount of indebtedness outstanding. Actavis’ net consolidated borrowing costs, which cannot be predicted at this time, will depend on rates in effect from time to time, the structure of the indebtedness, taxes and other factors. This substantial level of indebtedness could have important consequences to Actavis’ business, including, but not limited to:

•	reducing the benefits Actavis expects to receive from the Allergan Acquisition;
•	making it more difficult for Actavis to satisfy its obligations;
•	limiting Actavis’ ability to borrow additional funds and increasing the cost of any such borrowing;
•	increasing Actavis’ vulnerability to, and reducing its flexibility to respond to, general adverse economic and industry conditions;
•	limiting Actavis’ flexibility in planning for, or reacting to, changes in its business and the industry in which it operates;
•	placing Actavis at a competitive disadvantage as compared to its competitors, to the extent that they are not as highly leveraged; and
•	restricting Actavis from pursuing certain business opportunities.

Actavis’ credit ratings impact the cost and availability of future borrowings and, accordingly, Actavis’ cost of capital. Actavis’ ratings at any time will reflect each rating organization’s then opinion of Actavis’ financial strength, operating performance and ability to meet its debt obligations. Following the announcement of the Allergan Acquisition, Standard & Poor’s Rating Services, Moody’s Investor Service, Inc. and Fitch Ratings, Inc. each reaffirmed its respective ratings of Actavis. However, there can be no assurance that Actavis will achieve a particular rating or maintain a particular rating in the future. Any reduction in Actavis’ credit ratings may limit Actavis’ ability to borrow at interest rates consistent with the interest rates that were available to Actavis prior to the Allergan Acquisition. If Actavis’ credit ratings are downgraded or put on watch for a potential downgrade, Actavis may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if Actavis’ current credit ratings

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Risks Related to the Business of the Combined Company - continued

Actavis has incurred a substantial amount of debt to finance the aggregate Cash Consideration Portion and certain other amounts to be paid in connection with the Allergan Acquisition, which could adversely affect Actavis’ business, including by restricting its ability to engage in additional transactions or to incur additional indebtedness or resulting in a downgrade or other adverse action with respect to Actavis’ credit rating – continued

are maintained. Any impairment of Actavis’ ability to obtain future financing on favorable terms could have an adverse effect on Actavis’ ability to refinance, to the extent the cash bridge facility is not otherwise repaid using Allergan’s cash on hand, the cash bridge facility.

Following the consummation of the merger, Actavis has and expects to have for a period of time significantly less cash on hand than the sum of cash on hand of Actavis and Allergan prior to the Allergan Acquisition. This reduced amount of cash could adversely affect Actavis’ ability to grow.

Actavis has and expects to have, for a period of time following the consummation of the merger, significantly less cash and cash equivalents on hand than the approximately $5.16 billion of combined cash and cash equivalents of the two companies as of December 31, 2014, and would have on a pro forma basis, giving effect to the Allergan Acquisition as if they had been consummated on December 31, 2014, $1.9 billion of cash and cash equivalents. Although the management of Actavis believes that it will have access to cash sufficient to meet Actavis’ business objectives and capital needs, the lessened availability of cash and cash equivalents for a period of time following the consummation of the Allergan Acquisition could constrain Actavis’ ability to grow its business. Actavis’ more leveraged financial position following the Allergan Acquisition could also make it vulnerable to general economic downturns and industry conditions, and place it at a competitive disadvantage relative to its competitors that have more cash at their disposal. In the event that Actavis does not have adequate capital to maintain or develop its business, additional capital may not be available to Actavis on a timely basis, on favorable terms, or at all.

Disruption in the financial markets could affect Actavis’ ability to refinance the cash bridge facility on favorable terms, or at all.

The cash bridge facility must be repaid within 60 days after the consummation of the Allergan Acquisition. Actavis anticipates refinancing, or obtaining alternative financing to repay, to the extent the cash bridge facility is not otherwise repaid using Allergan’s cash on hand, the cash bridge facility. Disruptions in the commercial credit markets or uncertainty in the United States, European Union or elsewhere could result in a tightening of financial markets. As a result of financial market turmoil, Actavis may not be able to obtain alternate financing in order to repay the cash bridge facility or refinance the cash bridge facility on favorable terms (or at all).

If Actavis is unable to successfully obtain alternative financing or refinance the cash bridge facility at favorable terms and conditions (including, but not limited to, pricing and other fee payments), this could result in additional costs to Actavis. If Actavis is unable to obtain alternate financing or refinance at all, the outstanding amounts under the cash bridge facility, the cash bridge facility must be repaid within 60 days after the consummation of the merger.

The Allergan Acquisition may not be accretive and may cause dilution to Actavis’ earnings per share, which may negatively affect the market price of Actavis ordinary shares.

Although Actavis currently anticipates that the Allergan Acquisition will be accretive to earnings per share (on a non-GAAP adjusted earnings basis) after the Allergan Acquisition, this expectation is based on preliminary estimates, which may change materially.

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Risks Related to the Business of the Combined Company - continued

The Allergan Acquisition may not be accretive and may cause dilution to Actavis’ earnings per share, which may negatively affect the market price of Actavis ordinary shares. - continued

Actavis issued approximately 111 million ordinary shares to pay the aggregate stock portion of the merger consideration to Allergan stockholders and reserved for issuance approximately 25 million ordinary shares in connection with its assumption of Allergan equity-based awards at the closing of the Allergan Acquisition. Actavis also issued ordinary shares and mandatory convertible preferred shares to finance a portion of the aggregate cash portion of the merger consideration.

In addition, Actavis could also encounter additional transaction-related costs or other factors such as the failure to realize all of the benefits anticipated in the Allergan Acquisition. All of these factors could cause dilution to Actavis’ earnings per share or decrease or delay the expected accretive effect of the Allergan Acquisition and cause a decrease in the market price of Actavis ordinary shares.

Legislative or other governmental action relating to the denial of U.S. federal or state governmental contracts to U.S. companies that redomicile abroad could adversely affect Actavis’ business.

Various U.S. federal and state legislative and other proposals that would deny governmental contracts to U.S. companies (and subsidiaries of U.S. companies) that move (or have moved) their corporate location abroad may affect Actavis if adopted. The likelihood that any such proposals might be adopted, the nature of regulations that might be promulgated, or the effect such adoptions and increased regulatory scrutiny might have on Actavis’ business cannot be predicted.

Financial condition, liquidity and capital resources

Cash

At December 31, 2014, our cash on hand was $250.0 million, as compared to $329.0 million at December 31, 2013. As of December 31, 2014, our total outstanding debt excluding capital leases was $15,527.0 million which consisted of $11,000.0 million of term loan borrowings under the Senior Notes, $1,251.6 under the WC Term Loan Agreement, $2,832.6 million under the Amended and Restated ACT Term Loans, $255.0 million under the Revolving Credit Agreement, and $239.9 million of unamortized premium attributable to the Senior Notes, less $52.1 million attributable to unamortized discount.

Cash Flow from Operations

Summarized cash flow from operations is as follows ($ in millions):

	Year ended December 31,
	2014 $	2013 $
Net cash provided by operating activities	2,243.0	$1,213.5

Cash flows from operations represent profit adjusted for certain non-cash items and changes in assets and liabilities. Cash provided by operating activities increased $1,029.5 million in the year ended December 31, 2014

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Financial condition, liquidity and capital resources - continued

Cash Flow from Operations - continued

versus the prior year period, due primarily to an increase in profit, adjusted for non-cash activity of $1,297.8 million ($2,674.9 million and $1,377.1 million of cash profit, adjusted for non-cash activity in the years ended December 31, 2014 and 2013, respectively), offset, in part, by certain working capital movements.

Management expects that available cash balances and 2015 cash flows from operating activities will provide sufficient resources to fund our operating liquidity needs and expected 2015 capital expenditure funding requirements.

Investing Cash Flows

Our cash flows from investing activities are summarized as follows ($ in millions):

	Year ended December 31,
	2014 $	2013 $
Net cash (used in) investing activities	(5,370.6)	(275.3)

Investing cash flows consist primarily of cash used in acquisitions of businesses and intangibles (primarily product rights), capital expenditures and purchases of investments and marketable securities partially offset by proceeds from the sale of investments and marketable securities. Included in the year ended December 31, 2014 was net cash used in connection with the acquisitions of Forest ($3,646.4 million), Furiex ($1,086.0 million) and Durata ($639.7 million), capital expenditures of $238.6 million and the purchases of other businesses, net of cash acquired of $190.2 million, offset, in part by cash received from the sale of assets of $441.7 million, including royalty streams related to former Furiex products.

Included in the year ended December 31, 2013 was cash used in connection with the Uteron Acquisition, net of cash acquired ($141.3 million), cash used in connection with the Sanofi Amendment, whereby the parties amended the Collaboration Agreement with respect to Actonel® and Atelvia® in the Exclusive Territory ($125.0 million), cash used in connection with Medicines360 Acquisition ($52.3 million) and capital expenditures ($177.9 million), offset, in part, by cash acquired in connection with the Warner Chilcott Acquisition ($179.5 million) and proceeds from the sale of property, plant and equipment and marketable securities and other investments ($40.3 million).

Financing Cash Flows

Our cash flows from financing activities are summarized as follows below ($ in millions):

	Year ended December 31,
	2014 $	2013 $
Net cash provided by/(used in) financing activities	3,017.5	(867.3)

Financing cash flows consist primarily of borrowings and repayments of debt, repurchases of ordinary shares and proceeds from the exercise of stock options. Cash used in financing activities in the year ended December 31, 2014 primarily included the net proceeds from the issuance of the 2014 New Notes of $3,676.2 million, term-

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Financial condition, liquidity and capital resources - continued

Financing Cash Flows - continued

loan indebtedness of $2,000.0 million, a bridge loan of $2,400.0 million and $1,280.0 million under the Revolving Credit Facility, offset, in part, by net repayments of other indebtedness of $6,127.0 million, including the bridge loan of $2,400.0 million, the repurchase of Ordinary Shares of $130.1 million and the payment of debt issuance costs of $224.3 million.

Cash provided by financing activities in the year ended December 31, 2013 primarily included payments on debt, net of borrowings, in connection with the extinguishment of the Company’s $450.0 million 5.000% notes due 2014 ($450.0 million), the refinancing of the Warner Chilcott term debt and other borrowings and repayments, net, including capital leases ($342.2 million), the acquisition of non-controlling interests ($10.4 million), the payment of debt issuance costs in connection with the refinancing of the Company’s term loan indebtedness ($7.4 million) and the repurchase of Ordinary Shares to satisfy tax withholding obligations in connection with vested restricted stock issued to employees ($170.0 million), offset, in part, by excess tax benefit from stock based compensation ($69.0 million) and proceeds from stock option exercises ($48.0 million).

Debt and Borrowing Capacity

Debt consisted of the following ($ in millions):

	December 31, 2014	December 31, 2013
	$	$
WC Term Loan Agreement	1,251.6	1,832.8
Amended and Restated ACT Term Loan	2,832.6	1,310.0
Revolver borrowings	255.0	265.0
Senior Notes:
$500.0 million 1.300% notes due June 15, 2017	500.0	-
$1,200.0 million 1.875% notes due October 1, 2017	1,200.0	1,200.0
$1,250.0 million 7.75% notes due September 15, 2018	-	1,250.0
$1,050.0 million 4.375% notes due February 1, 2019	1,050.0	-
$500.0 million 2.450% notes due June 15, 2019	500.0	-
$400.0 million 6.125% notes due August 14, 2019	400.0	400.0
$750.0 million 4.875% notes due February 15, 2021	750.0	-
$1,200.0 million 5.000% notes due December 15, 2021	1,200.0	-
$1,700.0 million 3.250% notes due October 1, 2022	1,700.0	1,700.0
$1,200.0 million 3.850% notes due June 15, 2024	1,200.0	-
$1,000.0 million 4.625% notes due October 1, 2042	1,000.0	1,000.0
$1,500.0 million 4.850% notes due June 15, 2044	1,500.0	-
Plus: Unamortized premium	239.9	103.9
Less: Unamortized discount	(52.1)	(31.9)

Senior Notes, net	11,187.8	5,622.0

Capital leases	16.7	22.2

Total debt and capital leases	15,543.7	9,052.0

Less: Current portion	697.4	534.6

Total long-term debt and capital leases	14,846.3	8,517.4

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Allergan-Related Financing

As part of the Allergan Acquisition, Actavis plc paid the cash consideration portion of the transaction from cash on hand, proceeds from equity offerings, bridge loan financing and long-term financing.

On March 12, 2015, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg and an indirect wholly-owned subsidiary of Actavis plc, issued Floating Rate Notes due 2016 (the “Allergan 2016 Floating Rate Notes”), Floating Rate Notes due 2018 (the “Allergan 2018 Floating Rate Notes”), Floating Rate Notes due 2020 (the “Allergan 2020 Floating Rate Notes”, 1.850% Notes due 2017 (the “Allergan 2017 Notes”), 2.350% Notes due 2018 (the “Allergan 2018 Notes”), 3.000% Notes due 2020 (the “Allergan 2020 Notes”), 3.450% Notes due 2022 (the “Allergan 2022 Notes”), 3.800% Notes due 2025 (the “Allergan 2025 notes”), 4.550% Notes due 2035 (the “Allergan 2035 Notes”) and 4.750% Notes due 2045 (the “Allergan 2045 Notes”), together the “Allergan Notes”. The Allergan 2016 Floating Rate Notes, the Allergan 2018 Floating Rate Notes and the Allergan 2020 Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus 0.875%, 1.080% and 1.255% per annum, respectively. Interest on the Allergan 2016 Floating Rate Notes will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2015. Interest on the Allergan 2018 Floating Rate Notes and the Allergan 2020 Floating Rate Notes will be payable quarterly on March 12, June 12, September 12 and December 12 of each year, beginning on June 12, 2015. Interest on the Allergan 2017 Notes will be payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2015. Interest on the Allergan 2018 Notes and the Allergan 2020 Notes will be payable semi-annually on March 12 and September 12 of each year, beginning on September 12, 2015. Interest on the Allergan 2022 Notes, the Allergan 2025 Notes, the Allergan 2035 Notes and the Allergan 2045 Notes will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2015. The notes will be fully and unconditionally guaranteed by our indirect parents, Warner Chilcott Limited and Actavis Capital S.à r.l. (“Actavis Capital”), and by Actavis, Inc., a subsidiary of Actavis Capital, on an unsecured and unsubordinated basis. Actavis plc will not guarantee the notes.

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On December 17, 2014, Actavis and certain of its subsidiaries entered into a senior unsecured term loan credit agreement (the “Term Loan Credit Agreement”), among Actavis Capital, as borrower, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto (the “Term Lenders”), JPMCB, as administrative agent and the other financial institutions party thereto. Under the Term Loan Credit Agreement, the Term Lenders have committed to provide (i) a $2.75 billion tranche maturing three years after the funding date thereunder (the “Allergan Three Year Tranche”) and (ii) a $2.75 billion tranche and maturing five years after the funding date thereunder (the “Allergan Five Year Tranche”). The full amount of the Term Loan Credit Agreement were drawn on March 17, 2015 and the proceeds were used to finance, in part, the cash component of the Allergan Acquisition consideration and certain fees and expenses incurred in connection with the Allergan Acquisition.

None of the Allergan-related financing had any outstanding balance as of December 31, 2014.

Credit Facility Indebtedness

WC Term Loan Agreement

On December 17, 2014, Actavis plc and certain of its subsidiaries entered into a second amendment agreement (the “WC Term Loan Amendment”) among Actavis plc, Warner Chilcott Limited, Warner Chilcott Finance, LLC, Actavis WC 2 S.à r.l. (“Actavis WC 2”), Warner Chilcott Company, LLC (“WCCL”), Warner Chilcott Corporation (“WC Corporation” and together with Actavis WC 2 and WCCL, the “WC Borrowers”), Bank of America, N.A. (“BofA”), as administrative agent, and the lenders party thereto. The WC Term Loan Amendment amends and restates Actavis plc’s existing amended and restated WC term loan credit and guaranty agreement, dated as of June 9, 2014 (such agreement, prior to its amendment and restatement pursuant to the WC Term Loan Amendment, the “2014 WC Term Loan Agreement”), among the WC Borrowers, Actavis plc, Warner Chilcott Limited, Warner Chilcott Finance, LLC, the lenders from time to time party thereto and BofA, as administrative agent, which amended and restated Actavis plc’s existing WC term loan credit and guaranty agreement, dated as of August 1, 2013 (such agreement, prior to its amendment and restatement pursuant to the 2014 WC Term Loan Amendment, the “Existing WC Term Loan Agreement”) among the WC Borrowers, Warner Chilcott Finance, LLC, Actavis Limited, BofA, as administrative agent and a syndicate of banks participating as lenders.

Pursuant to the Existing WC Term Loan Agreement, on October 1, 2013 (the “WC Closing Date”), the lenders party thereto provided term loans in a total aggregate principal amount of $2.0 billion, comprised of (i) a $1.0 billion tranche that will mature on October 1, 2016 (the “WC Three Year Tranche”) and (ii) a $1.0 billion tranche that will mature on October 1, 2018 (the “WC Five Year Tranche”). The proceeds of borrowings under the Existing WC Term Loan Agreement, together with $41.0 million of cash on hand, were used to finance the repayment in full of all amounts outstanding under Warner Chilcott’s then-existing Credit Agreement, dated as of March 17, 2011, as amended by Amendment No. 1 on August 20, 2012, among the WC Borrowers, Warner Chilcott Holdings Company III, Limited, BofA, as administrative agent and a syndicate of banks participating as lenders.

Borrowings under the WC Term Loan Agreement bear interest at the applicable borrower’s choice of a per annum rate equal to either (a) a base rate plus an applicable margin per annum varying from (x) 0.00% per annum to 0.75% per annum under the WC Three Year Tranche and (y) 0.125% per annum to 0.875% per annum under the WC Five Year Tranche, depending on the publicly announced debt ratings for non-credit-enhanced, senior unsecured long-term indebtedness of Actavis plc (such applicable debt rating the “Debt Rating”) or (b) a

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Eurodollar rate, plus an applicable margin varying from (x) 1.00% per annum to 1.75% per annum under the WC Three Year Tranche and (y) 1.125% per annum to 1.875% per annum under the WC Five Year Tranche, depending on the Debt Rating. The outstanding principal amount of loans under the WC Three Year Tranche is not subject to quarterly amortization and shall be payable in full on the three year anniversary of the WC Closing Date. The outstanding principal amount of loans under the WC Five Year Tranche is payable in equal quarterly amounts of 2.50% per quarter prior to the fifth anniversary of the WC Closing Date, with the remaining balance payable on the fifth year anniversary of the WC Closing Date.

The Company is subject to, and, at December 31, 2014, was in compliance with, all financial and operational covenants under the terms of the WC Term Loan Agreement. As of December 31, 2014, the outstanding indebtedness under the WC Three Year Tranche and the WC Five Year Tranche was $506.9 million and $744.7 million, respectively. The book value of the outstanding indebtedness approximates fair value as the debt is at variable interest rates and re-prices frequently.

Amended and Restated ACT Term Loan

On December 17, 2014, Actavis plc and certain of its subsidiaries entered into a third amendment agreement (the “ACT Term Loan Amendment”) among Actavis plc, Warner Chilcott Limited, Actavis Capital, Actavis, Inc., Actavis Funding SCS, BofA, as administrative agent, and the lenders party thereto. The ACT Term Loan Amendment amends and restates Actavis plc’s existing second amended and restated Actavis term loan credit and guaranty agreement, dated as of March 31, 2014 (such agreement, prior to its amendment and restatement pursuant to the ACT Term Loan Amendment, the “2014 ACT Term Loan Agreement”) among Actavis Capital, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, BofA, as administrative agent, and the lenders from time to time party thereto, which amended and restated Actavis plc’s existing amended and restated Actavis term loan credit and guaranty agreement, dated as of October 1, 2013 (such agreement, prior to its amendment and restatement pursuant to the ACT Term Loan Amendment, the “Existing ACT Term Loan Agreement”) among Actavis Capital, Actavis plc, Actavis, Inc., BofA, as administrative agent, and the lenders from time to time party thereto.

The Existing ACT Term Loan Agreement amended and restated Actavis, Inc.’s $1,800.0 million senior unsecured term loan credit facility, dated as of June 22, 2012. At the closing of the Existing ACT Term Loan Agreement, an aggregate principal amount of $1,572.5 million was outstanding (the “2017 term-loan”). The 2017 term-loan matures on October 31, 2017. The outstanding principal amount is payable in equal quarterly installments of 2.50% per quarter, with the remaining balance payable on the maturity date.

On March 31, 2014, Actavis plc, Actavis Capital, Actavis, Inc., BofA, as Administrative Agent, and a syndicate of banks participating as lenders entered into the 2014 ACT Term Loan Agreement to amend and restate the Existing ACT Term Loan Agreement. On July 1, 2014, in connection with the Forest Acquisition, the Company borrowed $2.0 billion of term loan indebtedness under tranche A-2 of the 2014 ACT Term Loan Agreement, which is due July 1, 2019 (the “2019 term-loan”). The outstanding principal amount is payable in equal quarterly installments of 2.50% per quarter, with the remaining balance payable on the maturity date.

The ACT Term Loan Agreement provides that loans thereunder will bear interest, at the Company’s choice, of a per annum rate equal to either (a) a base rate, plus an applicable margin per annum varying from (x) 0.00% per annum to 1.00% per annum with respect to the 2017 term-loan and (y) 0.125% per annum to 0.875% per annum

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with respect to the 2019 term-loan, depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from (x) 1.00% per annum to 2.00% per annum with respect to the 2017 term-loan and (y) 1.125% per annum to 1.875% per annum with respect to the 2019 term-loan, depending on the Debt Rating.

The Company is subject to, and at December 31, 2014 was in compliance with, all financial and operational covenants under the terms of the ACT Term Loan Agreement. The outstanding balance of the 2017 term-loan and the 2019 term-loan at December 31, 2014 was $932.6 million and $1,900.0 million, respectively. The book value of the outstanding indebtedness approximates fair value as the debt is at variable interest rates and re-prices frequently.

Revolving Credit Facility

On December 17, 2014, Actavis plc and certain of its subsidiaries entered into a revolving credit loan and guaranty agreement (the “Revolver Agreement”) among Actavis Capital, as borrower, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto (the “Revolving Lenders”), JPMCB as administrative agent, J.P. Morgan Europe Limited, as London agent, and the other financial institutions party thereto. Under the Revolver Agreement, the Revolving Lenders have committed to provide an unsecured revolving credit facility in an aggregate principal amount of up to $1.0 billion. The Revolver Agreement replaces Actavis plc’s existing $750.0 million second amended and restated Actavis revolving credit and guaranty agreement dated as of June 30, 2014 (the “Existing Revolver”) among Actavis Capital, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, BofA, as administrative agent and the lenders from time to time party thereto. At closing, $600.0 million of loans were borrowed under the Revolver Agreement.

The Revolver Agreement provides that loans thereunder will bear interest, at Actavis Capital’s choice, of a per annum rate equal to either (a) a base rate, plus an applicable margin per annum varying from 0.00% per annum to 1.00% per annum depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from 0.875% per annum to 2.00% per annum depending on the Debt Rating. Additionally, to maintain availability of funds, the Company pays an unused commitment fee, which according to the pricing grid is set at 0.075% to 0.250% per annum, depending on the Debt Rating, of the unused portion of the revolver. The Revolving Credit Agreement will mature on December 17, 2019.

The obligations of Actavis Capital under the Revolver Agreement are guaranteed by Actavis plc, Warner Chilcott Limited, Actavis, Inc. and Actavis Funding SCS and will be guaranteed by any subsidiary of Actavis (other than Actavis Capital) that becomes a guarantor of third party indebtedness in an aggregate principal amount exceeding $350 million (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Actavis plc).

The Company is subject to, and as of December 31, 2014 was in compliance with, all financial and operational covenants under the terms of the Revolving Credit Facility. At December 31, 2014, $255.0 million was outstanding and letters of credit outstanding were $10.4 million. The net availability under the Revolving Credit Facility was $734.6 million.

Term Loan Credit Agreement

On December 17, 2014, Actavis and certain of its subsidiaries entered into the Term Loan Credit Agreement.

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Borrowings under the Term Loan Credit Agreement bear interest at Actavis Capital’s choice of a per annum rate equal to either (a) a base rate plus an applicable margin per annum varying from (x) 0.00% per annum to 1.00% per annum under the Allergan Three Year Tranche and (y) 0.125% per annum to 1.250%% per annum under the Five Year Tranche, depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from (x) 1.00% per annum to 2.00% per annum under the Allergan Three Year Tranche and (y) 1.125% per annum to 2.250% per annum under the Allergan Five Year Tranche, depending on the Debt Rating. The outstanding principal amount of loans under the Allergan Three Year Tranche is not subject to quarterly amortization and shall be payable in full on the three year anniversary of the funding date. The outstanding principal amount of loans under the Allergan Five Year Tranche is payable in equal quarterly amounts of 2.50% per quarter prior to the fifth anniversary of the funding date, with the remaining balance payable on the fifth year anniversary of the funding date. In addition, under the Term Loan Credit Agreement, Actavis Capital will pay a nonrefundable ticking fee of 0.175% on the amount of the aggregate commitments in effect from December 17, 2014 until the earlier of the termination or expiration of the commitments thereunder and the funding date thereunder.

The obligations of Actavis Capital under the Term Loan Credit Agreement are guaranteed by Warner Chilcott Limited, Actavis, Inc. and Actavis Funding SCS and will be guaranteed by any subsidiary of Actavis plc (other than Actavis Capital or a direct subsidiary of Actavis plc) that becomes a guarantor of third party indebtedness in an aggregate principal amount exceeding $350 million (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Actavis plc).

Bridge Credit Agreement

On December 17, 2014, Actavis and certain of its subsidiaries entered into a 364-day senior unsecured bridge credit agreement (the “Bridge Credit Agreement”), among Actavis Capital, as borrower, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto (the “Bridge Lenders”), JPMCB, as administrative agent and the other financial institutions party thereto. Under the Bridge Credit Agreement, the Bridge Lenders have committed to provide, subject to certain conditions, unsecured bridge financing in an aggregate principal amount of up to $30.9 billion. $2.8 billion was drawn under the Bridge Credit Agreement as part of the close of the Allergan Acquisition. The proceeds of borrowings under the Bridge Credit Agreement are to be used to finance, in part, the cash component of the Allergan Acquisition consideration and certain fees and expenses incurred in connection with the Allergan Acquisition, to the extent Actavis plc does not arrange for alternative financing prior to the consummation of the Allergan Acquisition. The Bridge Credit Agreement will mature on the day that is 364 days after the funding date thereunder (or if such day is not a business day, the immediately preceding business day). Actavis Capital would expect to refinance any borrowings under the Bridge Credit Agreement with the proceeds of other external indebtedness.

Borrowings under the Bridge Credit Agreement bear interest at Actavis Capital’s choice of a per annum rate equal to either (a) a base rate plus an applicable margin per annum varying from 0.00% per annum to 2.50% per annum, depending on the Debt Rating and the number of days for which the loans remain outstanding from the date of funding thereunder or (b) a Eurodollar rate, plus an applicable margin varying from 1.00% per annum to 3.50% per annum, depending on the Debt Rating and the number of days for which the loans remain outstanding from the date of funding thereunder. In addition, under the Bridge Credit Agreement, Actavis Capital will pay (x) a nonrefundable ticking fee of 0.175% on the amount of the aggregate commitments in effect from December 17, 2014 until the earlier of the termination or expiration of the commitments thereunder and the funding date thereunder and (y) a non-refundable duration fee of 0.50%, 1.00% and 1.50% is payable on the 90th, 180th and 270th day, respectively, after the funding date on the aggregate principal amount of the loans outstanding on such day.

Actavis Public Limited Company

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The Bridge Credit Agreement requires (i) mandatory commitment reductions with the net cash proceeds of certain asset sales and recovery events and the gross cash proceeds of debt or equity issuances or (ii) if the loans under the Bridge Credit Agreement have been funded, mandatory prepayments with the net cash proceeds of certain asset sales and recovery events and debt or equity issuances, in each case, subject to customary exceptions.

The obligations of Actavis Capital under the Bridge Credit Agreement are guaranteed by Warner Chilcott Limited, Actavis, Inc. and Actavis Funding SCS and will be guaranteed by any subsidiary of Actavis plc (other than Actavis Capital or a direct subsidiary of Actavis plc) that becomes a guarantor of third party indebtedness in an aggregate principal amount exceeding $350 million (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Actavis plc).

Senior Notes Indebtedness

Acquired Allergan Notes

On March 17, 2015, in connection with the Allergan Acquisition, the Company acquired the indebtedness of Allergan, comprised of (i) the $800.0 million 5.75% senior notes due 2016, (ii) the $650.0 million 3.375% senior notes due 2020, (iii) the $250.0 million 1.350% senior notes due 2018 and (iv) $350.0 million 2.800% senior notes due 2023 (together, the “Acquired Allergan Notes”). Interest payments are due on the $800.0 million senior notes due 2016 semi-annually on April 1 and October 1, beginning October 1, 2006. Interest payments are due on the $650.0 million senior notes due 2020 semi-annually on March 15 and September 15, beginning March 15, 2011. Interest payments are due on the $250.0 million senior notes due 2018 semi-annually on March 15 and September 15, beginning September 15, 2013. Interest payments are due on the $350.0 million senior notes due 2023 semi-annually on March 15 and September 15, beginning September 15, 2013.

Acquired Forest Notes

On July 1, 2014 in connection with the Forest Acquisition, the Company acquired the indebtedness of Forest comprised of the $1,050.0 million 4.375% senior notes due 2019, the $750.0 million 4.875% senior notes due 2021 and the $1,200.0 million 5.000% senior notes due 2021 (together the “Acquired Forest Notes”). Interest payments are due on the $1,050.0 million senior notes semi-annually in arrears on February 1 and August 1 beginning August 1, 2014. Interest payments are due on the $750.0 million senior notes due 2021 semi-annually in arrears on February 15 and August 15 beginning August 15, 2014. Interest payments are due on the $1,200.0 million senior note due 2021 semi-annually in arrears on June 15 and December 15, beginning December 15, 2014. As a result of acquisition accounting, the notes were fair valued with a premium of $260.3 million as of July 1, 2014, which will be amortized as contra-interest over the life of the notes. The fair value of the Company’s outstanding Acquired Forest Notes ($3,000.0 million face value), as determined in accordance with ASC Topic 820 under Level 2 based upon quoted prices for similar items in active markets, was $3,221.3 million as of December 31, 2014.

Actavis Public Limited Company

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2014 Notes Issuance

On June 10, 2014, Actavis Funding SCS, a limited partnership (societe en commandite simple), organized under the laws of the Grand Duchy of Luxembourg, an indirect subsidiary of Actavis plc, issued $500.0 million 1.300% notes due 2017, $500.0 million 2.450% notes due 2019, $1,200.0 million 3.850% notes due 2024 and $1,500.0 million 4.850% notes due 2044 (collectively the “2014 New Notes”). Interest payments are due on the 2014 New Notes on June 15 and December 15 semi-annually, beginning on December 15, 2014. The guarantors of the debt are Warner Chilcott Limited, Actavis Capital S.a.r.l., and Actavis, Inc. Actavis plc will not guarantee the 2014 New Notes. The fair value of the Company’s outstanding 2014 New Notes ($3,700.0 million face value), as determined in ASC 820 under Level 2 based upon quoted prices for similar items in active markets, was $3,742.6 million as of December 31, 2014.

Actavis, Inc. Supplemental Indenture

On October 1, 2013, the Company, Actavis, Inc., a wholly owned subsidiary of the Company, and Wells Fargo Bank, National Association, as trustee, entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the indenture, dated as of August 24, 2009 (the “Base Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture (each as defined below), the “Indenture”), as supplemented by the first supplemental indenture, dated as of August 24, 2009 (the “First Supplemental Indenture”), the second supplemental indenture, dated as of May 7, 2010 (the “Second Supplemental Indenture”), and the third supplemental indenture, dated as of October 2, 2012 (the “Third Supplemental Indenture”). Pursuant to the Fourth Supplemental Indenture, the Company has provided a full and unconditional guarantee of Actavis, Inc.’s obligations under its then outstanding $450.0 million 5.000% senior notes due August 15, 2014, (the “2014 Notes”), its $400.0 million 6.125% senior notes due August 15, 2019 (the “2019 Notes”), its $1,200.0 million 1.875% senior notes due October 1, 2017 (the “2017 Notes”), its $1,700.0 million 3.250% senior notes due October 1, 2022 (the “2022 Notes”) and its $1,000.0 million 4.625% Senior Notes due October 1, 2042 (the “2042 Notes”, and together with the 2014 Notes, the 2019 Notes, the 2017 Notes and the 2022 Notes, the “Actavis, Inc. Notes”).

WC Supplemental Indenture

On October 1, 2013, the Company, WCCL, Warner Chilcott Finance LLC (the “Co-Issuer” and together with WC Company, the “Issuers”) and Wells Fargo Bank, National Association, as trustee (the “WC Trustee”), entered into a third supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of August 20, 2010 (the “WC Indenture”), among the Issuers, the guarantors party thereto and the WC Trustee, with respect to the Issuers’ 7.75% senior notes due 2018 (the “WC Notes”). Pursuant to the Supplemental Indenture, the Company had provided a full and unconditional guarantee of the Issuers’ obligations under the WC Notes and the WC Indenture.

On July 21, 2014, the Company redeemed the WC Notes for $1,311.8 million, which includes a make-whole premium of $61.8 million and the principal amount of the WC Notes of $1,250.0 million. As a result of the transaction, the Company recognized a gain in July of 2014 of $29.9 million, which includes the write-off of the then outstanding unamortized premium.

2012 Notes Issuance

On October 2, 2012, Actavis, Inc. issued the 2017 Notes, the 2022 Notes, and the 2042 Notes (collectively the “2012 Senior Notes”). Interest payments are due on the 2012 Senior Notes semi-annually in arrears on April 1 and October 1 beginning April 1, 2013. Net proceeds from the offering of the 2012 Senior Notes were used for

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2012 Notes Issuance – continued

the Actavis Group Acquisition. The fair value of the Company’s outstanding 2012 Senior Notes ($3,900.0 million face value), as determined in accordance with ASC 820 under Level 2 based upon quoted prices for similar items in active markets, was $3,814.9 million and $3,683.2 million as of December 31, 2014 and 2013, respectively.

2009 Notes Issuance

On August 24, 2009, Actavis, Inc. issued the 2014 Notes and the 2019 Notes (collectively the “2009 Senior Notes”). Interest payments are due on the 2009 Senior Notes semi-annually in arrears on February 15 and August 15, respectively, beginning February 15, 2010. Net proceeds from the offering of 2009 Senior Notes were used to repay certain debt with the remaining net proceeds being used to fund a portion of the cash consideration for the Arrow Group Acquisition. The 2014 Notes, which had an outstanding principal balance of $450.0 million and which were fully and unconditionally guaranteed by us, were redeemed on November 5, 2013 at a redemption price equal to $465.6 million, which resulted in a cash expense of $15.6 million in the fourth quarter of 2013. The fair value of the Company’s outstanding 2009 Senior Notes ($400.0 million face value), as determined in accordance with ASC 820 under Level 2 based upon quoted prices for similar items in active markets, was $457.9 million and $460.9 million as of December 31, 2014 and 2013, respectively.

Long-term Obligations

The following table lists our enforceable and legally binding obligations as of December 31, 2014. Some of the amounts included herein are based on management’s estimates and assumptions about these obligations, including their duration, the possibility of renewal, anticipated actions by third parties and other factors. Because these estimates and assumptions are necessarily subjective, the enforceable and legally binding obligation we will actually pay in future periods may vary from those reflected in the table:

	Payments Due by Period (Including Interest on Debt)
(in millions)	Total	2015	2016-2017	2018-2019	Thereafter
	$	$	$	$	$
Long-term debt(1)	15,084.2	401.7	3,593.1	3,739.4	7,350.0
Cash interest(1)	5,431.5	502.7	968.6	804.8	3,155.4
Contingent consideration liabilities(2)	631.0	237.8	57.1	66.8	269.3
Operating lease obligations(3)	618.1	78.4	134.4	98.2	307.1
Capital lease obligations(4)	18.2	5.0	8.6	3.9	0.7
Milestone obligations(5)	668.6	396.2	134.3	76.1	62.0
Other obligations and commitments(6)	955.5	202.0	309.0	401.3	43.2

Total(7)	23,407.1	1,823.8	5,205.1	5,190.5	11,187.7

(1)	Amounts represent total minimum cash payments and anticipated interest payments, as applicable, assuming scheduled repayments under the WC Term Loan Agreement, the ACT Term Loan Agreement and maturities of the Company’s existing notes. Amounts exclude fair value adjustments, discounts or premiums on outstanding debt obligations and amounts outstanding under the Revolver Agreement of $255.0 million.
(2)	Amount primarily represents contingent consideration obligations, including accretion resulting from various acquisitions.

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Senior Notes Indebtedness - continued

Long-term Obligations – continued

(3)	Amount represents operating leases for our global business. There are no contingent rental amounts or sublease rentals.
(4)	Amount represents capital leases for our global business, including interest. Leases are for property, plant and equipment, vehicles and furniture and fixtures.
(5)	We have future potential milestone payments and co-development expenses payable to third parties as part of our licensing, development and co-development programs. Payments under these agreements generally become due and are payable upon the satisfaction or achievement of certain developmental, regulatory or commercial milestones or as development expenses are incurred on defined projects. Amounts represent contractual payment obligations due as actual expenditures are incurred by our partners or upon the achievement of developmental, regulatory or commercial milestones based on anticipated approval dates assuming all milestone approval events are met.

Other significant R&D milestone payments include:

•	Amounts owed to Amgen of up to $254.8 million;
•	Amounts owed to PregLem, to develop and, if approved, market products under development in the United States and Canada of $74.0 million relating to Esmya in the United States and Fibristal in Canada;
•	Amounts owed to Medicines360 relating to LNG 20 in the United States and Canada of $122.5 million;
•	Amounts owed to Paratek Pharmaceuticals Inc. under which we acquired certain rights to novel tetracyclines under development for the treatment of acne and rosacea of $17.0 million;
•	Amounts owed to Almirall, S.A. relating to the development and approval of an Aclidinium/Formoteral combination product of $50.0 million;
•	Amounts owed to Gideon Richter relating to the development and approval of Cariprazine of $50.0 million; and
•	Amounts owed to Janssen Pharmaceutica NV relating to the development and approval of Eluxadoline of $35.0 million.
We also have potential sales based milestones based on certain licensing agreements, which are not included in the table above as they are subject to the achievement of future results.
Milestone payment obligations are uncertain, including the prediction of timing and the occurrence of events triggering a future obligation and are not reflected as liabilities in our consolidated balance sheet. Amounts in the table above do not include royalty obligations on future sales of product as the timing and amount of future sales levels and costs to produce products subject to milestone obligations is not reasonably estimable.
(6)	Other obligations and commitments include agreements to purchase third-party manufactured products, capital purchase obligations for the construction or purchase of property, plant and equipment and the liability for income tax associated with uncertain tax positions.
(7)	Total does not include contractual obligations already included in current liabilities on our Consolidated Balance Sheet (except for capital leases, contingent consideration and the current portion of long-term debt) or certain purchase obligations, which are discussed below.

For purposes of the table above, obligations for the purchase of goods or services are included only for purchase orders that are enforceable, legally binding and specify all significant terms including fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the timing of the obligation. Our purchase orders are based on our current manufacturing needs and are typically fulfilled by our suppliers within a relatively short period. At December 31, 2014, we have open purchase orders that represent authorizations to purchase rather than binding agreements that are not included in the table above.

We are involved in certain equity investments that are intended to complement our core business and markets. We have the discretion to provide funding on occasion for working capital or capital expenditures. We make an evaluation of additional funding based on an assessment of the venture’s business opportunities. We believe that any possible commitments arising from the current arrangements will not be significant to our financial condition, results of operations or liquidity.

Off-Balance Sheet Arrangements

We do not have any material off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Financial risk management

The following discussion provides forward-looking quantitative and qualitative information about our potential exposure to market risk. Market risk represents the potential loss arising from adverse changes in the value of financial instruments. The risk of loss is assessed based on the likelihood of adverse changes in fair values, cash flows or future earnings. We are exposed to market risk for changes in the market values of our investments (Investment Risk) and the impact of interest rate changes (Interest Rate Risk) and the impact of foreign currency exchange changes (Foreign Currency Exchange Risk).

We maintain our portfolio of cash equivalents and short-term investments in a variety of securities, including both government and government agency obligations with ratings of A or better and money market funds. Our investments in marketable securities are governed by our investment policy which seeks to preserve the value of our principal, provide liquidity and maximize return on the Company’s investment against minimal interest rate risk. Consequently, our interest rate and principal risk are minimal on our non-equity investment portfolio. The quantitative and qualitative disclosures about market risk are set forth below.

Investment Risk

As of December 31, 2014, our total investments in marketable and equity securities of other companies, including equity method investments were $65.6 million (included in marketable securities and investments and other assets). The fair values of these investments are subject to significant fluctuations due to volatility of the stock market and changes in general economic conditions.

We regularly review the carrying value of our investments and identify and recognize losses, for income statement purposes, when events and circumstances indicate that any declines in the fair values of such investments below our accounting basis are other than temporary.

Interest Rate Risk

Our exposure to interest rate risk relates primarily to our non-equity investment portfolio and our floating rate debt. Our cash is invested in bank deposits and A-rated or better money market mutual funds.

Our portfolio of marketable securities includes U.S. treasury and agency securities classified as available-for-sale securities, with no security having a maturity in excess of two years. These securities are exposed to interest rate fluctuations. Because of the short-term nature of these investments, we are subject to minimal interest rate risk and do not believe that an increase in market rates would have a significant negative impact on the realized value of our portfolio.

Floating Rate Debt

At December 31, 2014, there were borrowings outstanding of $255.0 million under our Revolver Agreement. Borrowings under the revolving credit facility bear interest based on one-month London Interbank Offered Rate (“LIBOR”), plus an applicable margin. At December 31, 2014, borrowings outstanding under the WC Term Loan Agreement and the ACT Term Loan Agreement were $4,084.2 million. Assuming a one percent increase in the applicable interest rate, annual interest expense under the WC Term Loan Agreement and the ACT Term Loan Agreement would increase by approximately $40.8 million in 2015.

Fixed Rate Debt

Changes in market interest rates generally affect the fair value of fixed-rate debt, but do not impact earnings or cash flows.

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Foreign Currency Exchange Risk

We operate and transact business in various foreign countries and are, therefore, subject to the risk of foreign currency exchange rate fluctuations. The Company manages this foreign currency risk, in part, through operational means including managing foreign currency revenues in relation to same currency costs as well as managing foreign currency assets in relation to same currency liabilities. The Company is also exposed to the potential earnings effects from intercompany foreign currency assets and liabilities that arise from normal trade receivables and payables and other intercompany loans. The Company seeks to limit exposure to foreign exchange risk involving intercompany trade receivables and payables by settling outstanding amounts through normal payment terms. Other methodologies to limit the Company’s foreign exchange risks are being developed currently which may include foreign exchange forward contracts or options.

Net foreign currency gains and losses did not have a material effect on the Company’s results of operations for the years ended December 31, 2014 or 2013, respectively.

At this time, we have no material commodity price risks.

Inflation

We do not believe that inflation has had a significant impact on our revenues or operations.

Future developments

We are a global specialty pharmaceutical company engaged in the development, manufacturing, marketing and distribution of generic, branded generic, brand name, biosimilar and OTC pharmaceutical products. Through our third-party business within the North American Generics and International segment, we out-license generic pharmaceutical products rights that we develop or acquire, primarily in Europe. The Company operates manufacturing, distribution, R&D and administrative facilities in many of the world’s established and growing international markets, including the United States of America (“U.S.”), Canada and Puerto Rico (together “North America”), followed by its key international markets around the world (“ROW”). Additionally, we distribute generic and branded pharmaceutical products manufactured by third parties through our Anda Distribution segment.

Political donations

No political contributions that require disclosure under Irish law were made during the year.

Treasury Shares

At December 31, 2014 there were no treasury shares outstanding. The maximum number of treasury shares held at any time during the year ended December 31, 2014 was 606.0 thousand ordinary shares of $0.0001 par value each and 40.0 thousand deferred ordinary shares of €1 par value each. The maximum number of treasury shares held at any time during the period ended December 31, 2013 was 484.1 thousand ordinary shares of $0.0001 par value each and 40.0 thousand deferred ordinary shares of €1 par value each. During the period since incorporation, Actavis plc acquired treasury shares for nil consideration. These shares were acquired in connection with the company’s stock based payment compensation plans for employees.

Subsequent Events

On January 26, 2015, the Company announced that they have reached a definitive agreement, under which Actavis will acquire Auden Mckenzie for approximately £306 million in cash, plus a two-year royalty on a

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

percentage of gross profits of one of Auden Mckenzie’s products. The acquisition will be accounted for as a business combination and is expected to close in the first half of 2015.

On March 13, 2015, the Irish High Court approved the creation of distributable profits through a capital reduction which lowered share premium and increased profit and loss reserves in Actavis plc, the legal entity by $5,790.2 million.

Directors and secretary’s interests in shares

No director, the secretary or any member of their immediate families had any interest in shares or debentures of any subsidiary. Directors’ remuneration is set forth in “Note 25” to the Consolidated Financial Statements. The interest of the Directors and Company secretary who were in office at December 31, 2014, are presented in the table below.

	At December 31, 2014			At December 31, 2013 (or date appointed, if later)
	Shares		Options	Shares		Options
Directors:
Paul M. Bisaro	410,145	(1)	78,029	399,995		-
Brenton L. Saunders*	96,669	(2)	407,102	96,865	(3)	407,102
Nesli Basgoz, M.D.*	3,794	(4)	19,726	3,160	(5)	19,726
James H. Bloem	8,942		-	7,800		-
Christopher W. Bodine	12,771		-	11,629		-
Christopher J. Coughlin*	2,334	(6)	15,927	1,640	(6)	15,927
Tamar D. Howson	2,088		-	946		-
John A. King, Ph.D.	65,789		-	64,647		-
Catherine M. Klema	20,750		-	19,608		-
Jiri Michal	1,839		-	-		-
Patrick J. O’Sullivan	3,412		-	2,270		-
Ronald R. Taylor	23,084		-	21,942		-
Andrew L. Turner	1,142		-	-		-
Fred G. Weiss	25,417		-	24,275		-

Secretary:
A. Robert D. Bailey*	17,410	(7)	42,940	17,953	(8)	42,940

*	Appointed on July 1, 2014 as part of the Forest Acquisition.
(1)	Includes 10,150 restricted share units.
(2)	Includes 81,771 restricted share units.
(3)	Includes 96,358 restricted share units.
(4)	Includes 674 restricted share units.
(5)	Includes 1,401 restricted share units.
(6)	Includes 1,136 restricted share units.
(7)	Includes 13,012 restricted share units.
(8)	Includes 14,324 restricted share units.

Directors’ responsibilities for financial statements

The Directors are responsible for preparing this report and the financial statements in accordance with Irish law.

Actavis Public Limited Company

DIRECTORS’ REPORT - continued

Directors’ responsibilities for financial statements - continued

Irish law requires the Directors to prepare financial statements for each financial year giving a true and fair view of the state of the group’s and parent company’s affairs at the end of the financial year and of the group’s profit or loss for the financial year. Under that law, the Directors have prepared the group financial statements in accordance with US GAAP, as defined in Section 1(1) of the Companies (Miscellaneous Provisions) Act 2009, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Act or of any regulations made thereunder and the Parent Company financial statements in accordance with accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

In preparing these financial statements the Directors are required to:

•	select suitable accounting policies and then apply them consistently;
•	make judgements and estimates that are reasonable and prudent; and
•	prepare the financial statements on a going concern basis unless it is inappropriate to presume that the group will continue in business.

The Directors are responsible for keeping proper books of account, which disclose with reasonable accuracy at any time the financial position of the Parent Company and the Group and enable them to ensure that the financial statements have been properly prepared in accordance with the requirements of the Companies Acts 1963 to 2013. They are also responsible for safeguarding the assets of the Group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

The Directors are responsible for the maintenance and integrity of the corporate and financial information included on the Parent Company’s website. Legislation in the Republic of Ireland concerning the preparation and dissemination of financial statements may differ from legislation in other jurisdictions.

Books of account

The measures taken by the Directors to secure compliance with the Company’s obligation to keep proper books of account are the use of appropriate systems and procedures and employment of competent persons.

To achieve this, the Directors have appointed a Chief Financial Officer who makes regular reports to the Board of Directors and ensures compliance with requirements of Section 202 of the Companies Act, 1990.

The books of account are kept at 1 Grand Canal Square, Docklands, Dublin 2, Ireland.

Auditors

The auditors, PricewaterhouseCoopers, will be re-appointed in accordance with Section 160 (2) of the Companies Act, 1963.

On behalf of the board

/s/ Paul M. Bisaro
Paul M. Bisaro Director

/s/ Brenton L. Saunders
Brenton L. Saunders Director

March 27, 2015

Independent auditors’ report to the members of Actavis Public Limited Company

We have audited the financial statements of Actavis Public Limited Company for the year ended December 31, 2014 which comprise the Consolidated Profit and Loss Account, the Consolidated Statement of Comprehensive Income, the Consolidated Balance Sheet, the Consolidated Statement of Shareholders’ Equity, the Consolidated Statement of Cashflows and the Parent Company Balance Sheet and the related notes. The financial reporting framework that has been applied in the preparation of the consolidated financial statements is Irish law and accounting principles generally accepted in the United States of America (US GAAP), as defined in Section 1(1) of the Companies (Miscellaneous Provisions) Act 2009, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts or of any regulations made thereunder. The financial reporting framework that has been applied in the preparation of the parent company financial statements is Irish law and accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

Respective responsibilities of directors and auditors

As explained more fully in the Directors’ Responsibilities Statement set out on pages 79 and 80, the directors are responsible for the preparation of the financial statements giving a true and fair view. Our responsibility is to audit and express an opinion on the financial statements in accordance with Irish law and International Standards on Auditing (UK and Ireland). Those standards require us to comply with the Auditing Practices Board’s Ethical Standards for Auditors.

This report, including the opinions, has been prepared for and only for the company’s members as a body in accordance with Section 193 of the Companies Act, 1990 and for no other purpose. We do not, in giving these opinions, accept or assume responsibility for any other purpose or to any other person to whom this report is shown or into whose hands it may come save where expressly agreed by our prior consent in writing.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error. This includes an assessment of: whether the accounting policies are appropriate to the group and the parent company’s circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements. In addition, we read all the financial and non-financial information in the annual report to identify material inconsistencies with the audited financial statements and to identify any information that is apparently materially incorrect based on, or materially inconsistent with, the knowledge acquired by us in the course of performing the audit. If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion:

•

the consolidated financial statements give a true and fair view, in accordance with US GAAP, as defined in Section 1(1) of the Companies (Miscellaneous Provisions) Act 2009, to the extent that the use of those principles in the preparation of the consolidated financial statements does not contravene any provision of the Companies Acts or of any regulations made thereunder, of the state of the group’s affairs as at December 31, 2014 and of its loss and cash flows for the year then ended;

•

the Parent Company Balance Sheet gives a true and fair view in accordance with Generally Accepted Accounting Practice in Ireland of the state of the parent company’s affairs as at December 31, 2014; and

•	the financial statements have been properly prepared in accordance with the requirements of the Companies Acts 1963 to 2013.

Matters on which we are required to report by the Companies Acts 1963 to 2013

•	We have obtained all the information and explanations which we consider necessary for the purposes of our audit.
•	In our opinion proper books of account have been kept by the parent company.
•	The Parent Company Balance Sheet is in agreement with the books of account.
•	In our opinion the information given in the Directors’ Report is consistent with the financial statements.
•

The net assets of the parent company, as stated in the Parent Company Balance Sheet, are more than half of the amount of its called-up share capital and, in our opinion, on that basis there did not exist at December 31, 2014 a financial situation which under Section 40 (1) of the Companies (Amendment) Act, 1983 would require the convening of an extraordinary general meeting of the parent company.

Matters on which we are required to report by exception

We have nothing to report in respect of the provisions in the Companies Acts 1963 to 2013 which require us to report to you if, in our opinion, the disclosures of directors’ remuneration and transactions specified by law are not made.

Enda McDonagh

for and on behalf of PricewaterhouseCoopers

Chartered Accountants and Statutory Audit Firm

Dublin

March 27, 2015

Actavis Public Limited Company

CONSOLIDATED PROFIT AND LOSS ACCOUNT

Year Ended December 31, 2014

(all amounts in millions except per share amounts)	Notes	2014 $	2013 $

Revenue	2, 17	13,062.3	8,677.6
Cost of sales		(6,303.8)	(4,690.7)

Gross profit		6,758.5	3,986.9
Selling, general and administrative expenses		(6,940.3)	(3,793.2)
Research and development		(1,085.9)	(616.9)
Other income	8	2.2	38.3
Interest expense and similar items	14	(455.5)	(258.3)
Interest income		8.9	4.8

(Loss) before income taxes and noncontrolling interest		(1,712.1)	(638.4)
Benefit / (Provision) for income taxes	15	81.9	(112.7)

(Loss)		(1,630.2)	(751.1)

Income/(loss) attributable to noncontrolling interest		0.3	(0.7)

(Loss) for the year		(1,630.5)	(750.4)

Loss per share:
Basic	2	(7.42)	(5.27)
Diluted	2	(7.42)	(5.27)

Weighted average shares outstanding:
Basic	2	219.7	142.3
Diluted	2	219.7	142.3

See accompanying notes to consolidated financial statements.

On behalf of the board

/s/ Paul M. Bisaro

Paul M. Bisaro

Director

/s/ Brenton L. Saunders

Brenton L. Saunders

Director

Actavis Public Limited Company

CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS)/ INCOME

Year Ended December 31, 2014

(all amounts in millions)	Notes	2014 $	2013 $

(Loss)		(1,630.2)	(751.1)

Other comprehensive income:
Foreign currency translation (loss) / gains	16, 20	(519.5)	48.4
Unrealised (losses) / gains, net of tax	7, 16, 20	(36.4)	5.3

Total other comprehensive (loss)/income		(555.9)	53.7

Comprehensive (loss)		(2,186.1)	(697.4)
Comprehensive loss/ (income) attributable to noncontrolling interest		(0.3)	0.7

Comprehensive (loss)		(2,186.4)	(696.7)

See accompanying notes to consolidated financial statements.

Actavis Public Limited Company

CONSOLIDATED BALANCE SHEET

As of December 31, 2014

(all amounts in millions)	Notes	2014 $	2013 $

Assets
Fixed assets:
Intangible assets
Goodwill	13	24,521.5	8,197.6
Other intangibles	13	19,188.4	8,234.5
Tangibleassets
Property, plant and equipment	11	1,594.7	1,616.8
Investments	12	64.6	13.3

Total fixed assets		45,369.2	18,062.2

Current assets:
Assets held for sale	5	949.2	271.0
Inventories	9	2,075.5	1,786.3
Debtors:
Accounts receivable		2,372.3	1,404.9
Other assets	12	170.8	124.2
Prepaid expenses and other current assets	12	733.4	409.2
Deferred income taxes – amounts due within one year	15	500.3	231.8
Deferred income taxes – amounts due after more than one year	15	61.4	139.5
Marketable securities	12	1.0	2.5
Cash and cash equivalents		250.0	329.0

		7,113.9	4,698.4

Creditors (amounts falling due within a year)
Current portion of long term debt and capital leases	14	697.4	534.6
Accounts payable		644.6	493.3
Accrued expenses and other liabilities	10	1,471.7	768.7
Income taxes payable	15	50.4	85.8
Deferred revenue		27.0	38.8
Liabilities held for sale	5	25.9	246.6

Total current liabilities		2,917.0	2,167.8

Net current assets		4,196.9	2,530.6

Total assets less current liabilities		49,566.1	20,592.8

Creditors (amounts falling after more than one year)
Long term-debt and capital leases	14	14,846.3	8,517.4
Deferred revenue		38.8	40.1
Other long term liabilities		65.1	45.1

		14,950.2	8,602.6

Actavis Public Limited Company

CONSOLIDATED BALANCE SHEET - continued

As of December 31, 2014

(all amounts in millions)	Notes	2014 $	2013 $
Provisions for liabilities
Pensions and similar obligations	7	110.4	51.9
Severance provision	18	129.4	116.7
Uncertain tax positions	15	846.2	232.8
Litigation related	21	365.0	260.0
Deferred income taxes	15	3,109.2	858.0
Sales returns and allowances	2	1,323.4	719.0
Contingent consideration	20	396.8	214.7

Net assets		28,335.5	9,537.1

Capital and reserves
Called up share capital		-	-
Share premium		45,776.9	25,080.5
Other reserves		(17,247.6)	(16,980.7)
Profit and loss account		(198.2)	1,432.3

Shareholders’ equity		28,331.1	9,532.1

Non controlling interest		4.4	5.0

Total shareholders’ funds		28,335.5	9,537.1

See accompanying notes to consolidated financial statements.

On behalf of the board

/s/ Paul M. Bisaro

Paul M. Bisaro

Director

/s/ Brenton L. Saunders

Brenton L. Saunders

Director

Actavis Public Limited Company

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

As of December 31, 2014

(all amounts in millions)	Called up share capital	Share premium account	Other reserves	Profit and loss account	Total
	$	$	$	$	$

Balance as of December 31, 2012	0.4	-	1,650.7	2,182.7	3,833.8
Loss for the year	-	-	-	(750.4)	(750.4)
Stock-based compensation related activity	-	-	201.1	-	201.1
Exercise of non-qualified options to purchase ordinary shares	-	-	48.0	-	48.0
Acquisition of noncontrolling interest	(0.4)	-	(4.3)	-	(4.7)
Result of contribution of Actavis Inc. to Actavis plc	-	-	0.4	-	0.4
Repurchase of ordinary shares	-	-	(170.0)	-	(170.0)
Other comprehensive income	-	-	53.7	-	53.7
Issuance of shares in connection with the Warner Chilcott Acquisition	-	-	5,833.9	-	5,833.9
Issuance of shares upon group reorganisation	-	25,080.5	(25,080.5)	-	-
Issuance of shares in connection with the Actavis Acquisition	-	-	486.3	-	486.3

Balance as of December 31, 2013	-	25,080.5	(16,980.7)	1,432.3	9,532.1
Loss for the year	-	-	-	(1,630.5)	(1,630.5)
Value of employee services, net	-	-	289.0	-	289.0
Other comprehensive income	-	-	(555.9)	-	(555.9)
Issuance of shares in connection with the Forest Acquisition	-	20,590.5	-	-	20,590.5
Issuance of shares post group reorganisation	-	105.9	-	-	105.9

Balance as of December 31, 2014	-	45,776.9	(17,247.6)	(198.2)	28,331.1

Actavis Public Limited Company

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2014

(all amounts in millions)

	2014 $	2013 $
Cash Flows From Operating Activities:
(Loss)	(1,630.2)	(751.1)
Reconciliation to net cash provided by operating activities:
Depreciation	230.9	202.0
Amortization	2,597.5	842.7
Provision for inventory reserve	156.1	113.8
Share-based compensation	368.0	133.6
Deferred income tax benefit	(690.1)	(275.0)
(Earnings) on equity method investments	(6.1)	(5.7)
Gain on sale of securities	(4.3)	-
Goodwill impairment	17.3	647.5
In-process research and development impairments	424.3	4.9
Loss on asset sales and impairment, net	143.1	55.9
Amortization of inventory step up	985.8	267.0
Loss on foreign exchange derivatives	-	-
Amortization of deferred financing costs	87.2	10.3
Increase / (decrease) in allowance for doubtful accounts	11.9	(0.3)
Accretion of preferred stock and contingent payment consideration	20.7	11.4
Contingent consideration fair value adjustment	(91.9)	148.6
Non-cash impact of debt extinguishment	(91.7)	-
Excess tax benefit from stock-based compensation	(51.1)	(69.0)
Impact of assets held for sale	190.8	42.7
Other, net	6.7	(2.2)
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	(611.1)	19.1
Decrease / (increase) in inventories	(207.2)	(213.1)
Decrease / (increase) in prepaid expenses and other current assets	29.4	49.9
Increase / (decrease) in accounts payable and accrued expenses	416.5	(20.4)
Increase / (decrease) in deferred revenue	(21.9)	28.2
Increase / (decrease) in income and other taxes payable	29.7	7.4
Increase / (decrease) in other assets and liabilities	(67.3)	(34.7)

Total adjustments	3,873.2	1,964.6

Net cash provided by operating activities	2,243.0	1,213.5

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(238.6)	(177.9)
Additions to product rights and other intangibles	(36.1)	(130.0)
Additions to marketable securities and other investments	(1.0)	-
Proceeds from sales of property, plant and equipment	13.7	7.1
Proceeds from sales of marketable securities and other investments	12.0	33.2
Proceeds from sales of assets	441.7	4.5
Acquisition of business, net of cash acquired	(5,562.3)	(15.1)
Other investing activities, net	-	2.9

Net cash (used in) investing activities	(5,370.6)	(275.3)

Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt	8,076.2	1,882.3
Proceeds from borrowings on revolving credit facility	1,280.0	555.0
Debt issuance costs and other financing costs	(224.3)	(7.4)
Payments on debt, including capital lease obligations	(6,127.0)	(3,229.5)
Proceeds from stock plans	105.9	48.0
Payment of contingent consideration	(14.3)	(4.3)
Repurchase of ordinary shares	(130.1)	(170.0)
Acquisition of noncontrolling interest	-	(10.4)
Excess tax benefit from stock-based compensation	51.1	69.0

Net cash provided by / (used in) financing activities	3,017.5	(867.3)

Effect of currency exchange rate changes on cash and cash equivalents	(5.9)	(23.9)
Movement in Cash held for sale	37.0	(37.0)

Net (decrease) / increase in cash and cash equivalents	(79.0)	10.0
Cash and cash equivalents at beginning of period	329.0	319.0

Cash and cash equivalents at end of period	250.0	329.0

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	316.8	226.5

Income taxes, net of refunds	560.6	380.1

Schedule of Non-Cash Investing Activities:
Acquisition of Forest net assets	20,590.5	-
Acquisition of Warner Chilcott net assets	-	5,654.4

Schedule of Non-Cash Financing Activities:
Acquisition of Forest net assets	20,590.5	-
Equity consideration related to Warner Chilcott Acquisition, net of shares cancelled	-	5,833.9

Shares issued in connection with Actavis Group Acquisition	-	486.3

See accompanying Notes to the Consolidated Financial Statements.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1	The Company

Actavis plc (formerly known as Actavis Limited) is the ultimate parent of a global specialty pharmaceutical company engaged in the development, manufacturing, marketing, and distribution of generic, branded generic, brand name (“brand”, “branded” or “specialty brand”), biosimilar and over-the-counter (“OTC”) pharmaceutical products. We also develop and out-license generic pharmaceutical products primarily in Europe through our Medis third-party business. In the third quarter of 2014, in connection with the Forest Acquisition (defined below), the Board of Directors realigned the Company’s global strategic business structure. Under the new organizational structure, the Company organized its business into three operating segments: North American Brands, North American Generics and International, and Anda Distribution. The Company has operations in more than 60 countries throughout North America (The United States of America (“U.S.”), Canada, and Puerto Rico) and the rest of world. The U.S. remains our largest commercial market and represented more than half of total revenues for each of 2014 and 2013. As of December 31, 2014, we marketed approximately 250 generic pharmaceutical product families and approximately 80 brand pharmaceutical product families in the U.S. and distributed approximately 12,650 stock-keeping units (“SKUs”) through our Anda Distribution segment.

Actavis plc was incorporated in Ireland on May 16, 2013 as a private limited company and re-registered effective September 18, 2013 as a public limited company. It was established for the purpose of facilitating the business combination between Actavis, Inc. and Warner Chilcott plc (“Warner Chilcott”). On October 1, 2013, pursuant to the transaction agreement dated May 19, 2013 among Actavis, Inc., Warner Chilcott, the Company, Actavis Ireland Holding Limited, Actavis W.C. Holding LLC (now known as Actavis W.C. Holding Inc.) and Actavis W.C. Holding 2 LLC (now known as Actavis W.C. Holding 2 Inc.) (“MergerSub”), (i) the Company acquired Warner Chilcott (the “Warner Chilcott Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 where each Warner Chilcott ordinary share was converted into 0.160 of an Actavis plc ordinary share (the “Company Ordinary Shares”), or $5,833.9 million in equity consideration, and (ii) MergerSub merged with and into Actavis, Inc., with Actavis, Inc. as the surviving corporation in the merger (the “Merger” and, together with the Warner Chilcott Acquisition, the “Transactions”). Following the consummation of the Transactions, Actavis, Inc. and Warner Chilcott became wholly-owned subsidiaries of Actavis plc. Each of Actavis, Inc.’s common shares was converted into one Company Ordinary Share.

On October 31, 2012, Watson Pharmaceuticals, Inc. completed the acquisition of the Actavis Group for a cash payment of €4.2 billion, or approximately $5.5 billion, and contingent consideration of 5.5 million newly issued shares of Actavis, Inc., which have since been issued (the “Actavis Group Acquisition”). Watson Pharmaceuticals, Inc.’s Common Stock was traded on the NYSE under the symbol “WPI” until close of trading on January 23, 2013, at which time Watson Pharmaceuticals, Inc. changed its corporate name to “Actavis, Inc.” and changed its ticker symbol to “ACT.”

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Actavis plc is the successor issuer to Actavis, Inc. and to Warner Chilcott. Actavis plc’s ordinary shares are deemed to be registered under Section 12(b) of the Exchange Act, and Actavis plc is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. Actavis plc’s ordinary shares were approved for listing on the New York Stock Exchange (“NYSE”) and trade under the symbol “ACT”.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

1	The Company - continued

References throughout to “we,” “our,” “us,” the “Company” or “Actavis” refer to financial information and transactions of Watson Pharmaceuticals, Inc. prior to January 23, 2013, Actavis, Inc. from January 23, 2013 until October 1, 2013 and Actavis plc subsequent to October 1, 2013.

References throughout to “Ordinary Shares” refer to Actavis, Inc.’s Class A common shares, par value $0.0033 per share, prior to the consummation of the Transactions and to Actavis plc’s ordinary shares, par value $0.0001 per share, since the consummation of the Transactions.

2	Basis of preparation and summary of accounting policies

The directors have elected to prepare the consolidated financial statements of the Company in accordance with section 1 of the Companies (Miscellaneous Provisions) Act 2009, which provides that a true and fair view of the state of affairs and profit and loss may be given by preparing the financial statements in accordance with US GAAP, as defined in section 1 (1) of the Companies (Miscellaneous Provisions) Act 2009, to the extent that the use of those principles in the preparation of the financial statements does not contravene any provision of the Companies Acts, as defined below, or of any regulations made there under.

These consolidated financial statements were prepared in accordance with Irish Company Law, to present to the shareholders of the Company and file with the Companies Registration Office in Ireland. Accordingly, these financial statements include disclosures required by the Republic of Ireland’s Companies Acts, 1963 – 2013 (the “Companies Acts”) in addition to those required under accounting principles generally accepted in the US (“US GAAP”). The consolidated financial statements include the accounts of subsidiaries, after elimination of intercompany accounts and transactions. The consolidated financial information presented herein reflects all financial information that, in the opinion of management, is necessary for a fair statement of financial position, profit and loss and cash flows for the periods presented.

The significant accounting policies adopted by the Company are as follows:

Reclassifications

The Company has made certain reclassifications to prior period information to conform to the current period presentation, including expanding the categories disclosed in the accompanying statement of cash flows to include “In-process research and development impairments”.

Use of estimates

Management is required to make certain estimates and assumptions in order to prepare consolidated financial statements in conformity with GAAP. Such estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The Company’s most significant estimates relate to the determination of SRA’s (defined below) included within either accounts receivable or provisions, the valuation of inventory balances, the determination of useful lives for intangible assets, pension and other post-retirement benefit plan assumptions, the assessment of expected cash flows used in evaluating goodwill and other long-lived assets for impairment and recognition and measurement of assets acquired and liabilities assumed in business combinations at fair value. The estimation process required to prepare the

Actavis Public Limited Company

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2	Basis of preparation and summary of accounting policies - continued

Use of estimates - continued

Company’s consolidated financial statements requires assumptions to be made about future events and conditions, and as such, is inherently subjective and uncertain. The Company’s actual results could differ materially from those estimates.

Foreign Currency Translation

For most of the Company’s international operations, the local currency has been determined to be the functional currency. The results of its non-U.S. dollar based operations are translated to U.S. dollars at the average exchange rates during the period. Assets and liabilities are translated at the rate of exchange prevailing on the balance sheet date. Equity is translated at the prevailing rate of exchange at the date of the equity transaction. Translation adjustments are reflected in stockholders’ equity and are included as a component of other comprehensive (loss) / income. The effects of converting non-functional currency assets and liabilities into the functional currency are recorded as general and administrative expenses in the consolidated profit and loss account.

The Company realizes foreign currency gains / (losses) in the normal course of business based on movement in the applicable exchange rates. These gains / (losses) are included as a component of general and administrative expenses.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to include cash in banks, commercial paper and deposits with financial institutions that can be liquidated without prior notice or penalty. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fair Value of Other Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, marketable securities, accounts and other receivables, investments, trade accounts payable, and long-term debt, including the current portion. The carrying amounts of cash and cash equivalents, marketable securities, accounts and other receivables and trade accounts payable are representative of their respective fair values due to their relatively short maturities. The fair values of investments in companies that are publicly traded and not accounted for under the equity method are based on quoted market prices. The Company estimates the fair value of its fixed rate long-term obligations based on quoted market rates. The carrying amount reported for long-term debt, other than the Company’s indebtedness under senior notes, is considered to be representative of fair value as they are at variable rates and reprice frequently.

Inventories

Inventories consist of finished goods held for sale and distribution, raw materials and work in process. Inventory includes product pending approval by the U.S. Food and Drug Administration (“FDA”), by other regulatory agencies or product that has not been launched due to contractual restrictions. This inventory consists of generic pharmaceutical products that are capitalized only when the bioequivalence of the product is demonstrated or the product has already received regulatory approval and is awaiting a contractual triggering event to enter the marketplace. Inventory also includes brand pharmaceutical products which

Actavis Public Limited Company

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2	Basis of preparation and summary of accounting policies - continued

Inventories - continued

represents FDA approved indications. Inventory valuation reserves are established based on a number of factors/situations including, but not limited to, raw materials, work in process, or finished goods not meeting product specifications, product obsolescence, or application of the lower of cost (first-in, first-out method) or market (net realizable value) concepts.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Major renewals and improvements are capitalized, while routine maintenance and repairs are expensed as incurred. The Company capitalizes interest on qualified construction projects. At the time property, plant and equipment are retired from service, the cost and accumulated depreciation is removed from the respective accounts.

Depreciation expense is computed principally on the straight-line method, over the estimated useful lives of the related assets. The following table provides the range of estimated useful lives used for each asset type:

Computer software / hardware (including internally developed)	3 - 10 years
Machinery and equipment	3 - 15 years
Research and laboratory equipment	3 - 10 years
Furniture and fixtures	3 - 10 years
Buildings, improvements, leasehold improvements and other	4 - 50 years
Transportation equipment	3 - 20 years

The Company assesses property, plant and equipment for impairment whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable.

Investments

The Company’s equity investments are accounted for under the equity method of accounting when the Company can exert significant influence and the Company’s ownership interest does not exceed 50%. The Company records equity method investments at cost and adjusts for the appropriate share of investee net earnings or losses. Investments in which the Company owns less than a 20% interest and cannot exert significant influence are accounted for using the cost method if the fair value of such investments is not readily determinable.

Marketable Securities

The Company’s marketable securities consist of U.S. treasury and agency securities and equity securities of publicly-held companies. The Company’s marketable securities are classified as available-for-sale and are recorded at fair value, based upon quoted market prices. Unrealized temporary adjustments to fair value are included on the balance sheet in a separate component of stockholders’ equity as unrealized gains and losses and are reported as a component of accumulated other comprehensive (loss) / income. No gains or losses on marketable securities are realized until shares are sold or a decline in fair value is determined to be other-than-temporary. If a decline in fair value is determined to be other-than-temporary, an impairment charge is recorded and a new cost basis in the investment is established.

Actavis Public Limited Company

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2	Basis of preparation and summary of accounting policies - continued

Goodwill and Intangible Assets with Indefinite-Lives

The Company tests goodwill and intangible assets with indefinite-lives for impairment annually in the second quarter by comparing the fair value of each of the Company’s reporting units to the respective carrying value of the reporting units. Additionally, the Company may perform interim tests if an event occurs or circumstances change that could potentially reduce the fair value of a reporting unit below its carrying amount. The carrying value of each reporting unit is determined by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units. Irish Company Law requires goodwill to be written off over a period of time which does not exceed its useful life. Consistent with US GAAP the Company does not amortize goodwill over an arbitrary period as it is considered to have an indefinite life.

Goodwill is considered impaired if the carrying amount of the net assets exceeds the fair value of the reporting unit. Impairment, if any, would be recorded in operating income and this could result in a material reduction in net income and earnings per share.

Acquired in-process research and development (“IPR&D”) intangible assets represent the value assigned to acquired research and development projects that, as of the date acquired, represent the right to develop, use, sell and/or offer for sale a product or other intellectual property that the Company has acquired with respect to products and/or processes that have not been completed or approved. The IPR&D intangible assets are subject to impairment testing until completion or abandonment of each project. Upon abandonment, the assets are impaired. Impairment testing requires the development of significant estimates and assumptions involving the determination of estimated net cash flows for each year for each project or product (including revenues, cost of sales, research and development (“R&D”) costs, selling and marketing costs and other costs which may be allocated), the appropriate discount rate to select in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, competitive trends impacting the asset and each cash flow stream as well as other factors. The major risks and uncertainties associated with the timely and successful completion of the IPR&D projects include legal risk and regulatory risk. Changes in these assumptions or uncertainties could result in future impairment charges. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change or the timely completion of each project to commercial success will occur. For these and other reasons, actual results may vary significantly from estimated results.

Upon successful completion of each project and approval of the product, we will make a separate determination of the useful life of the intangible, transfer the amount to currently marketed products (“CMP”) and amortization expense will be recorded over the estimated useful life.

Contingent Consideration

Contingent consideration is recorded at the acquisition date estimated fair value of the contingent payment for all acquisitions. The fair value of the contingent consideration is remeasured at each reporting period with any adjustments in fair value included in our consolidated profit and loss account. (Refer to “NOTE 20 – Fair Value Measurement” for additional details regarding the fair value of contingent consideration.)

Actavis Public Limited Company

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2	Basis of preparation and summary of accounting policies - continued

Revenue Recognition Including Multiple-Element Arrangements

General

Revenue from product sales is recognized when title and risk of loss to the product transfers to the customer, which is based on the transaction shipping terms. Recognition of revenue also requires reasonable assurance of collection of sales proceeds, the seller’s price to the buyer to be fixed or determinable and the completion of all performance obligations. The Company warrants products against defects and for specific quality standards, permitting the return of products under certain circumstances. Product sales are recorded net of all sales-related deductions including, but not limited to: chargebacks, trade discounts, billback adjustments, sales returns and allowances, commercial and government rebates, customer loyalty programs and fee for service arrangements with certain distributors, which we refer to in the aggregate as “SRA” allowances.

Royalty and commission revenue is recognized as a component of revenues in accordance with the terms of their respective contractual agreements when collectability is reasonably assured and when revenue can be reasonably measured.

Multiple-Element Arrangements

The Company identifies each discrete deliverable included in a multiple-element arrangement and identifies which of those deliverables have standalone value to the customer under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605-25 “Revenue Recognition – Multiple-Element Arrangements” (“ASC 605-25”) and Accounting Standards Update (“ASU”) 2009-13 “Revenue Recognition – Multiple-Deliverable Revenue” (“ASU No. 2009-13”). The Company allocates arrangement consideration to the deliverables based on the appropriate selling price using the hierarchy outlined in ASC 605-25, as amended by ASU No. 2009-13. The selling price used for each deliverable is based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence (“TPE”) if VSOE is not available, or best estimated selling price (“BESP”) if neither VSOE nor TPE is available. BESP is determined in a manner consistent with that used to establish the price to sell the deliverable on a standalone basis. Revenue is recognized for each unit of accounting based on the relevant authoritative literature for that deliverable.

Contingency-Adjusted Performance Model

Revenues recognized from research, development and licensing agreements (including milestone receipts) are recorded on the “contingency-adjusted performance model” which requires deferral of revenue until such time as contract milestone requirements have been met. Under this model, revenue related to each payment is recognized over the entire contract performance period, starting with the contract’s commencement, but not prior to earning and/or receiving the milestone amount (i.e., removal of any contingency). The amount of revenue recognized is based on the ratio of costs incurred to date to total estimated cost to be incurred. In certain circumstances, it may be appropriate to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. In order to recognize milestone consideration as revenue in the period in which the milestone is achieved, there needs to be “substantive” certainty that the milestone will be achieved, relate solely to past performance and the consideration needs to be commensurate with the Company’s performance. Factors the Company considers in determining whether a milestone is substantive at the

Actavis Public Limited Company

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Revenue Recognition Including Multiple-Element Arrangements - continued

inception of an arrangement include: whether substantive effort will be required to achieve the milestone; what labor, skill, and other costs will be incurred to achieve the milestone; how certain the achievement of the milestone is; whether a reasonable amount of time will elapse between any upfront payment and the first milestone as well as between each successive milestone; and, whether the milestone is nonrefundable or contains clawback provisions.

Provisions for SRAs

As is customary in the pharmaceutical industry, our gross product sales are subject to a variety of deductions in arriving at reported net product sales. When the Company recognizes gross revenue from the sale of products, an estimate of SRA is recorded, which reduces the gross product revenues. Accounts receivable and/or provisions are also reduced and/or increased by the SRA amount. These deductions are estimated based on historical payment experience, historical relationship of the deductions to gross product revenues, government regulations, estimated utilization or redemption rates, estimated customer inventory levels and current contract sales terms with direct and indirect customers. The estimation process used to determine our SRA has been applied on a consistent basis and no material revenue adjustments have been necessary to increase or decrease our reserves for SRA as a result of a significant change in underlying estimates. The Company uses a variety of methods to assess the adequacy of the SRA reserves to ensure that our financial statements are fairly stated. This includes periodic reviews of customer inventory data, customer contract programs and product pricing trends to analyze and validate the SRA reserves.

Chargebacks – A chargeback represents an amount payable in the future to a wholesaler for the difference between the invoice price paid by our wholesale customer for a particular product and the negotiated contract price that the wholesaler’s customer pays for that product. The chargeback deduction and related reserve varies with changes in product mix, changes in customer pricing and changes to estimated wholesaler inventories. The deduction for chargebacks also takes into account an estimate of the expected wholesaler sell-through levels to indirect customers at certain contract prices. The Company validates the chargeback provision quarterly through a review of the inventory reports obtained from our largest wholesale customers. This customer inventory information is used to verify the estimated liability for future chargeback claims based on historical chargeback and contract rates. These large wholesalers represent the vast majority of the recipients of the Company’s chargeback payments. We continually monitor current pricing trends and wholesaler inventory levels to ensure the liability for future chargebacks is fairly stated.

Rebates – Rebates include volume related incentives to direct and indirect customers, third-party managed care and Medicare Part D rebates, Medicaid rebates and other government rebates. Rebates are accrued based on an estimate of claims to be paid for product sold into trade by the Company. Volume rebates are generally offered to customers as an incentive to use the Company’s products and to encourage greater product sales. These rebate programs include contracted rebates based on customers’ purchases made during an applicable monthly, quarterly or annual period. The deduction for third-party rebates is estimated based on our customers’ contracted rebate programs and the Company’s historical experience of rebates paid. Any significant changes to our customer rebate programs are considered in establishing the deduction for rebates. The deduction for government rebates are based, in part, upon historical experience of claims submitted by the various states / authorities, contractual terms and government regulations. We monitor legislative changes to determine what impact such legislation may have on our reserves.

Actavis Public Limited Company

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Cash Discounts – Cash discounts are provided to customers that pay within a specific period. The deduction for cash discounts is estimated based upon invoice billings, utilizing historical customer payment experience. The Company’s experience of payment history is fairly consistent and most customer payments qualify for the cash discount. Accordingly, our reserve for cash discounts is readily determinable.

Returns and Other Allowances – The Company’s deduction for returns and other allowances include returns, pricing adjustments, promotional allowances, loyalty cards and billback adjustments.

Consistent with industry practice, the Company maintains a returns policy that allows customers to return product for a credit. In accordance with the Company’s policy, credits for customer returns of products are applied against outstanding account activity or are settled in cash. Product exchanges are not permitted. Customer returns of product are generally not resalable. The Company’s estimate of the deduction for returns is based upon historical experience and current trends of actual customer returns. Additionally, we consider other factors when estimating the current period returns deduction, including levels of inventory in the distribution channel, as well as significant market changes which may impact future expected returns.

Pricing adjustments, which includes shelf stock adjustments, are credits issued to reflect price decreases in selling prices charged to the Company’s direct customers. Shelf stock adjustments are based upon the amount of product our customers have in their inventory at the time of an agreed-upon price reduction. The deduction for shelf stock adjustments is based upon specific terms with the Company’s direct customers and includes estimates of existing customer inventory levels based upon their historical purchasing patterns. We regularly monitor all price changes to evaluate the Company’s reserve balances. The adequacy of these reserves is readily determinable as pricing adjustments and shelf stock adjustments are negotiated and settled on a customer-by-customer basis.

Promotional allowances are credits that are issued in connection with a product launch or as an incentive for customers to carry our product. The Company establishes a reserve for promotional allowances based upon contractual terms.

Billback adjustments are credits that are issued to certain customers who purchase directly from us as well as indirectly through a wholesaler. These credits are issued in the event there is a difference between the customer’s direct and indirect contract price. The deduction for billbacks is estimated based upon historical purchasing patterns of qualified customers who purchase product directly from us and supplement their purchases indirectly through our wholesale customers.

Loyalty cards allow the end user patients a discount per prescription and is accrued based on historical experience, contract terms and the volume of product and cards in the distribution channel.

Actavis Public Limited Company

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The following table summarizes the activity in the Company’s major categories of SRA ($ in millions):

	Chargebacks	Rebates	Returns and Other Allowances	Cash Discounts	Total
	$	$	$	$	$
Balance at December 31, 2012	211.5	850.8	349.5	36.9	1,448.7
Add: Warner Chilcott Acquisition	5.6	255.5	121.3	5.5	387.9
Less: Assets held for sale	-	(155.2)	(3.3)	(1.0)	(159.5)
Less: Actavis Acquisition measurement period adjustment	-	(31.0)	-	-	(31.0)
Provision related to sales in 2013	2,340.0	2,339.1	904.1	201.7	5,784.9
Credits and payments	(2,310.7)	(2,197.4)	(753.7)	(195.4)	(5,457.2)

Balance at December 31, 2013	246.4	1,061.8	617.9	47.7	1,973.8

Add: Forest Acquisition	27.9	425.0	94.3	9.8	557.0
Less: Warner Chilcott Acquisition measurement period adjustment	-	(34.3)	(22.3)	-	(56.6)
Provision related to sales in 2014	4,591.7	3,323.9	859.4	350.7	9,125.7
Credits and payments	(4,301.1)	(3,029.8)	(937.2)	(347.5)	(8,615.6)

Balance at December 31, 2014	564.9	1,746.6	612.1	60.7	2,984.3

During the year ended December 31, 2014, the Company lowered SRA balances relating to the valuation of assets and liabilities as part of the Warner Chilcott Acquisition measurement period adjustment by $56.6 million, with an offset to goodwill ($36.8 million) and deferred tax liabilities ($19.8 million).

The provisions recorded to reduce gross product sales to net product sales were as follows ($ in millions):

Year Ended December 31,	Gross Product Sales	Chargebacks	Rebates	Returns and Other Allowances	Cash Discounts	Net Product Sales	Gross- to-net Percentage
	$	$	$	$	$	$
2013	14,276.7	2,340.0	2,339.1	904.1	201.7	8,491.8	59.5%
2014	22,010.1	4,591.7	3,323.9	859.4	350.7	12,884.4	58.5%

Included in the tables above are accounts receivable deductions within SRA’s of $1,660.9 million and $1,254.8 million at December 31, 2014 and 2013, respectively. SRA’s within provisions were $1,323.4 million and $719.0 million at December 31, 2014 and 2013, respectively.

The movement in the percentage of provisions to gross sales is a result of changes in product mix, competition and channels of distribution. In the year ended December 31, 2014, the Company increased sales of branded products, which lowered the deduction percentage. Offsetting this, was the impact of increased generic competition on some of the Company’s larger generic products which increased the rebates offered, as well as a higher portion of sales going through the wholesale channel, which has the impact of raising the rebate and chargeback percentages.

Actavis Public Limited Company

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The Company does not expect future payments of SRA reserves to materially exceed our current estimates. However, if future SRA payments were to materially exceed our estimates, such adjustments may have a material adverse impact on our financial position, results of operations and cash flows.

Branded Prescription Drug Fee

On July 28, 2014, the IRS issued a revised final rules and regulations for the Branded Prescription Drug Fee, an annual fee payable to the federal government based on an allocation of the Company’s market share for branded prescription and authorized generic drugs sold to certain government programs compared to that of the industry. The final rules accelerated the expense recognition criteria for the fee obligation from the year in which the fee is paid, to the year in which the market share used to allocate the fee is determined. This change required Actavis (and other industry participants) to recognize an additional year of expense in the third quarter of 2014 of $115.8 million, which is reflected in accrued liabilities and selling and marketing expense.

Litigation and Contingencies

The Company is involved in various legal proceedings in the normal course of its business, including product liability litigation, intellectual property litigation, employment litigation and other litigation. Additionally, the Company, in consultation with its counsel, assesses the need to record a liability for contingencies on a case-by-case basis in accordance with ASC Topic 450 “Contingencies” (“ASC 450”). Accruals are recorded when the Company determines that a loss related to a matter is both probable and reasonably estimable. These accruals are adjusted periodically as assessment efforts progress or as additional information becomes available. Acquired contingencies in business combinations are recorded at fair value to the extent determinable, otherwise in accordance ASC 450.

R&D Activities

R&D activities are expensed as incurred and consist of self-funded R&D costs, the costs associated with work performed under collaborative R&D agreements, regulatory fees, and milestone payments, if any.

Income Taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company’s effective tax rate on future earnings.

Actavis Public Limited Company

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Income Taxes - continued

Income tax positions must meet a more-likely-than-not recognition threshold to be recognized. Income tax positions that previously failed to meet the more-likely-than-not threshold are recognized in the first financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not threshold are derecognized in the first financial reporting period in which that threshold is no longer met. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits within the consolidated statements of income as income tax expense.

Comprehensive (Loss) / Income

Comprehensive (loss) / income includes all changes in equity during a period except those that resulted from investments by or distributions to the Company’s stockholders. Other comprehensive (loss) / income refers to revenues, expenses, gains and losses that are included in comprehensive (loss) / income, but excluded from net (loss) / income as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive (loss) / income is comprised of unrealized gains / (losses) on certain holdings of publicly traded equity securities, investments in U.S. treasury and agency securities and actuarial gains/(losses), net of realized gains / (losses) included in net (loss) / income, net of tax and foreign currency translation adjustments.

Earnings Per Share (“EPS”)

The Company accounts for EPS in accordance with ASC Topic 260, “Earnings Per Share” (“ASC 260”) and related guidance, which requires two calculations of EPS to be disclosed: basic and diluted. Basic EPS is computed by dividing (loss) for the year by the weighted average common shares outstanding during a period. Diluted EPS is based on the treasury stock method and includes the effect from potential issuance of Ordinary Shares, such as shares issuable pursuant to the exercise of stock options and restricted stock units. Ordinary share equivalents have been excluded where their inclusion would be anti-dilutive.

A reconciliation of the numerators and denominators of basic and diluted EPS consisted of the following ($ in millions, except per share amounts):

	2014	2013
	$	$
EPS – basic
(Loss) for the year	(1,630.5)	(750.4)

Basic weighted average ordinary shares outstanding	219.7	142.3

EPS – basic	(7.42)	(5.27)

EPS – diluted
(Loss) for the year	(1,630.5)	(750.4)

Basic weighted average ordinary shares outstanding	219.7	142.3
Effect of dilutive securities:
Dilutive stock awards	-	-

Dilutive weighted average ordinary shares outstanding	219.7	142.3

EPS – dilutive	$(7.42)	$(5.27)

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

2	Basis of preparation and summary of accounting policies - continued

Earnings Per Share (“EPS”) - continued

Stock awards to purchase / acquire 3.0 million and 2.1 million ordinary shares during the year ended December 31, 2014 and 2013, respectively, were outstanding, but not included in the computation of diluted EPS, because the awards were anti-dilutive.

Employee Benefits

Defined Contribution Plans

The Company has defined contribution plans that are post-employment benefit plans under which the Company pays fixed contributions to a separate entity and has no legal or constructive obligation to pay further amounts. Obligations for contributions to the defined contribution plans are recognized as an employee benefit expense in the consolidated profit and loss account in the periods during which the related services were rendered.

Defined Benefit Plans

The Company recognizes the overfunded or underfunded status of each of its defined benefit plans as an asset or liability on its consolidated balance sheets. The obligations are generally measured at the actuarial present value of all benefits attributable to employee service rendered, as provided by the applicable benefit formula. The estimates of the obligation and related expense of these plans recorded in the financial statements are based on certain assumptions. The most significant assumptions relate to discount rate and expected return on plan assets. Other assumptions used may include employee demographic factors such as compensation rate increases, retirement patterns, expected employee turnover and participant mortality rates. The difference between these assumptions and actual experience results in the recognition of an asset or liability based upon a net actuarial (gain) / loss. If the total net actuarial (gain) / loss included in accumulated other comprehensive (loss) / income exceeds a threshold of 10% of the greater of the projected benefit obligation or the market related value of plan assets, it is subject to amortization and recorded as a component of net periodic pension cost over the average remaining service lives of the employees participating in the pension plan. Net periodic benefit costs are recognized in the consolidated statement of operations.

Share-based Compensation

The Company has adopted several equity award plans which authorize the granting of options, restricted shares, restricted stock units and other forms of equity awards of the Company’s ordinary shares, subject to certain conditions.

The Compensation Committee of the Company’s Board of Directors (the “Board”) authorized and issued restricted stock and restricted stock units and non-qualified options to the Company’s employees, including its executive officers and certain non-employee directors (the “Participants”) under the Company’s equity compensation plans.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

2	Basis of preparation and summary of accounting policies - continued

Employee Benefits - continued

The company grants awards with the following features:

•	Time based vesting restricted stock awards
•	Performance based restricted stock awards measured to the EBITDA, as defined, of the Company or other performance based targets defined by the Company
•	Performance based restricted stock awards measured to the Total Stockholders Return, compared to pre-defined metrics
•	Non-qualified options to purchase outstanding shares
•	Cash settled awards classified as a liability

The Company recognizes share-based compensation expense for the granted awards over the applicable vesting period, net of estimated forfeitures. Estimates of anticipated vesting of awards are revised in future periods based on actual forfeiture rates and targets achieved. Such revisions may have a material impact on the results of operations.

Restructuring Costs

The Company records liabilities for costs associated with exit or disposal activities in the period in which the liability is incurred. In accordance with existing benefit arrangements, employee severance costs are accrued when the restructuring actions are probable and estimable. Costs for one-time termination benefits in which the employee is required to render service until termination in order to receive the benefits are recognized ratably over the future service period. The Company also incurs costs with contract terminations and costs of transferring products as part of restructuring activities. Refer to “NOTE 18 – Business Restructuring Charges” for more information.

Recent Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-08 “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.” Under the new guidance, a disposal of a component of an entity or group of components of an entity that represents a strategic shift that has, or will have, a major effect on operations and financial results is a discontinued operation when any of the following occurs: (i) it meets the criteria to be classified as held for sale, (ii) it is disposed of by sale, or (iii) it is disposed of other than by sale. Also, a business that, on acquisition, meets the criteria to be classified as held for sale is reported in discontinued operations. Additionally, the new guidance requires expanded disclosures about discontinued operations, as well as disclosure of the pre-tax profit or loss attributable to a disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation. The guidance is effective prospectively for all disposals (or classifications as held for sale) of components of an entity and all businesses that, on acquisition, are classified as held for sale, that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. The adoption of this guidance did not have a material impact on the Company’s financial position as of December 31, 2014 or results of operations for the year ended December 31, 2014, however future transactions may be impacted.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers: Topic 606” (“ASU 2014-09”) and the International Accounting Standards Board (“IASB”) issued International

Actavis Public Limited Company

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2	Basis of preparation and summary of accounting policies - continued

Recent Accounting Pronouncements - continued

Financial Reporting Standards (“IFRS”) 15, “Revenue from Contracts with Customers.” The issuance of these documents completes the joint effort by the FASB and the IASB to improve financial reporting by creating common revenue recognition guidance for GAAP and IFRS. ASU 2014-09 affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). ASU 2014-09 will supersede the revenue recognition requirements in Topic 605, “Revenue Recognition,” and most industry-specific guidance. ASU 2014-09 also supersedes some cost guidance included in Subtopic 605-35, “Revenue Recognition – Construction-Type and Production-Type Contracts.” In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (e.g., assets within the scope of Topic 360, “Property, Plant, and Equipment,” and intangible assets within the scope of Topic 350, “Intangibles – Goodwill and Other”) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this ASU.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is evaluating the impact, if any, this pronouncement will have on future financial positions and results of operations.

In June 2014, the FASB issued ASU No. 2014-12 “Compensation – Stock Compensation (Topic 718).” This guidance clarifies the accounting for share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. In this case, the performance target would be required to be treated as a performance condition, and should not be reflected in estimating the grant-date fair value of the award. The guidance also addresses when to recognize the related compensation cost. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2015. The Company is evaluating the impact, if any, this pronouncement will have on future financial positions and results of operations.

In November 2014, the FASB ASU No. 2014-16 “Business Combinations (Topic 805): Pushdown Accounting a consensus of the FASB Emerging Issues Task Force.” The issued guidance provides an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. An acquired entity should determine whether to elect to apply pushdown accounting for each individual change-in-control event in which an acquirer obtains control of the acquired entity. If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity’s most recent change-in-control event. An election to apply pushdown accounting in a reporting period after the reporting period in which the change-in-control event occurred should be considered a change in accounting principle. If pushdown accounting is applied to an individual change-in-control event, that election is irrevocable. The adoption of this guidance did not have a material impact on the Company’s financial position as of December 31, 2014 or results of operations for the year ended December 31, 2014.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

3	Acquisitions and Other Agreements

During the years ended December 31, 2014 and 2013, the Company acquired material assets and businesses. The pro forma results of the businesses acquired that materially impacted the reported results of the Company are as follows (unaudited; $ in millions except per share information):

	Year Ended December 31, 2014
	As reported	Forest Acquisition	Pro Forma
	$	$	$
Revenue	13,062.3	2,307.8	15,370.1
Net (loss)/income attributable to ordinary shareholders	(1,630.5)	142.4	(1,488.1)
(Loss) per share
Basic	$(7.42)		$(5.62)
Diluted	$(7.42)		$(5.62)

	Year Ended December 31, 2013
	As reported	Forest Acquisition	Warner Chilcott Acquisition	Pro Forma
	$	$	$	$
Revenue	8,677.6	4,042.6	1,790.6	14,510.8
Net (loss)/income attributable to ordinary shareholders	(750.4)	(2,307.7)	506.2	(2,551.9)
(Loss) per share
Basic	$(5.27)			$(9.73)
Diluted	$(5.27)			$(9.73)

Allergan Acquisition

On November 17, 2014, Actavis plc and Allergan, Inc. (“Allergan”) announced that they entered into a definitive agreement under which Actavis plc agreed to acquire all outstanding share of Allergan for a combination of $129.22 in cash and 0.3683 of a Company Ordinary Share for each share of Allergan common stock (the “Allergan Acquisition”). This deal subsequently closed on March 17, 2015. The addition of Allergan’s therapeutic franchises in ophthalmology, neurosciences and medical aesthetics/dermatology/plastic surgery complements Actavis’ existing central nervous system, gastroenterology, women’s health and urology franchises. The combined company benefits significantly from Allergan’s global brand equity and consumer awareness of key products, including Botox® and Restasis®. The transaction also expands our presence, market and product reach across many international markets, with strengthened commercial positions across Canada, Europe, Southeast Asia and other high-value growth markets, including China, India, the Middle East and Latin America. As part of the Allergan Acquisition, the Company is evaluating strategic alternatives for its current portfolio for the combined entity. As part of this process, the Company has currently identified the Australian generics market as one that the Company will be exiting. As a result of the recent close of the Allergan Acquisition, pro forma financial statement information is impractical to present at this time as the Company has not completed the acquisition accounting assessment.

Pharmatech

As part of the Forest Acquisition, the Company acquired certain manufacturing plants and contract manufacturing agreements within our Aptalis Pharmaceutical Technologies (“Pharmatech”) entities. In accordance with acquisition accounting, the assets were fair valued on July 1, 2014 as assets held in use, including market participant synergies anticipated under the concept of “highest and best use”. During the fourth quarter, the decision was made to hold these assets for sale as one complete unit, without integrating the unit and realizing anticipated synergies. In the quarter ended December 31, 2014, the Company

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3	Acquisitions and Other Agreements - continued

recognized an impairment on assets held for sale of $189.9 million (the “Pharmatech Transaction”) which included a portion of goodwill allocated to this business unit. On February 13, 2015, the Company and TPG, a global private investment firm, announced that they have entered into definitive agreement under which Actavis will divest Pharmatech to TPG.

Durata Therapeutics Acquisition

On November 17, 2014, the Company completed its tender offer to purchase all of the outstanding shares of Durata Therapeutics, Inc. (“Durata”), an innovative pharmaceutical company focused on the development and commercialization of novel therapeutics for patients with infectious diseases and acute illnesses (the “Durata Acquisition”). Actavis purchased all outstanding shares of Durata, which were valued at approximately $724.5 million, including the assumption of debt. Additionally, there is one contingent value right (“CVR”) per share, entitling the holder to receive additional cash payments of up to $5.00 per CVR if certain regulatory or commercial milestones related to Durata’s lead product Dalvance™ are achieved. The CVR had an acquisition date fair value of $49.0 million.

Recognition and Measurement of Assets Acquired and Liabilities Assumed at Fair Value

The Durata Acquisition has been accounted for using the acquisition method of accounting. This method requires that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. As of December 31, 2014, certain amounts relating to the valuation of tax related matters have not been finalized. The following table summarizes the preliminary fair values of the tangible and identifiable intangible assets acquired and liabilities assumed at the acquisition date:

Amount
($ in millions)	$
Cash and cash equivalents	17.8
Inventory	21.0
IPR&D intangible assets	249.0
Intangible assets	480.0
Goodwill	71.6
Other assets and liabilities	(26.0)
Contingent Consideration	(49.0)
Deferred tax liabilities, net	(39.9)
Outstanding indebtedness	(67.0)

Net assets acquired	657.5

IPR&D and Intangible Assets

IPR&D intangible assets represent the value assigned to acquired R&D projects that, as of the acquisition date, had not established technological feasibility and had no alternative future use. The IPR&D intangible assets are capitalized and accounted for as indefinite-lived intangible assets and will be subject to impairment testing until completion or abandonment of the projects. Upon successful completion of each project and launch of the product, the Company will make a separate determination of the estimated useful life of the IPR&D intangible asset and the related amortization will be recorded as an expense over the estimated useful life (“IPR&D Acquisition Accounting”).

Actavis Public Limited Company

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3	Acquisitions and Other Agreements - continued

The estimated fair value of the IPR&D and identifiable intangible assets was determined using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions inherent in the development of those asset valuations include the estimated net cash flows for each year for each asset or product (including revenues, cost of sales, R&D costs, selling and marketing costs and working capital/asset contributory asset charges), the appropriate discount rate to select in order to measure the risk inherent in each future cash flow stream, the assessment of each asset’s life cycle, the potential regulatory and commercial success risks, competitive trends impacting the asset and each cash flow stream as well as other factors (the “IPR&D and Intangible Asset Valuation Technique”).

The fair value of the IPR&D and CMP intangible assets was determined using the IPR&D and Intangible Asset Valuation Technique. The discount rate used to arrive at the present value of CMPs was 9.5% and for IPR&D intangible assets was 10.5% to reflect the internal rate of return and incremental commercial uncertainty in the cash flow projections. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results.

Goodwill

Goodwill resulting from the Durata Acquisition is assigned to our North American Brands segment and is not deductible for tax purposes. Among the primary reasons the Company acquired Durata and the factors that contributed to the recognition of goodwill is the strategic fit of DalvanceTM into our specialty brand portfolio.

Contingent Consideration

Additional consideration is conditionally due to the seller based upon the approval of DalvanceTM in Europe, the approval of a single dose indication and the product reaching certain sales milestones. The Company estimated the acquisition accounting fair value of the contingent consideration to be $49.0 million using a probability weighting approach that considered the possible outcomes based on assumptions related to the timing and probability of the product launch date, discount rates matched to the timing of the payment, and probability of success rates and discount adjustments on the related cash flows. On March 2, 2015, the Company announced that the European Commission has granted Actavis’ subsidiary Durata Therapeutics International B.V., marketing authorization for Xydalba™ (dalbavancin) for the treatment of acute bacterial skin and skin structure infections (ABSSSI) in adults. The approval triggered the first CVR payment in the quarter ending March 31, 2015 of $30.9 million. The difference between the fair value of the CVR in question on the date of acquisition of $24.5 million and the payment made of $30.9 million, or $6.4 million, will be recorded as an operating expense in the quarter ending March 31, 2015.

Long-Term Deferred Tax Liabilities and Other Tax Liabilities

Long-term deferred tax liabilities and other tax liabilities result from identifiable intangible assets fair value adjustments. These adjustments create excess book basis over the tax basis which is multiplied by the statutory tax rate for the jurisdiction in which the deferred taxes exist.

Actavis Public Limited Company

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Rhythm

On October 22, 2014, the Company entered into a definitive agreement with the exclusive option to acquire Rhythm Health, Inc. (“Rhythm”), which has worldwide rights to RM-131 (relamorelin), a peptide ghrelin agonist being developed by Rhythm for the treatment of diabetic gastroparesis and other GI functional disorders. Under the terms of the agreement, the Company provided an upfront payment of $40.0 million, which will be used principally to conduct the Phase 2b study. Following the completion of the Phase 2b study, the Company will have the option as early as 2016 to acquire the company and the worldwide rights to relamorelin (the “Rhythm Transaction”). The $40.0 million payment was expensed as a component of R&D in the year ended December 31, 2014.

Tretin- X

On July 8, 2014, the Company finalized an agreement to purchase the product rights and inventory for Tretin-X (a product formerly marketed by Onset Dermatologics, a PreCision Dermatology company) from Valeant Pharmaceuticals International, Inc. (“Valeant”) for $70.0 million. Included in the purchase price allocation was the fair value of inventory that the Company purchased of $0.3 million, $37.7 million for intangible assets and $32.0 million of goodwill, which was allocated to the North American Brands segment. The Company is accounting for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

Furiex Acquisition

On July 2, 2014, the Company completed an agreement to acquire Furiex Pharmaceuticals, Inc. (“Furiex”) in an all-cash transaction (the “Furiex Acquisition”) valued at $1,156.2 million (including the assumption of debt) and up to approximately $360.0 million in a CVR that may be payable based on the designation of eluxadoline, Furiex’s lead product, as a controlled drug following approval (if any) which had an acquisition accounting fair value of $88.0 million on the date of acquisition (included in the value of $1,156.2 million).

Eluxadoline is a first-in-class, locally-acting mu opioid receptor agonist and delta opioid receptor antagonist for treating symptoms of diarrhea-predominant irritable bowel syndrome (IBS-d), a condition that affects approximately 28 million patients in the United States and Europe. The CVR payment is based on the status of eluxadoline, as a controlled drug following approval, if any, as follows:

•	If eluxadoline is determined to be a schedule III (C-III) drug, there will be no additional consideration for the CVR.
•	If eluxadoline is determined to be a schedule IV (C-IV) drug, CVR holders are entitled to $10 in cash for each CVR held.
•	If eluxadoline is determined to be a schedule V (C-V) drug, CVR holders are entitled to $20 in cash for each CVR held.
•	If eluxadoline is determined to not be subject to DEA scheduling, CVR holders are entitled to $30 in cash for each CVR held.

In connection with the close of the Furiex Acquisition, the Company further announced that it has closed the transaction related to the sale of Furiex’s royalties on Alogliptin and Priligy to Royalty Pharma for $408.6 million in cash consideration.

Actavis Public Limited Company

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3	Acquisitions and Other Agreements - continued

Recognition and Measurement of Assets Acquired and Liabilities Assumed at Fair Value

The Furiex Acquisition has been accounted for using the acquisition method of accounting. This method requires that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. During the quarter ended December 31, 2014, the Company finalized the assessment of certain information regarding tax related matters recorded as of the acquisition date. While finalizing acquisition accounting, the Company recorded a measurement period adjustment for tax related matters which impacted deferred taxes and goodwill by $49.1 million. The following table summarizes the final fair values of the tangible and identifiable intangible assets acquired and liabilities assumed at the acquisition date:

	Preliminary Values as of September 30, 2014	Measurement Period Adjustment	Final Amount
($ in millions)	$	$	$
Cash and cash equivalents	14.9	-	14.9
IPR&D intangible assets	1,003.0	-	1,003.0
Intangible assets	408.6	-	408.6
Goodwill	301.0	(49.1)	251.9
Other assets and liabilities	(30.1)	-	(30.1)
Contingent consideration	(88.0)	-	(88.0)
Deferred tax liabilities, net	(453.2)	49.1	(404.1)
Outstanding indebtedness	(55.3)	-	(55.3)

Net assets acquired	1,100.9	-	1,100.9

IPR&D and Intangible Assets

The fair value of the IPR&D and CMP intangible assets was determined using the IPR&D and Intangible Asset Valuation Technique. The discount rate used to arrive at the present value of IPR&D intangible assets as of the acquisition date was 9.9% to reflect the internal rate of return and incremental commercial uncertainty in the cash flow projections. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results. As a result of this transaction, the Company recognized IPR&D of $1,003.0 million related to eluxadoline and $408.6 million of product rights and other intangibles related to the royalty rights for Alogliptin and Priligy, which were sold in the year ended December 31, 2014.

Goodwill

Goodwill resulting from the Furiex Acquisition is assigned to our North American Brands segment and is not deductible for tax purposes. Among the primary reasons the Company acquired Furiex and the factors that contributed to the recognition of goodwill was to expand the Company’s branded pharmaceuticals specialty business within this therapeutic area.

Actavis Public Limited Company

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Contingent Consideration

Additional consideration is conditionally due to the seller based upon the status of eluxadoline as a controlled drug following approval, if any. The Company estimated the acquisition accounting fair value of the contingent consideration to be $88.0 million using a probability weighting approach that considered the possible outcomes based on assumptions related to the timing and probability of the product launch date, discount rates matched to the timing of the payment, and probability of success rates and discount adjustments on the related cash flows. The fair value as of December 31, 2014 is $88.4 million.

Long-Term Deferred Tax Liabilities and Other Tax Liabilities

Long-term deferred tax liabilities and other tax liabilities result from identifiable intangible assets fair value adjustments. These adjustments create excess book basis over the tax basis which is multiplied by the statutory tax rate for the jurisdiction in which the deferred taxes exist.

Forest Laboratories

On July 1, 2014, the Company acquired Forest Laboratories, Inc. (“Forest”) for $30.9 billion including outstanding indebtedness assumed of $3.3 billion, equity consideration of $20.6 billion, which includes outstanding equity awards, and cash consideration of $7.1 billion (the “Forest Acquisition”). Under the terms of the transaction, Forest shareholders received 89.8 million Company Ordinary Shares, 6.1 million Actavis plc non-qualified stock options and 1.1 million Actavis plc share units. Forest was a leading, fully integrated, specialty pharmaceutical company largely focused on the United States market. Forest marketed a portfolio of branded drug products and developed new medicines to treat patients suffering from diseases principally in the following therapeutic areas: central nervous system, cardiovascular, gastrointestinal, respiratory, anti-infective, and cystic fibrosis.

Assets Acquired and Liabilities Assumed at Fair Value

The transaction has been accounted for using the acquisition method of accounting. This method requires that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. During the quarter ended December 31, 2014, the Company finalized the valuation of certain information regarding contingent liabilities and intangible assets, and updated certain tax related matters recorded as of the acquisition date. As of December 31, 2014, certain amounts relating to the valuation of tax related matters have not been finalized. While updating acquisition accounting, the Company recorded a measurement period adjustment relating to contingent liabilities and tax related matters which impacted intangible assets, IPR&D intangible assets, current liabilities, deferred taxes and goodwill. The amortization expense related to the revised intangible asset was not material in either the quarter ended September 30, 2014 or the quarter ended December 31, 2014.

Actavis Public Limited Company

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The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the acquisition date:

	Preliminary Amounts as of September 30, 2014	Measurement Period Adjustments	Preliminary Amounts as of December 31, 2014
($ in millions)	$	$	$
Cash and cash equivalents	3,424.2	-	3,424.2
Accounts receivable	496.2	-	496.2
Inventories	1,455.8	-	1,455.8
Other current assets	233.3	27.9	261.2
Current assets held for sale	87.1	-	87.1
Property, plant and equipment, net	221.1	-	221.1
Other long-term assets	84.1	-	84.1
IPR&D intangible assets	1,363.0	(1.0)	1,362.0
Intangible assets	11,405.5	110.0	11,515.5
Goodwill	16,706.1	(320.8)	16,385.3
Current liabilities	(1,346.0)	23.9	(1,322.1)
Deferred tax liabilities, net	(2,449.7)	146.8	(2,302.9)
Other taxes payable	(661.5)	37.0	(624.5)
Other long-term liabilities	(96.2)	(23.8)	(120.0)
Outstanding indebtedness	(3,261.9)	-	(3,261.9)

	27,661.1	-	27,661.1

Consideration

The total consideration for the Forest Acquisition of $27.7 billion is comprised of the equity value of shares that were outstanding and vested prior to July 1, 2014 of $20.0 billion, the portion of outstanding equity awards deemed to have been earned as of July 1, 2014 of $568.1 million and cash of $7.1 billion. The portion of outstanding equity awards deemed not to have been earned of $570.4 million as of July 1, 2014 will be expensed over the remaining future vesting period, including $287.5 million in the year ended December 31, 2014.

Inventories

The fair value of inventories acquired included an acquisition accounting fair market value step-up of $1,036.3 million. In the year ended December 31, 2014, the Company recognized $751.0 million, as a component of cost of sales as the inventory acquired on July 1, 2014 was sold to the Company’s customers. Included in inventory as of December 31, 2014 was $285.3 million, relating to the remaining fair value step-up associated with the Forest Acquisition.

IPR&D and Intangible Assets

The estimated fair value of the IPR&D and identifiable intangible assets was determined using the IPR&D and Intangible Asset Valuation Technique. The discount rates used to arrive at the present value at the

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acquisition date of CMPs was 8.0% and for IPR&D ranged from 8.0% to 9.0%, to reflect the internal rate of return and incremental commercial uncertainty in the cash flow projections. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results.

The following table identifies the summarized amounts recognized and the weighted average useful lives using the economic benefit of intangible assets:

	Amounts Recognized as of the Acquisition Date	Weighted Average Useful Lives (Years)
($ in millions)	$
CMP:
Namenda Franchise	2,125.0	1.7
Bystolic Franchise	1,810.0	3.3
Linzess®	1,052.0	5.0
Zenpep®	978.0	6.8
Carafate®	915.0	6.2
Armour Thyroid®	747.0	5.9
Viibryd®	413.0	4.5
Fetzima®	392.0	5.0
Teflaro®	343.0	3.0
Canasa®	327.0	2.6
Daliresp®	269.0	3.5
Other CMP Products	1,904.0	5.7

	11,275.0	4.3
IPR&D
Gastroenterology	791.0
Central nervous system	304.0
Cardiovascular	193.0
Other	74.0

	1,362.0
Customer relationships	67.0	4.5
Other	173.5	4.2

Total identifiable intangible assets	12,877.5

Goodwill

Among the primary reasons the Company acquired Forest and factors that contributed to the preliminary recognition of goodwill were to expand the Company’s branded pharmaceuticals product portfolio, and to acquire certain benefits from the Forest pipeline and the expectation of the Company generating certain synergies. The goodwill recognized from the Forest Acquisition, which includes the increase in the purchase price resulting from the movement in Actavis plc’s share price from the date of announcing the deal, until the date of acquisition, is not deductible for tax purposes. Goodwill from the Forest Acquisition was assigned to the North American Brands segment.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

3	Acquisitions and Other Agreements - continued

Deferred Tax Liabilities, net

Deferred tax liabilities, net, include the impact resulting from identifiable intangible assets and inventory fair value adjustments. These adjustments create excess book basis over the tax basis which is multiplied by the statutory tax rate for the jurisdiction in which the deferred taxes exist.

Divested Products

In order to complete the Forest Acquisition, the Company divested two legacy Actavis products to Impax Laboratories, Inc. (“Impax”); Lamotrigine ODT and Ursodiol Tablets for cash consideration. In exchange for the products, the Company received $8.0 million on July 1, 2014, which resulted in a gain on sale of asset of $5.4 million. In addition, the Company and Impax entered into a supply agreement whereby the Company will supply product to Impax. Revenues recognized from the divested products were deminimis in the years ended December 31, 2014 and 2013. In addition, on July 1, 2014, the Company divested two acquired Forest products for a combined consideration of $13.5 million. The product revenues were not included in the results of operations of the Company.

Acquisition-Related Expenses

As a result of the Forest transaction, the Company incurred the following transaction and integration costs in the year ended December 31, 2014:

Year Ended December 31, 2014
($ in millions)	$
Cost of Sales
Stock-based compensation acquired for Forest employees	9.5
Severance related charges	11.3
Research and Development
Stock-based compensation acquired for Forest employees	66.7
Severance related charges	24.5
Selling, General and Administrative
Stock-based compensation acquired for Forest employees	211.3
Severance related charges	116.8
Other integration costs	96.7
Finance related charges	9.3
Other income (expense)
Bridge loan facilities	25.8

Total Costs	571.9

May 2014 Acquisition

On May 20, 2014, the Company entered into an agreement to license the product rights for an injectable (the “May 2014 Acquisition”) in certain European territories for an upfront and milestone payments of €5.7 million, or approximately $7.8 million. Under acquisition accounting, the full consideration includes the fair value contingent consideration of €12.5 million, or approximately $17.1 million, for a total

Actavis Public Limited Company

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3	Acquisitions and Other Agreements - continued

consideration equal to approximately €18.2 million, or approximately $24.9 million. The Company is accounting for the acquisition as a business combination requiring that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. As a result of this transaction, the Company recognized intangible assets of €18.2 million, or $24.9 million, in the year ended December 31, 2014. The Company also entered into a supply agreement, under which it will receive product for a period of five years from the launch of the product with potential renewals thereafter.

Akorn

On April 17, 2014, the Company entered into agreements with Akorn, Inc. (“Akorn”) and Hi-Tech Pharmacal Co. Inc. to purchase four currently marketed products and one product under development for cash consideration of $16.8 million (the “Akorn Acquisition”). The agreements include three products marketed under Abbreviated New Drug Applications (“ANDA”): Ciprofloxacin Hydrochloride Ophthalmic Solution, Levofloxacin Ophthalmic Solution and Lidocaine Hydrochloride Jelly, and one product marketed under a New Drug Application (“NDA”): Lidocaine/Prilocaine Topical Cream. The Company treated the purchase of the specific products as an acquisition of a business requiring that the assets acquired and liabilities assumed in the business combination be recognized at their fair values as of the acquisition date. Included in the purchase price allocation was the fair value of inventory that the Company purchased of $0.7 million and $16.1 million for intangible assets. The Company also entered into a supply agreement with Akorn, under which Akorn will supply product for a period of either of two years or until an alternative supplier is found.

Silom Medical Company

On April 1, 2014, the Company acquired Silom Medical Company (“Silom”), a privately held generic pharmaceutical company focused on developing and marketing therapies in Thailand, for consideration of approximately $103.0 million in cash (the “Silom Acquisition”). The Silom Acquisition expanded the Company’s position in the Thai generic pharmaceutical market, with leading positions in the ophthalmic and respiratory therapeutic categories and a strong cardiovascular franchise.

The Silom Acquisition has been accounted for using the acquisition method of accounting. This method requires that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date as follows:

Amount
($ in millions)	$
Cash and cash equivalents	3.0
Inventories, net	4.0
Property, plant and equipment, net	16.0
Product rights and other intangibles	64.0
Goodwill	20.0
Other assets and liabilities	(4.0)

Net assets acquired	103.0

Actavis Public Limited Company

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Lincolnton Manufacturing Facility

During the second quarter of 2014, the Company sold its Lincolnton manufacturing facility to G&W NC Laboratories, LLC (“G&W”) for $21.5 million. In addition, the Company and G&W entered into a supply agreement, whereby G&W will supply the Company product during a specified transition period. The Company allocated the fair value of the consideration to the business sold of $25.8 million and the supply agreement, which resulted in a prepaid asset to be amortized into cost of sales over the transition period of $4.3 million. As a result of the final sales terms, the Company recorded a gain on business sold of $0.9 million during the year ended December 31, 2014.

Corona Facility

During the year ended December 31, 2014, we held for sale assets in our Corona, California manufacturing facility. As a result, the Company recognized an impairment charge of $20.0 million in the year ended December 31, 2014, including a write-off of property, plant and equipment, net, due to the integration of Warner Chilcott of $5.8 million. As of December 31, 2014, the assets held for sale relating to Corona were $36.2 million.

Metronidazole 1.3% Vaginal Gel

On May 1, 2013, we entered into an agreement to acquire the worldwide rights to Valeant’s metronidazole 1.3% vaginal gel antibiotic development product, a topical antibiotic for the treatment of bacterial vaginosis, which is being accounted for as a business combination. Under the terms of the agreement, we acquired the product upon FDA approval on March 25, 2014 for acquisition accounting consideration of approximately $62.3 million, which included the fair value contingent consideration of $50.3 million and upfront and milestone payments of $12.0 million, of which $9.0 million was incurred in the year ended December 31, 2014. As a result of this transaction, the Company recognized intangible assets and goodwill of $61.8 million and $0.5 million, respectively, in the year ended December 31, 2014 (the “Metrogel Acquisition”). In the quarter ended December 31, 2014, the Company evaluated future projections of the product. As a result of this review, the Company noted the intangible asset was not fully recoverable. As such, the Company impaired the asset by $25.0 million. At the same time, the Company reversed contingent consideration (through cost of sales) of $21.0 million, for a net loss of $4.0 million.

2013 Strategic Transactions

During 2013, we completed and / or initiated the following transactions that impacted our results of operations and will continue to have an impact on our future operations.

Actavis (Foshan) Pharmaceuticals Co., Ltd. Assets Held for Sale

During the year ended December 31, 2013, the Company held its Chinese subsidiary, Actavis (Foshan) Pharmaceuticals Co., Ltd. (“Foshan”), for sale, which resulted in an impairment charge of $8.4 million in the fourth quarter of 2013. On January 24, 2014, the Company completed an agreement with Zhejiang Chiral Medicine Chemicals Co., Ltd to acquire its interest in Foshan (the “Foshan Sale”).

Actavis Public Limited Company

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Western European Assets Held for Sale

During the year ended December 31, 2013, the Company held for sale our then current commercial infrastructure in France, Italy, Spain, Portugal, Belgium, Germany and the Netherlands, including products, marketing authorizations and dossier license rights. The Company believes that the divestiture allowed the Company to focus on faster growth markets including Central and Eastern Europe, and other emerging markets which we believe will enhance our long-term strategic objectives. On January 17, 2014, we announced our intention to enter into an agreement with Aurobindo Pharma Limited (“Aurobindo”) to sell these businesses. On April 1, 2014, the Company completed the sale of the assets in Western Europe.

In connection with the sale of our Western European assets, the Company entered into a supply agreement whereby the Company will supply product to Aurobindo over a period of five years. In the second quarter of 2014, the Company allocated the fair value of the consideration for the sale of the Western European assets of $65.0 million to each element of the agreement, including the supply of product.

As a result of the transactions, the Company recognized income / (loss) on the net assets held for sale of $3.4 million and $(34.3) million in the years ended December 31, 2014 and 2013, respectively. In addition, the Company recognized a loss on the disposal of the assets in the year ended December 31, 2014 of $20.9 million and deferred revenue of $10.1 million to be recognized over the course of the supply agreement.

Acquisition of Warner Chilcott

On October 1, 2013, the Company completed the Warner Chilcott Acquisition in a stock for stock transaction for a value, including the assumption of debt, of $9.2 billion. Warner Chilcott was a leading specialty pharmaceutical company focused on the women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America.

Recognition and Measurement of Assets Acquired and Liabilities Assumed at Fair Value

The Warner Chilcott Acquisition has been accounted for using the acquisition method of accounting. This method requires that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. During the year ended December 31, 2014, the Company received updated information regarding estimated rebates and returns recorded as of the acquisition date. While finalizing acquisition accounting, the Company recorded a measurement period adjustment relating to SRAs which impacted provisions, goodwill and deferred taxes by $56.6 million, $36.8 million and $19.8 million, respectively, in the year ended December 31, 2014.

Actavis Public Limited Company

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The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

Amount
($ in millions)	$
Cash and cash equivalents	179.5
Accounts receivable	306.1
Inventories	532.5
Other current assets	83.4
Property, plant and equipment	220.0
Other long-term assets	1.2
IPR&D intangible assets	1,708.0
Intangible assets	3,021.0
Goodwill	3,956.1
Current liabilities	(613.5)
Deferred tax liabilities, net	(60.4)
Other long-term liabilities	(99.6)
Outstanding indebtedness	(3,400.4)

Net assets acquired	5,833.9

Consideration

The total consideration for the Warner Chilcott Acquisition of $5,833.9 million is comprised of the equity value of shares that were outstanding and vested prior to October 1, 2013 ($5,761.3 million) and the portion of outstanding equity awards deemed to have been earned as of October 1, 2013 ($72.6 million). The portion deemed not to have been earned ($77.4 million) as of October 1, 2013 will be expensed over the remaining future vesting period, including $5.8 million and $45.4 million relating to Warner Chilcott restructuring charges recognized in the years ended December 31, 2014 and 2013, respectively.

Inventories

The fair value of inventories acquired included a step-up in the value of inventories of $408.3 million. In the years ended December 31, 2014 and 2013, the Company recognized $232.9 million and $173.5 million, respectively, as a component of cost of sales as the inventory acquired on October 1, 2013 was sold to the Company’s customers. Included in finished goods inventory as of December 31, 2014 was $1.9 million relating to the remaining fair value step-up associated with the Warner Chilcott Acquisition.

IPR&D and Intangible Assets

The fair value of the IPR&D and CMP intangible assets was determined using the IPR&D and Intangible Asset Valuation Technique. The discount rates used to arrive at the present value at the acquisition date of CMPs was 8.0% and for IPR&D ranged from 8.0% to 9.0%, to reflect the internal rate of return and incremental commercial uncertainty in the cash flow projections. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results.

Actavis Public Limited Company

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The following table identifies the summarized amounts recognized and the weighted average useful lives of intangible assets:

	Amounts Recognized as of Acquisition Date	Weighted Average Useful Lives (Years)
($ in millions)	$
CMP:
Oral contraceptive franchise	1,181.0	3.2
Mesalamine franchise	589.0	1.8
Estrace® Cream	397.0	2.1
Risedronate franchise	311.0	3.6
Doryx®	237.0	2.4
Enablex®	107.0	2.1
Other CMP products	199.0	3.9

Total CMP	3,021.0	2.7
IPR&D:
Mesalamine franchise	809.0
Oral Contraceptive franchise	321.0
Estradiol	278.0
Urology	165.0
Other	135.0

Total IPR&D	1,708.0

Total identifiable intangible assets	4,729.0

Goodwill

Among the primary reasons the Company acquired Warner Chilcott and factors that contributed to the preliminary recognition of goodwill were to expand the Company’s branded pharmaceuticals product portfolio, and to acquire certain benefits from the Warner Chilcott structure. The goodwill recognized from the Warner Chilcott Acquisition is not deductible for tax purposes. Goodwill of $3,857.7 million was assigned to the North American Brands segment and goodwill of $98.4 million was assigned to the North American Generics and International segment.

Deferred Tax Liabilities, net

Deferred tax liabilities, net, include the impact resulting from identifiable intangible assets and inventory fair value adjustments. These adjustments create excess book basis over the tax basis which is multiplied by the statutory tax rate for the jurisdiction in which the deferred taxes exist.

Divested Products

In order to obtain regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“Hart-Scott-Rodino”), as amended, in connection with the Warner Chilcott Acquisition, the Company was

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required to divest certain assets. On October 1, 2013, four generic pharmaceutical products were sold to Amneal Pharmaceuticals for consideration of $10.0 million, subject to certain refunds of purchase price provisions, which had a deminimis impact on the consolidated profit and loss account. The divested products consisted of both commercial and development stage products in both oral contraceptive and osteoporosis treatment. Net sales of divested products were $2.5 million in the year ended December 31, 2013.

Acquisition-Related Expenses

Included in selling, general and administrative expenses for the year ended December 31, 2014 are integration and restructuring charges of $17.5 million, including stock-based compensation of $5.8 million incurred in connection with the Warner Chilcott Acquisition.

Included in general and administrative expenses for the year ended December 31, 2013 are restructuring charges of $124.7 million, including stock-based compensation ($45.4 million), and $45.6 million for acquisition and integration costs including advisory, legal and regulatory costs incurred in connection with the Warner Chilcott Acquisition. Additionally, the acceleration of directors and named executive officers unvested equity-based awards immediately prior to the Transactions resulted in $41.3 million of general and administrative expenses in the year ended December 31, 2013.

Endo Pharmaceuticals Inc.

The Company entered into an agreement with Endo Pharmaceuticals Inc. (“Endo”) and Teikoku Seiyaku Co., Ltd to settle all outstanding patent litigation related to the Company’s generic version of Lidoderm®. Per the terms of the agreement, on September 15, 2013, the Company launched its generic version of Lidoderm® (lidocaine topical patch 5%) to customers in the U.S. more than two years before the product’s patents expire. Lidoderm® is a local anesthetic indicated to relieve post-shingles pain. Additionally, under the terms of the agreement, the Company received and distributed branded Lidoderm® prior to the launch of the generic version of Lidoderm®.

Acquisition of Medicines360

On June 10, 2013, the Company entered into an exclusive license agreement with Medicines360 to market, sell and distribute Medicines360’s LNG20 intrauterine device (“LNG 20”) in the U.S. and in Canada for a payment of approximately $52.3 million. According to the terms of the agreement, the Company is also required to pay Medicines360 certain regulatory and sales based milestone payments totaling up to $125.0 million plus royalties (the “Medicines360 Acquisition”). Medicines360 retained the rights to market the product in the U.S. public sector, including family planning clinics that provide services to low-income women. LNG20, originally developed by Uteron Pharma Operations SPRL in Belgium (now a subsidiary of the Company), is designed to deliver 20 mcg of levonorgestrel per day for the indication of long-term contraception. The transaction has been accounted for using the acquisition method of accounting. This method requires that assets acquired and liabilities assumed in a business combination be recognized at their respective fair values as of the acquisition date. In connection with the acquisition, the Company recorded $191.7 million in IPR&D, $6.7 million in prepaid R&D and contingent consideration of $146.1 million. On February 27, 2015, we announced the approval of LNG20 (Liletta™) by the FDA for use by women to prevent pregnancy for up to three years. As a result of the FDA approval and first commercial US sale, the

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Company owed Medicines 360 a $75.0 million milestone, which had been accrued for as contingent consideration.

Acquisition of Uteron Pharma, SA

On January 23, 2013, the Company completed the acquisition of Uteron Pharma, SA for approximately $142.0 million in cash, plus assumption of debt and other liabilities of $7.7 million and up to $155.0 million in potential future milestone payments (the “Uteron Acquisition”). The acquisition expanded the Company’s specialty brand pipeline of Women’s Health products including two potential near term commercial opportunities in contraception and infertility, and one oral contraceptive project projected to launch by 2018 at the time of the acquisition. Several additional products that were then in earlier stages of development were also acquired in the Uteron Acquisition.

Recognition and Measurement of Assets Acquired and Liabilities Assumed at Fair Value

The transaction has been accounted for using the acquisition method of accounting. The following table summarizes the fair values of the tangible and identifiable intangible assets acquired and liabilities assumed at the acquisition date:

Amount
($ in millions)	$
Accounts receivable	1.6
Other current assets	1.2
Property, plant & equipment	5.7
Other long-term assets	0.5
IPR&D intangible assets	250.0
Goodwill	26.4
Current liabilities, excluding current portion of debt	(8.0)
Long-term deferred tax and other tax liabilities	(82.5)
Contingent consideration	(43.4)
Debt	(5.2)
Other long-term liabilities	(4.3)

Net assets acquired	142.0

IPR&D

The fair value of the IPR&D intangible assets was determined using the IPR&D and Intangible Asset Valuation Technique. The discount rate used to arrive at the present value of IPR&D intangible assets as of the acquisition date was 22% to reflect the internal rate of return and incremental commercial uncertainty in the cash flow projections. No assurances can be given that the underlying assumptions used to prepare the discounted cash flow analysis will not change. For these and other reasons, actual results may vary significantly from estimated results.

Contingent Consideration

Additional consideration is conditionally due to the seller upon the achievement of certain milestones in respect to the development and commercialization of the products as well as reaching certain sales targets.

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The Company estimated the fair value of the contingent consideration to be $43.4 million using a probability weighting approach that considered the possible outcomes based on assumptions related to the timing and probability of the product launch date, discount rates matched to the timing of first payment, and probability of success rates and discount adjustments on the related cash flows.

At June 30, 2014, after an identified triggering event, the acquired IPR&D intangible asset related to Estelle, a novel natural estrogen-based 28 day cycle oral contraceptive for the prevention of pregnancy, of $13.1 million was deemed to be fully impaired. Consequently, the $22.8 million contingent liability related to Estelle was written off, resulting in a net gain of $9.7 million. At June 30, 2014, after an identified triggering event, the acquired IPR&D intangible asset related to Colvir, a treatment of premalignant Human Papilloma Virus (HPV) lesions of the uterine, of $2.0 million was deemed to be fully impaired. Consequently the $1.5 million contingent liability was also written off, resulting in a net loss of $0.5 million.

Long-Term Deferred Tax Liabilities and Other Tax Liabilities

Long-term deferred tax liabilities and other tax liabilities result from identifiable intangible assets fair value adjustments. These adjustments create excess book basis over the tax basis which is multiplied by the statutory tax rate for the jurisdiction in which the deferred taxes exist.

4	Collaborations

The Company has ongoing transactions with other entities through collaboration agreements. The following represent the material collaboration agreements impacting the years ended December 31, 2014 and 2013.

Acquired agreements from the Forest Acquisition

Trevena

On May 9, 2013, Forest entered into a collaborative licensing option agreement with Trevena for the development of TRV027, a novel beta-arrestin biased ligand of the angiotensin II type 1 receptor for the treatment of acute decompensated heart failure. Pursuant to the agreement, the Company purchased $30.0 million of Trevena preferred stock in a round of private placement financing. Trevena filed an initial public offering (“IPO”), at which time the Company’s preferred stock was converted to common stock traded on the NASDAQ stock market. In conjunction with the IPO, the Company purchased an additional $3.0 million of common stock of Trevena. The investment was subsequently accounted for using the fair value method of accounting. At December 31, 2014, the fair value of the Trevena common stock held by the Company was $20.3 million and is included as a component of “investments”.

Ironwood collaboration agreement

In September 2007, Forest entered into a collaboration agreement with Ironwood Pharmaceuticals (“Ironwood”) to jointly develop and commercialize Linzess® (linaclotide) for the treatment of irritable bowel syndrome with constipation (IBS-C) and chronic idiopathic constipation (CIC). Under the terms of the agreement, the Company shares equally with Ironwood all profits and losses (as defined) from the development and commercialization of Linzess in the U.S. In addition, Forest obtained exclusive rights to

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4	Collaborations - continued

the linaclotide license in Canada and Mexico, for which the Company will pay royalties to Ironwood based on net sales in those territories, subject to receiving regulatory approval.

The agreement included contingent milestone payments as well as a contingent equity investment based on the achievement of specific clinical and commercial milestones. The Company may be obligated to pay up to an additional $100.0 million if certain sales milestones are achieved.

Based on the nature of the arrangement (including its contractual terms), the nature of the payments and applicable guidance, the Company records receipts from and payments to Ironwood in two pools: the Development pool which consists of R&D expenses, and the Commercialization pool, which consists of revenue, cost of sales and other operating expenses. The net payment to or receipt from Ironwood for the Development pool is recorded in R&D expense and the net payment to or receipt from Ironwood for the Commercialization pool is recorded in selling and marketing expense.

Amendment to Sanofi Collaboration Agreement

On October 28, 2013, Warner Chilcott Company, LLC (“WCCL”), one of our indirect wholly-owned subsidiaries, and Sanofi-Aventis U.S. LLC (“Sanofi”) entered into an amendment (the “Sanofi Amendment”) to the global collaboration agreement as amended (the “Collaboration Agreement”) to which WCCL and Sanofi are parties. WCCL and Sanofi co-develop and market Actonel® and Atelvia® (risedronate sodium) on a global basis, excluding Japan.

Pursuant to the Sanofi Amendment, the parties amended the Collaboration Agreement with respect to Actonel® and Atelvia® in the U.S. and Puerto Rico (the “Exclusive Territory”) to provide that, in exchange for the payment of a lump sum of $125.0 million by WCCL to Sanofi in the year ended December 31, 2013, WCCL’s obligations with respect to the global reimbursement payment, which represented a percentage of Actavis’ net sales as defined, as it relates to the Exclusive Territory for the year ended December 31, 2014, shall be satisfied in full. The Sanofi Amendment did not and does not apply to or affect the parties’ respective rights and obligations under the Collaboration Agreement with respect to (i) the year ended December 31, 2013 or (ii) territories outside the Exclusive Territory. The $125.0 million was recorded as an intangible asset during the year ended December 31, 2013, which was amortized over the course of the year ended December 31, 2014 using the economic benefit model.

In accordance with the terms of the Collaboration Agreement, the Company regained world-wide rights to promote Actonel® and Atelvia® in all territories on January 1, 2015.

Amgen Collaboration

In December 2011, we entered into a collaboration agreement with Amgen Inc. (“Amgen”) to develop and commercialize, on a worldwide basis, biosimilar versions of Herceptin®, Avastin®, Rituxan/Mab Thera®, and Erbitux® (the “Amgen Collaboration Agreement”). Amgen has assumed primary responsibility for developing, manufacturing and initially commercializing the oncology antibody products. As of December 31, 2014, the Company will contribute up to $254.8 million in co-development costs over the remaining course of development, including the provision of development support, and will share product development risks. In addition, we will contribute our significant expertise in the commercialization and marketing of products in highly competitive specialty and generic markets, including helping effectively

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4	Collaborations - continued

manage the lifecycle of the biosimilar products. The collaboration products are expected to be sold under a joint Amgen/Actavis label. We will initially receive royalties and sales milestones from product revenues. The collaboration will not pursue biosimilars of Amgen’s proprietary products.

5	Assets Held For Sale

The following represents the global net assets held for sale:

	December 31, 2014	December 31, 2013
($ in millions)	$	$
Cash and cash equivalents	-	37.0
Accounts receivable, net	17.7	94.2
Inventories, net	161.5	122.9
Prepaid expenses and other current assets	197.5	59.6
Intangible assets	453.0	-
Goodwill	309.1	-
Impairment on the assets held for sale	(189.6)	(42.7)

Total assets held for sale	949.2	271.0

Accounts payable and other liabilities	25.9	246.6

Total liabilities held for sale	25.9	246.6

Net assets held for sale	923.3	24.4

As of December 31, 2014, the Company had the followings assets held for sale:

•

Certain intangible assets and related inventory for products sold under the respiratory therapeutic unit. The book value of the respiratory assets held for sale was $734.0 million as of December 31, 2014, including allocated goodwill to this unit included within North American Brands of $309.1 million. On February 5, 2015, the Company announced the sale of its respiratory business to AstraZeneca for consideration of $600.0 million upon closing, additional funds to be received for the sale of certain of our inventory to AstraZeneca and low single-digit royalties above a certain revenue threshold. AstraZeneca will also pay Actavis an additional $100.0 million, and Actavis has agreed to a number of contractual consents and approvals, including certain amendments to the ongoing collaboration agreements between AstraZeneca and Actavis. The transaction closed on March 2, 2015. As a result of the final terms of the agreement, in the quarter ending March 31, 2015, the Company recognized an incremental charge in cost of sales (including the acquisition accounting fair value mark-up of inventory) relating to inventory that will not be sold to AstraZeneca of $35.3 million. The Company also recognized a gain on the sale of the business of $27.6 million, for a net transaction loss of $7.7 million.

•	Assets in connection with the Pharmatech Transaction. The result was an increase in assets held for sale of $97.2 million and liabilities held for sale of $25.9 million;
•	Properties acquired in the Forest Acquisition including:
•	Commack, Long Island – $46.4 million
•	St. Louis, Missouri – $20.4 million
•	Hauppauge, NY – $14.8 million
•	The facility in Corona, California, raising assets held for sale by $36.2 million; and

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5	Assets Held For Sale - continued

As of December 31, 2013, the Company had the followings assets held for sale, which were all sold in the year ended December 31, 2014:

•	The Company’s then current Western European business; and
•	The Company’s assets in Foshan China.

6	Share-Based Compensation

The Company recognizes compensation expense for all share-based compensation awards made to employees and directors based on the fair value of the awards on the date of grant. A summary of the Company’s share-based compensation plans is presented below.

Equity Award Plans

The Company has adopted several equity award plans which authorize the granting of options, restricted shares, restricted stock units and other forms of equity awards of the Company’s ordinary shares, subject to certain conditions. As of December 31, 2014, the Compensation Committee of the Company’s Board authorized 281.1 million shares for issuance under the Company’s equity compensation plans.

The Company grants awards with the following features:

•	Time based vesting restricted stock awards
•	Performance based restricted stock awards measured to the EBITDA, as defined, of the Company or other performance based targets defined by the Company
•	Performance based restricted stock awards measured to the Total Stockholders Return, compared to pre-defined metrics
•	Non-qualified options to purchase outstanding shares
•	Cash settled awards recorded as a liability

Option award plans require options to be granted at the fair value of the shares underlying the options at the date of the grant and generally become exercisable over periods ranging from three to five years. Each option granted expires ten years from the date of grant. Restricted stock awards are grants that entitle the holder to ordinary shares, subject to certain terms. Restricted stock unit awards are grants that entitle the holder the right to receive an ordinary share, subject to certain terms. Restricted stock and restricted stock unit awards (both time-based vesting and performance-based vesting) generally have restrictions eliminated over a one to four year vesting period. Restrictions generally lapse for non-employee directors after one year. Certain restricted stock units are performance-based awards issued at a target number with the actual number of restricted shares issued ranging based on achievement of the performance criteria.

Fair Value Assumptions

All restricted stock and restricted stock units (whether time-based vesting or performance-based vesting), are granted and expensed, using the fair value per share on the applicable grant date, over the applicable vesting period. Non-qualified options to purchase ordinary shares are granted to employees at exercise prices per share equal to the closing market price per share on the date of grant. The fair value of non-qualified options is determined on the applicable grant dates using the Black-Scholes method of

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

6	Share-Based Compensation - continued

valuation and that amount is recognized as an expense over the vesting period. Using the Black-Scholes valuation model, the fair value of options is based on the following assumptions:

	2014 Grants	2014 Acquired Awards	2013 Grants	2013 Acquired Awards
Dividend yield	0%	0%	0%	0%
Expected volatility	29.0%	28.0%	20.3%	25.5%
Risk-free interest rate	1.9 - 2.2%	0 - 2.1%	1.31	1.0 - 2.0%
Expected term (years)	7.5	up to 6.4	7.0	3.8 - 6.4

Share-Based Compensation Expense

Share-based compensation expense recognized in the Company’s results of operations for the years ended December 31, 2014 and 2013 was as follows:

	Year Ended December 31,
($ in millions)	2014	2013
	$	$
Equity based compensation awards	368.0	132.1
Non equity-settled awards in connection with the Furiex Acquisition	16.6	-
Non equity-settled awards in connection with the Durata Acquisition	16.6	-
Non equity-settled awards other	-	1.5

Total stock-based compensation expense	401.2	133.6

In the years ended December 31, 2014 and 2013 the related tax benefits were $145.7 million and $44.4 million respectively, relating to stock-based compensation.

Included in the year ended December 31, 2014, was $287.5 million of stock-based compensation inclusive of a $249.1 million of a step-up relating to the acquisition accounting treatment of outstanding awards acquired in the Forest Acquisition. Included in the year ended December 31, 2013, was higher stock-based compensation and related employer payroll taxes resulting from acceleration of directors and named executive officers unvested equity-based awards immediately prior to, but in connection with, the Warner Chilcott Acquisition, as provided by the transaction agreement of $41.3 million. Also included in the year-ended December 31, 2013, was $45.4 million of stock-based compensation relating to the Warner Chilcott Acquisition. These costs included the immediate vesting of outstanding equity for certain employees on October 1, 2013, as well as the recognition of compensation over the remaining vesting period for severed employees.

Unrecognized future stock-based compensation expense was $487.8 million as of December 31, 2014, including $265.9 million resulting from the Forest Acquisition. This amount will be recognized as an expense over a remaining weighted average period of 1.8 years. Stock-based compensation is being amortized and charged to operations over the same period as the restrictions are eliminated for the participants, which is generally on a straight-line basis.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

6	Share-Based Compensation - continued

Share Activity

The following is a summary of equity award activity for unvested restricted stock and stock units in the period from December 31, 2013 through December 31, 2014:

($ in millions, except per share data)	Shares	Weighted Average Fair Value	Average Remaining Contractual Term (Years)	Aggregate Grant Date Fair Value
	Number	$	Number	$
Restricted shares / units outstanding at December 31, 2013	1.9	80.12	1.4	152.2
Granted	0.8	221.08		176.9
Vested	(1.5)	(106.69)		(160.0)
Assumed as part of the Forest Acquisition – aggregate outstanding	1.1	149.39 **		164.3
Forfeited	(0.2)	(102.20)		(20.9)

Restricted shares / units outstanding at December 31, 2014	2.1	148.79	1.3	312.5

**	Assumed as part of the Forest Acquisition for the pro rata portion representing future compensation as of July 1, 2014.

The following is a summary of equity award activity for non-qualified options to purchase ordinary shares in the period from December 31, 2013 through December 31, 2014:

($ in millions, except per share data)	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
	Number	$	Number	$
Outstanding, December 31, 2013	0.4	43.50
Granted	0.5	224.19
Exercised	(1.4)	(54.19)
Assumed as part of the Forest Acquisition – aggregate	6.1	83.79 **
Cancelled	(0.2)	(28.37)

Outstanding, December 31, 2014	5.4	93.96	7.3	858.9

Vested and expected to vest at December 31, 2014	5.2	102.28	7.2	804.4

**	Assumed as part of the Forest Acquisition for the pro rata portion representing future compensation as of July 1, 2014.

In addition to the awards discussed above, the Company also grants deminimis awards to be settled in cash due to local statutory requirements.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

7	Pension and Other Postretirement Benefit Plans

Defined Benefit Plan Obligations

The Company has numerous defined benefit plans offered to employees around the world. For these plans, retirement benefits are generally based on an employee’s years of service and compensation. Funding requirements are determined on an individual country and plan basis and are subject to local country practices and market circumstances.

The net periodic benefit cost of the defined benefit plans for the year ended December 31, 2014 and 2013 was as follows:

	Defined Benefit Year Ended December 31,
	2014	2013
($ in millions)	$	$
Service Cost	7.0	7.0
Interest Cost	9.6	6.0
Other investments	-	(1.3)
Expected return on plan assets	(9.1)	(4.8)
Curtailment	(1.4)	0.0
Settlement loss	0.5	0.2

Net periodic benefit cost	6.6	7.1

Obligations and Funded Status

Employee benefit plans are an exception to the recognition and fair value measurement principles in business combinations. Employee benefit plan obligations are recognized and measured in accordance with the existing authoritative literature for accounting for benefit plans rather than at fair value. Accordingly, the Company remeasured the benefit plans acquired as part of its acquisitions and recognized an asset or liability for the funded status of these plans as of the respective acquisition dates.

Pension obligations are assessed in accordance with the advice of professionally qualified actuaries. The valuations below are as of December 31, 2014 and 2013.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

7	Pension and Other Postretirement Benefit Plans - continued

Benefit obligation and asset data for the defined benefit plans, were as follows:

	Year Ended December 31,
($ in millions)	2014(1)		2013(2)
Change in Plan Assets	$		$
Fair value of plan assets at beginning of year		179.3		67.2
Fair value of plan assets assumed in the Forest Acquisition		11.4		-
Fair value of plan assets assumed in the Warner Chilcott Acquisition		-		79.1
Other business development related activity		(4.7)		13.3
Other contributions		1.4		1.9
Other		(2.1)		4.5
Employer contribution		13.9		8.4
Return on plan assets		20.0		7.1
Benefits paid		(6.5)		(4.4)
Effects of exchange rate changes		(16.5)		2.2

Fair value of plan assets at end of year		196.2		179.3

Change in Benefit Obligation
Benefit obligation at beginning of year		$231.2		90.9
Benefit obligation assumed in the Forest Acquisition		19.3		-
Benefit obligation assumed in the Warner Chilcott Acquisition		-		97.5
Other business development related activity		(0.6)		30.2
Contributions		1.4		2.0
Service cost		7.0		7.0
Interest cost		9.6		6.0
Actuarial loss/(gain)		54.6		(1.1)
Other		(1.6)		-
Curtailments		(4.0)		-
Benefit paid		(6.6)		(5.5)
Effects of exchange rate changes		(24.2)		4.2

Benefit obligation at end of year		286.1		231.2

Funded status at end of year		(89.9)		(51.9)

(1)	The year ended December 31, 2014 includes benefit obligation and asset data from the Forest Plans following the Forest Acquisition on July 1, 2014.
(2)	The year ended December 31, 2013 includes benefit obligation and asset data from the Warner Chilcott Plans following the Warner Chilcott Acquisition on October 1, 2013.

The following table outlines the funded actuarial amounts recognized:

	As of December 31,
	2014	2013
($ in millions)	$	$
Provisions	(89.9)	(51.9)

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

7	Pension and Other Postretirement Benefit Plans - continued

The underfunding of pension benefits is primarily a function of the different funding incentives that exist outside of the United States. In certain countries, there are no legal requirements or financial incentives provided to companies to pre-fund pension obligations. In these instances, benefit payments are typically paid directly by the Company as they become due.

Plan Assets

Companies are required to use a fair value hierarchy as defined in ASC Topic 820 “Fair Value Measurement,” (“ASC 820”) which maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. There are three levels of inputs used to measure fair value with Level 1 having the highest priority and Level 3 having the lowest:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity. The Level 3 assets are those whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques with significant unobservable inputs, as well as instruments for which the determination of fair value requires significant judgment or estimation.

If the inputs used to measure the financial assets fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The fair values of the Company’s pension plan assets at December 31, 2014 by asset category are as follows:

($ in millions)	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Investment funds
Equity securities	74.3	-	-	74.3
Debt securities	93.2	-	-	93.2
Other investments
Other	3.1	25.6	-	28.7

Total Assets	170.6	25.6	-	196.2

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

7	Pension and Other Postretirement Benefit Plans - continued

The fair values of the Company’s pension plan assets at December 31, 2013 by asset category are as follows:

($ in millions)	Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
	$	$	$	$
Assets
Investment funds
Non-U.S. developed markets equities	70.3	-	-	70.3
Fixed income obligations	83.6	-	-	83.6
Other investments	-	-	-
Other	-	25.4	-	25.4

Total Assets	153.9	25.4	-	179.3

The assets of the pension plan are held in separately administered trusts. The investment guidelines for the Company’s pension plans is to create an asset allocation that is expected to deliver a rate of return sufficient to meet the long-term obligation of the plan, given an acceptable level of risk. The target investment portfolio of the Company’s pension plans is allocated as follows:

	Target Allocation As of December 31,
	2014(1)	2013(2)
Bonds	49%	47%
Equity securities	40%	39%
Other investments	11%	14%

(1)	Includes the asset allocation of the Forest Plans following the Forest Acquisition on July 1, 2014.
(2)	Includes the asset allocation of the Warner Chilcott Plans following the Warner Chilcott Acquisition on October 1, 2013.

Expected Contributions

Employer contributions to the pension plan during the year ending December 31, 2015 are expected to be $9.8 million.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

7	Pension and Other Postretirement Benefit Plans - continued

Expected Benefit Payments

Total expected benefit payments for the Company’s pension plans are as follows:

($ in millions)	$
2015	7.3
2016	8.5
2017	8.4
2018	9.4
2019	11.0
Thereafter	241.5

Total Liability	286.1

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service. The majority of the payments will be paid from plan assets and not Company assets.

Amounts Recognized in Other Comprehensive Income (Loss)

Net loss amounts reflect experience differentials primarily relating to differences between expected and actual returns on plan assets as well as the effects of changes in actuarial assumptions. Net loss amounts in excess of certain thresholds are amortized into net pension cost over the average remaining service life of employees. Balances recognized within accumulated other comprehensive income (loss) (a component of other reserves) that have not been recognized as components of net periodic benefit costs are as follows:

($ in millions)	Defined Benefit
$
Balance as of December 31, 2013	5.6
Net actuarial loss	(36.4)

Balance as of December 31, 2014	(30.8)

Information for defined benefit plans with an accumulated benefit obligation in excess of plan assets is presented below:

($ in millions)	Defined Benefit As of December 31,
	2014	2013
	$	$
Projected benefit obligations	286.1	231.2
Accumulated benefit obligations	262.6	214.4
Plan assets	196.2	179.3

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

7	Pension and Other Postretirement Benefit Plans - continued

Actuarial Assumptions

The weighted average assumptions used to calculate the projected benefit obligations of the Company’s defined benefit plans are as follows:

	As of December 31,
	2014	2013
Discount rate	2.9%	3.9%
Salary growth rate	3.7%	3.8%

The weighted average assumptions used to calculate the net periodic benefit cost of the Company’s defined benefit plans are as follows:

	As of December 31,
	2014	2013
Discount Rate	3.9%	3.8%
Expected rate of return on plan assets	4.9%	3.3%
Salary growth rate	3.7%	2.5%

In order to select a discount rate for purposes of valuing the plan obligations the Company uses returns of long-term investment grade bonds and adjusts them as needed to fit the estimated duration of the plan liabilities.

The expected rate of return represents the average rate of return to be earned on plan assets over the period the benefits included in the benefit obligation are to be paid. In developing the expected rate of return, long-term historical returns data are considered as well as actual returns on the plan assets and other capital markets experience. Using this reference information, the long-term return expectations for each asset category and a weighted average expected return was developed, according to the allocation among those investment categories.

Other Post-Employment Benefit Plans

As a result of the Forest Acquisition, the Company assumed a post-retirement benefit plan for former Forest employees. Accumulated benefit obligation and asset data for the defined benefit plans, were as follows:

($ in millions)	December 31,
2014
$
Accumulated benefit obligation assumed as part of the Forest Acquisition	14.0
Interest cost	0.4
Actuarial charge	6.4
Benefit payments	(0.3)

Accumulated benefit obligation included in provisions as of December 31, 2014	20.5

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

7	Pension and Other Postretirement Benefit Plans - continued

Savings Plans

The Company also maintains certain defined contribution savings plans covering substantially all U.S.-based employees. The Company contributes to the plans based upon the employee contributions. The Company’s contributions to these retirement plans were $66.0 million and $46.9 million in the years ended December 31, 2014 and 2013, respectively.

8	Other income

Other income consisted of the following:

($ in millions)	Years Ended December 31,
	2014	2013
	$	$
(Loss) / gain on sale of assets	(16.6)	6.6
Other	18.8	31.7

Other income	2.2	38.3

(Loss) / gain on Sale of Assets

During the year ended December 31, 2014, we sold our minority interest in Columbia Laboratories Inc. for $8.5 million. As a result, we recognized a gain on the sale of $4.3 million. The year ended December 31, 2014 also includes the loss on the disposal of our Western European operations divested in the second quarter of 2014 of $20.9 million. On November 27, 2013, the Company sold its Changzhou Watson Pharmaceuticals Co., Ltd (“Changzhou”) business to Great Harmony Enterprises Limited, a Hong Kong Company. As a result of the sale, we recorded a gain of $2.3 million in other income (expense) in the year ended December 31, 2013. As a result of the sale of select rights to Taro Pharmaceuticals North America, Inc., we recorded a gain of $4.3 million in other income (expense), in the year ended December 31, 2013.

9	Inventories

Inventories consist of finished goods held for sale and distribution, raw materials and work-in-process.

Inventories consisted of the following as of December 31, 2014 and 2013:

($ in millions)	December 31,
	2014	2013
	$	$
Raw materials	625.3	522.0
Work-in-process	205.3	168.9
Finished goods	1,421.6	1,250.3

	2,252.2	1,941.2
Less: inventory reserves	176.7	154.9

Inventories	2,075.5	1,786.3

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

9	Inventories - continued

Included in finished goods inventory as of December 31, 2014 was $285.3 million and $16.3 million relating to the fair value step-up associated with the Forest and Durata acquisitions, respectively. Included in finished goods inventory as of December 31, 2014 and 2013 was $1.9 million and $235.1 million relating to the fair value step-up associated with the Warner Chilcott Acquisition.

10	Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consisted of the following:

($ in millions)	December 31, 2014	December 31, 2013
	$	$
Accrued expenses:
Accrued payroll and related benefits	387.2	240.2
Royalties and sales agent payables	212.4	119.1
Accrued R&D expenditures	179.4	46.6
Accrued pharmaceutical fees	132.7	16.2
Interest payable	82.7	68.9
Legal fees	54.6	30.0
Accrued professional fees	44.1	22.6
Accrued selling and marketing expenditures	24.2	38.1
Accrued other taxes	19.4	43.7
Manufacturing related	11.2	8.2
Accrued co-promotion liabilities	7.5	14.8
Other accrued expenses	316.3	120.3

Total accrued expenses	1,471.7	768.7

Creditors for tax and social welfare at the balance sheet dates amounted to:

($ in millions)	December 31, 2014	December 31, 2013
	$	$
Income taxes payable	50.4	85.8
Accrued other taxes	19.4	43.7
Social welfare taxes	12.4	14.0

Total	82.2	143.5

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

11	Property, plant and equipment

Property, plant and equipment, net consisted of the following:

($ in millions)	Machinery and equipment $	Research and laboratory equipment $	Other $	Transportation $	Land, Buildings and leasehold improvements $	Construction in progress $	Total $

Cost
At December 31, 2013	901.7	114.6	363.3	61.8	934.6	152.9	2,528.9
Additions	119.7	21.9	5.0	37.5	50.6	11.8	246.5
Additions due to Acquisitions	87.5	24.3	4.9	0.5	99.4	20.5	237.1
Disposals/transfers/ impairments	(80.5)	(3.0)	1.1	(7.5)	(32.4)	(34.2)	(156.5)
Transfer to assets held for sale	(33.4)	(1.9)	(6.0)	-	(105.0)	-	(146.3)
Currency translation	(44.7)	(0.4)	(2.9)	(6.6)	(40.1)	(0.3)	(95.0)

At December 31, 2014	950.3	155.5	365.4	85.7	907.1	150.7	2,614.7

Accumulated depreciation
At December 31, 2013	374.3	88.8	245.1	8.0	195.9	-	912.1
Additions	127.0	44.5	4.9	9.3	44.6	0.6	230.9
Disposals/transfers/ impairments	(63.9)	(1.5)	1.8	(4.1)	6.2	-	(61.5)
Transfer to assets held for sale	(12.6)	(0.9)	(1.2)	-	(29.7)	-	(44.4)
Currency translation	(9.5)	(0.1)	(1.2)	(1.8)	(4.5)	-	(17.1)

At December 31, 2014	415.3	130.8	249.4	11.4	212.5	0.6	1,020.0

Net book value
At December 31, 2013	527.4	25.8	118.2	53.8	738.7	152.9	1,616.8

At December 31, 2014	535.0	24.7	116.0	74.3	694.6	150.1	1,594.7

Depreciation expense was $230.9 million and $202.0 million in the years ended December 31, 2014 and 2013, respectively.

12	Investments and Other Assets

Investments

Investments consisted of the following

($ in millions)	December 31,
	2014	2013
	$	$
Investments:
Equity method investments	9.8	12.3
Cost method and other long-term investments	54.8	1.0

Total investments	64.6	13.3

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

12	Investments and Other Assets - continued

Investment in Equity Method Investments

The Company’s equity method investments at December 31, 2014 and 2013 consist of various equity method investments in privately held companies.

Cost Method Investments

The Company’s cost method investments consist primarily of investments in common shares of a number of private and public companies where its ownership interest is less than 20% or where it does not have the ability to exercise significant influence.

The movements in investments were as follows:

($ in millions)	Equity Method Investments	Cost Method and Other Investments
	$	$
Balance at December 31, 2013	12.3	1.0

Additions	5.8	-
Distributions	(3.9)	-
Acquired from the Forest Acquisition	-	51.1
Sale	(4.2)	-
Other	(0.2)	2.7

Balance at December 31, 2014	9.8	54.8

Other Assets

Other Assets consisted of the following:

($ in millions)	December 31,
	2014	2013
	$	$
Taxes receivable	57.7	57.7
Deferred loan costs	58.9	44.0
Other	54.2	22.5

Total other assets	170.8	124.2

Deferred Loan Costs

Expenses associated with the issuance of indebtedness are capitalized and amortized as a component of interest expense over the term of the respective financing arrangements using the effective interest method. In the event that long-term debt is prepaid, the deferred loan costs associated with such indebtedness are expensed as a component of interest expense in the period in which such prepayment is made. Also included in deferred loan costs are fees associated with the bridge loan commitments in connection with the Allergan Acquisition.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

12	Investments and Other Assets - continued

Other Assets - continued

Other Assets

Other assets include security and equipment deposits and long-term receivables.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

($ in millions)	December 31, 2014	December 31, 2013
	$	$
Prepaid income taxes	165.7	80.0
Current portion of deferred loan costs	124.9	7.5
Prepaid insurance	21.4	30.3
Other	421.4	291.4

Total prepaid expenses and other current assets	733.4	409.2

Marketable Securities

Investments in marketable securities consisted of the following:

($ in millions)	December 31, 2014	December 31, 2013
	$	$
Marketable securities:
U.S. Treasury and agency securities – maturing within one year	1.0	2.5

Total marketable securities	1.0	2.5

The Company’s marketable securities and other long-term investments are classified as available-for-sale and are recorded at fair value based on quoted market prices using the specific identification method. These investments are classified as either current or non-current, as appropriate, in the Company’s consolidated balance sheets.

The following table provides a summary of the fair value and unrealized gains (losses) related to the Company’s available-for-sale securities classified as current assets ($ in millions):

At December 31, 2014	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	$	$	$	$
Available-for-sale:
U.S. treasury and agency securities	1.0	-	-	1.0

Total	1.0	-	-	1.0

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

12	Investments and Other Assets - continued

Marketable Securities - continued

At December 31, 2013	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	$	$	$	$
Available-for-sale:
U.S. treasury and agency securities	2.5	-	-	2.5

Total	2.5	-	-	2.5

13	Goodwill, Product Rights and Other Intangible Assets

Goodwill for the Company’s reporting segments consisted of the following:

($ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total
	$	$	$	$
Gross Goodwill Balance at December 31, 2013	4,371.9	4,386.9	86.3	8,845.1
Accumulated Impairment Losses, December 31, 2013	-	(647.5)	-	(647.5)

Net Balance at December 31, 2013	4,371.9	3,739.4	86.3	8,197.6

Additions through acquisitions	16,708.6	52.7	-	16,761.3
Measurement period adjustments and other	(36.8)	-	-	(36.8)
Accumulated Impairment losses	(17.3)			(17.3)
Disposals	-	(2.2)	-	(2.2)
Held for sale	(309.1)	-	-	(309.1)
Foreign exchange and other adjustments	0.6	(72.6)	-	(72.0)

Net Balance at December 31, 2014	20,717.9	3,717.3	86.3	24,521.5

During the year ended December 31, 2014, there was an increase in goodwill of $16,761.3 million, primarily resulting from the Forest Acquisition of $16,385.3 million. Also impacting the year ended December 31, 2014 was the addition to goodwill relating to the Furiex Acquisition of $251.9 million, the Tretin-X acquisition of $32.0 million, the Durata Acquisition of $71.6 million and the Silom Acquisition of $20.0 million. The acquisitions were offset, in part, by the reduction of goodwill relating to the adjustments to SRA reserves and the applicable deferred taxes in connection with the Warner Chilcott Acquisition of

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

13	Goodwill, Product Rights and Other Intangible Assets - continued

$36.8 million, the Lincolnton divestiture of $2.2 million and a goodwill impairment of $17.3 million related to the Pharmatech Transaction. On February 5, 2015, the Company announced the sale of its respiratory business to AstraZeneca for consideration of $600.0 million upon closing and low single-digit royalties above a certain revenue threshold. AstraZeneca will also pay Actavis an additional $100.0 million, and Actavis has agreed to a number of contractual consents and approvals, including certain amendments to the ongoing collaboration agreements between AstraZeneca and Actavis. As part of this transaction, the Company held for sale goodwill of $309.1 million as of December 31, 2014.

During the second quarter of 2014, the Company performed its annual impairment assessment of goodwill, IPR&D and trade name intangibles assets with indefinite-lives. The Company determined there was no impairment associated with goodwill or trade name intangible assets as of June 30, 2014.

During the 2013 integration of the Actavis Group with the Watson business, the Company reorganized its organizational structure and management performance reporting, which was further reorganized in 2014. Previously, the reporting units within our then current Actavis Pharma operating segment was organized as follows: Americas (The United States of America (“U.S.”), Canada, Latin America), Europe (Europe, Russia, Commonwealth of Independent States (“CIS”), and Turkey), and MEAAP (Middle East, Africa, Australia, and Asia Pacific). These reporting units combined the Watson and Actavis Group businesses. Previously, goodwill for the Watson’s Global Generics operating segment was tested as one unit. The combination of the Watson and the Actavis Group business and net assets in the European reporting unit, combined with other market factors, led to the impairment of the goodwill associated with this reporting unit.

During the second quarter of 2013, concurrent with the availability of discrete financial information for our new reporting units, the Company completed an extensive review of its operating businesses, including exploring options for addressing overall profitability of seven Western European commercial operations consisting of, among other things, restructuring their operations, refocusing their activities on specific sub-markets, as well as potential divestitures of such businesses to other third parties. The potential impact of these conditions were considered in the Company’s projections when determining the indicated fair value of its then current reporting units for the impairment tests that were performed during the second quarter of 2013. Upon completion of step one of the impairment analysis for each of the Company’s reporting units, it was concluded the fair value of the then current Actavis Pharma — Europe reporting unit was below its carrying value including goodwill. This was primarily related to the integration of our Arrow Group (acquired on December 2, 2009, in exchange for cash consideration of $1.05 billion, approximately 16.9 million shares of the Company’s Restricted Ordinary Shares and 200,000 shares of the Company’s Mandatorily Redeemable Preferred Stock and certain contingent consideration (the “Arrow Group Acquisition”)) with the Actavis Group in Europe. The fair value of the Company’s reporting units was estimated based on a discounted cash flow model using management’s business plans and projections as the basis for expected future cash flows for approximately five years and residual growth rates ranging from 2% to 4% thereafter. Management believes that the assumptions it used for the impairment tests performed are consistent with those that would be utilized by a market participant in performing similar valuations of its reporting units. A separate discount rate was utilized for each reporting unit that was derived from published sources and, on a weighted average basis, a discount rate of 8% was utilized using the Company’s weighted average cost of capital, which considered the overall inherent risk of the reporting unit and the rate of return a market participant would expect. As a result of completing step two of the Company’s impairment

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

13	Goodwill, Product Rights and Other Intangible Assets - continued

analysis, the Company recorded an impairment of the then current Actavis Pharma – Europe reporting unit of $647.5 million, representing primarily all the goodwill allocated to this reporting unit, in the year ended December 31, 2013.

Product Rights and Other Intangible Assets

Product rights and other intangible assets consisted of the following ($ in millions):

Cost basis	Balance as of December 31, 2013	Acquisitions	Impairments	Disposals/ Other	Held for Sale	CTA	Balance as of December 31, 2014
	$	$	$	$	$	$	$
Intangibles with definite lives:
Product rights and other related intangibles	8,512.6	12,480.2	-	(211.9)	(269.0)	(284.1)	20,227.8
Customer relationships	157.2	60.0	-	1.9	-	(0.8)	218.3

Total definite-lived intangible assets	8,669.8	12,540.2	-	(210.0)	(269.0)	(284.9)	20,446.1

Intangibles with indefinite lives:
IPR&D and other	2,334.6	2,712.1	(449.4)	(203.9)	(37.0)	(55.9)	4,300.5
Trade Name	76.2	-	-	-	-	-	76.2

Total indefinite-lived intangible assets	2,410.8	2,712.1	(449.4)	(203.9)	(37.0)	(55.9)	4,376.7

Total product rights and related intangibles	11,080.6	15,252.3	(449.4)	(413.9)	(306.0)	(340.8)	24,822.8

Accumulated Amortization	Balance as of December 31, 2013	Amortization	Impairments	Disposals/ Other	Held for Sale	CTA	Balance as of December 31, 2014
	$	$	$	$	$	$	$
Intangibles with definite lives:
Product rights and other related intangibles	(2,807.2)	(2,589.7)	(263.1)	(12.2)	20.7	63.7	(5,587.8)
Customer relationships	(38.9)	(7.8)	-	-	-	0.1	(46.6)

Total definite-lived intangible assets	(2,846.1)	(2,597.5)	(263.1)	(12.2)	20.7	63.8	(5,634.4)

Total product rights and related intangibles	(2,846.1)	(2,597.5)	(263.1)	(12.2)	20.7	63.8	(5,634.4)

Net Product Rights and Other Intangibles	8,234.5						19,188.4

(1)	Amortization expense is included as a component of selling, general and administrative expenses.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

13	Goodwill, Product Rights and Other Intangible Assets - continued

The following items had a significant impact on net product rights and other intangibles in the year ended December 31, 2014:

•

On March 25, 2014, upon FDA approval, the Company acquired metronidazole 1.3% vaginal gel antibiotic, a topical antibiotic for the treatment of bacterial vaginosis, from Valeant and recognized an intangible asset of $61.8 million. In the quarter ended December 31, 2014, the Company evaluated future projections of the product. As a result of this review, the Company noted the intangible asset was not fully recoverable. As such, the Company impaired the asset by $25.0 million. At the same time, the Company reversed contingent consideration (through cost of sales) of $21.0 million, for a net loss of $4.0 million.

•

On April 1, 2014, the Company acquired intangible assets in connection with the Silom Acquisition of $64.0 million, including $52.6 million related to product rights and other related intangibles and $11.4 million of acquired IPR&D.

•	On April 17, 2014, the Company acquired product rights and other intangibles of $16.1 million in connection with the Akorn Acquisition.
•	On May 20, 2014, the Company acquired IPR&D of $24.9 million in connection with the May 2014 Acquisition.
•

On July 1, 2014, the Company acquired intangible assets in connection with the Forest Acquisition of $12,877.5 million, including $11,515.5 million related to product rights and other intangibles and $1,362.0 million of acquired IPR&D. On July 1, 2014, the Company divested certain products resulting in a reduction of intangible assets of approximately $13.5 million.

•

On July 2, 2014, the Company acquired intangible assets in connection with the Furiex Acquisition of $1,411.6 million, including $408.6 million related to product rights and other intangibles and $1,003.0 million of acquired IPR&D. On July 2, 2014, the Company sold the product rights and other intangibles related to the royalty rights for Alogliptin and Priligy of $408.6 million to Royalty Pharm, Inc.

•	On July 8, 2014, the Company acquired Tretin-X and recorded an intangible asset of $37.7 million.
•	During the second quarter of 2014, the acquired IPR&D relating to the Estelle and Colvir projects acquired in the Uteron Acquisition of $15.1 million was deemed to be fully impaired.
•

In connection with the Forest Acquisition, the Company reviewed all ongoing R&D projects of both legacy Forest and Actavis. As a result of that review, the Company aligned future R&D expenditures with revised strategic priorities. As a result of this review, the Company abandoned certain ongoing R&D projects resulting in an impairment charge of $165.0 million in the year ended December 31, 2014.

•

During the third quarter of 2014, the FDA’s Cardiovascular and Renal Drugs Advisory Committee has voted to recommend against approval of Actavis’ NDA for the fixed-dose combination of nebivolol and valsartan for the treatment of hypertension. As a result of the announcement, the Company recorded an impairment charge of $140.0 million for its asset in the quarter ended September 30, 2014. During the fourth quarter of 2014, the Company abandoned the IPR&D project based on FDA correspondence. As a result, the Company impaired the remaining $53.0 million related to the asset.

•

On November 17, 2014, the Company acquired intangible assets in connection with the Durata Acquisition of $729.0 million, including $480.0 million related to product rights and other intangibles and $249.0 million of acquired IPR&D.

•

On December 24, 2014, the Company’s Namzaric™ product was approved by the FDA. As part of the approval the Company paid a $30.0 million milestone payment to our development partner which was capitalized as an intangible asset.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

13	Goodwill, Product Rights and Other Intangible Assets - continued
•

During the fourth quarter of 2014, the Company received a Complete Response Letter from the FDA relating to and IPR&D dermatology project. As a result of the letter, the Company abandoned the project and impaired the $32.0 million related to the asset.

•

During the fourth quarter of 2014, the Company sold its rights in IPR&D related to Aeroquin. As a result of the transaction, the Company wrote-off IPR&D of $18.0 million through assets sales and impairments and wrote-off contingent consideration of $16.0 million as a component of R&D expenses which related to Aeroquin. The net result was a loss of $2.0 million.

•	During the fourth quarter of 2014, the Company held for sale intangible assets in connection with the Pharmatech Transaction and its respiratory franchise.
•

During the fourth quarter of 2014, the Company recorded an impairment related to Doryx of $89.0 million. The impairment was caused by a shortening of the products life cycle for which to recover the value of the asset.

Assuming no additions, disposals or adjustments are made to the carrying values and/or useful lives of the intangible assets, annual amortization expense on product rights over the next five years is estimated to be as follows:

($ in millions)	Amount
$
2015	3,040.0
2016	2,390.0
2017	2,090.0
2018	1,540.0
2019	1,365.0

The above amortization expense is an estimate. Actual amounts may change from such estimated amounts due to fluctuations in foreign currency exchange rates, additional intangible asset acquisitions, finalization of preliminary fair value estimate, potential impairments, accelerated amortization or other events.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt

Debt consisted of the following:

($ in millions)	December 31, 2014	December 31, 2013
	$	$
WC Term Loan Agreement	1,251.6	1,832.8
Amended and Restated ACT Term Loan	2,832.6	1,310.0
Revolver borrowings	255.0	265.0
Senior Notes:
$500.0 million 1.300% notes due June 15, 2017	500.0	-
$1,200.0 million 1.875% notes due October 1, 2017	1,200.0	1,200.0
$1,250.0 million 7.75% notes due September 15, 2018	-	1,250.0
$1,050.0 million 4.375% notes due February 1, 2019	1,050.0	-
$500.0 million 2.450% notes due June 15, 2019	500.0	-
$400.0 million 6.125% notes due August 14, 2019	400.0	400.0
$750.0 million 4.875% notes due February 15, 2021	750.0	-
$1,200.0 million 5.000% notes due December 15, 2021	1,200.0	-
$1,700.0 million 3.250% notes due October 1, 2022	1,700.0	1,700.0
$1,200.0 million 3.850% notes due June 15, 2024	1,200.0	-
$1,000.0 million 4.625% notes due October 1, 2042	1,000.0	1,000.0
$1,500.0 million 4.850% notes due June 15, 2044	1,500.0	-
Plus: Unamortized premium	239.9	103.9
Less: Unamortized discount	(52.1)	(31.9)

Senior Notes, net	11,187.8	5,622.0

Capital leases	16.7	22.2

Total debt and capital leases	15,543.7	9,052.0

Less: Current portion	697.4	534.6

Total long-term debt and capital leases	14,846.3	8,517.4

Allergan-Related Financing

As part of the Allergan Acquisition, Actavis plc paid the cash consideration portion of the transaction from cash on hand, proceeds from equity offerings, bridge loan financing and long-term financing.

On March 12, 2015, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand Duchy of Luxembourg and an indirect wholly-owned subsidiary of Actavis plc, issued Floating Rate Notes due 2016 (the “Allergan 2016 Floating Rate Notes”), Floating Rate Notes due 2018 (the “Allergan 2018 Floating Rate Notes”), Floating Rate Notes due 2020 (the “Allergan 2020 Floating Rate Notes”, 1.850% Notes due 2017 (the “Allergan 2017 Notes”), 2.350% Notes due 2018 (the “Allergan 2018 Notes”), 3.000% Notes due 2020 (the “Allergan 2020 Notes”), 3.450% Notes due 2022 (the “Allergan 2022 Notes”), 3.800% Notes due 2025 (the “Allergan 2025 notes”), 4.550% Notes due 2035 (the “Allergan 2035 Notes”) and 4.750% Notes due 2045 (the “Allergan 2045 Notes”), together the “Allergan Notes”. The Allergan 2016 Floating Rate Notes, the Allergan 2018 Floating Rate Notes and Allergan 2020 Floating Rate Notes will bear interest at a floating rate equal to three-month LIBOR plus 0.875%, 1.080%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Allergan-Related Financing - continued

and 1.255% per annum, respectively. Interest on the Allergan 2016 Floating Rate Notes will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, beginning on June 1, 2015. Interest on the Allergan 2018 Floating Rate Notes and the Allergan 2020 Floating Rate Notes will be payable quarterly on March 12, June 12, September 12 and December 12 of each year, beginning on June 12, 2015. Interest on the Allergan 2017 Notes will be payable semi-annually on March 1 and September 1 of each year, beginning on September 1, 2015. Interest on the Allergan 2018 Notes and the Allergan 2020 Notes will be payable semi-annually on March 12 and September 12 of each year, beginning on September 12, 2015. Interest on the Allergan 2022 Notes, the Allergan 2025 Notes, the Allergan 2035 Notes and the Allergan 2045 Notes will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2015. The notes will be fully and unconditionally guaranteed by our indirect parents, Warner Chilcott Limited and Actavis Capital S.á r.l (“Actavis Capital”), and by Actavis, Inc., a subsidiary of Actavis Capital, on an unsecured and unsubordinated basis. Actavis plc will not guarantee the notes.

On December 17, 2014, Actavis and certain of its subsidiaries entered into a senior unsecured term loan credit agreement (the “Term Loan Credit Agreement”), among Actavis Capital, as borrower, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto (the “Term Lenders”), JPMCB, as administrative agent and the other financial institutions party thereto. Under the Term Loan Credit Agreement, the Term Lenders have committed to provide (i) a $2.75 billion tranche maturing three years after the funding date thereunder (the “Allergan Three Year Tranche”) and (ii) a $2.75 billion tranche and maturing five years after the funding date thereunder (the “Allergan Five Year Tranche”). The full amount of the Term Loan Credit Agreement were drawn on March 17, 2015 and the proceeds were used to finance, in part, the cash component of the Allergan Acquisition consideration and certain fees and expenses incurred in connection with the Allergan Acquisition.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Allergan-Related Financing - continued

None of the Allergan-related financing had any outstanding balance as of December 31, 2014.

Credit Facility Indebtedness

WC Term Loan Agreement

On December 17, 2014, Actavis plc and certain of its subsidiaries entered into a second amendment agreement (the “WC Term Loan Amendment”) among Actavis plc, Warner Chilcott Limited, Warner Chilcott Finance, LLC, Actavis WC 2 S.à r.l. (“Actavis WC 2”), Warner Chilcott Company, LLC (“WCCL”), Warner Chilcott Corporation (“WC Corporation” and together with Actavis WC 2 and WCCL, the “WC Borrowers”), Bank of America, N.A. (“BofA”), as administrative agent, and the lenders party thereto. The WC Term Loan Amendment amends and restates Actavis plc’s existing amended and restated WC term loan credit and guaranty agreement, dated as of June 9, 2014 (such agreement, prior to its amendment and restatement pursuant to the WC Term Loan Amendment, the “2014 WC Term Loan Agreement”), among the WC Borrowers, Actavis plc, Warner Chilcott Limited, Warner Chilcott Finance, LLC, the lenders from time to time party thereto and BofA, as administrative agent, which amended and restated Actavis plc’s existing WC term loan credit and guaranty agreement, dated as of August 1, 2013 (such agreement, prior to its amendment and restatement pursuant to the 2014 WC Term Loan Amendment, the “Existing WC Term Loan Agreement”) among the WC Borrowers, Warner Chilcott Finance, LLC, Actavis Limited, BofA, as administrative agent and a syndicate of banks participating as lenders.

Pursuant to the Existing WC Term Loan Agreement, on October 1, 2013 (the “WC Closing Date”), the lenders party thereto provided term loans in a total aggregate principal amount of $2.0 billion, comprised of (i) a $1.0 billion tranche that will mature on October 1, 2016 (the “WC Three Year Tranche”) and (ii) a $1.0 billion tranche that will mature on October 1, 2018 (the “WC Five Year Tranche”). The proceeds of borrowings under the Existing WC Term Loan Agreement, together with $41.0 million of cash on hand, were used to finance the repayment in full of all amounts outstanding under Warner Chilcott’s then-existing Credit Agreement, dated as of March 17, 2011, as amended by Amendment No. 1 on August 20, 2012, among the WC Borrowers, Warner Chilcott Holdings Company III, Limited, BofA, as administrative agent and a syndicate of banks participating as lenders.

Borrowings under the WC Term Loan Agreement bear interest at the applicable borrower’s choice of a per annum rate equal to either (a) a base rate plus an applicable margin per annum varying from (x) 0.00% per annum to 0.75% per annum under the WC Three Year Tranche and (y) 0.125% per annum to 0.875% per annum under the WC Five Year Tranche, depending on the publicly announced debt ratings for non-credit-enhanced, senior unsecured long-term indebtedness of Actavis plc (such applicable debt rating the “Debt Rating”) or (b) a Eurodollar rate, plus an applicable margin varying from (x) 1.00% per annum to 1.75% per annum under the WC Three Year Tranche and (y) 1.125% per annum to 1.875% per annum under the WC Five Year Tranche, depending on the Debt Rating. The outstanding principal amount of loans under the WC Three Year Tranche is not subject to quarterly amortization and shall be payable in full on the three year anniversary of the WC Closing Date. The outstanding principal amount of loans under the WC Five Year Tranche is payable in equal quarterly amounts of 2.50% per quarter prior to the fifth anniversary of the WC Closing Date, with the remaining balance payable on the fifth year anniversary of the WC Closing Date.

The Company is subject to, and, at December 31, 2014, was in compliance with, all financial and operational covenants under the terms of the WC Term Loan Agreement. As of December 31, 2014, the

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Credit Facility Indebtedness - continued

outstanding indebtedness under the WC Three Year Tranche and the WC Five Year Tranche was $506.9 million and $744.7 million, respectively. The book value of the outstanding indebtedness approximates fair value as the debt is at variable interest rates and re-prices frequently.

Amended and Restated ACT Term Loan

On December 17, 2014, Actavis plc and certain of its subsidiaries entered into a third amendment agreement (the “ACT Term Loan Amendment”) among Actavis plc, Warner Chilcott Limited, Actavis Capital, Actavis, Inc., Actavis Funding SCS, BofA, as administrative agent, and the lenders party thereto. The ACT Term Loan Amendment amends and restates Actavis plc’s existing second amended and restated Actavis term loan credit and guaranty agreement, dated as of March 31, 2014 (such agreement, prior to its amendment and restatement pursuant to the ACT Term Loan Amendment, the “2014 ACT Term Loan Agreement”) among Actavis Capital, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, BofA, as administrative agent, and the lenders from time to time party thereto, which amended and restated Actavis plc’s existing amended and restated Actavis term loan credit and guaranty agreement, dated as of October 1, 2013 (such agreement, prior to its amendment and restatement pursuant to the ACT Term Loan Amendment, the “Existing ACT Term Loan Agreement”) among Actavis Capital, Actavis plc, Actavis, Inc., BofA, as administrative agent, and the lenders from time to time party thereto.

The Existing ACT Term Loan Agreement amended and restated Actavis, Inc.’s $1,800.0 million senior unsecured term loan credit facility, dated as of June 22, 2012. At the closing of the Existing ACT Term Loan Agreement, an aggregate principal amount of $1,572.5 million was outstanding (the “2017 term-loan”). The 2017 term-loan matures on October 31, 2017. The outstanding principal amount is payable in equal quarterly installments of 2.50% per quarter, with the remaining balance payable on the maturity date.

On March 31, 2014, Actavis plc, Actavis Capital, Actavis, Inc., BofA, as Administrative Agent, and a syndicate of banks participating as lenders entered into the 2014 ACT Term Loan Agreement to amend and restate the Existing ACT Term Loan Agreement. On July 1, 2014, in connection with the Forest Acquisition, the Company borrowed $2.0 billion of term loan indebtedness under tranche A-2 of the 2014 ACT Term Loan Agreement, which is due July 1, 2019 (the “2019 term-loan”). The outstanding principal amount is payable in equal quarterly installments of 2.50% per quarter, with the remaining balance payable on the maturity date.

The ACT Term Loan Agreement provides that loans thereunder will bear interest, at the Company’s choice, of a per annum rate equal to either (a) a base rate, plus an applicable margin per annum varying from (x) 0.00% per annum to 1.00% per annum with respect to the 2017 term-loan and (y) 0.125% per annum to 0.875% per annum with respect to the 2019 term-loan, depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from (x) 1.00% per annum to 2.00% per annum with respect to the 2017 term-loan and (y) 1.125% per annum to 1.875% per annum with respect to the 2019 term-loan, depending on the Debt Rating.

The Company is subject to, and at December 31, 2014 was in compliance with, all financial and operational covenants under the terms of the ACT Term Loan Agreement. The outstanding balance of the 2017 term-loan and the 2019 term-loan at December 31, 2014 was $932.6 million and $1,900.0 million, respectively. The book value of the outstanding indebtedness approximates fair value as the debt is at variable interest rates and re-prices frequently.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Credit Facility Indebtedness - continued

Revolving Credit Facility

On December 17, 2014, Actavis plc and certain of its subsidiaries entered into a revolving credit loan and guaranty agreement (the “Revolver Agreement”) among Actavis Capital, as borrower, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto (the “Revolving Lenders”), JPMCB as administrative agent, J.P. Morgan Europe Limited, as London agent, and the other financial institutions party thereto. Under the Revolver Agreement, the Revolving Lenders have committed to provide an unsecured revolving credit facility in an aggregate principal amount of up to $1.0 billion. The Revolver Agreement replaces Actavis plc’s existing $750 million second amended and restated Actavis revolving credit and guaranty agreement dated as of June 30, 2014 (the “Existing Revolver”) among Actavis Capital, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, BofA, as administrative agent and the lenders from time to time party thereto. At closing, $600.0 million of loans were borrowed under the Revolver Agreement.

The Revolver Agreement provides that loans thereunder will bear interest, at Actavis Capital’s choice, of a per annum rate equal to either (a) a base rate, plus an applicable margin per annum varying from 0.00% per annum to 1.00% per annum depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from 0.875% per annum to 2.00% per annum depending on the Debt Rating. Additionally, to maintain availability of funds, the Company pays an unused commitment fee, which according to the pricing grid is set at 0.075% to 0.250% per annum, depending on the Debt Rating, of the unused portion of the revolver. The Revolving Credit Agreement will mature on December 17, 2019.

The obligations of Actavis Capital under the Revolver Agreement are guaranteed by Actavis plc, Warner Chilcott Limited, Actavis, Inc. and Actavis Funding SCS and will be guaranteed by any subsidiary of Actavis (other than Actavis Capital) that becomes a guarantor of third party indebtedness in an aggregate principal amount exceeding $350.0 million (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Actavis plc).

The Company is subject to, and as of December 31, 2014 was in compliance with, all financial and operational covenants under the terms of the Revolving Credit Facility. At December 31, 2014, $255.0 million was outstanding and letters of credit outstanding were $10.4 million. The net availability under the Revolving Credit Facility was $734.6 million.

Term Loan Credit Agreement

On December 17, 2014, Actavis and certain of its subsidiaries entered into the Term Loan Credit Agreement.

Borrowings under the Term Loan Credit Agreement bear interest at Actavis Capital’s choice of a per annum rate equal to either (a) a base rate plus an applicable margin per annum varying from (x) 0.00% per annum to 1.00% per annum under the Allergan Three Year Tranche and (y) 0.125% per annum to 1.250%% per annum under the Allergan Five Year Tranche, depending on the Debt Rating or (b) a Eurodollar rate, plus an applicable margin varying from (x) 1.00% per annum to 2.00% per annum under the Allergan Three Year Tranche and (y) 1.125% per annum to 2.250% per annum under the Allergan Five Year Tranche, depending on the Debt Rating. The outstanding principal amount of loans under the Allergan Three Year Tranche is

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Credit Facility Indebtedness - continued

not subject to quarterly amortization and shall be payable in full on the three year anniversary of the funding date. The outstanding principal amount of loans under the Allergan Five Year Tranche is payable in equal quarterly amounts of 2.50% per quarter prior to the fifth anniversary of the funding date, with the remaining balance payable on the fifth year anniversary of the funding date. In addition, under the Term Loan Credit Agreement, Actavis Capital will pay a nonrefundable ticking fee of 0.175% on the amount of the aggregate commitments in effect from December 17, 2014 until the earlier of the termination or expiration of the commitments thereunder and the funding date thereunder.

The obligations of Actavis Capital under the Term Loan Credit Agreement are guaranteed by Warner Chilcott Limited, Actavis, Inc. and Actavis Funding SCS and will be guaranteed by any subsidiary of Actavis plc (other than Actavis Capital or a direct subsidiary of Actavis plc) that becomes a guarantor of third party indebtedness in an aggregate principal amount exceeding $350 million (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Actavis plc).

Bridge Credit Agreement

On December 17, 2014, Actavis and certain of its subsidiaries entered into a 364-day senior unsecured bridge credit agreement (the “Bridge Credit Agreement”), among Actavis Capital, as borrower, Actavis plc, Warner Chilcott Limited, Actavis, Inc., Actavis Funding SCS, the lenders from time to time party thereto (the “Bridge Lenders”), JPMCB, as administrative agent and the other financial institutions party thereto. Under the Bridge Credit Agreement, the Bridge Lenders have committed to provide, subject to certain conditions, unsecured bridge financing in an aggregate principal amount of up to $30.9 billion. $2.8 billion was drawn under the Bridge Credit Agreement as part of the close of the Allergan Acquisition. The proceeds of borrowings under the Bridge Credit Agreement are to be used to finance, in part, the cash component of the Allergan Acquisition consideration and certain fees and expenses incurred in connection with the Allergan Acquisition, to the extent Actavis plc does not arrange for alternative financing prior to the consummation of the Allergan Acquisition. The Bridge Credit Agreement will mature on the day that is 364 days after the funding date thereunder (or if such day is not a business day, the immediately preceding business day). Actavis Capital would expect to refinance any borrowings under the Bridge Credit Agreement with the proceeds of other external indebtedness.

Borrowings under the Bridge Credit Agreement bear interest at Actavis Capital’s choice of a per annum rate equal to either (a) a base rate plus an applicable margin per annum varying from 0.00% per annum to 2.50% per annum, depending on the Debt Rating and the number of days for which the loans remain outstanding from the date of funding thereunder or (b) a Eurodollar rate, plus an applicable margin varying from 1.00% per annum to 3.50% per annum, depending on the Debt Rating and the number of days for which the loans remain outstanding from the date of funding thereunder. In addition, under the Bridge Credit Agreement, Actavis Capital will pay (x) a nonrefundable ticking fee of 0.175% on the amount of the aggregate commitments in effect from December 17, 2014 until the earlier of the termination or expiration of the commitments thereunder and the funding date thereunder and (y) a non-refundable duration fee of 0.50%, 1.00% and 1.50% is payable on the 90th, 180th and 270th day, respectively, after the funding date on the aggregate principal amount of the loans outstanding on such day.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Credit Facility Indebtedness - continued

The Bridge Credit Agreement requires (i) mandatory commitment reductions with the net cash proceeds of certain asset sales and recovery events and the gross cash proceeds of debt or equity issuances or (ii) if the loans under the Bridge Credit Agreement have been funded, mandatory prepayments with the net cash proceeds of certain asset sales and recovery events and debt or equity issuances, in each case, subject to customary exceptions.

The obligations of Actavis Capital under the Bridge Credit Agreement are guaranteed by Warner Chilcott Limited, Actavis, Inc. and Actavis Funding SCS and will be guaranteed by any subsidiary of Actavis plc (other than Actavis Capital or a direct subsidiary of Actavis plc) that becomes a guarantor of third party indebtedness in an aggregate principal amount exceeding $350 million (unless, in the case of a foreign subsidiary, such guarantee would give rise to adverse tax consequences as reasonably determined by Actavis plc).

Senior Notes Indebtedness

Acquired Allergan Notes

On March 17, 2015, in connection with the Allergan Acquisition, the Company acquired the indebtedness of Allergan, comprised of (i) the $800.0 million 5.75% senior notes due 2016, (ii) the $650.0 million 3.375% senior notes due 2020, (iii) the $250.0 million 1.350% senior notes due 2018 and (iv) $350.0 million 2.800% senior notes due 2023 (together, the “Acquired Allergan Notes”). Interest payments are due on the $800.0 million senior notes due 2016 semi-annually on April 1 and October 1, beginning October 1, 2006. Interest payments are due on the $650.0 million senior notes due 2020 semi-annually on March 15 and September 15, beginning March 15, 2011. Interest payments are due on the $250.0 million senior notes due 2018 semi-annually on March 15 and September 15, beginning September 15, 2013. Interest payments are due on the $350.0 million senior notes due 2023 semi-annually on March 15 and September 15, beginning September 15, 2013.

Acquired Forest Notes

On July 1, 2014 in connection with the Forest Acquisition, the Company acquired the indebtedness of Forest comprised of the $1,050.0 million 4.375% senior notes due 2019, the $750.0 million 4.875% senior notes due 2021 and the $1,200.0 million 5.000% senior notes due 2021 (together the “Acquired Forest Notes”). Interest payments are due on the $1,050.0 million senior notes semi-annually in arrears on February 1 and August 1 beginning August 1, 2014. Interest payments are due on the $750.0 million senior notes due 2021 semi-annually in arrears on February 15 and August 15 beginning August 15, 2014. Interest payments are due on the $1,200.0 million senior note due 2021 semi-annually in arrears on June 15 and December 15, beginning December 15, 2014. As a result of acquisition accounting, the notes were fair valued with a premium of $260.3 million as of July 1, 2014, which will be amortized as contra-interest over the life of the notes. The fair value of the Company’s outstanding Acquired Forest Notes ($3,000.0 million face value), as determined in accordance with ASC Topic 820 under Level 2 based upon quoted prices for similar items in active markets, was $3,221.3 million as of December 31, 2014.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Senior Notes Indebtedness - continued

2014 Notes Issuance

On June 10, 2014, Actavis Funding SCS, a limited partnership (société en commandite simple), organized under the laws of the Grand Duchy of Luxembourg, an indirect subsidiary of Actavis plc, issued $500.0 million 1.300% notes due 2017, $500.0 million 2.450% notes due 2019, $1,200.0 million 3.850% notes due 2024 and $1,500.0 million 4.850% notes due 2044 (collectively the “2014 New Notes”). Interest payments are due on the 2014 New Notes on June 15 and December 15 semi-annually, beginning on December 15, 2014. The guarantors of the debt are Warner Chilcott Limited, Actavis Capital S.a.r.l., and Actavis, Inc. Actavis plc will not guarantee the 2014 New Notes. The fair value of the Company’s outstanding 2014 New Notes ($3,700.0 million face value), as determined in ASC 820 under Level 2 based upon quoted prices for similar items in active markets, was $3,742.6 million as of December 31, 2014.

Actavis, Inc. Supplemental Indenture

On October 1, 2013, the Company, Actavis, Inc., a wholly owned subsidiary of the Company, and Wells Fargo Bank, National Association, as trustee, entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the indenture, dated as of August 24, 2009 (the “Base Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture (each as defined below), the “Indenture”), as supplemented by the first supplemental indenture, dated as of August 24, 2009 (the “First Supplemental Indenture”), the second supplemental indenture, dated as of May 7, 2010 (the “Second Supplemental Indenture”), and the third supplemental indenture, dated as of October 2, 2012 (the “Third Supplemental Indenture”). Pursuant to the Fourth Supplemental Indenture, the Company has provided a full and unconditional guarantee of Actavis, Inc.’s obligations under its then outstanding $450.0 million 5.000% senior notes due August 15, 2014, (the “2014 Notes”), its $400.0 million 6.125% senior notes due August 15, 2019 (the “2019 Notes”), its $1,200.0 million 1.875% senior notes due October 1, 2017 (the “2017 Notes”), its $1,700.0 million 3.250% senior notes due October 1, 2022 (the “2022 Notes”) and its $1,000.0 million 4.625% Senior Notes due October 1, 2042 (the “2042 Notes”, and together with the 2014 Notes, the 2019 Notes, the 2017 Notes and the 2022 Notes, the “Actavis, Inc. Notes”).

WC Supplemental Indenture

On October 1, 2013, the Company, WCCL, Warner Chilcott Finance LLC (the “Co-Issuer” and together with WC Company, the “Issuers”) and Wells Fargo Bank, National Association, as trustee (the “WC Trustee”), entered into a third supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of August 20, 2010 (the “WC Indenture”), among the Issuers, the guarantors party thereto and the WC Trustee, with respect to the Issuers’ 7.75% senior notes due 2018 (the “WC Notes”). Pursuant to the Supplemental Indenture, the Company had provided a full and unconditional guarantee of the Issuers’ obligations under the WC Notes and the WC Indenture.

On July 21, 2014, the Company redeemed the WC Notes for $1,311.8 million, which includes a make-whole premium of $61.8 million and the principal amount of the WC Notes of $1,250.0 million. As a result of the transaction, the Company recognized a gain in July of 2014 of $29.9 million, which includes the write-off of the then outstanding unamortized premium.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Senior Notes Indebtedness - continued

2012 Notes Issuance

On October 2, 2012, Actavis, Inc. issued the 2017 Notes, the 2022 Notes, and the 2042 Notes (collectively the “2012 Senior Notes”). Interest payments are due on the 2012 Senior Notes semi-annually in arrears on April 1 and October 1 beginning April 1, 2013. Net proceeds from the offering of the 2012 Senior Notes were used for the Actavis Group Acquisition. The fair value of the Company’s outstanding 2012 Senior Notes ($3,900.0 million face value), as determined in accordance with ASC 820 under Level 2 based upon quoted prices for similar items in active markets, was $3,814.9 million and $3,683.2 million as of December 31, 2014 and 2013, respectively.

2009 Notes Issuance

On August 24, 2009, Actavis, Inc. issued the 2014 Notes and the 2019 Notes (collectively the “2009 Senior Notes”). Interest payments are due on the 2009 Senior Notes semi-annually in arrears on February 15 and August 15, respectively, beginning February 15, 2010. Net proceeds from the offering of 2009 Senior Notes were used to repay certain debt with the remaining net proceeds being used to fund a portion of the cash consideration for the Arrow Group Acquisition. The 2014 Notes, which had an outstanding principal balance of $450.0 million and which were fully and unconditionally guaranteed by us, were redeemed on November 5, 2013 at a redemption price equal to $465.6 million, which resulted in a cash expense of $15.6 million in the fourth quarter of 2013. The fair value of the Company’s outstanding 2009 Senior Notes ($400.0 million face value), as determined in accordance with ASC 820 under Level 2 based upon quoted prices for similar items in active markets, was $457.9 million and $460.9 million as of December 31, 2014 and 2013, respectively.

Annual Debt Maturities

As of December 31, 2014, annual debt maturities were as follows:

($ in millions)	Total Payments
$
2015	401.7
2016	908.6
2017	2,684.5
2018	689.4
2019	3,050.0
2020 and after	7,350.0

15,084.2

Capital Leases	16.7
Revolving Credit Facility	255.0
Unamortized Premium	239.9
Unamortized Discount	(52.1)

Total Indebtedness	15,543.7

Amounts represent total anticipated cash payments assuming scheduled repayments under the WC Term Loan Agreement, the ACT Term Loan Agreement and maturities of the Company’s existing notes.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

14	Long Term Debt - continued

Senior Notes Indebtedness - continued

Total interest expense in the years ended December 31, 2014 and 2013 was $455.5 million and $258.3 million, respectively. Interest on indebtedness which had a maturity in excess of five years from December 31, 2014 was approximately $213.3 million ($48.3 million relating to the 2021 Notes, $55.3 million relating to the 2022 Notes, $24.6 million relating to the 2024 Notes, $46.3 million relating to the 2042 Notes and $38.8 million relating to the 2044 Notes). Interest on indebtedness which had a maturity in excess of five years from December 31, 2013 was approximately $126.1 million ($24.5 million relating to the 2019 Notes, $55.3 million relating to the 2022 Notes and $46.3 million relating to the 2042 Notes).

Lease Commitments

The Company has operating leases for certain facilities and equipment. The terms of the operating leases for the Company’s facility leases require the Company to pay property taxes, normal maintenance expense and maintain minimum insurance coverage. Total rental expense for operating leases for December 31, 2014 and 2013 was $68.3 million and $48.1 million, respectively. The Company also has capital leases for certain facilities and equipment, as addressed below. The future minimum lease payments under both capital and operating leases that have remaining terms in excess of one year are:

($ in millions)	Capital	Operating
	$	$
2015	5.0	78.4
2016	3.7	70.4
2017	4.9	64.0
2018	1.0	51.4
2019	2.9	46.8
Thereafter	0.7	307.1

Total minimum lease payments	18.2	618.1

Less: amount representing interest	1.5

Present value of net minimum lease payments	16.7

During the year-ended December 31, 2014, the Company subleased a facility acquired in the Forest Acquisition. As a result of the transaction, the Company agreed to fund some of the future rent, which resulted in a loss of $38.9 million during the year ended December 31, 2014.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

15	Income Taxes

For the years ended December 31, 2014 and 2013, foreign losses before taxes were $1,683.5 million and $617.0 million respectively.

The Company’s provision/(benefit) for income taxes consisted of the following:

($ in millions)	Years Ended December 31,	Years Ended December 31,
	2014	2013
Current provision:	$	$
U.S. federal	493.2	318.1
U.S. state	40.2	9.0
Non-U.S.	79.3	60.6

Total current provision	612.7	387.7

Deferred (benefit) provision:
U.S. federal	(453.0)	(101.7)
U.S. state	(16.1)	1.2
Non-U.S.	(225.5)	(174.5)

Total deferred (benefit) provision	(694.6)	(275.0)

Total provision for income taxes	(81.9)	112.7

The exercise of certain equity-based awards resulted in a tax benefit and has been reflected as a reduction of income taxes payable and an increase to additional paid-in capital. Such benefits recorded were $51.0 million and $69.0 million for the years ended December 31, 2014 and 2013, respectively.

Reconciliations between the statutory Irish income tax rate and the Company’s effective income tax rate were as follows:

	Years Ended December 31,
	2014	2013
	%	%
Statutory rate	12.5	12.5
Earnings subject to the U.S. federal and state tax rates	(0.3)	(37.7)
Earnings subject to rates different than the statutory rate	7.1	13.5
Intangible amortization	(7.6)	8.4
Impact of acquisitions and reorganizations	0.0	0.8
Impairments	2.0	(13.2)
Tax audit outcomes	(0.1)	(1.1)
Non-deductible expenses	(8.4)	(3.5)
R&D credits and U.S. manufacturing deduction	3.5	5.7
Tax rate changes	(2.5)	(0.3)
Valuation allowances	0.1	(0.6)
Other	(1.5)	(2.2)

Effective income tax rate	4.8	(17.7)

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

15	Income Taxes - continued

In December 2009, the Commonwealth of Puerto Rico Department of Economic Development and Commerce granted a tax ruling to the Company on behalf of its Puerto Rican subsidiary for industrial development income derived from its manufacturing, servicing and licensing activities subject to a reduced 2% income tax rate. Continued qualification for the tax ruling is subject to certain requirements. The tax ruling is effective through 2024.

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax basis of assets and liabilities at the applicable tax rates. The significant components of the Company’s net deferred tax assets (liabilities) consisted of the following:

($ in millions)	December 31,
	2014	2013
	$	$
Benefits from net operating and capital losses and tax credit carryfowards	1,560.3	1,121.2
Differences in financial statement and tax accounting for:
Inventories, receivables and accruals	695.4	473.7
Share-based compensation	222.5	33.1
Other	57.6	2.3

Total deferred tax asset, gross	2,535.8	1,630.3
Less: Valuation allowance	(1,077.9)	(900.7)

Total deferred tax asset, net	1,457.9	729.6

Differences in financial statement and tax accounting for:
Property, equipment and intangible assets	(2,849.7)	(961.8)
Investment in subsidiaries	(951.6)	(7.5)
Basis difference in debt	(158.1)	(281.7)

Total deferred tax liabilities	(3,959.4)	(1,251.0)

Total deferred taxes	(2,501.5)	(521.4)
Less reclassifications into provisions	(46.0)	34.7

Net deferred taxes	(2,547.5)	(486.7)

For the year ended December 31, 2014, the total net deferred tax liability increased by $2,744.3 million due to current year acquisitions. For the year ended December 31, 2013, the total net deferred tax liability increased by $123.1 million due to current year acquisitions.

The Company had the following carryforward tax attributes at December 31, 2014:

•	$2,184.8 million U.S. capital loss which will expire in 2018;
•	$603.3 million U.S. federal net operating losses (‘NOL’) and other tax attributes which are expected to be utilized within the carryforward period;
•	$193.2 million U.S. tax credits, of which $98.7 million is not expected to be utilized within the carryforward period;
•	$27.1 million U.S. state tax NOLs which begin to expire in 2015;
•	$1,124.2 million non-U.S. tax NOLs which begin to expire in 2015 and $631.2 million non-U.S. tax NOLs which are not subject to expiration;
•	$27.0 million non-U.S. tax credits which begin to expire in 2015 and $54.1 million non-U.S. tax credits which are not subject to expiration.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

15	Income Taxes - continued

Net operating loss and tax credit carryforwards of $489.7 million and $183.7 million, respectively, are subject to an annual limitation under Internal Revenue Code Section 382. All of the net operating losses and $85.0 million of the tax credits are expected to be realized.

A valuation allowance has been established due to the uncertainty of realizing a capital loss carryforward ($764.7 million), certain net operating losses ($129.7 million), tax credits ($122.4 million) and other deferred tax assets ($61.1 million).

As of December 31, 2014, deferred income taxes have not been provided on approximately $1,204.9 million of undistributed earnings of certain non-Irish subsidiaries as these amounts are intended to be indefinitely reinvested in non-Irish operations. It is not practicable to calculate the deferred taxes associated with these earnings because of the variability of multiple factors that would need to be assessed at the time of any assumed repatriation. In making this assertion, the Company evaluates, among other factors, the profitability of its Irish and non-Irish operations and the need for cash within and outside Ireland, including cash requirements for capital improvement, acquisitions and market expansion. Additionally, the Company has accrued income taxes, including withholding taxes, of approximately $951.6 million for certain pre-acquisition earnings primarily related to the Forest acquisition. The Company expects that future subsidiary earnings will be indefinitely reinvested.

The deferred tax provisions movement for the year ended December 31, 2014 is analysed as follows:

($ in millions)	$
Balance December 31, 2013	(858.0)
Provisions	615.9
Other	(2,867.1)

Balance December 31, 2014	(3,109.2)

Accounting for Uncertainty in Income Taxes

At December 31, 2014 and 2013, the liability for income tax associated with uncertain tax positions was $846.2 million and $232.8 million, respectively. As of December 31, 2014, the Company estimates that this liability would be reduced by $80.5 million from offsetting tax benefits associated with the effects of state income taxes and net operating losses with valuation allowances. The net amount of $765.7 million, if recognized, would favorably affect the Company’s effective tax rate. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

($ in millions)	December 31,
	2014	2013
	$	$
Balance at the beginning of the year	232.8	103.7
Increases for current year tax positions	59.0	54.3
Increases for prior year tax positions	15.4	53.0
Increases due to acquisitions	571.2	85.9
Decreases for prior year tax positions	(31.4)	(17.8)
Settlements	(1.9)	(42.7)
Lapse of applicable statute of limitations	(1.1)	(5.3)
Foreign Exchange	2.2	1.7

Balance at the end of the year	846.2	232.8

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

15	Income Taxes - continued

Accounting for Uncertainty in Income Taxes - continued

The Company’s continuing practice is to recognize interest and penalties related to uncertain tax positions in tax expense. During the years ended December 31, 2014 and 2013, the company recognized approximately $8.6 million and $2.1 million in interest and penalties, respectively. At December 31, 2014 and 2013, the Company had accrued $68.0 million (net of tax benefit of $35.5 million) and $9.9 million (net of tax benefit of $4.3 million) of interest and penalties related to uncertain tax positions, respectively. Although the company cannot determine the impact with certainty, it is reasonably possible that the unrecognized tax benefits may change by up to $36.0 million within the next twelve months.

The Company conducts business globally and, as a result, it files federal, state and foreign tax returns. The Company strives to resolve open matters with each tax authority at the examination level and could reach agreement with a tax authority at any time. While the Company has accrued for amounts it believes are the probable outcomes, the final outcome with a tax authority may result in a tax liability that is more or less than that reflected in the condensed consolidated financial statements. Furthermore, the Company may later decide to challenge any assessments, if made, and may exercise its right to appeal. The uncertain tax positions are reviewed quarterly and adjusted as events occur that affect potential liabilities for additional taxes, such as lapsing of applicable statutes of limitations, proposed assessments by tax authorities, negotiations between tax authorities, identification of new issues and issuance of new legislation, regulations or case law. Management believes that adequate amounts of tax and related penalty and interest have been provided for any adjustments that may result from these uncertain tax positions.

With the exception of the newly acquired Forest group, the Company is generally no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations for years before 2008. For the Company’s 2008-2009 tax years, the IRS has agreed on all issues except the timing of the deductibility of certain litigation costs. Due to our numerous acquisitions we have several concurrent IRS tax audits for pre-acquisition periods. The table set forth below lists the acquired U.S. entities and taxable years that are currently under audit by the IRS:

IRS Audits	Tax Years

Actavis Inc.	2009, 2010, 2011 and 2012
Warner Chilcott Corporation	2010, 2011 and 2012
Forest Laboratories, Inc.	2007, 2008 and 2009
Aptalis Holdings, Inc.	2013
Durata Therapeutics Inc.	2012

While it is often difficult to predict the final outcome or the timing of resolution of any particular uncertain tax position, the Company has accrued for amounts it believes are the likely outcomes at this time.

The Warner Chilcott U.S. operating entities entered into an Advanced Pricing Agreement (“APA”) with the IRS that specifies the agreed upon terms under which the Warner Chilcott U.S. entities are compensated for distribution and service transactions between the Warner Chilcott U.S. entities and the Warner Chilcott non-U.S. entities, effective for 2011 through 2017. On December 17, 2013, Warner Chilcott UK Limited signed an APA with the United Kingdom tax authorities that specifies the agreed upon terms under which Warner Chilcott UK Limited is compensated for the purchase of certain finished pharmaceutical products by Warner

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

15	Income Taxes - continued

Accounting for Uncertainty in Income Taxes - continued

Chilcott U.K. from various Warner Chilcott non-U.K. entities related to the distribution of these products in the U.K. for calendar years 2013 through 2017 with a rollback covering 2010 through 2012. These APAs provide the Company with greater certainty with respect to the mix of its pretax income in certain of the tax jurisdictions in which the Company operates and is applicable to the Company’s Warner Chilcott U.S. and U.K. operations. The Company believes that its transfer pricing arrangements comply with existing U.S. and non-U.S. tax rules.

16	Equity

Share Repurchases

During the years ended December 31, 2014 and 2013, the Company repurchased approximately 0.6 million and 1.2 million of its Ordinary Shares surrendered to the Company to satisfy tax withholding obligations in connection with the exercise and sale of stock options or vesting of restricted stock issued to employees for total consideration of $130.1 million and $170.0 million, respectively. During the period since incorporation, Actavis plc acquired treasury shares for nil consideration. These shares were acquired in connection with the company’s stock based payment compensation plans for employees.

Accumulated Other Comprehensive (Loss) / Income

For most of the Company’s international operations, the local currency has been determined to be the functional currency. The results of its non-U.S. dollar based operations are translated to U.S. dollars at the average exchange rates during the period. Assets and liabilities are translated at the rate of exchange prevailing on the balance sheet date. Equity is translated at the prevailing rate of exchange at the date of the equity transaction. Translation adjustments are reflected in shareholders’ funds and are included as a component of other comprehensive (loss) / income. The effects of converting non-functional currency assets and liabilities into the functional currency are recorded as general and administrative expenses in the consolidated profit and loss account.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

16	Equity - continued

The movements in accumulated other comprehensive (loss) / income were as follows (in millions):

	Foreign Currency Translation Items	Unrealized gains/ (losses) net of tax	Total Accumulated Other Comprehensive (Loss) Income
	$	$	$
Balance as of December 31, 2012	36.7	0.1	36.8
Other comprehensive income before reclassifications into general and administrative	48.4	5.3	53.7
Amounts reclassified from accumulated other comprehensive income into general and administrative	-	-	-

Total other comprehensive income	48.4	5.3	53.7

Balance as of December 31, 2013	85.1	5.4	90.5

Other comprehensive (loss) before reclassifications into general and administrative	(519.5)	(36.4)	(555.9)
Amounts reclassified from accumulated other comprehensive (loss) into general and administrative	-	-	-
Total other comprehensive (loss)	(519.5)	(36.4)	(555.9)

Balance as of December 31, 2014	(434.4)	(31.0)	(465.4)

Called Up Share Capital ($ amount in thousands)

	Year ended December 31,
	2014	2013
	$	$
Authorised
40,000 deferred ordinary shares € 1 par value	55.0	55.0
10,000,000 serial preferred shares of $0.0001 par value	1.0	1.0
1,000,000,000 ordinary shares of $0.0001 par value	100.0	100.0

	156.0	156.0

Allotted, called up and fully paid
40,000 deferred ordinary shares €1.00 par value	55.0	55.0
265.9 million and 174.2 million ordinary shares of $0.0001 par value	26.7	17.5

	81.7	72.5

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

17	Segments

The Company organized its business into three operating segments: North American Brands, North American Generics and International and Anda Distribution. The North American Brands segment includes patent-protected and off-patent products that the Company sells and markets as brand pharmaceutical products within North America. The North American Generics and International segment includes certain trademarked off-patent products that the Company sells and markets as off-patent pharmaceutical products that are therapeutically equivalent to proprietary products within North America. Also included in this segment are international revenues which include patent-protected and off-patent products that the Company sells and markets as brand pharmaceutical products, certain trademarked off-patent products that the Company sells and markets as off-patent pharmaceutical products that are therapeutically equivalent to proprietary products, over the counter products and revenues from our third-party Medis business. The Anda Distribution segment distributes generic and brand pharmaceutical products manufactured by third parties, as well as by the Company, primarily to independent pharmacies, pharmacy chains, pharmacy buying groups and physicians’ offices. The Anda Distribution segment operating results exclude sales of products developed, acquired, or licensed by the North American Brands and North American Generics and International segments.

The Company evaluates segment performance based on segment contribution. Segment contribution for North American Brands, North American Generics and International, and Anda Distribution represents segment revenues less cost of sales (excluding amortization and impairment of acquired intangibles including product rights), selling and marketing expenses and general and administrative expenses (which form part of the selling, general and administrative expenses “SG&A” in the consolidated profit and loss account). The Company does not report total assets, capital expenditures, R&D expenses and the remaining SG&A costs by segment as not all such information has been accounted for at the segment level, nor has such information been used by all segments.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

17	Segments - continued

Segment revenues, segment operating expenses and segment contribution information for the Company’s North American Brands, North American Generics and International and Anda Distribution segments consisted of the following for the years ended December 31, 2014 and 2013:

	Year Ended December 31, 2014
($ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total
	$	$	$	$
Revenues	4,631.4	6,747.2	1,683.7	13,062.3
Operating expenses:
Cost of sales	1,649.0	3,198.6	1,456.2	6,303.8
Selling and marketing	1,057.5	679.9	112.6	1,850.0
General and administrative	997.4	709.4	36.4	1,743.2

Contribution	927.5	2,159.3	78.5	3,165.3

Contribution margin	20.0%	32.0%	4.7%	24.2%
Research and Development				1,085.9
Selling, general and administrative excluded from segment(1)				3,347.1
Other (income) expense				(2.2)
Interest (income)				(8.9)
Interest expense and similar items				455.5

(Loss)/income before income taxes and noncontrolling interest				(1,712.1)

(1)	Includes amortization and impairment of acquired intangibles including product rights.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

17	Segments - continued

	Year Ended December 31, 2013
($ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total
	$	$	$	$
Revenues	1,062.5	6,418.2	1,196.9	8,677.6
Operating expenses:
Cost of sales	343.6	3,322.6	1,024.5	4,690.7
Selling and marketing	264.8	663.4	92.1	1,020.3
General and administrative	237.9	756.9	32.7	1,027.5

Contribution	216.2	1,675.3	47.6	1,939.1

Contribution margin	20.3%	26.1%	4.0%	22.3%
Research and Development				616.9
Selling, general and administrative excluded from segment(1)				1,745.4
Other (income) expense				(38.3)
Interest (income)				(4.8)
Interest expense and similar items				258.3

(Loss)/income before income taxes and noncontrolling interest				(638.4)

(1)	Includes amortization and impairment of acquired intangibles including product rights.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

17	Segments - continued

The following table presents revenues for the North American Brands segment for the years ended December 31, 2014 and 2013:

($ in millions)	Year Ended December 31,
	2014	2013
North American Brands	$	$
CNS
Namenda Franchise	899.3	-
Viibyrd® / Fetzima ®	140.3	-
Saphris ®	69.9	-
Other CNS	49.4	-

Total CNS	1,158.9	-
Gastroenterology
Delzicol®/Asacol ® HD	564.0	150.2
Linzess®/Costella ™	174.4	-
Carafate ® / Sulcrate ®	92.2	-
Canasa ® / Salofalk ®	86.6	-
Zenpep ®, Ultrase ® & Viokace ®	71.9	-
Other Gastroenterology	17.5	-

Total Gastroenterology	1,006.6	150.2
Women’s Health
Lo Loestrin® Fe	277.1	63.3
Minastrin® 24 Fe	217.9	55.7
Estrace® Cream	258.2	60.7
Other Women’s Health	199.0	113.1

Total Women’s Health	952.2	292.8
Cardiovascular, Respiratory & Acute Care
Bystolic®	292.6	-
Daliresp ®	61.7	-
Tudorza ®	58.6	-

Total Cardiovascular, Respiratory & Acute Care	412.9	-
Urology	289.2	258.6
Infectious Disease	56.2	-
Dermatology/Established Brands	755.4	360.9

Total North American Brands	4,631.4	1,062.5

North American Brands revenues are classified based on the current mix of promoted products within the respective categories. Movement of products between categories may occur from time to time based on changes in promotional activities.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

17	Segments - continued

Revenues in our North American Generics and International segment consisted of the following for the years ended December 31, 2014 and 2013:

($ in millions)	Year Ended December 31,
	2014	2013
	$	$
North American Generics	4,173.6	$3,915.7
International	2,573.6	2,502.5

Revenues	6,747.2	6,418.2

For the years ended December 31, 2014 and 2013, no international country comprised more than ten percent of the segment revenues.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

18	Business Restructuring Charges and Other Severance

During the year ended December 31, 2014 activity related to our business restructuring and facility rationalization activities primarily related to the cost optimization initiatives in conjunction with the Forest and Warner Chilcott acquisitions as well as optimization of our operating cost structure through our global supply chain initiative (“GSCI”). Restructuring activities for the year ended December 31, 2014 as follows:

($ in millions)	Balance at December 31, 2013	Assumed Liability	Charged to Expense	Cash Payments	Non-cash Adjustments	Balance at December 31, 2014
	$	$	$	$	$	$
Cost of sales
Severance and retention	24.9	-	10.3	(15.8)	0.1	19.5
Product transfer costs	0.4	-	27.0	(27.5)	0.2	0.1
Facility decommission costs	5.3	-	2.1	(6.5)	-	0.9
Share-based compensation restructuring related to acquisitions	-	-	3.4	-	(3.4)	-
Accelerated depreciation	-	-	17.8	-	(17.8)	-

	30.6	-	60.6	(49.8)	(20.9)	20.5

Operating expenses				-	-
Research and development	1.4	-	25.1	(6.6)	-	19.9
Accelerated depreciation R & D	-	-	1.5	-	(1.5)	-
Selling, general and administrative	84.7	12.2	138.6	(147.5)	1.0	89.0
Share-based compensation restructuring related to acquisitions	-	-	183.2	-	(183.2)	-
Accelerated depreciation SG&A	-	-	1.8	-	(1.8)	-

	86.1	12.2	350.2	(154.1)	(185.5)	108.9

Total	116.7	12.2	410.8	(203.9)	(206.4)	129.4

During the year ended December 31, 2014 and 2013, the Company recognized restructuring charges of $410.8 million and $221.6 million, respectively.

19	Derivative Instruments and Hedging Activities

The Company’s revenue, earnings, cash flows and fair value of its assets and liabilities can be impacted by fluctuations in foreign exchange risks and interest rates, as applicable. The Company manages the impact of foreign exchange risk and interest rate movements through operational means and through the use of various financial instruments, including derivative instruments such as foreign currency contracts.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

19	Derivative Instruments and Hedging Activities - continued

Foreign Currency Forward Contracts

The Company has entered into foreign currency forward contracts to mitigate volatility in anticipated foreign currency cash flows resulting from changes in foreign currency exchange rates, primarily associated with non-functional currency denominated revenues and expenses of foreign subsidiaries. The foreign currency forward contracts outstanding at December 31, 2014 have settlement dates within one month. The effect of the derivative contracts was a gain of $2.3 million and a loss of $0.3 million for the years ended December 31, 2014 and 2013, respectively, and was recognized in other income (expense). The forward contracts are classified in the consolidated balance sheet in prepaid expenses and other assets or accrued expenses, as applicable.

The foreign currency forward contracts to buy Euros and US dollars and sell Russian Rubles at December 31, 2014 were as follows:

(in millions)	Notional Amount
Foreign Currency	Buy	Sell
	€	€
Russian Ruble	-	0.8

	-	0.8

20	Fair Value Measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants. Fair values determined based on Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined based on Level 2 inputs utilize observable quoted prices for similar assets and liabilities in active markets and observable quoted prices for identical or similar assets in markets that are not very active. Fair values determined based on Level 3 inputs utilize unobservable inputs and include valuations of assets or liabilities for which there is little, if any, market activity. A financial asset or liability’s classification within the above hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

Assets and liabilities measured at fair value or disclosed at fair value on a recurring basis as of December 31, 2014 and 2013 consisted of the following:

($ in millions)	Fair Value Measurements as of December 31, 2014 using:
	Total	Level 1	Level 2	Level 3
	$	$	$	$
Assets:
Marketable securities	1.0	1.0	-	-
Foreign exchange forward contracts	2.3	-	2.3	-

Total assets	3.3	1.0	2.3	-

Liabilities:
Contingent consideration	396.8	-	-	396.8

Total liabilities	396.8	-	-	396.8

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

20	Fair Value Measurement - continued

	Fair Value Measurements as of December 31, 2013 using:
	Total	Level 1	Level 2	Level 3
	$	$	$	$
Assets:
Marketable securities	2.5	2.5	-	-
Foreign exchange forward contracts	0.3	-	0.3	-

Total assets	2.8	2.5	0.3	-

Liabilities:
Contingent consideration	214.7	6.9	-	207.8

Total liabilities	214.7	6.9	-	207.8

Marketable securities and investments consist of available-for-sale investments in U.S. treasury and agency securities and publicly traded equity securities for which market prices are readily available. Unrealized gains or losses on marketable securities and investments are recorded in accumulated other comprehensive (loss) / income.

The fair value measurement of the contingent consideration obligations is primarily determined using Level 3 inputs. The fair value of contingent consideration obligations is based on a probability-weighted income approach. The measurement is based upon unobservable inputs supported by little or no market activity based on our own cash flow assumptions. Changes in the fair value of the contingent consideration obligations, including accretion expenses, are recorded in our consolidated profit and loss account. For the year ended December 31, 2014, income of $3.9 million, $0.4 million and $67.9 million has been included in cost of sales, general and administrative and R&D, respectively, including the write-offs of contingent consideration. For the year ended December 31, 2013, charges of $7.2 million, $1.4 million, $1.1 million have been included in cost of sales, general and administrative, and R&D respectively, in the accompanying consolidated profit and loss account.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the years ended December 31, 2014 and 2013:

($ in millions)	Balance at December 31, 2013	Net transfers in to (out of) Level 3	Purchases and settlements, net	Net accretion and fair value adjustments	Foreign currency translation	Balance at December 31, 2014
	$	$	$	$	$	$
Liabilities:
Contingent consideration obligations	207.8	-	281.1	(89.0)	(3.1)	396.8

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

20	Fair Value Measurement - continued

	Balance at December 31, 2012	Net transfers in to (out of) Level 3	Purchases and settlements, net	Net accretion and fair value adjustments	Foreign currency translation	Balance at December 31, 2013
	$	$	$	$	$	$
Liabilities:
Contingent consideration obligations	363.1	(342.7)	176.9	9.7	0.8	207.8

During the year ended December 31, 2014, the Company recorded additional contingent consideration of $50.3 million in connection with the acquisition of metronidazole 1.3% vaginal gel antibiotic from Valeant, $17.1 million plus milestones in connection with the May 2014 Acquisition, $68.0 million in connection with the Forest Acquisition, $88.0 million in connection with the Furiex Acquisition, and $49.0 million in connection with the Durata Acquisition.

During the second quarter of 2014, the Company recorded fair value adjustments of contingent consideration of $22.8 million related specifically to IPR&D related to a project named Estelle and $1.5 million related to IPR&D for Colvir. Estelle is a novel natural estrogen-based 28 day cycle oral contraceptive for the prevention of pregnancy. At June 30, 2014, the acquired IPR&D intangible asset of $13.1 million was deemed to be fully impaired. Consequently the $22.8 million contingent liability was written off; resulting in a net gain of $9.7 million in the year ended December 31, 2014. Colvir is a treatment of premalignant Human Papilloma Virus (HPV) lesions of the uterine cervix. At June 30, 2014, the acquired IPR&D intangible asset of $2.0 million was deemed to be fully impaired. Consequently the $1.5 million contingent liability was written off; resulting in a net loss of $0.5 million in the year ended December 31, 2014.

During the fourth quarter of 2014, the Company sold its rights in Aeroquin. As a result, the Company wrote-off $16.0 million in contingent consideration in the year ended December 31, 2014. In addition, the Company wrote-off IPR&D of $18.0 million, resulting in a net loss of $2.0 million.

In the quarter ended December 31, 2014, the Company evaluated future projections under the Metrogel Acquisition of the acquired product. As a result of this review, the Company noted the intangible asset was not fully recoverable. As such, the Company impaired the asset by $25.0 million. At the same time, the Company reversed contingent consideration (through cost of sales) of $21.0 million, for a net loss of $4.0 million.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

20	Fair Value Measurement - continued

As of December 31, 2014 and 2013, the Company has contingent consideration obligations arising out of the following acquisitions:

($ in millions)	December 31, 2014	December 31, 2013
	$	$
Medicines 360 Acquisition	126.6	146.1
Furiex Acquisition	88.4	-
Forest Acquisition	52.4	-
Durata Acquisition	49.0	-
Metrogel Acquisition	31.2	-
May 2014 Acquisition	19.1	-
Uteron Acquisition	10.4	45.0
Other	19.7	23.6

Total	396.8	214.7

During the year ended December 31, 2013, the Company transferred to level 1 the contingent obligation for the Actavis Group earn-out ($335.8 million) and the Specifar acquisition ($6.9 million). The Company recorded additional contingent consideration of $43.4 million and $146.1 million in connection with the Uteron Acquisition and the license agreement entered into with Medicines360, respectively, offset in part by contingent payments made to the Arrow Group selling shareholders based on the after-tax gross profits sales of atorvastatin.

21	Commitments and Contingencies

Legal Matters

The Company and its affiliates are involved in various disputes, governmental and/or regulatory inspections, inquires, investigations and proceedings, and litigation matters that arise from time to time in the ordinary course of business. The process of resolving matters through litigation or other means is inherently uncertain and it is possible that an unfavorable resolution of these matters will adversely affect the Company, its results of operations, financial condition and cash flows. The Company’s general practice is to expense legal fees as services are rendered in connection with legal matters, and to accrue for liabilities when losses are probable and reasonably estimable.

The Company evaluates, on a quarterly basis, developments in legal proceedings and other matters that could cause an increase or decrease in the amount of the liability that is accrued. As of December 31, 2014, the Company’s consolidated balance sheet includes accrued loss contingencies of approximately $365.0 million.

The Company’s legal proceedings range from cases brought by a single plaintiff to mass tort actions and class actions with thousands of putative class members. These legal proceedings, as well as other matters, involve various aspects of our business and a variety of claims (including, but not limited to, qui tam actions, antitrust, product liability, breach of contract, securities, patent infringement and trade practices), some of which present novel factual allegations and/or unique legal theories. In addition, a number of the matters pending against us are at very early stages of the legal process (which in complex proceedings of the sort faced by us often extend for several years). As a result, some matters have not yet progressed sufficiently through discovery and/or development of important factual information and legal issues to

Actavis Public Limited Company

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21	Commitments and Contingencies - continued

enable us to estimate a range of possible loss. In those proceedings in which plaintiffs do request publicly quantified amounts of relief, the Company does not believe that the quantified amounts are meaningful because they are merely stated jurisdictional limits, exaggerated and/or unsupported by the evidence or applicable burdens of proof.

Antitrust Litigation

Actos® Litigation. On December 31, 2013 two putative class actions were filed in the federal district court (United Food and Commercial Workers Local 1776 & Participating Employers Health and Welfare Fund v. Takeda Pharmaceutical Co. Ltc. Et al., S.D.N.Y. Civ. No. 13-9244 and Crosby Tugs LLC v. Takeda Pharmaceuticals Co. Ltd., et al., S.D.N.Y. Civ. No. 13-9250) against Actavis plc and certain of its affiliates alleging that Watson Pharmaceuticals, Inc.’s (“Watson” now known as Actavis, Inc.) 2010 patent lawsuit settlement with Takeda Pharmaceutical, Co. Ltd. related to Actos® (pioglitazone hydrochloride and metformin “Actos®”) is unlawful. Several additional complaints have been filed (Fraternal Order of Police, Fort Lauderdale Lodge 31, Insurance Trust Fund v. Takeda Pharmaceutical Co. Ltd., et al., S.D.N.Y. Civ. No. 14-0116; International Union of Operating Engineers Local 132 Health & Welfare Fund v. Takeda Pharmaceutical Co. Ltd., et al., S.D.N.Y. Civ. No. 14-0644; A.F. of L. – A.G.C. Building Trades Welfare Plan v. Takeda Pharmaceutical Co. Ltd., et al., S.D.N.Y. Civ. No. 14-1493; NECA-IBEW Welfare Trust Fund v. Takeda Pharmaceutical Co. Ltd., et al., S.D.N.Y. Civ. No. 14-1661; Painters District Council No. 30 Health and Welfare Fund v. Takeda Pharmaceutical Co. Ltd., et al., N.D.Ill. Civ. No. 14-1601; City of Providence v. Takeda Pharmaceutical Co. Ltd., et al., D.R.I. Civ. No. 14-125; Minnesota and North Dakota Bricklayers and Allied Craftworkers Health Fund and Greater Metropolitan Hotel Employers-Employees Health and Welfare Fund v. Takeda Pharmaceutical Co. Ltd., et al., S.D.N.Y. Civ. No. 14-1691; Local 17 Hospitality Benefit Fund v. Takeda Pharmaceutical Co. Ltd., et al., S.D.N.Y. Civ. No. 14-1788; New England Electrical Workers Benefit Fund v. Takeda Pharmaceutical Co. Ltd., et al., S.D.N.Y. Civ. No. 14-2424; Plumbers & Pipefitters Local 178 Health & Welfare Trust Fund v. Takeda Pharmaceutical Co. Ltd., Civ. No. 14-2378; Dennis Kreish v. Takeda Pharmaceutical Co. Ltd., et al., Civ. No. 14-2137; Man-U Service Contract Trust Fund and Teamsters Union Local 115 Health & Welfare Fund v. Takeda Pharmaceutical Co. Ltd., et al., Civ. No. 14-2846). The Company anticipates additional claims or lawsuits based on the same or similar allegations may be filed. Prior to the filing of the Painters District Council and City of Providence complaints, plaintiffs in the cases pending in federal court in New York filed a consolidated class action complaint. Plaintiffs in the Painters District Council and City of Providence cases subsequently voluntarily dismissed their complaints in Illinois and Rhode Island, respectively, and refiled their complaints in the Southern District of New York where all the cases have been referred to the same judge. Plaintiffs then filed a consolidated, amended complaint on May 20, 2014 (In re Actos End-Payor Antitrust Litigation, Civ. No. 13-9244). The amended complaint, asserted on behalf of a putative class of indirect purchaser plaintiffs, generally alleges an overall scheme that included Watson improperly delaying the launch of its generic version of Actos® in exchange for substantial payments from Takeda in violation of federal and state antitrust and consumer protection laws. The complaint seeks declaratory and injunctive relief and unspecified damages. Defendants filed motions to dismiss the consolidated amended complaint on July 11, 2014. Rather than oppose the motions to dismiss, plaintiffs amended their complaint on August 22, 2014. Defendants moved to dismiss the amended complaint on October 10, 2014. Plaintiffs’ oppositions to the motion were filed on December 5, 2014 and defendants’ reply briefs were filed on January 9, 2015. Oral argument on the motion is scheduled for April 27, 2015.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

21	Commitments and Contingencies - continued

The Company believes that it has substantial meritorious defenses to the claims alleged. However, these actions, if successful, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

AndroGel® Litigation. On January 29, 2009, the U.S. Federal Trade Commission and the State of California filed a lawsuit in the United States District Court for the Central District of California (Federal Trade Commission, et. al. v. Watson Pharmaceuticals, Inc., et. al., USDC Case No. CV 09-00598) alleging that the September 2006 patent lawsuit settlement between Watson and Solvay Pharmaceuticals, Inc. (“Solvay”), related to AndroGel® 1% (testosterone gel) CIII is unlawful. The complaint generally alleged that Watson improperly delayed its launch of a generic version of Androgel® in exchange for Solvay’s agreement to permit Watson to co-promote Androgel® for consideration in excess of the fair value of the services provided by Watson, in violation of federal and state antitrust and consumer protection laws. The complaint sought equitable relief and civil penalties. On February 2 and 3, 2009, three separate lawsuits alleging similar claims were filed in the United States District Court for the Central District of California by various private plaintiffs purporting to represent certain classes of similarly situated claimants (Meijer, Inc., et. al., v. Unimed Pharmaceuticals, Inc., et. al., USDC Case No. EDCV 09-0215); (Rochester Drug Co-Operative, Inc. v. Unimed Pharmaceuticals Inc., et. al., Case No. EDCV 09-0226); (Louisiana Wholesale Drug Co. Inc. v. Unimed Pharmaceuticals Inc., et. al, Case No. EDCV 09-0228). On April 8, 2009, the Court transferred the government and private cases to the United States District Court for the Northern District of Georgia. On April 21, 2009 the State of California voluntarily dismissed its lawsuit against Watson without prejudice. The Federal Trade Commission and the private plaintiffs in the Northern District of Georgia filed amended complaints on May 28, 2009. The private plaintiffs amended their complaints to include allegations concerning conduct before the U.S. Patent and Trademark Office, conduct in connection with the listing of Solvay’s patent in the FDA “Orange Book,” and sham litigation. Additional actions alleging similar claims have been filed in various courts by other private plaintiffs purporting to represent certain classes of similarly situated direct or indirect purchasers of Androgel® (Stephen L. LaFrance Pharm., Inc. d/b/a SAJ Dist. v. Unimed Pharms., Inc., et al., D. NJ Civ. No. 09-1507); (Fraternal Order of Police, Fort Lauderdale Lodge 31, Insurance Trust Fund v. Unimed Pharms. Inc., et al., D. NJ Civ. No. 09-1856); (Scurto v. Unimed Pharms., Inc., et al., D. NJ Civ. No. 09-1900); (United Food and Commercial Workers Unions and Employers Midwest Health Benefits Fund v. Unimed Pharms., Inc., et al., D. MN Civ. No. 09-1168); (Rite Aid Corp. et al. v. Unimed Pharms., Inc. et al., M.D. PA Civ. No. 09-1153); (Walgreen Co., et al. v. Unimed Pharms., LLC, et al., MD. PA Civ. No. 09-1240); (Supervalu, Inc. v. Unimed Pharms., LLC, et al, ND. GA Civ. No. 10-1024); (LeGrand v. Unimed Pharms., Inc., et al., ND. GA Civ. No. 10-2883); (Jabo’s Pharmacy Inc. v. Solvay Pharmaceuticals, Inc., et al., Cocke County, TN Circuit Court Case No. 31,837). On April 20, 2009, Watson was dismissed without prejudice from the Stephen L. LaFrance action pending in the District of New Jersey. On October 5, 2009, the Judicial Panel on Multidistrict Litigation transferred all actions then pending outside of the United States District Court for the Northern District of Georgia to that district for consolidated pre-trial proceedings (In re: AndroGel® Antitrust Litigation (No. II), MDL Docket No. 2084), and all currently-pending related actions are presently before that court. On February 22, 2010, the judge presiding over all the consolidated litigations related to Androgel® then pending in the United States District Court for the Northern District of Georgia granted Watson’s motions to dismiss the complaints, except the portion of the private plaintiffs’ complaints that include allegations concerning sham litigation. Final judgment in favor of the defendants was entered in the Federal Trade Commission’s action on April 21, 2010. On April 25, 2012, the Court of Appeals affirmed the dismissal. On June 17, 2013, the Supreme Court issued a decision, holding that the settlements between brand and generic drug companies which include a payment from the brand company to the generic competitor

Actavis Public Limited Company

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21	Commitments and Contingencies - continued

must be evaluated under a “rule of reason” standard of review and ordered the case remanded (the “Supreme Court Androgel Decision”). On July 20, 2010, the plaintiff in the Fraternal Order of Police action filed an amended complaint adding allegations concerning conduct before the U.S. Patent and Trademark Office, conduct in connection with the listing of Solvay’s patent in the FDA’s “Orange Book,” and sham litigation similar to the claims raised in the direct purchaser actions. On October 28, 2010, the judge presiding over MDL 2084 entered an order pursuant to which the LeGrand action, filed on September 10, 2010, was consolidated for pretrial purposes with the other indirect purchaser class action as part of MDL 2084 and made subject to the Court’s February 22, 2010 order on the motion to dismiss. In February 2012, the direct and indirect purchaser plaintiffs and the defendants filed cross-motions for summary judgment, and on June 22, 2012, the indirect purchaser plaintiffs, including Fraternal Order of Police, LeGrand and HealthNet, filed a motion for leave to amend and consolidate their complaints. On September 28, 2012, the district court granted summary judgment in favor of the defendants on all outstanding claims. The plaintiffs then appealed. On September 12 and 13, 2013, respectively, the indirect purchaser plaintiffs and direct purchaser plaintiffs filed motions with the district court, asking the court for an indicative ruling that it would vacate its final order on the parties’ summary judgment motions and conduct further proceedings in light of the Supreme Court Androgel Decision, should the Court of Appeals remand the case to the district court. On October 23, 2013, the district court granted the motions. The court of appeals remanded the case back to the district court which has granted plaintiffs relief under Rule 60(b) of the Federal Rules of Civil Procedure, vacating the ruling from which plaintiffs appealed. On August 5, 2014 the indirect purchaser plaintiffs filed an amended complaint. The Company answered the amended complaint on September 15, 2014.

The Company believes it has substantial meritorious defenses and intends to defend itself vigorously. However, these actions, if successful, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Cipro® Litigation. Beginning in July 2000, a number of suits were filed against Watson and certain Company affiliates including The Rugby Group, Inc. (“Rugby”) in various state and federal courts alleging claims under various federal and state competition and consumer protection laws. Several plaintiffs have filed amended complaints and motions seeking class certification. Approximately 42 cases were filed against Watson, Rugby and other Company entities. Many of these actions have been dismissed. Actions remain pending in various state courts, including California, Kansas, Tennessee, and Florida. The actions generally allege that the defendants engaged in unlawful, anticompetitive conduct in connection with alleged agreements, entered into prior to Watson’s acquisition of Rugby from Sanofi Aventis (“Sanofi”), related to the development, manufacture and sale of the drug substance ciprofloxacin hydrochloride, the generic version of Bayer’s brand drug, Cipro®. The actions generally seek declaratory judgment, damages, injunctive relief, restitution and other relief on behalf of certain purported classes of individuals and other entities. The action pending in Kansas, which the court previously terminated administratively, has been reopened. Plaintiffs’ in that case moved for class certification on February 21, 2014; defendants’ filed opposition to the class certification motion on May 23, 2014. Class discovery ended on July 25, 2014 and plaintiffs filed reply briefs in support of certification on August 22, 2014. A hearing was held on October 28, 2014 on defendants’ motion for an evidentiary hearing on class discovery and a hearing on the certification was held on December 15, 2014. There has been no action in the cases pending in Florida and Tennessee since 2003. In the action pending in the California Superior Court for the County of San Diego (In re: Cipro Cases I & II, JCCP Proceeding Nos. 4154 & 4220), on July 21, 2004, the California Court of Appeal ruled that the majority of the plaintiffs would be permitted to pursue their claims as a class. On August 31, 2009, the California Superior Court granted

Actavis Public Limited Company

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21	Commitments and Contingencies - continued

defendants’ motion for summary judgment, and final judgment was entered on September 24, 2009. On October 31, 2011, the California Court of Appeal affirmed the Superior Court’s judgment. On December 13, 2011, the plaintiffs filed a petition for review in the California Supreme Court. On February 15, 2012, the California Supreme Court granted review. On September 12, 2012, the California Supreme Court entered a stay of all proceedings in the case pending a decision from the United States Supreme Court in the Federal Trade Commission v. Actavis matter involving Androgel, described above. The California Supreme Court lifted the stay on June 26, 2013 following the ruling by the United States Supreme Court. Plaintiffs and Bayer announced that they have reached an agreement to settle the claims pending against Bayer and Bayer has now been dismissed from the action. Plaintiffs are continuing to pursue claims against the generic defendants, including Watson and Rugby. The remaining parties submitted letter briefs to the court regarding the impact of the Supreme Court Androgel Decision. Response briefs were submitted on February 14, 2014. Amicus briefs were submitted on March 18, 2014 and the parties filed responses to such briefs on April 24, 2014.

In addition to the pending actions, the Company understands that various state and federal agencies are investigating the allegations made in these actions. Sanofi has agreed to defend and indemnify Watson and its affiliates in connection with the claims and investigations arising from the conduct and agreements allegedly undertaken by Rugby and its affiliates prior to Watson’s acquisition of Rugby, and is currently controlling the defense of these actions.

Doryx Litigation. In July 2012, Mylan Pharmaceuticals Inc. (“Mylan”) filed a complaint against Warner Chilcott and Mayne Pharma International Pty. Ltd. (“Mayne”) in the U.S. District Court for the Eastern District of Pennsylvania alleging that Warner Chilcott and Mayne prevented or delayed Mylan’s generic competition to Warner Chilcott’s Doryx® products in violation of U.S. federal antitrust laws and tortiously interfered with Mylan’s prospective economic relationships under Pennsylvania state law. (Mylan Pharmaceuticals Inc. v. Warner Chilcott Public Limited Co., et al., E.D.Pa. No. 12-cv-03824). In the complaint, Mylan seeks unspecified treble and punitive damages and attorneys’ fees.

Following the filing of Mylan’s complaint, three putative class actions were filed against Warner Chilcott and Mayne by purported direct purchasers, and one putative class action was filed against Warner Chilcott and Mayne by purported indirect purchasers, each in the same court. On December 5, 2013 an additional complaint was filed by the International Union of Operating Engineers Local 132 Health and Welfare Fund and on May 9, 2014, Laborers’ Trust Fund for Northern California filed a complaint each on behalf of additional groups of purported indirect purchasers. Warner has moved to dismiss each of these new complaints. In each case the plaintiffs allege that they paid higher prices for Warner Chilcott’s Doryx® products as a result of Warner Chilcott’s and Mayne’s alleged actions preventing or delaying generic competition in violation of U.S. federal antitrust laws and/or state laws. Plaintiffs seek unspecified injunctive relief, treble damages and/or attorneys’ fees. The court consolidated the purported class actions and the action filed by Mylan and ordered that all the pending cases proceed on the same schedule.

On February 5, 2013, four retailers, including HEB Grocery, Safeway, Inc., Supervalu, Inc. and Walgreen Co., filed in the same court a civil antitrust complaint in their individual capacities against Warner Chilcott and Mayne regarding Doryx®. (Walgreen Co., Safeway, Inc., Supervalu, Inc. and HEB Grocery Co, LP. v. Warner Chilcott Public Limited Co., et al., E.D.Pa. No. 13-cv-00658). On March 28, 2013, another retailer, Rite Aid, filed a similar complaint in the same court. (Rite Aid Corp. v. Warner Chilcott Public Limited Co., et al., E.D.Pa. No. 13-cv-01644). Both retailer complaints recite similar facts and assert similar legal claims for relief to those asserted in the related cases described above. Both retailer complaints have been consolidated with the cases described above.

Actavis Public Limited Company

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Warner Chilcott and Mayne moved to dismiss the claims of Mylan, the direct purchasers, the indirect purchasers and the retailers. On November 21, 2012, the Federal Trade Commission filed with the court an amicus curiae brief supporting the plaintiffs’ theory of relief. On June 12, 2013, the court entered a denial, without prejudice, of Warner Chilcott and Mayne’s motions to dismiss. On November 13, 2013, Warner Chilcott and Mayne reached an agreement in principle to settle the claims of the Direct Purchaser Plaintiff class representatives for $15.0 million. On February 18, 2014 the court preliminarily approved the settlement and after a hearing issued a final approval of the settlement on September 15, 2014. On April 18, 2014, Warner Chilcott and Mayne reached an agreement to settle the claims of the opt-out direct purchasers for $10.9 million. On May 29, 2014 Warner Chilcott and Mayne reached an agreement in principle to settle the claims of the Indirect Purchaser Plaintiff class representatives for $8.0 million. On July 11, 2014, the indirect purchaser plaintiffs filed a motion to approve the settlement with the court and on September 9, 2014 the court, after a hearing, issued an order preliminarily approving this settlement. After a final fairness hearing, the indirect purchaser settlement received final approval on January 28, 2015. Warner Chilcott and Mylan filed motions for summary judgment on March 10, 2014. On June 2, 2014, the court vacated the trial date. A new trial date has not been set.

The Company intends to vigorously defend its rights in the litigations. However, it is impossible to predict with certainty the outcome of any litigation, and the Company can offer no assurance as to when the lawsuits will be decided, whether the Company will be successful in its defense and whether any additional similar suits will be filed. The plaintiffs collectively seek approximately $1.2 billion in compensatory damages, which includes approximately $1.12 billion in purported damages of the Direct Purchaser Plaintiffs, opt-out direct purchaser plaintiffs and Indirect Purchaser Plaintiffs with whom the company has settled. The Company believes the damage amounts are unfounded and without merit. However, any award of compensatory damages could be subject to trebling. If the remaining claims are successful such claims could adversely affect the Company and could have a material adverse effect on the Company’s business, financial condition, results of operation and cash flows.

Lidoderm® Litigation. On November 8, 2013, a putative class action was filed in the federal district court (Drogueria Betances, Inc. v. Endo Pharmaceuticals, Inc., et al., E.D.Pa. Civ. No. 13-06542) against Actavis, Inc. and certain of its affiliates alleging that Watson’s 2012 patent lawsuit settlement with Endo Pharmaceuticals, Inc. related to Lidoderm® (lidocaine transdermal patches, “Lidoderm®”) is unlawful. The complaint, asserted on behalf of putative classes of direct purchaser plaintiffs, generally alleges that Watson improperly delayed launching generic versions of Lidoderm® in exchange for substantial payments from Endo Pharmaceuticals in violation of federal and state antitrust and consumer protection laws. The complaint seeks declaratory and injunctive relief and damages. Additional lawsuits contain similar allegations have followed on behalf of putative classes of direct purchasers (Rochester Drug Cooperative, Inc. v. Endo Pharmaceuticals, Inc., et al., E.D.Pa. Civ. No. 13-7217; American Sales Co. LLC, v. Endo Pharmaceuticals, Inc., et al., M.D.Tenn. Civ. No. 14-0022; Cesar Castillo, Inc. v. Endo Pharmaceuticals, Inc., et al., M.D.Tenn. Civ. No. 14-0569) and suits filed on behalf of a putative class of end-payer plaintiffs (United Food and Commercial Workers Local 1776 & Participating Employers Health and Welfare Fund v.Teikoku Pharma USA, Inc., et al., N.D.Cal. Civ. No. 13-5257; Fraternal Order of Police, Fort Lauderdale Lodge 31, Insurance Trust Fund v. Teikoku Pharma USA, Inc., et al., N.D.Cal. Civ. No. 13-5280; City of Providence v. Teikoku Pharma USA, Inc., et al., D.R.I. Civ. No. 13-771; Greater Metropolitan Hotel Employers – Employees Health and Welfare Fund v. Endo Pharmaceuticals, Inc., et al., D.Minn. Civ. No. 13-3399; Pirelli Armstrong Retiree Medical Benefits Trust v. Teikoku Pharma USA, Inc., et al., M.D.Tenn. Civ. No. 13-1378; Plumbers and Pipefitters

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Local 178 Health and Welfare Trust Fund v. Teikoku Pharma USA, Inc., et al., N.D.Cal. Civ. No. 13-5938; Philadelphia Federation of Teachers Health and Welfare Fund v. Endo Pharmaceuticals, Inc., et al., E.D.Pa. Civ. No. 14-0057; International Association of Fire Fighters Local 22 Health & Welfare Fund v. Endo Pharmaceuticals, Inc., et al., E.D.Pa. Civ. No. 14-0092; Painters District Council No. 30 Health and Welfare Fund v. Teikoku Pharma USA, Inc., et al., C.D.Cal. Civ. No. 14-0289; Local 17 Hospitality Benefit Fund v. Endo Pharmaceuticals, Inc., et al., N.D.Cal. Civ. No. 14-0503; Teamsters Local Union 115 Health and Welfare Fund v. Endo Pharmaceuticals, Inc., et al., E.D.Pa. Civ. No. 14-0772; Roller v. Endo Pharmaceuticals, Inc., et al., N.D.Cal. Civ. No. 14-0792; Welfare Plan of the International Union of Operation Engineers Locals 137, 137A, 137B, 137C, 137R v. Endo Pharmaceuticals, Inc., et al., M.D.Tenn. Civ. No. 13-1378; NECA-IBEW Welfare Trust v. Endo Pharmaceuticals, Inc., et al., N.D.Cal. Civ. No. 14-1141; Allied Services Division Welfare Fund v. Endo Pharmaceuticals USA Inc., et al., E.D.Pa. Civ. No. 14-1548; Irene Kampanis v. Endo Pharmaceuticals, Inc., et al., E.D.Pa. Civ. No. 14-1562). The Company anticipates additional claims or lawsuits based on the same or similar allegations may be filed. On December 23, 2013, plaintiffs in the United Food and Commercial Workers action filed a motion with the JPML to have all the Lidoderm® antitrust cases consolidated in the Northern District of California. Plaintiffs in several of the other actions filed objections and argued for consolidation in districts where their suits were filed. The motion was heard by the JPML at a hearing on March 27, 2014 and on April 3, 2014 the JPML consolidated the cases in the Northern District of California. (In re Lidoderm Antitrust Litigation, N.D. Cal., MDL No. 14-2521). An initial case conference was held on May 9, 2014 after which the court issued a schedule order. Pursuant to that order, on June 13, 2014 the direct and indirect purchaser plaintiffs filed amended and consolidated complaints. The defendants thereafter filed a joint motion to dismiss on July 28, 2014. Plaintiffs filed their opposition to the joint motion on September 8, 2014. Defendants filed reply briefs on October 14, 2014. Oral argument on the motion was held on November 5, 2014. The court issued its decision on November 17, 2014 granting the motion in part but denying it with respect to the claims under Section 1 the Sherman Act. Plaintiffs filed an amended complaint on December 19, 2014. Defendants’ responses to the amended complaint were filed on January 30, 2015. On March 5, 2015, a group of five retailers, including HEB Grocery, Safeway, Inc., The Kroger Co., Albertson’s LLC and Walgreen Co., filed in the same court a civil antitrust complaint in their individual capacities regarding Lidoderm®. (Walgreen Co., The Kroger Co., Safeway, Inc., HEB Grocery Co, LP. and Albertson’s LLC v. Endo Pharmaceuticals Inc., et al., N.D. Cal. No. 15-cv-1032). The retailer complaint recites similar facts and asserts similar legal claims for relief to those asserted in the related cases described above. The retailer complaint has been consolidated with the cases described above.

The Company believes it has substantial meritorious defenses and intends to defend itself vigorously. However, these actions, if successful, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Loestrin® 24 Litigation. On April 5, 2013, two putative class actions were filed in the federal district court (New York Hotel Trades Council & Hotel Assoc. of New York City, Inc. Health Benefits Fund v. Warner Chilcott Pub. Ltd. Co., et al., D.N.J., Civ. No. 13-02178, and United Food and Commercial Workers Local 1776 & Participating Employers Health and Welfare Fund v. Warner Chilcott (US), LLC, et al., E.D.Pa., No. 13-01807) against Actavis, Inc. and certain affiliates alleging that Watson’s 2009 patent lawsuit settlement with Warner Chilcott related to Loestrin® 24 Fe (norethindrone acetate/ethinyl estradiol tablets and ferrous fumarate tablets, “Loestrin® 24”) is unlawful. The complaints, both asserted on behalf of putative classes of end-payors, generally allege that Watson and another generic manufacturer improperly delayed launching generic versions of Loestrin® 24 in exchange for substantial payments from Warner

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Chilcott, which at the time was an unrelated company, in violation of federal and state antitrust and consumer protection laws. The complaints each seek declaratory and injunctive relief and damages. On April 15, 2013, the plaintiff in New York Hotel Trades withdrew its complaint and, on April 16, 2013, refiled it in the federal court for the Eastern District of Pennsylvania (New York Hotel Trades Council & Hotel Assoc. of New York City, Inc. Health Benefits Fund v. Warner Chilcott Public Ltd. Co., et al., E.D.Pa., Civ. No. 13-02000). Additional complaints have been filed by different plaintiffs seeking to represent the same putative class of end-payors (A.F. of L. – A.G.C. Building Trades Welfare Plan v. Warner Chilcott, et al., D.N.J. 13-02456, Fraternal Order of Police, Fort Lauderdale Lodge 31, Insurance Trust Fund v. Warner Chilcott Public Ltd. Co., et al., E.D.Pa. Civ. No. 13-02014). Electrical Workers 242 and 294 Health & Welfare Fund v. Warner Chilcott Public Ltd. Co., et al., E.D.Pa. Civ. No. 13-2862 and City of Providence v. Warner Chilcott Public Ltd. Co., et al., D.R.I. Civ. No. 13-307). In addition to the end-payor suits, two lawsuits have been filed on behalf of a class of direct payors (American Sales Company, LLC v. Warner Chilcott Public Ltd., Co. et al., D.R.I. Civ. No. 12-347 and Rochester Drug Co-Operative Inc., v. Warner Chilcott (US), LLC, et al., E.D.Pa. Civ. No. 13-133476). On June 18, 2013, defendants filed a motion with the Judicial Panel on Multidistrict Litigation (“JPML”) to consolidate these cases in one federal district court. After a hearing on September 26, 2013, the JPML issued an order conditionally transferring all related Loestrin® 24 cases to the federal court for the District of Rhode Island. (In re Loestrin 24 Fe Antitrust Litigation, D.R.I. MDL No. 13-2472). A preliminary hearing was held on November 4, 2013 after which an amended, consolidated complaint was filed on December 6, 2013. On February 6, 2014, the Company filed a motion to dismiss the direct and indirect purchaser plaintiffs’ complaints. Plaintiffs’ filed oppositions to the motion on March 24, 2014 and the Company filed its responses on April 23, 2014. A hearing was held on June 27, 2014 on the motion to dismiss and on September 4, 2014, the court granted the motion. On October 6, 2014, the direct purchaser plaintiffs filed a notice of appeal of the district court’s opinion and on October 20, 2014, they filed a motion for entry of a final judgment. Also, on October 20, 2014 the indirect purchaser plaintiffs filed a motion for reconsideration of the court’s September 4, 2014 opinion. On November 21, 2014 the Company moved to stay the opt-out direct purchasers’ action. The Company anticipates additional claims or lawsuits based on the same or similar allegations.

The Company believes it has substantial meritorious defenses and intends to defend itself vigorously including in the appeal of the district court’s decision granting the Company’s motion to dismiss. However, these actions, if successful, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Namenda Litigation. On September 15, 2014, the State of New York, through the Office of the Attorney General of the State of New York filed a lawsuit in the United States District Court for the Southern District of New York (The People of the State of New York v. Actavis, PLC, et al., Civ. No. 14-7473) alleging that Forest is acting to prevent or delay generic competition to Forest’s immediate-release product Namenda in violation of federal and New York antitrust laws and committed other fraudulent acts in connection with its commercial plans for Namenda XR. Previously, the Attorney General’s office had issued a subpoena for records relating to Namenda XR and Namenda to which Forest was responding. In the complaint, the state seeks unspecified monetary damages and injunctive relief. On September 24, 2014, the state filed a motion for a preliminary injunction prohibiting Forest from discontinuing or otherwise limiting the availability of immediate-release Namenda until the conclusion of the litigation. Forest filed an opposition to the Attorney General’s motion on October 21, 2014. On November 5, 2014, Forest announced its plans to discontinue the general sale and distribution of Namenda tablets in January 2015. Forest further announced that, after that

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date, Forest will make Namenda tablets available for prescribing to patients upon an indication of medical need as determined by their physician, and that the product will be made available through Foundation Care, a full service specialty mail-order pharmacy serving patients nationwide. On November 5, 2014, the state filed a first amended complaint, alleging that Forest’s actions announced on November 5, 2014 violated additional federal antitrust laws. On November 7, 2014, Forest filed a motion to dismiss the state’s first amended complaint. A hearing was held from November 10, 2014 through November 17, 2014 on the Attorney General’s preliminary injunction motion. At a November 24, 2014 hearing, the district court heard the parties’ closing arguments for the preliminary injunction hearing and oral argument on Forest’s motion to dismiss the state’s first amended complaint. On December 11, 2014, the court issued a ruling granting the Attorney General’s injunction motion and issued an injunction on December 15, 2014. Forest filed a notice of appeal of the court’s decision and filed a motion with the Second Circuit Court of Appeals for an emergency stay of the district court’s injunction and an expedited review on the appeal. On January 6, 2015, the Second Circuit Court of Appeals denied Forest’s stay motion and granted Forest’s motion for expedited review of the appeal. On January 12, 2015, the Court set a briefing schedule for appeal and ordered that oral argument be scheduled “as soon as practicable thereafter.” Forest filed its appeal brief on January 8, 2015, New York filed its opposition brief on February 13, 2015 and Forest filed its reply brief on February 23, 2015. On February 26, 2015, the Second Circuit proposed that oral argument be scheduled for the week of May 4, 2015. On February 26, 2015, Forest filed an emergency motion to expedite oral argument for not later than the week of March 16, 2015, or alternatively, that the Court assign the case to a merits panel for submission on the briefs without oral argument. New York consented to Forest’s calendaring proposal, but objected to immediate submission on the briefs. On March 2, 2015, the Court granted the motion to expedite oral argument and oral argument is now scheduled for April 13, 2015.

The Company believes it has substantial meritorious defenses and intends to defend both its brand and generic defendant entities vigorously. However, these actions, if successful, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Opana Litigation. On December 19, 2014, a putative class action was filed in California state court (Mahaffay v. Impax Laboratories, Inc., et al., CA Super. Ct. Case No. HG14752254) against Actavis, Inc. and Actavis South Atlantic LLC alleging, among other things, that Actavis’ 2009 patent lawsuit settlement with Endo Pharmaceuticals, Inc. related to Opana ER® (extended release oxymorphone hydrochloride tablets) is unlawful. The complaint, asserted on behalf of a putative class of end payer plaintiffs, generally alleges that Actavis and Impax improperly delayed launching generic versions of Opana ER® in exchange for substantial consideration from Endo in violation of CA state antitrust, unfair competition and consumer protection laws. The complaint seeks damages and other equitable relief. On March 4, 2015, plaintiffs in this action agreed to voluntarily dismiss the Actavis defendants from the action without prejudice. The Company anticipates additional claims or lawsuits based on the same or similar allegations may be filed. However, this action and any others like it, if successful, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Commercial Litigation

Celexa®/Lexapro® Class Actions. Forest and certain of its affiliates are defendants in three federal court actions filed on behalf of individuals who purchased Celexa® and/or Lexapro® for pediatric use, all of which have been consolidated for pretrial purposes in a Multi-District Litigation (“MDL”) proceeding in the U.S. District Court for the District of Massachusetts under the caption “In re Celexa and Lexapro Marketing

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and Sales Practices Litigation.” These actions, two of which were originally filed as putative nationwide class actions, and one of which is a putative California-wide class action, allege that Forest marketed Celexa® and/or Lexapro® for off-label pediatric use and paid illegal kickbacks to physicians to induce prescriptions of Celexa® and Lexapro®. The complaints assert various similar claims, including claims under the Missouri and California consumer protection statutes, respectively, and state common laws. On February 5, 2013, the district judge overseeing the MDL denied all plaintiffs’ motions for class certification. On February 18, 2013, the plaintiff in the California action filed a petition seeking leave to appeal this decision to the U.S. Court of Appeals for the First Circuit. On April 16, 2013, the First Circuit denied the petition. On April 30, 2013, plaintiffs in the other two actions filed an Amended Complaint seeking to certify state-wide class actions in Illinois, Missouri, and New York under those states’ consumer protection statutes. On January 13, 2014, the district judge denied plaintiffs’ motion with respect to the proposed Illinois and New York classes and allowed it with respect to the proposed Missouri class. Forest filed a petition seeking leave to appeal this decision to the U.S. Court of Appeals for the First Circuit on January 27, 2014. On March 12, 2014, Forest reached agreement with the MDL plaintiffs to settle the Missouri class claims, including claim by both individuals and third party payors that purchased Celexa® or Lexapro® for use by a minor from 1998 to December 31, 2013. In exchange for a release from class members, Forest will pay $7.65 million into a fund that will cover (1) the settlement benefits paid to class members, (2) administration costs, (3) incentive awards to be paid to the representative plaintiffs, and (4) attorneys’ fees and costs. If valid claims are greater than $4.215 million, Forest will pay up to $2.7 million more to pay for the additional valid claims (the total settlement payment shall not exceed $10.35 million). The district court judge preliminarily approved the settlement on March 14, 2014 and issued an order enjoining all class members and other persons from litigating claims relating to those covered by the settlement. On September 8, 2014 the court granted final approval for the settlement.

On May 3, 2013, another action was filed in the U.S. District Court for the Central District of California on behalf of individuals who purchased Lexapro® for adolescent use, seeking to certify a state-wide class action in California and alleging that our promotion of Lexapro® for adolescent depression has been deceptive. This action was transferred to the MDL mentioned in the preceding paragraph and, on July 29, 2013, Forest moved to dismiss the complaint. The district court judge granted Forest’s motion to dismiss on March 5, 2014. Plaintiff filed a Notice of Appeal with the U.S. Court of Appeals for the First Circuit on March 17, 2014 and filed its appeal brief on July 24, 2014. Forest filed its opposition brief on August 25, 2014. On February 20, 2015, the First Circuit affirmed the dismissal of the complaint, ruling that Plaintiffs’ California state law claims were preempted by the Federal Food, Drug, and Cosmetic Act (FDCA).

On November 13, 2013, another action was filed in the U.S. District Court for the District of Minnesota seeking to certify a nationwide class of third-party payor entities that purchased Celexa® and Lexapro® for pediatric use. The complaint asserts claims under the federal Racketeer Influenced and Corrupt Organizations Act, alleging that Forest engaged in an off-label marketing scheme and paid illegal kickbacks to physicians to induce prescriptions of Celexa® and Lexapro®. This action was transferred to the MDL mentioned in the preceding paragraphs, and Forest filed a motion to dismiss the complaint on January 15, 2014. On February 5, 2014, the plaintiffs voluntarily dismissed the complaint and filed a First Amended Complaint, which, among other things, added claims on behalf of a Minnesota class of entities and consumers under Minnesota’s consumer protection statutes. Forest filed a motion to dismiss the First Amended Complaint on April 9, 2014. A motion hearing was held on October 1, 2014. On December 12, 2014, the court issued a ruling dismissing plaintiff’s claims under Minnesota’s Deceptive Trade Practices Act, but denying the remaining portions of the motion.

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On March 13, 2014, an action was filed in the U.S. District Court for the District of Massachusetts by two third-party payors seeking to certify a nationwide class of persons and entities that purchased Celexa® and Lexapro® for use by pediatric use. The complaint asserts claims under the federal Racketeer Influenced and Corrupt Organizations Act, state consumer protection statutes, and state common laws, alleging that Forest engaged in an off-label marketing scheme and paid illegal kickbacks to physicians to induce prescriptions of Celexa® and Lexapro®. This action was filed as a related action to the action described above in the preceding paragraph. Forest filed a motion to dismiss the complaint on April 30, 2014. In its December 12, 2014 ruling, the court granted Forest’s motion to dismiss.

On August 28, 2014, an action was filed in the U.S. District Court for the Western District of Washington (Civ. No. 14-1339) seeking to certify a nationwide class of consumers and subclasses of Washington and Massachusetts consumers that purchased Celexa® and Lexapro® for pediatric use. The complaint asserts claims under the federal Racketeer Influenced and Corrupt Organizations Act, alleging that Forest engaged in off-label marketing scheme and paid illegal kickbacks to physicians to induce prescriptions of Celexa® and Lexapro®. On October 14, 2014, the court entered a conditional transfer order to transfer the case to the U.S. District Court for the District of Massachusetts where it has been consolidated with the other actions pending in that court relating to marketing of Celexa® and Lexapro®. Forest’s response to the complaint was filed on December 19, 2014.

The Company intends to continue to vigorously defend against these actions. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

Forest and certain of its affiliates are also named as defendants in two actions filed on behalf of entities or individuals who purchased or reimbursed certain purchases of Celexa® and Lexapro® for pediatric use pending in the Missouri Circuit Court, Twenty-Second Judicial Circuit, and arising from similar allegations as those contained in the federal actions described in the preceding paragraphs. The first action, filed on November 6, 2009 under the caption “St. Louis Labor Healthcare Network et al. v. Forest Pharmaceuticals, Inc. and Forest Laboratories, Inc.,” is brought by two entities that purchased or reimbursed certain purchases of Celexa® and/or Lexapro®. The complaint asserts claims under the Missouri consumer protection statute and Missouri common law, and seeks unspecified damages and attorneys’ fees. The Company has reached an agreement with the plaintiffs to resolve this action for payments that are not material to our financial condition or results of operations. The second action, filed on July 22, 2009 under the caption “Crawford v. Forest Pharmaceuticals, Inc.,” and now known as “Luster v. Forest Pharmaceuticals, Inc.,” is a putative class action on behalf of a class of Missouri citizens who purchased Celexa® for pediatric use. The complaint asserts claims under the Missouri consumer protection statute and Missouri common law, and seeks unspecified damages and attorneys’ fees. In October 2010, the court certified a class of Missouri domiciliary citizens who purchased Celexa® for pediatric use at any time prior to the date of the class certification order, but who do not have a claim for personal injury. On December 9, 2013, the Company filed a motion for summary judgment, which was argued on January 8, 2014. On February 21, 2014, the Company filed a motion to de-certify the class. Decisions on these motions are pending. On March 12, 2014, the Company informed the judge of the MDL Missouri class settlement described above, including that the federal class encompasses the members of the certified Missouri class in Luster. At a status conference on April 2, 2014 the parties agreed that the action is stayed in light of the injunction contained in the MDL Preliminary Approval Order, described above. On January 21, 2015, the company reached an agreement to settle with the Luster plaintiffs for a payment that is

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not material to our financial condition or results of operations. The Company intends to continue to vigorously defend against this action. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

Columbia Laboratories, Inc. Securities Litigation. On June 8, 2012, Watson and certain of its officers were named as defendants in a consolidated amended class action complaint filed in the United States District Court for the District of New Jersey (In re: Columbia Laboratories, Inc. Securities Litigation, Case No. CV 12-614) by a putative class of Columbia Laboratories’ stock purchasers. The amended complaint generally alleges that between December 6, 2010 and January 20, 2012, Watson and certain of its officers, as well as Columbia Laboratories and certain of its officers, made false and misleading statements regarding the likelihood of Columbia Laboratories obtaining FDA approval of Prochieve® progesterone gel, Columbia Laboratories’ developmental drug for prevention of preterm birth. Watson licensed the rights to Prochieve® from Columbia Laboratories in July 2010. The amended complaint further alleges that the defendants failed to disclose material information concerning the statistical analysis of the clinical studies performed by Columbia Laboratories in connection with its pursuit of FDA approval of Prochieve®. The complaint seeks unspecified damages. On August 14, 2012, the defendants filed a motion to dismiss all of the claims in the amended complaint, which the court granted on June 11, 2013. Plaintiffs filed a second amended complaint on July 11, 2013. Defendants filed motions to dismiss the second amended complaint on August 9, 2013. On October 21, 2013, the court granted the motion to dismiss the second amended complaint. In ruling on the motion to dismiss, the court also ruled that if the plaintiffs seek to further amend the complaint, they must file a motion within thirty days seeking permission to do so. On December 20, 2013, plaintiffs filed a notice of appeal on the district court’s motion to dismiss ruling and filed their opening appellate brief on March 20, 2014. Respondents’ briefs in the appeal were filed on April 9, 2014. The oral argument on the appeal was held on December 9, 2014. On March 10, 2015, the Third Circuit Court of Appeals court issued its ruling affirming the district court’s dismissal of the plaintiffs’ amended complaint. Plaintiffs have ninety days from the entry of the appellate court’s order to petition the Supreme Court for a writ of certiorari. If the plaintiffs pursue their claims further and are successful in having the dismissal reversed, the Company believes it has substantial meritorious defenses and it intends to defend itself vigorously. Additionally, the Company maintains insurance to provide coverage for the claims alleged in the action. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. The action, if successful, or if insurance does not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Forest Laboratories Securities Litigation. In February and March 2014, nine putative stockholder class actions were brought against Forest, Forest’s directors, Actavis plc, and certain of Actavis’s affiliates. Four actions were filed in the Delaware Court of Chancery and have been consolidated under the caption “In re Forest Laboratories, Inc. Stockholders Litigation” (the “Delaware Action”). Five actions were filed in New York State Supreme Court and have been consolidated under the caption “Turberg v. Forest Laboratories, Inc. et al.” (the “New York Action”). On April 4 and May 5, 2014, respectively, the Delaware and New York plaintiffs filed consolidated amended complaints in their respective jurisdictions. The amended complaints seek, among other remedies, to enjoin Actavis’s proposed acquisition of Forest or damages in the event the transaction closes. The complaints generally allege, among other things, that the members of the Forest Board of Directors breached their fiduciary duties by agreeing to sell Forest for inadequate consideration and pursuant to an inadequate process, and that the disclosure document fails to disclose allegedly material information about the transaction. The complaints also allege that Actavis, and certain of

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its affiliates, aided and abetted these alleged breaches. On May 28, 2014, the defendants reached an agreement in principle with plaintiffs in the Delaware Action and the New York Action regarding a settlement of both Actions, and that agreement is reflected in a memorandum of understanding pursuant to which Forest agreed to make certain additional disclosures related to the proposed transaction with Actavis, which are contained in a Form 8-K filed May 28, 2014. The parties entered into a definitive stipulation of settlement on February 6, 2015 that remains subject to customary conditions, including court approval. A fairness hearing has not yet been scheduled. If the settlement is finally approved by the court, it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed transaction, the merger agreement, and any disclosure made in connection therewith, including in the Definitive Joint Proxy Statement/Prospectus. There can be no assurance that the Delaware Court of Chancery will approve the proposed settlement. If the proposed settlement is not approved, the proposed settlement may be terminated. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

Furiex Securities Litigation. In May 2014, four putative stockholder class actions were brought against Forest, Furiex Pharmaceuticals, Inc. (“Furiex”), and Furiex’s board of directors. Two actions were brought in the Delaware Court of Chancery under the captions “Steven Kollman v. Furiex Pharmaceuticals, Inc. et al.” and “Donald Powell v. Furiex Pharmaceuticals, Inc. et al.” (the “Delaware Actions”). Two actions were brought in North Carolina state court under the captions “Walter Nakatsukasa v. Furiex Pharmaceuticals, Inc. et al.” and “Christopher Shinneman v. Furiex Pharmaceuticals, Inc. et al.” (the “North Carolina Actions”). These actions alleged, among other things, that the members of the Furiex Board of Directors breached their fiduciary duties by agreeing to sell Furiex for inadequate consideration and pursuant to an inadequate process. These actions also alleged that Forest aided and abetted these alleged breaches. These actions sought class certification, to enjoin the proposed acquisition of Furiex, and an award of unspecified damages, attorneys’ fees, experts’ fees, and other costs. The Kollman and Nakatsukasa actions also sought recission of the acquisition and unspecified recissory damages if the acquisition was completed. On June 23, 2014, the defendants reached an agreement in principle with plaintiffs in the Delaware Actions and the North Carolina Actions regarding a settlement of all four actions, and that agreement is reflected in a memorandum of understanding. In connection with the settlement contemplated by the memorandum of understanding, Furiex agreed to make certain additional disclosures related to the proposed transaction with us, which are contained in a Form DEFA14A filed June 23, 2014. On January 15, 2015, the parties entered into a stipulation of settlement which is subject to court approval. A fairness hearing has not yet been scheduled. If the settlement is finally approved by the court, it will resolve and release all claims in all four actions that were or could have been brought challenging any aspect of the proposed transaction and any disclosure made in connection therewith. There can be no assurance that the North Carolina state court will approve the settlement. In such event, the proposed settlement may be terminated. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

Telephone Consumer Protection Act Litigation – Medical West Ballas Pharmacy, LTD, et al. v. Anda, Inc., (Circuit Court of the County of St. Louis, State of Missouri, Case No. 08SL-CC00257). In January 2008, Medical West Ballas Pharmacy, LTD, filed a putative class action complaint against Anda, Inc. (“Anda”), a subsidiary of the Company, alleging conversion and alleged violations of the Telephone Consumer Protection Act (“TCPA”) and Missouri Consumer Fraud and Deceptive Business Practices Act. In April 2008, plaintiff filed an amended complaint substituting Anda as the defendant. The amended complaint alleges that by sending unsolicited facsimile advertisements, Anda misappropriated the class

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members’ paper, toner, ink and employee time when they received the alleged unsolicited faxes, and that the alleged unsolicited facsimile advertisements were sent to the plaintiff in violation of the TCPA and Missouri Consumer Fraud and Deceptive Business Practices Act. The TCPA allows recovery of minimum statutory damages of $500 per violation, which can be trebled if the violations are found to be willful. The complaint seeks to assert class action claims on behalf of the plaintiff and other similarly situated third parties. In April 2008, Anda filed an answer to the amended complaint, denying the allegations. In November 2009, the court granted plaintiff’s motion to expand the proposed class of plaintiffs from individuals for which Anda lacked evidence of express permission or an established business relationship to “All persons who on or after four years prior to the filing of this action, were sent telephone facsimile messages advertising pharmaceutical drugs and products by or on behalf of Defendant.” In November 2010, the plaintiff filed a second amended complaint further expanding the definition and scope of the proposed class of plaintiffs. On December 2, 2010, Anda filed a motion to dismiss claims the plaintiff is seeking to assert on behalf of putative class members who expressly consented or agreed to receive faxes from Defendant, or in the alternative, to stay the court proceedings pending resolution of Anda’s petition to the Federal Communications Commission (“FCC”) (discussed below). On April 11, 2011, the court denied the motion. On May 19, 2011, the plaintiff’s filed their motion seeking certification of a class of entities with Missouri telephone numbers who were sent Anda faxes for the period January 2004 through January 2008. The motion has been briefed. However, the court granted Anda’s motion to vacate the class certification hearing until similar issues are resolved in either or both the pending Nack litigation or with the FCC Petition, both of which are described in more detail below. No trial date has been set in the matter.

On May 1, 2012, an additional action under the TCPA was filed by Physicians Healthsource, Inc., purportedly on behalf of the “end users of the fax numbers in the United States but outside Missouri to which faxes advertising pharmaceutical products for sale by Anda were sent.” (Physicians Healthsource Inc. v. Anda Inc. S.D. Fla., Civ. No. 12-60798). On July 10, 2012, Anda filed its answer and affirmative defenses. The parties filed a joint motion to stay the action pending the resolution of the FCC Petition and the FCC’s recently filed Public Notice, described below, which the court granted, staying the action for sixty days. On April 17, 2014 following the expiration of the sixty day period, the court lifted the stay but reentered it sua sponte on May 23, 2014.

Several issues raised in plaintiff’s motion for class certification in the Medical West matter were addressed by the Eighth Circuit Court of Appeals in an unrelated case to which Anda is not a party, Nack v. Walburg, No. 11-1460. Nack concerned whether there is a private right of action for failing to include any opt-out notice on faxes sent with express permission, contrary to a FCC regulation that requires such notice on fax advertisements. The Eighth Circuit granted Anda leave to file an amicus brief and to participate during oral argument in the matter, which was held on September 19, 2012. In its ruling, issued May 21, 2013, the Eighth Circuit held that Walburg’s arguments on appeal amounted to challenges to the FCC’s regulation and that the court lacked jurisdiction to entertain such challenges pursuant to the Hobbs Act and it would otherwise not decide any similar challenges without the benefit of full participation by the FCC. The defendant in Nack has filed a petition for certiorari with the United States Supreme Court.

In October 2012, Forest and certain of its affiliates were named as defendants, along with The Peer Group, Inc. (“TPG”), in a putative class action brought by the St. Louis Heart Center (“SLHC”) under the caption “St. Louis Heart Center, Inc. v. Forest Pharmaceuticals, Inc. and The Peer Group, Inc.” The action is now pending in the U.S. District Court for the Eastern District of Missouri. On May 17, 2013, SLHC filed a Fourth Amended Complaint, alleging that Forest and TPG violated the Telephone Consumer Protection Act

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of 1991, as amended by the TCPA, on behalf of a proposed class that includes all persons who, from four years prior to the filing of the action, were sent telephone facsimile messages of material advertising the commercial availability of any property, goods, or services by or on behalf of defendants, which did not display an opt-out notice compliant with a certain regulation promulgated by the FCC. The Fourth Amended Complaint seeks $500 for each alleged violation of the TCPA, treble damages if the Court finds the violations to be willful, knowing or intentional, interest, and injunctive and other relief. On July 17, 2013, the district court granted Forest’s motion to stay the action pending the administrative proceeding initiated by the pending FCC Petitions, including any appeal therefrom.

In a related matter, on November 30, 2010, Anda filed a petition with the FCC, asking the FCC to clarify the statutory basis for its regulation requiring “opt-out” language on faxes sent with express permission of the recipient (the “FCC Petition”). On May 2, 2012, the Consumer & Governmental Affairs Bureau of the FCC dismissed the FCC Petition. On May 14, 2012, Anda filed an application for review of the Bureau’s dismissal by the full Commission, requesting the FCC to vacate the dismissal and grant the relief sought in the FCC Petition. The FCC has not ruled on the application for review. On June 27, 2013, Forest filed a Petition for Declaratory Ruling with the FCC requesting that the FCC find that (1) the faxes at issue in the action complied, or substantially complied with the FCC regulation, and thus did not violate it, or (2) the FCC regulation was not properly promulgated under the TCPA. On January 31, 2014, the FCC issued a Public Notice seeking comment on several other recently-filed petitions, all similar to the one Anda filed in 2010. Anda and Forest were among several parties that submitted comments on the Public Notice. On October 30, 2014, the FCC issued a final order granting the FCC Petition granting Anda, Forest and several other petitioners a retroactive waiver of the opt-out notice requirement for all faxes sent with express consent. The litigation plaintiffs, who had filed comments on the January 2014 Public Notice, have appealed the final order to the Court of Appeals for the District of Columbia. Anda, Forest and other petitioners have moved to intervene in the appeal seeking review of that portion of the FCC final order addressing the statutory basis for the opt out/express consent portion of the regulation.

Anda and Forest believe they have substantial meritorious defenses to the putative class actions brought under the TCPA, and intend to defend the actions vigorously. However, these actions, if successful, could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Mezzion Declaratory Judgment Action. On April 8, 2014, Warner Chilcott Company, LLC filed a declaratory judgment action against Mezzion Pharma Co. Ltd. (“Mezzion”), a Korean pharmaceutical company formerly known as Dong-A PharmaTech Co. Ltd. (Warner Chilcott Company, LLC v. Mezzion Pharma Co. Ltd., N.Y. Sup. Ct., Case No. 14-651094). The suit was filed to protect Warner Chilcott Company, LLC’s rights and interests under an exclusive license and distribution agreement, involving Mezzion’s product udenafil that is used to treat erectile dysfunction and benign prostate hyperplasia. The parties first executed the agreement in 2008 and later amended it 2010. On February 14, 2014, Mezzion sent a notice a breach letter to Warner Chilcott Company, LLC alleging that Warner Chilcott had failed to use commercially reasonable efforts to develop and commercialize the product for the U.S. and Canadian markets. In its notice letter, Mezzion threatened to terminate the exclusive license and distribution agreement as a result of Warner Chilcott’s purported breaches. Warner Chilcott believes that it has not breached the agreement and will prevail in the declaratory judgment action. On June 2, 2014, Mezzion filed an answer and asserted counterclaims against the Company. The Company filed its answer to the counterclaims on July 14, 2014. On January 22, 2015, the Company and Mezzion reached an agreement to settle the litigation.

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West Virginia Prescription Drug Abuse Litigation. On June 26, 2012, the State of West Virginia filed a lawsuit against multiple distributors of prescription drugs, including Anda, Inc., a subsidiary of the Company (State of West Virginia v. Amerisourcebergen Drug Corporation, et. al., Boone County Circuit Court Civil Case No. 12-C-141). The complaint generally alleges that the defendants distributed prescription drugs in West Virginia in violation of state statutes, regulation and common law. The complaint seeks injunctive relief and unspecified damages and penalties. On July 26, 2012, a co-defendant removed the case to the federal court for the Southern District of West Virginia. On March 27, 2013, the court granted plaintiff’s motion to remand the case to state court. On January 3, 2014, plaintiff filed an amended complaint which the defendants moved to dismiss on February 14, 2014. Oral argument on the motion to dismiss was held on June 5, 2014. On December 16, 2014, the court issued its order denying the defendants’ motion to dismiss. The case is in its preliminary stages and the Company believes it has substantial meritorious defenses to the claims alleged. However, an adverse determination in the case could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Prescription Drug Abuse Litigation. On May 21, 2014, California counties Santa Clara and Orange filed a lawsuit on behalf of the State of California against several pharmaceutical manufacturers. Plaintiffs named Actavis plc in the suit. (The People of the State of California v. Purdue Pharam L.P., et al, CA Super. Ct., Civil Case No. 30-2014-00725287)(“California Action”). The California plaintiffs filed an amended complaint on June 9, 2014. On July 11, 2014, co-defendant Teva Pharmaceuticals removed the case to the federal court for the Central District of California (Civ. No. 14-1080). The California plaintiffs moved to remand the case to state court on August 11, 2014. Defendants filed an opposition to the remand motion on September 19, 2014. On June 2, 2014, the City of Chicago also filed a complaint against the same set of defendants, including Actavis plc, that were sued in the California Action. Co- defendants Janssen Pharmaceuticals and Endo Pharmaceuticals removed the City of Chicago’s complaint to the federal court for the Northern District of Illinois (Civ. No. 14-4361). On June 16, 2014, the City of Chicago moved to have the case remanded to state court but later withdrew its remand motion. Defendants filed motions to dismiss the complaint on August 29, 2014. On October 20, 2014, the City of Chicago filed an amended complaint against all defendants. Certain Actavis defendants filed motions to dismiss for lack of personal jurisdiction. The California motion was filed on December 12, 2014 and the Chicago motion was filed on December 19, 2014. Both the California and Chicago complaints allege that the manufacturer defendants engaged in a deceptive campaign to promote their products in violation of state and local laws. Each of the complaints seeks unspecified monetary damages, penalties and injunctive relief. The Company anticipates that additional suits will be filed. The Company believes it has several meritorious defenses to the claims alleged. However, an adverse determination in these actions could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Testosterone Replacement Therapy Class Action. On November 24, 2014, the Company was served with a putative class action complaint filed on behalf a class of third party payers in the U.S. District Court for the Northern District of Illinois alleging that the Company and other named pharmaceutical defendants violated various laws including the federal Racketeer Influenced and Corrupt Organizations Act and state consumer protection laws in connection with the sale and marketing of certain testosterone replacement therapy pharmaceutical products (“TRT Products”), including the Company’s Androderm® product. (Medical Mutual of Ohio v. Abbvie Inc., at el., Civ. No. 14-8857). This matter was filed in the TRT Products Liability multi-district litigation (“MDL”), described in more detail below, notwithstanding that it is not a product liability matter. Plaintiff alleges that it reimbursed third parties for dispensing TRT Products to beneficiaries

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of its insurance policies. Plaintiff seeks to obtain certain equitable relief, including injunctive relief and an order requiring restitution and/or disgorgement, and to recover damages and multiple damages in an unspecified amount. Responses to the complaint are due March 16, 2015. The Company and other defendants filed a joint motion to dismiss on March 16, 2015. The Company believes it has substantial meritorious defenses to the claims alleged and intends to vigorously defend the action. However, an adverse determination in the case could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Employment Litigation

In July 2012, Forest and certain of its affiliates were named as defendants in an action brought by Megan Barrett, Lindsey Houser, Jennifer Jones, and Jennifer Seard, former Company Sales Representatives, in the U.S. District Court for the Southern District of New York under the caption “Megan Barrett et al. v. Forest Laboratories Inc. and Forest Pharmaceuticals, Inc.” In November 2012, Plaintiffs amended the complaint, adding six additional plaintiffs: Kimberly Clinton, Erin Eckenrode, Julie Smyth, Marie Avila, Andrea Harley, and Christy Lowder, all of whom alleged that they were current or former Company Sales Representatives or Specialty Sales Representatives. In March 2013, Plaintiffs filed a Second Amended Complaint, adding one additional plaintiff: Tracy Le, a now-former Company Sales Representative. The action is a putative class and collective action, and the Second Amended Complaint alleges class claims under Title VII for gender discrimination with respect to pay and promotions, as well as discrimination on the basis of pregnancy, and a collective action claim under the Equal Pay Act. The proposed Title VII gender class includes all current and former female Sales Representatives (defined to include Territory Sales Representatives, Field Sales Representatives, Medical Sales Representatives, Professional Sales Representatives, Specialty Sales Representatives, Field Sales Trainers, and Regional Sales Trainers) employed by the Company throughout the U.S. from 2008 to the date of judgment, and the proposed Title VII pregnancy sub-class includes all current and former female Sales Representatives who have been, are, or will become pregnant while employed by the Company throughout the U.S. from 2008 to the date of judgment. The proposed Equal Pay Act collective action class includes current, former, and future female Sales Representatives who were not compensated equally to similarly-situated male employees during the applicable liability period. The Second Amended Complaint also includes non-class claims on behalf of certain of the named Plaintiffs for sexual harassment and retaliation under Title VII, and for violations of the Family and Medical Leave Act. The Company filed a motion to dismiss certain claims on April 29, 2013, which was argued on January 16, 2014. On August 14, 2014, the court issued a decision on the motion granting it in part and denying it in part, striking the plaintiffs’ proposed class definition and instead limiting the proposed class to a smaller set of potential class members and dismissing certain of the individual plaintiffs’ claims. Forest filed an answer to the complaint on October 27, 2014. On January 12, 2015, Plaintiffs filed a motion for equitable tolling; seeking tolling back to April 29, 2013 – the date of the Company’s filing of the motion to dismiss the Second Amended Complaint. The Company filed a response to this motion on January 26, 2015. Plaintiffs have until May 15, 2015 to file a motion for conditional certification of the Equal Pay Act class. The litigation is still in its early stages and the parties are beginning to work on discovery matters. The Company intends to continue to vigorously defend against this action. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

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FDA Litigation

In May 2002, Company subsidiary Watson Laboratories, Inc. reached an agreement with the FDA on the terms of a consent decree with respect to its Corona, California manufacturing facility. The court approved the consent decree on May 13, 2002 (United States of America v. Watson Laboratories, Inc., et. al., United States District Court for the Central District of California, EDCV-02-412-VAP). The consent decree applies only to the Company’s Corona, California facility and not other manufacturing sites. The decree requires that the Corona, California facility complies with the FDA’s current Good Manufacturing Practices (“cGMP”) regulations.

Pursuant to the agreement, the Company hired an independent expert to conduct inspections of the Corona facility at least once each year. In February 2014 the independent expert concluded its most recent inspection of the Corona facility. At the conclusion of the inspection, the independent expert reported its opinion to the FDA that, based on the findings of the audit of the facility, the FDA’s applicable cGMP requirements, applicable FDA regulatory guidance, and the collective knowledge, education, qualifications and experience of the expert’s auditors and reviewers, the systems at the Corona facility audited and evaluated by the expert are in compliance with the FDA’s cGMP regulations. However, the FDA is not required to accept or agree with the independent expert’s opinion. The FDA has conducted periodic inspections of the Corona facility since the entry of the consent decree, and concluded its most recent general cGMP inspection in April 2014. At the conclusion of the inspection, the FDA inspectors issued a Form 483 to the facility identifying certain observations concerning the instances where the facility failed to follow cGMP regulations. The facility recently responded to the Form 483 observations. If in the future, the FDA determines that, with respect to its Corona facility, the Company has failed to comply with the consent decree or FDA regulations, including cGMPs, or has failed to adequately address the FDA’s inspectional observations, the consent decree allows the FDA to order a variety of actions to remedy the deficiencies. These actions could include ceasing manufacturing and related operations at the Corona facility, and recalling affected products. Such actions, if taken by the FDA, could have a material adverse effect on the Company, its results of operations, financial position and cash flows.

Patent Litigation

Patent Enforcement Matters

Actonel Once-a-Month. In August 2008, December 2008 and January 2009, Procter & Gamble’s global branded pharmaceutical business (“PGP”) and Hoffman-La Roche Inc. (“Roche”) received Paragraph IV certification notice letters from Teva Pharmaceutical Industries, Ltd. (together with its subsidiaries “Teva”), Sun Pharma Global, Inc. (“Sun”) and Apotex Inc. and Apotex Corp. (together “Apotex”), respectively, indicating that each such company had submitted to the FDA an Abbreviated New Drug Application (“ANDA”) seeking approval to manufacture and sell generic versions of the Actonel® 150 mg product (“Actonel® OaM”). The notice letters contended that Roche’s U.S. Patent No. 7,192,938 (the “‘938 Patent”), a method patent expiring in November 2023 (including a 6-month pediatric extension of regulatory exclusivity) which Roche licensed to PGP with respect to Actonel® OaM, was invalid, unenforceable or not infringed. PGP and Roche filed patent infringement suits against Teva in September 2008 (Procter & Gamble Co. et al. v. Teva Pharms. USA, Inc., Case No. 08-cv-627), Sun in January 2009 (Procter & Gamble Co. et al. v. Sun Pharma Global, Inc., Case No. 09-cv-061) and Apotex in March 2009 (Procter & Gamble Co. et al. v. Apotex Inc. et al., Case No. 09-cv-143) in the U.S. District Court for the District of Delaware

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charging each with infringement of the ‘938 Patent. The lawsuits resulted in a stay of FDA approval of each defendant’s ANDA for 30 months from the date of PGP’s and Roche’s receipt of notice, subject to the prior resolution of the matters before the court. The stay of approval of each of Teva’s, Sun’s and Apotex’s ANDAs has expired, and the FDA has tentatively approved Teva’s ANDA with respect to Actonel® OaM. However, none of the defendants challenged the validity of the underlying U.S. Patent No. 5,583,122 (the “‘122 Patent”), which covers all of the Actonel® products, including Actonel® OaM, and did not expire until June 2014 (including a 6-month pediatric extension of regulatory exclusivity). As a result, the defendants were not permitted to market their proposed generic versions of Actonel® OaM prior to June 2014.

On February 24, 2010, Warner Chilcott and Roche received a Paragraph IV certification notice letter from Mylan indicating that it had submitted to the FDA an ANDA seeking approval to manufacture and sell a generic version of Actonel® OaM. The notice letter contends that the ‘938 Patent, which expires in November 2023 and covers Actonel® OaM, is invalid and/or will not be infringed. Warner Chilcott and Roche filed a patent suit against Mylan in April 2010 in the U.S. District Court for the District of Delaware charging Mylan with infringement of the ‘938 Patent based on its proposed generic version of Actonel® OaM (Procter & Gamble Co. et al. v. Mylan Pharms. Inc., Case No. 10-cv-285). The lawsuit resulted in a stay of FDA approval of Mylan’s ANDA for 30 months from the date of Warner Chilcott’s and Roche’s receipt of notice, subject to prior resolution of the matter before the court. The stay of approval of Mylan’s ANDA has now expired. Mylan did not challenge the validity of the underlying ‘122 Patent, which expired in June 2014 (including a 6-month pediatric extension of regulatory exclusivity) and covers all of the Actonel® products.

In October, November and December 2010 and February 2011, Warner Chilcott and Roche received Paragraph IV certification notice letters from Sun, Apotex, Teva and Mylan, respectively, indicating that each such company had amended its existing ANDA covering generic versions of Actonel® OaM to include a Paragraph IV certification with respect to Roche’s U.S. Patent No. 7,718,634 (the “‘634 Patent”). The notice letters contended that the ‘634 Patent, a method patent expiring in November 2023 (including a 6-month pediatric extension of regulatory exclusivity) which Roche licensed to Warner Chilcott with respect to Actonel® OaM, was invalid, unenforceable or not infringed. Warner Chilcott and Roche filed patent infringement suits against Sun and Apotex in December 2010, against Teva in January 2011 and against Mylan in March 2011 in the U.S. District Court for the District of Delaware charging each with infringement of the ‘634 Patent. No additional 30-month stay was available in these matters because the ‘634 Patent was listed in the FDA’s Orange Book subsequent to the date on which Sun, Apotex, Teva and Mylan filed their respective ANDAs with respect to Actonel® OaM.

Warner Chilcott and Roche’s actions against Teva, Apotex, Sun and Mylan for infringement of the ‘938 Patent and the ‘634 Patent arising from each such party’s proposed generic version of Actonel® OaM were consolidated for all pretrial purposes (in Case No. 08-cv-627), and a consolidated trial for those suits was previously expected to be held in July 2012. Following an adverse ruling in Roche’s separate ongoing patent infringement suit before the U.S. District Court for the District of New Jersey relating to its Boniva® product, in which the court held that claims of the ‘634 Patent covering a monthly dosing regimen using ibandronate were invalid as obvious, Teva, Apotex, Sun and Mylan filed a motion for summary judgment in Warner Chilcott’s Actonel® OaM patent infringement litigation. In the motion, the defendants sought to invalidate the asserted claims of the ‘938 Patent and ‘634 Patent, which cover a monthly dosing regimen using risedronate, on similar grounds. The previously scheduled trial has been postponed pending resolution of the new summary judgment motion. A hearing on Teva, Apotex, Sun and Mylan’s motions for summary judgment of invalidity

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and a separate motion by Warner Chilcott and Roche for summary judgment of infringement took place on December 14, 2012. On March 28, 2014, the district court granted the defendants’ motions for summary judgment that the ‘938 and ‘634 patents are invalid. Warner Chilcott and Roche intend to appeal the district court’s decision, and on April 25, 2014, Warner Chilcott and Roche filed a notice of appeal. On May 21, 2014, Warner Chilcott and Roche filed a motion for a preliminary injunction to prevent the launch of generic Actonel OaM. On June 6, 2014, the court denied the motion for preliminary injunction. On June 10, 2014, FDA approved generic versions of Actonel OaM. On June 11, 2014, the United States Court of Appeals for the Federal Circuit denied the Company’s appeal of the District Court’s preliminary injunction ruling. Warner Chilcott and Roche continue to appeal the District Court’s summary judgment ruling. Certain generic manufacturers have launched their products notwithstanding this appeal. Oral argument occurred on October 6, 2014. The United States Court of Appeals for the Federal Circuit affirmed the District Court’s summary judgment of invalidity on November 18, 2014.

To the extent that ANDA filers also submitted a Paragraph IV certification with respect to U.S. Patent No. 6,165,513 covering Actonel® OaM, Warner Chilcott has not pursued an infringement action with respect to this patent. The Company also received a Notice Letter from Aurobindo Pharma Ltd. dated on or about June 12, 2014. A complaint was filed on July 28, 2014 before the United States District Court for the District of Delaware (Warner Chilcott Company, LLC and Hoffmann-La Roche, Inc. v. Aurobindo Pharma Ltd. and Aurobindo Pharma USA, Inc., C.A. No. 14-cv-00990). The parties dismissed this suit with prejudice on January 22, 2015.

Amrix®. In August 2014, Aptalis Pharmatech, Inc. (“Aptalis”) and Ivax International GmbH (“Ivax”), Aptalis’s licensee for Amrix, brought an action for infringement of U.S. Patent No. 7,790,199 (the “‘199 patent”), and U.S. Patent No. 7,829,121 (the “‘121 patent”) in the U.S. District Court for the District of Delaware against Apotex Inc. and Apotex Corp. (collectively “Apotex”) (Case No. 14-cv-1038). Apotex has notified Aptalis that it has filed an ANDA with the FDA seeking to obtain approval to market a generic version of Amrix before these patents expire. (The ‘199 and ‘121 patents expire in November 2023.) This lawsuit triggered an automatic stay of approval of Apotex’s ANDA until no earlier than December 27, 2016 (unless a court issues a decision adverse to Forest sooner, and subject to any other exclusivities, such as a first filer 180 day market exclusivity). On October 6, 2014, the parties filed a joint stipulation in which Apotex agreed, among other things, to waive all defenses and counterclaims with the exception of its affirmative defenses and counterclaim of non-infringement. On October 9, 2014, the district court issued a scheduling order setting a claim construction hearing in May 2015 and a trial date in November 2015. The Company believes it has meritorious claims to prevent the generic applicant from launching a generic version of Amrix. However, there can be no assurance a generic version will not be launched.

Asacol HD. In September 2011, Warner Chilcott received a Paragraph IV certification notice letter from Zydus Pharmaceuticals USA, Inc. (together with its affiliates, “Zydus”) indicating that Zydus had submitted to the FDA an ANDA seeking approval to manufacture and sell a generic version of Warner Chilcott’s Asacol® 800 mg product (“ASACOL HD”). Zydus contends that Warner Chilcott’s U.S. Patent No. 6,893,662, expiring in November 2021 (the “‘662 Patent”), is invalid and/or not infringed. In addition, Zydus indicated that it had submitted a Paragraph III certification with respect to Medeva Pharma Suisse AG’s (“Medeva”) U.S. Patent No. 5,541,170 (the “‘170 Patent”) and U.S. Patent No. 5,541,171 (the “‘171 Patent”), formulation and method patents which the Company exclusively licenses from Medeva covering Warner Chilcott’s ASACOL products, consenting to the delay of FDA approval of the ANDA product until the ‘170 Patent and the ‘171 Patent expire in July 2013. In November 2011, Warner Chilcott filed a lawsuit against Zydus in the U.S. District Court for

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the District of Delaware charging Zydus with infringement of the ‘662 Patent (Warner Chilcott Co., LLC v. Zydus Pharms. (USA) Inc. et al., Case No. 1:2011cv01105). The lawsuit results in a stay of FDA approval of Zydus’ ANDA for 30 months from the date of Warner Chilcott’s receipt of the Zydus notice letter, subject to prior resolution of the matter before the court. In January 2014 the parties reached an agreement in principle to settle the case. Under the terms of the settlement, Zydus can launch its ANDA product in November 2015, or can launch an authorized generic version of Asacol HD in July 2016 if it fails to obtain FDA approval of its ANDA by such time. On June 9, 2014, Warner Chilcott announced that the parties executed a definitive settlement agreement incorporating the terms set forth above.

Atelvia. In August and October 2011 and March 2012, Warner Chilcott received Paragraph IV certification notice letters from Watson Laboratories, Inc. – Florida (together with Actavis, Inc. (formerly Watson Pharmaceuticals, Inc.) and its subsidiaries, “Actavis”), Teva and Ranbaxy Laboratories Ltd. (together with its affiliates, “Ranbaxy”) indicating that each had submitted to the FDA an ANDA seeking approval to manufacture and sell a generic version of Atelvia® 35 mg tablets (“Atelvia®”). The notice letters contend that Warner Chilcott’s U.S. Patent Nos. 7,645,459 (the “‘459 Patent”) and 7,645,460 (the “‘460 Patent”), two formulation and method patents expiring in January 2028, are invalid, unenforceable and/or not infringed. Warner Chilcott filed a lawsuit against Actavis in October 2011 (Warner Chilcott Co., LLC et al. v. Watson Pharms., Inc. et al., Case No. 11-cv-5989), against Teva in November 2011 (Warner Chilcott Co., LLC et al. v. Teva Pharms. USA, Inc. et al., Case No. 11-cv-6936) and against Ranbaxy in April 2012 (Warner Chilcott Co., LLC et al. v. Ranbaxy, Inc. et al., Case No. 12-cv-2474) in the U.S. District Court for the District of New Jersey charging each with infringement of the ‘459 Patent and ‘460 Patent. On August 21, 2012, the United States Patent and Trademark Office issued to the Company U.S. Patent No. 8,246,989 (the “‘989 Patent”), a formulation patent expiring in January 2026. The Company listed the ‘989 Patent in the FDA’s Orange Book, each of Actavis, Teva and Ranbaxy amended its Paragraph IV certification notice letter to contend that the ‘989 Patent is invalid and/or not infringed, and Warner Chilcott amended its complaints against Actavis, Teva and Ranbaxy to assert the ‘989 Patent. The lawsuits result in a stay of FDA approval of each defendant’s ANDA for 30 months from the date of Warner Chilcott’s receipt of such defendant’s original notice letter, subject to prior resolution of the matter before the court. The Company does not believe that the amendment of its complaints against Actavis, Teva and Ranbaxy to assert the ‘989 Patent will result in any additional 30-month stay. In addition, none of the ANDA filers certified against the ‘122 Patent, which covers all of the Actonel® and Atelvia® products and expires in June 2014 (including a 6-month pediatric extension of regulatory exclusivity). On October 2, 2013, Actavis divested its ANDA to Amneal Pharmaceuticals. In September 2013, Warner Chilcott received a Paragraph IV certification notice letter from Impax Laboratories, Inc. indicating that it had submitted to the FDA an ANDA seeking approval to manufacture and sell a generic version of Atelvia®. Warner Chilcott filed a lawsuit against Impax on October 23, 2013, asserting infringement of the ‘459, ‘460, and ‘989 patents. The lawsuit results in a stay of FDA approval of Impax’s ANDA for 30 months from the date of Warner Chilcott’s receipt of the notice letter, subject to prior resolution of the matter before the court. On June 13, June 30, and July 15, 2014, the Company entered into settlement agreements with Ranbaxy, Amneal and Impax, respectively. Each agreement permits Ranbaxy, Amneal and Impax to launch generic versions of Atelvia® on July 9, 2025, or earlier in certain circumstances. Trial against Teva began on July 14, 2014 and concluded on July 18, 2014. On March 4, 2015, the District Court ruled that the claims at issue in the litigation are invalid for obviousness. The Company intends to appeal this ruling. On March 5, 2015, the Company filed a motion for entry of an injunction or stay pending appeal seeking to enjoin Teva from launching a generic version of Atelvia pending such appeal. Oral argument on this motion is occurred on March 25, 2015.

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While the Company intends to vigorously defend the ‘459 Patent, the ‘460 Patent, and the ‘989 Patent and pursue its legal rights, the Company can offer no assurance as to when the lawsuit will be decided, whether such lawsuit will be successful or that a generic equivalent of Atelvia® will not be approved and enter the market prior to the July 9, 2025 settlement dates above.

Canasa. In July 2013, Aptalis Pharma US, Inc. and Aptalis Pharma Canada Inc. brought actions for infringement of U.S. Patent No. 8,217,083 (the “‘083 patent”) and U.S. Patent No. 8,436,051 (the “‘051 patent”) in the U.S. District Court for the District of New Jersey against Mylan (Aptalis Pharma US, Inc., et al. v. Mylan Pharmaceuticals Inc., et al., Case No. 13-cv-4158) and Sandoz (Aptalis Pharma US, Inc., et al. v. Sandoz, Inc., Case No. 13-cv-4290). These companies have notified Aptalis that they have filed ANDAs with the FDA seeking to obtain approval to market generic versions of CANASA before these patents expire. Amended complaints were filed against these companies in November 2013 adding claims for infringement of U.S. Patent No. 7,854,384 (the “‘384 patent”). The ‘083, ‘051, and ‘384 patents expire in June 2028. Aptalis believes these ANDAs were filed before the patents covering Canasa were listed in the Orange Book, which generally means that Aptalis is not entitled to the 30-month stay of the approval of these ANDAs provided for by the Hatch-Waxman Act. The previously scheduled claim construction hearing set for August 27, 2014 has been postponed to an undetermined date. No trial date has been set. The Company believes it has meritorious claims to prevent the generic applicants from launching a generic version of Canasa. However, there can be no assurance a generic version will not be launched.

Enablex®. On December 18, 2013, Warner Chilcott Company LLC and Warner Chilcott (US) LLC sued Torrent Pharmaceuticals Ltd. and Torrent Pharma Inc. (together “Torrent”) in the United States District Court for the District of Delaware, alleging that sales of Torrent’s darifenacin tablets, a generic version of Warner Chilcott’s Enablex®, would infringe U.S. Patent No. 6,106,864 (the ‘864 patent) (Warner Chilcott Company LLC et al. v. Torrent Pharms. Ltd, et al., Case No. 13cv02039). The complaint seeks injunctive relief. Pursuant to the provisions of the Hatch-Waxman Act, the FDA is precluded from granting final approval to Torrent until the earlier of thirty months after the generic applicant provided Warner Chilcott with notice of its ANDA filing or the generic applicant prevails in the pending litigation, subject to any other exclusivities, such as a first filer 180 day market exclusivity.

On June 6, 2014, Warner Chilcott Company LLC and Warner Chilcott (US) LLC sued Amneal Pharmaceuticals LLC and Amneal Pharmaceuticals of New York, LLC (together “Amneal”) in the United States District Court for the District of Delaware, alleging that sales of Amneal’s darifenacin tablets, a generic version of Warner Chilcott’s Enablex®, would infringe the ‘864 patent (Warner Chilcott Company LLC et al. v. Amneal Pharmaceuticals, LLC, et al., Case No. 14cv00718). The complaint seeks injunctive relief. Pursuant to the provisions of the Hatch-Waxman Act, the FDA is precluded from granting final approval to Amneal until the earlier of thirty months after the generic applicant provided Warner Chilcott with notice of its ANDA filing or the generic applicant prevails in the pending litigation, subject to any other exclusivities, such as a first filer 180 day market exclusivity. On July 7, 2014, the Company settled with Torrent. The Company also settled with Amneal on September 24, 2014. The Company has also received a Notice Letter dated June 19, 2014 from Apotex Corp et al. and an analogous complaint was filed (Warner Chilcott Company LLC et al. v. Apotex Corp., et al., Case No. 14cv00998).

Under the settlement agreements entered into in the third quarter of 2010 to resolve outstanding patent litigation, each of Teva, Anchen Pharmaceuticals, Inc. and Watson agreed not to launch a generic version of Enablex® until the earlier of March 15, 2016 (or June 15, 2016, if a 6-month pediatric extension of

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regulatory exclusivity is granted) or, among other circumstances, (i) the effective date of any license granted to a third party for a generic Enablex product or (ii) in the event a third party launches a generic Enablex® product “at risk” and injunctive relief is not sought or granted.

The Company believes it has meritorious claims to prevent Apotex from launching a generic version of Enablex. However, if Apotex prevails in the pending litigation or if Amneal or another ANDA filer launches a generic version of Enablex® before the pending or any subsequent litigation is finally resolved, it could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Generess® Fe. On November 22, 2011, Warner Chilcott Company sued Mylan Inc., Mylan Pharmaceuticals Inc. and Famy Care Ltd. in the United States District Court for the District of New Jersey, alleging that sales of norethindrone and ethinyl estradiol and ferrous fumarate tablets, a generic version of Warner Chilcott’s Generess® Fe tablets (which is exclusively licensed by Warner Chilcott), would infringe U.S. Patent No. 6,667,050 (the ‘050 patent) (Warner Chilcott Company LLC v. Mylan Inc., et al., Case No. 11cv6844). The complaint seeks injunctive relief. On December 12, 2011 Warner Chilcott sued Lupin Ltd. and Lupin Pharmaceuticals, Inc. in the United States District Court for the District of New Jersey, alleging that sales of Lupin’s generic version of Generess® Fe would infringe the ‘050 patent. (Warner Chilcott Company LLC v. Lupin Ltd., et al., Case No. 11cv7228). The complaint seeks injunctive relief. Warner Chilcott’s lawsuits against Mylan and Lupin have been consolidated and remain pending. Pursuant to the provisions of the Hatch-Waxman Act, the FDA is precluded from granting final approval to the generic applicants until the earlier of thirty months after the generic applicant provided Warner Chilcott with notice of its abbreviated new drug application filing or the generic applicant prevails in the pending litigation. The trial concluded on February 21, 2014. On April 14, 2014 Warner Chilcott reached an agreement with Mylan and the counterparties to settle their case. Under the terms of the settlement, Mylan may launch its ANDA product on April 1, 2015, or Mylan can launch an authorized generic version of Generess on October 1, 2015. The litigation against Lupin is still pending. On April 29, 2014, the district court ruled that the ‘050 patent is invalid. Warner Chilcott has appealed the decision and the appeal is currently pending. The Company believes Warner Chilcott has meritorious claims on appeal. However, if Lupin prevails in the pending litigation or launches a generic version of Generess® Fe before the pending litigation is finally resolved or April 1, 2015, it could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Lo Loestrin® Fe. In July 2011 and April 2012, Warner Chilcott received Paragraph IV certification notice letters from Lupin and Actavis indicating that each had submitted to the FDA an ANDA seeking approval to manufacture and sell a generic version of Warner Chilcott’s oral contraceptive, Lo Loestrin® Fe. The notice letters contend that the ‘394 Patent and Warner Chilcott’s U.S. Patent No. 7,704,984 (the “‘984 Patent”), which cover Lo Loestrin® Fe and expire in 2014 and 2029, respectively, are invalid and/or not infringed. Warner Chilcott filed a lawsuit against Lupin in September 2011 (Warner Chilcott Co., LLC v. Lupin Ltd. et al., Case No. 11-cv-5048) and against Actavis in May 2012 (Warner Chilcott Co., LLC v. Watson Labs., Inc. et al., Case No. 12-cv-2928) in the U.S. District Court for the District of New Jersey charging each with infringement of the ‘394 Patent and the ‘984 Patent. Warner Chilcott granted Lupin and Actavis covenants not to sue on the ‘394 Patent with regard to their ANDAs seeking approval for a generic version of Lo Loestrin® Fe, and the court dismissed all claims concerning the ‘394 Patent in the Lupin and the Actavis litigations in December 2012 and February 2013, respectively. The lawsuits result in a stay of FDA approval of each defendant’s ANDA for 30 months from the date of Warner Chilcott’s receipt of such defendant’s notice letter, subject to the prior resolution of the matter before the court. On October 2, 2013,

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Actavis divested its ANDA to Amneal Pharmaceuticals. On October 4, 2013, Amneal Pharmaceuticals was substituted for Actavis as a defendant. A joint trial began on October 7, 2013 and concluded on October 17, 2013. On January 17, 2014, the district court issued its decision that the ‘984 Patent is valid and infringed by Lupin’s and Amneal’s respective ANDAs. On January 21, 2014, Lupin filed a notice of appeal to the United States Court of Appeals for the Federal Circuit (Appeal No. CAFC 14-1262). Oral argument regarding the matter occurred on October 9, 2014, and United States Court of Appeals for the Federal Circuit issued its decision affirming the District Court and upholding the validity of the ‘984 patent on October 22, 2014.

In September 2013, Warner Chilcott received Paragraph IV certification notice letter from Mylan and Famy Care indicating that they had submitted to the FDA an ANDA seeking approval to manufacture and sell a generic version of Warner Chilcott’s oral contraceptive, Lo Loestrin® Fe. The notice letter contends that Warner Chilcott’s ‘984 Patent, which covers Lo Loestrin® Fe and expires in 2029, is invalid and/or not infringed. Warner Chilcott filed a lawsuit against Mylan in October 2013 (Warner Chilcott Co., LLC v. Mylan Inc. et al., Case No. 13-cv-06560) in the U.S. District Court for the District of New Jersey charging Mylan and Famy Care with infringement of the ‘984 Patent. The complaint seeks injunctive relief. The lawsuit results in a stay of FDA approval of Mylan and Famy Care’s ANDA for 30 months from the date of Warner Chilcott’s receipt of the notice letter, subject to the prior resolution of the matter before the court. The Mylan/Famy Care case is not consolidated with the Lupin case and is currently pending in the district court. On February 3, 2015, Mylan filed an Inter Partes Review before the Patent Trial and Appeal Board, U.S. Patent and Trademark Office, (No. 2015-00682), with respect to the ‘984 patent.

While the Company intends to vigorously defend the ‘984 Patent and pursue its legal rights, it can offer no assurance as to when the lawsuits will be decided, whether such lawsuits will be successful or that a generic equivalent of Lo Loestrin® Fe will not be approved and enter the market prior to the expiration of the ‘984 Patent in 2029.

Minastrin® 24 Fe. On June 6, 2014, Warner Chilcott sued Lupin Atlantis Holdings SA, Lupin Ltd. and Lupin Pharmaceuticals, Inc. (collectively, “Lupin”) in the United States District Court for the District of Maryland, alleging that sales of Lupin’s norethindrone and ethinyl estradiol chewable tablets, a generic version of Warner Chilcott’s Minastrin® 24 Fe, would infringe U.S. Patent 6,667,050 (the “‘050 patent”). The Complaint seeks an injunction. Pursuant to the provisions of the Hatch-Waxman Act, the FDA is precluded from granting final approval to the generic applicants until the earlier of thirty months after the generic applicant provided Warner Chilcott with notice of its abbreviated new drug application filing or the generic applicant prevails in the pending litigation. Warner Chilcott further notes that FDA will not approve any ANDA product before May 8, 2016 due to Minastrin® 24 Fe’s new dosage form exclusivity, which expires on that date. The litigation against Lupin is pending. Warner Chilcott notes that on April 29, 2014, several of the claims of the ‘050 patent were declared invalid in the Generess litigation discussed above. Warner Chilcott has appealed the Generess decision and the appeal is currently pending. The Company believes Warner Chilcott has meritorious claims on appeal. However, if Lupin prevails in the Generess appeal, or in the instant litigation, it could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Namenda®. In June 2014, Forest Laboratories, Inc., Forest Laboratories Holdings, Ltd. (collectively, “Forest”) and Merz Pharma, Forest’s licensor for Namenda (all collectively, “Plaintiffs”), brought an action for infringement of U.S. Patent No. 5,061,703 (the “‘703 patent”) in the U.S. District Court for the District of Delaware against Aurobindo Pharma USA Inc. and Aurobindo Pharma Ltd. (collectively “Aurobindo”)

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(Case No. 14-cv-833). Aurobindo has notified Plaintiffs that it has filed an ANDA with the FDA seeking to obtain approval to market a generic version of Namenda before the ‘703 patent expires. On or about June 16, 2014, the FDA informed Forest that pediatric exclusivity had been granted for studies conducted on memantine hydrochloride, the active ingredient of Namenda. (As a result, the ‘703 patent expires in October 2015.) This lawsuit triggered an automatic stay of approval of Aurobindo’s ANDA until no later than the expiration of the ‘703 patent (unless a court issues a decision adverse to Plaintiffs sooner, and subject to any other exclusivities, such as a first filer 180 day market exclusivity). On November 4, 2014, Plaintiffs entered into a settlement agreement with Aurobindo. Under the terms of the settlement agreement, and subject to review of the settlement terms by the U.S. Federal Trade Commission, Plaintiffs will provide a license to Aurobindo that will permit it to launch its generic versions of Namenda 5 milligram and 10 milligram tablet products as of the date that is the later of (a) the expiration date of the ‘703 patent, including any extensions and/or pediatric exclusivities, or (b) the date that Aurobindo obtains final FDA approval of its ANDA, or earlier in certain circumstances.

Namenda XR. In January, February, April, May, August and October 2014, Forest Laboratories, Inc., Forest Laboratories Holdings, Ltd. (collectively, “Forest”) and Merz Pharma and Adamas Pharmaceuticals, Forest’s licensors for Namenda XR (all collectively, “Plaintiffs”), brought actions for infringement of some or all of U.S. Patent No. 5,061,703 (the “‘703 patent”), U.S. Patent No. 8,039,009 (the “’009 patent”), U.S. Patent No. 8,168,209 (the “‘209 patent”), U.S. Patent No. 8,173,708 (the “‘708 patent”), U.S. Patent No. 8,283,379 (the “‘379 patent”), U.S. Patent No. 8,329,752 (the “‘752 patent”), U.S. Patent No. 8,362,085 (the “‘085 patent”), and U.S. Patent No. 8,598,233 (the “‘233 patent”) in the U.S. District Court for the District of Delaware against Wockhardt, Teva, and Sun (Forest Laboratories, Inc., et al. v. Teva Pharmaceuticals USA, Inc., et al., Case No. 14-cv-121), Apotex, Anchen, Zydus, Watson, and Par (Forest Laboratories, Inc., et al. v. Apotex Corp., et al., Case No. 14-cv-200), Mylan, Amneal, and Amerigen (Forest Laboratories, Inc., et al. v. Amneal Pharmaceuticals LLC, et al., Case No. 14-cv-508), Ranbaxy (Forest Laboratories, Inc., et al. v. Ranbaxy Inc., et al., Case No. 14-cv-686), Lupin (Forest Laboratories, LLC, et al. v. Lupin Limited, et al., Case No. 14-cv-1058), and Amerigen (Forest Laboratories, LLC, et al. v. Amerigen Pharmaceuticals, Inc., et al., Case No. 14-cv-1271) and related subsidiaries and affiliates thereof. These companies have notified Plaintiffs that they have filed ANDAs with the FDA seeking to obtain approval to market generic versions of Namenda XR before these certain patents expire. On or about June 16, 2014, the FDA informed Forest that pediatric exclusivity had been granted for studies conducted on memantine hydrochloride, the active ingredient of Namenda XR. (As a result, the ‘703 patent expires in October 2015, the ‘009 patent expires in September 2029, and the ‘209, ‘708, ‘379, ‘752, ‘085, and ‘233 patents expire in May 2026.) These lawsuits triggered an automatic stay of approval of the applicable ANDAs that expires no earlier than June 2016 (unless a court issues a decision adverse to Plaintiffs sooner). On June 11, 2014, Mylan filed a motion to dismiss for lack of personal jurisdiction, which Plaintiffs opposed on June 30, 2014. In a Report and Recommendation, dated February 26,2015, Magistrate Judge Burke recommended that Mylan’s motion to dismiss be denied. On December 18, 2014, Ranbaxy filed an Inter Partes Review before the Patent Trial and Appeal Board, U.S. Patent and Trademark Office, (No. 2015-00410), with respect to the ‘085 patent. On October 17, 2014, Forest and Actavis Laboratories FL, Inc. (f/k/a Watson Laboratories, Inc. – Florida) filed a stipulation dismissing their respective claims without prejudice. On November 3, 2014, Plaintiffs entered into a settlement agreement with Wockhardt. Under the terms of the settlement agreement, and subject to review of the settlement terms by the U.S. Federal Trade Commission, Plaintiffs will provide a license to Wockhardt that will permit it to launch its generic version of Namenda XR as of the date that is the later of (a) two (2) calendar months prior to the expiration date of

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the last to expire of the ‘703 patent, the ‘209 patent, the ‘708 patent, the ‘379 patent, the ‘752 patent, the ‘085 patent, and the ‘233 patent, including any extensions and/or pediatric exclusivities; or (b) the date that Wockhardt obtains final FDA approval of its ANDA, or earlier in certain circumstances. On January 13, 2015, Plaintiffs entered into settlement agreements with Anchen and Par. Under the terms of the settlement agreements, and subject to review of the settlement terms by the U.S. Federal Trade Commission, Plaintiffs will provide licenses to Anchen and Par that will permit them to launch their generic versions of Namenda XR as of the date that is the later of (a) two (2) calendar months prior to the expiration date of the last to expire of the ‘209 patent, the ‘708 patent, the ‘379 patent, the ‘752 patent, the ‘085 patent, and the ‘233 patent, as well as the ‘009 patent for Par only, including any extensions and/or pediatric exclusivities; or (b) the dates that Anchen and Par obtain final FDA approval of their respective ANDAs, or earlier in certain circumstances. On November 20, 2014, the district court issued a scheduling order setting a claim construction hearing in May 2015 and a trial date in February 2016. The Company believes it has meritorious claims to prevent the generic applicants from launching a generic version of Namenda XR. However, there can be no assurance a generic version will not be launched.

Rapaflo®. On June 17, 2013, Actavis, Inc., Watson Laboratories, Inc., and Kissei Pharmaceutical Co., Ltd. sued Hetero USA Inc., Hetero Labs Limited, and Hetero Labs Limited, Unit 3 (collectively, “Hetero”) in the United States District Court for the District of Delaware, alleging that sales of silodosin tablets, a generic version of Actavis’ Rapaflo® tablets, would infringe U.S. Patent No. 5,387,603 (the ‘603 patent) (Kissei Pharm. Co., Ltd. et al v. Hetero USA Inc. et al., Case No. 13cv01091). The complaint seeks injunctive relief. On June 17, 2013 Actavis, Inc., Watson Laboratories, Inc., and Kissei Pharmaceutical Co., Ltd. sued Sandoz Inc. in the United States District Court for the District of Delaware, alleging that sales of Sandoz’s generic version of Rapaflo® would infringe the ‘603 patent. (Kissei Pharm. Co., Ltd. et al v. Sandoz, Inc., Case No. 13cv01092). The complaint seeks injunctive relief. Actavis and Kissei’s lawsuits against Hetero and Sandoz have been consolidated and remain pending. Pursuant to the provisions of the Hatch-Waxman Act, the FDA is precluded from granting final approval to the generic applicants prior to April 8, 2016. The Company believes it has meritorious claims to prevent the generic applicants from launching a generic version of Rapaflo. However, if a generic applicant prevails in the pending litigation or launches a generic version of Rapaflo before the pending litigation is finally resolved, it could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows. On December 22, the Parties completed a settlement agreement with Hetero.

Savella. In September, October, and November 2013, and February 2014, Forest Laboratories, Inc., Forest Laboratories Holdings, Ltd. (collectively, “Forest”) and Royalty Pharma Collection Trust (“Royalty”), Forest’s licensor for Savella, brought actions for infringement of U.S. Patent No. 6,602,911 (the “‘911 patent”), U.S. Patent No. 7,888,342 (the “‘342 patent”), and U.S. Patent No. 7,994,220 (the “‘220 patent”) in the U.S. District Court for the District of Delaware against Amneal (Case No. 13-cv-1737), Apotex (Case No. 13-cv-1602), First Time US Generics (Case No. 13-cv-1642), Glenmark (Case No. 14-cv-159), Hetero (Case No. 13-cv-1603), Lupin (Case No. 13-cv-1604), Mylan (Case No. 13-cv-1605), Par (Case No. 13-cv-1606), Ranbaxy (Case No. 13-cv-1607), Sandoz (Case No. 13-cv-1830), and related subsidiaries and affiliates thereof. These companies have notified Forest and Royalty that they have filed ANDAs with the FDA seeking to obtain approval to market generic versions of Savella before these patents expire. (The ‘342 patent expires in November 2021, the ‘911 patent expires in January 2023, and the ‘220 patent expires in September 2029.) These lawsuits triggered an automatic stay of approval of the applicable ANDAs until July 14, 2016 (unless a court issues a decision adverse to Forest and Royalty Pharma sooner). On March 7, 2014, Forest and Royalty voluntarily dismissed, without prejudice, all claims against Sandoz. On March 20, 2014, the district court

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consolidated all of the remaining pending actions for all purposes and issued a scheduling order setting a claim construction hearing in December 2015 and a trial date in January 2016. On May 12, 2014, Forest and Royalty entered into a settlement agreement with First Time US Generics. Under the terms of the settlement agreement, and subject to review of the settlement terms by the U.S. Federal Trade Commission, Forest will provide a license to First Time that will permit it to launch its generic version of Savella as of the date that is the later of (a) six (6) calendar months prior to the expiration date of the last to expire of the ‘911 patent, the ‘342 patent, and the ‘220 patent, including any extensions and/or pediatric exclusivities; or (b) the date that First Time obtains final FDA approval of its ANDA, or earlier in certain circumstances. On December 15, 2014, Forest and Royalty entered into a settlement agreement with Ranbaxy. The Company believes it has meritorious claims to prevent the remaining generic applicants from launching a generic version of Savella. However, there can be no assurance a generic version will not be launched.

Saphris®. In September, October and December 2014 and February 2015, Forest Laboratories, LLC, and Forest Laboratories Holdings, Ltd. (collectively, “Forest”) brought actions for infringement of some or all of U.S. Patent No. 5,763,476 (the “‘476 patent”), U.S. Patent No. 7,741,358 (the “‘358 patent”) and U.S. Patent No. 8,022,228 (the “‘228 patent”) in the U.S. District Court for the District of Delaware against Sigmapharm Laboratories, LLC (“Sigmapharm”) (Case No. 14-cv-1119), Hikma Pharmaceuticals, LLC (“Hikma”) (Case No. 14-cv-1266), Breckenridge Pharmaceutical, Inc. (“Breckenridge”) (Case No. 14-cv-1504) and Alembic Pharmaceuticals, Ltd., and related subsidiaries and affiliates thereof. These companies have notified Forest that they have filed ANDAs with the FDA seeking to obtain approval to market generic versions of Saphris before some or all of these patents expire. (The ‘476 patent expires in June 2020, and the ‘358 and ‘228 patents expire in April 2026.) These lawsuits triggered an automatic stay of approval of the applicable ANDAs that expires no earlier than February 13, 2017 (unless a court issues a decision adverse to Forest sooner). On February 3, 2015, the district court consolidated the pending actions for all purposes and issued a scheduling order setting a claim construction hearing in October 2015 and a trial date in August 2016. The Company believes it has meritorious claims to prevent the generic applicants from launching a generic version of Saphris. However, there can be no assurance a generic version will not be launched.

Teflaro. In January 2015, Forest Laboratories, LLC, Forest Laboratories Holdings, Ltd., and Cerexa, Inc. (collectively, “Forest”) and Takeda Pharmaceutical Company Limited (“Takeda”), Forest’s licensor for Teflaro, brought an action for infringement of U.S. Patent No. 6,417,175 (the “‘175 patent”), U.S. Patent No. 6,906,055 (the “‘055 patent”), U.S. Patent No. 7,419,973 (the “‘973 patent”) and U.S. Patent No. 8,247,000 (the “‘400 patent”) in the U.S. District Court for the District of Delaware against Apotex and Sandoz (Case No. 15-cv-0018), and related subsidiaries and affiliates thereof. These companies have notified Forest and Takeda that they have filed ANDAs with the FDA seeking to obtain approval to market generic versions of Teflaro before the ‘175, ‘055, ‘973 and ‘400 patents expire (Sandoz), and before the ‘400 patent expires (Apotex). (The ‘175 patent expires in December 2018, the ‘055 and ‘973 patents expire in December 2021, and the ‘400 patent expires in February 2031.) These lawsuits triggered an automatic stay of approval of the applicable ANDAs until April 29, 2018 (unless a court issues a decision adverse to Forest and Takeda sooner).

Patent Defense Matters

Bayer Patent Litigation. In August 2012, Bayer Pharma AG (together with its affiliates, “Bayer”) filed a complaint against Warner Chilcott in the U.S. District Court for the District of Delaware alleging that Warner Chilcott’s manufacture, use, offer for sale, and/or sale of its Lo Loestrin® Fe oral contraceptive

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product infringes Bayer’s U.S. Patent No. 5,980,940 (Bayer Intellectual Property GMBH et al. v. Warner Chilcott Co., LLC et al., Case No. 12-cv-1032). In the complaint, Bayer seeks injunctive relief and unspecified monetary damages for the alleged infringement. In December 2012, Bayer amended the complaint to add a patent interference claim seeking to invalidate the Company’s ‘984 Patent, which covers the Lo Loestrin® Fe product. In June 2014, a claim construction hearing was held before the Court, and the Court issued its constructions on October 9, 2014. On December 15, 2014, Warner Chilcott filed a Summary Judgment motion seeking dismissal of the case.

Although it is impossible to predict with certainty the outcome of any litigation, the Company believes that it has a number of strong defenses to the allegations in the complaints and intends to vigorously defend the litigations. These cases are in the early stages of litigation, and an estimate of the potential loss, or range of loss, if any, to the Company relating to these proceedings is not possible at this time.

Lamictal ODT. On November 19, 2014, Aptalis Pharmatech, Inc. and Aptalis Pharma Canada Inc. (“Aptalis”) were named as defendants in a declaratory judgment action brought by Par Pharmaceutical, Inc. (“Par”) in the U.S. District Court for the Eastern District of Pennsylvania (Par Pharmaceutical, Inc. v. GlaxoSmithKline LLC, et al., Civil Action No. 14-6627). In the complaint, Par alleges that it submitted an ANDA seeking approval to market its generic version of Lamictal ODT and that its ANDA received tentative approval from FDA on October 30, 2014. Par alleges that U.S Patent No. 7,919,115 (“the ‘115 patent”), which is listed in the Orange Book for Lamictal ODT and is assigned to Aptalis, will not be infringed by Par’s generic product. Par alleges that the ‘115 patent remains a barrier to it receiving final FDA approval for its generic product because, prior to the submission of Par’s ANDA, another applicant submitted an ANDA for a generic version of Lamictal ODT containing a Paragraph IV certification to the ‘115 patent. Par seeks a declaration that its generic product will not infringe the ‘115 patent. On January 14, 2015, Impax Laboratories, Inc. filed a motion to intervene in the action, which it withdrew on January 27, 2015. On January 15, 2015, Aptalis, GlaxoSmithKline LLC and Par filed a consent judgment and dismissal order, which the district court entered on January 30, 2015.

Oxymorphone Extended-Release Tablets (Generic version of Opana® ER). On December 11, 2012, Endo Pharmaceuticals Inc. (“Endo”) sued Actavis and certain of its affiliates in the United States District Court for the Southern District of New York, alleging that sales of the Company’s 7.5 mg and 15 mg oxymorphone extended-release tablets, generic versions of Endo’s Opana® ER, infringe U.S. Patent Nos. 7,851,482; 8,309,122; and 8,329,216, which the USPTO recently issued or Endo recently acquired (Endo Pharms. Inc. v. Actavis Inc. et al., Case No. 12-cv-8985). On July 11, 2013, the FDA approved Actavis’ 5 mg, 10 mg, 20 mg, 30 mg, and 40 mg oxymorphone extended-release tablets. On August 6, 2013, Endo filed a motion for a preliminary injunction seeking to prevent Actavis from selling its 5 mg, 10 mg, 20 mg, 30 mg, and 40 mg oxymorphone extended-release tablets. On September 12, 2013, the Court denied Endo’s motion for a preliminary injunction and Actavis began selling its generic versions of Opana® ER. On September 17, 2013, Endo filed a motion for an injunction pending appeal, which the Federal Court of Appeals for the Federal Circuit denied on November 21, 2013. On January 9, 2014, the Federal Circuit heard oral arguments on Endo’s appeal of the district court’s denial of the motion for a preliminary injunction. On March 31, 2014, the Federal Circuit reversed the district court’s denial of Endo’s motion for a preliminary injunction and remanded the matter to the district court for further consideration. On January 13, 2015, Endo dismissed its claims against Actavis concerning the ‘482 patent. Trial with respect to the ‘122 and ‘216 patents began on March 23, 2015 and is currently ongoing. On November 7, 2014, Endo and Mallinckrodt LLC sued Actavis and certain of its affiliates in the United States District Court for

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the District of Delaware, alleging that sales of the Company’s generic versions of Opana® ER, 5mg, 7.5 mg, 10 mg, 15 mg, 20 mg, 30 mg and 40 mg, generic versions of Endo’s Opana® ER, infringe U.S. Patent Nos. 7,808,737 and 8,871,779, which Endo licensed from Mallinckrodt and the USPTO recently issued to or Endo, respectively (Endo Pharms. Inc. et. al v. Actavis Inc. et al., Case No. 14-cv-01381). No schedule has been set with respect to the ‘737 and ‘779 patents. The Company believes it has substantial meritorious defenses to the case. However, Actavis has sold and is continuing to sell its generic versions of Opana® ER, 5mg, 7.5 mg, 10 mg, 15 mg, 20 mg, 30 mg and 40 mg. Therefore, an adverse final determination that one of the patents in suit is valid and infringed could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Budesonide Inhalation Suspension (Generic version of Pulmicort Respules®). On March 19, 2008, AstraZeneca LP and AstraZeneca AB (“Astra”) sued Breath Limited in the United States District Court for the District of New Jersey, alleging that Breath’s filing of an ANDA for Budesonide Inhalation Suspension 0.25 mg/2 mL and 0.5 mg/2 mL, a generic version of Astra’s Pulmicort Respules product, infringe U.S. Patent Nos. 6,598,603 (“the ‘603 patent”); 6,899,099 (“the ‘099 patent”); and 7,524,834 (“the ‘834 patent”) (AstraZeneca LP et al. v. Breath Ltd., Case No. 1:2008cv01512). On December 2, 2009, Watson Pharmaceuticals, Inc. (now known as Actavis, Inc., acquired Breath Limited as part of its acquisition of the Arrow Group. On November 1, 2010, in connection with a preliminary injunction against Apotex, the Federal Circuit affirmed a district court decision that the asserted claims of the ‘099 patent are invalid. On July 31, 2012, the FDA approved Breath/Watson’s ANDA for Budesonide Inhalation Suspension 0.25 mg/2 mL and 0.5 mg/2 mL. On April 1, 2013, the United States District Court for the District of New Jersey found the asserted claims of the ‘603 patent invalid and that Breath/Watson’s ANDA did not infringe the asserted claims of the ‘834 patent. On April 3, 2013, the district court entered an injunction preventing the launch of any generic product to allow Astra to file an appeal with the Federal Circuit. The Federal Circuit continued that injunction pending the appeal. On October 30, 2013, the Federal Circuit affirmed the district court’s finding that the asserted claims of the ‘603 patent are invalid, but reversed the district court’s non-infringement finding with respect to the ‘834 patent and remanded the case back to the district court for reconsideration under a new claim construction for the term “micronized powder composition”. On January 17, 2014, Astra moved for a preliminary injunction. On June 4, 2014, the district court consolidated the preliminary injunction proceedings with the upcoming trial. The second trial concluded on October 29, 2014, and the court heard closing arguments on January 29, 2015. On February 13, 2015, the district court found that the asserted claims of the ‘834 patent are invalid and denied Astra’s request for a permanent injunction. That same day, Astra filed a motion for an injunction pending appeal. The court denied Astra’s motion for an injunction that same day. On February 13, 2015, Actavis commercially launched the Breath/Watson approved product. On February 16, 2015, Astra filed a notice of appeal and filed with the Federal Circuit an emergency motion for an injunction pending appeal. On February 17, 2015, the Federal Circuit ordered that (i) Actavis is to respond no later than February 20, 2015 and any reply is due within 3 days of the Actavis’ response; and (ii) Actavis and the other generic defendants are temporarily enjoined from launching or distributing the accused generic products, pending the Federal Circuit’s review of the papers submitted. On March 12, 2015, the Federal Circuit issued an order granting Astra’s motion for an injunction pending the appeal and set an expedited briefing schedule. The Federal Circuit will hear oral arguments on May 4, 2015. The Company believes it has substantial meritorious defenses to the case. However, Actavis has sold its generic versions of the 0.25 mg/2 mL and 0.5 mg/2 mL strengths of Pulmicort Respules. Therefore, an adverse final determination that ‘834 patent is valid and infringed could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

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Teva Namenda XR Patent Litigation. In December 2013, Forest Laboratories, Inc. (“Forest”) was named as a defendant in an action brought by Teva Pharmaceuticals USA, Inc. and Mayne Pharma International Pty Ltd. in the U.S. District Court for the District of Delaware (Teva Pharmaceuticals USA, Inc., et al. v. Forest Laboratories, Inc., Case No. 13-cv-2002). The complaint alleges that Forest infringes U.S. Patent No. 6,194,000 by making, using, selling, offering to sell, and importing Namenda XR. The relief requested includes preliminary and permanent injunctive relief, and damages. On June 11, 2014, Forest filed a motion for judgment of non-infringement on the pleadings. The district court denied this motion on March 25, 2015. The district court has scheduled a claim construction hearing in June 2015, and trial to begin in July 2016. The Company intends to continue to vigorously defend against this action. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

Product Liability Litigation

Actonel® Litigation. Warner Chilcott is a defendant in approximately 204 cases and a potential defendant with respect to approximately 415 unfiled claims involving a total of approximately 627 plaintiffs and potential plaintiffs relating to Warner Chilcott’s bisphosphonate prescription drug Actonel®. The claimants allege, among other things, that Actonel® caused them to suffer osteonecrosis of the jaw (“ONJ”), a rare but serious condition that involves severe loss or destruction of the jawbone, and/or atypical fractures of the femur (“AFF”). All of the cases have been filed in either federal or state courts in the United States. Warner Chilcott is in the initial stages of discovery in these litigations. The 415 unfiled claims involve potential plaintiffs that have agreed, pursuant to a tolling agreement, to postpone the filing of their claims against Warner Chilcott in exchange for Warner Chilcott’s agreement to suspend the statutes of limitations relating to their potential claims. In addition, Warner Chilcott is aware of four purported product liability class actions that were brought against Warner Chilcott in provincial courts in Canada alleging, among other things, that Actonel® caused the plaintiffs and the proposed class members who ingested Actonel® to suffer atypical fractures or other side effects. It is expected that these plaintiffs will seek class certification. Of the approximately 631 total Actonel®-related claims, approximately 75 include ONJ-related claims, approximately 538 include AFF-related claims and approximately four include both ONJ and AFF-related claims. In some of the cases, manufacturers of other bisphosphonate products are also named as defendants. Plaintiffs have typically asked for unspecified monetary and injunctive relief, as well as attorneys’ fees. Warner Chilcott is reviewing these lawsuits and potential claims and intends to defend these claims vigorously.

Sanofi, which co-promoted Actonel® with Warner Chilcott in the United States through the end of 2013 pursuant to a collaboration agreement, is a defendant in some of Warner Chilcott’s Actonel® product liability cases. Sanofi and Warner Chilcott continue to co-promote Actonel® in other countries pursuant to the collaboration agreement. Under the collaboration agreement, Sanofi has agreed to indemnify Warner Chilcott, subject to certain limitations, for 50% of the losses from any product liability claims in Canada relating to Actonel® and for 50% of the losses from any product liability claims in the United States and Puerto Rico relating to Actonel® brought prior to April 1, 2010, which included approximately 90 claims relating to ONJ and other alleged injuries that were pending as of March 31, 2010. Pursuant to the April 2010 amendment to the collaboration agreement, Warner Chilcott will be fully responsible for any product liability claims in the United States and Puerto Rico relating to Actonel® brought on or after April 1, 2010. Warner Chilcott may be liable for product liability, warranty or similar claims in relation to products acquired from The Procter & Gamble Company (“P&G”) in October 2009 in connection with Warner Chilcott’s acquisition (the “PGP Acquisition”) of P&G’s global branded pharmaceutical’s business (“PGP”), including ONJ-related claims that were pending as of the closing of the PGP Acquisition. Warner

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Chilcott’s agreement with P&G provides that P&G will indemnify Warner Chilcott, subject to certain limits, for 50% of Warner Chilcott’s losses from any such claims, including approximately 88 claims relating to ONJ and other alleged injuries, pending as of October 30, 2009.

In May 2013, Warner Chilcott entered into a settlement agreement in respect of up to 74 ONJ-related claims, subject to the acceptance thereof by the individual respective claimants. Warner Chilcott recorded a charge in the six months ended June 30, 2013 in the amount of $2.0 million in accordance with ASC Topic 450 “Contingencies” in connection with Warner Chilcott’s entry into the settlement agreement. This charge represents Warner Chilcott’s current estimate of the aggregate amount that is probable to be paid by Warner Chilcott in connection with the settlement agreement. In September 2013, Warner Chilcott entered into a separate settlement agreement in respect of up to 53 additional ONJ-related claims, subject to the acceptance thereof by the individual respective claimants. Assuming that all of the relevant claimants accept the settlement agreements, approximately 587 Actonel®-related claims would remain outstanding, of which approximately 31 include ONJ-related claims, approximately 538 include AFF-related claims and approximately four include both ONJ and AFF-related claims. However, it is impossible to predict with certainty (i) the number of such individual claimants that will accept the settlement agreement or (ii) the outcome of any litigation with claimants rejecting the settlement or other plaintiffs and potential plaintiffs with ONJ, AFF or other Actonel®-related claims, and the Company can offer no assurance as to the likelihood of an unfavorable outcome in any of these matters. An estimate of the potential loss, or range of loss, if any, to the Company relating to proceedings with (i) claimants rejecting the settlement or (ii) other plaintiffs and potential plaintiffs with ONJ, AFF or other Actonel®-related claims is not possible at this time. The Company believes it has substantial meritorious defenses to these cases and Warner Chilcott maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if insurance does not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Alendronate Litigation. Beginning in 2010, a number of product liability suits were filed against the Company and certain of its affiliates, as well as other manufacturers and distributors of alendronate, for personal injuries including femur fractures and ONJ allegedly arising out of the use of alendronate. Approximately 132 cases are pending against Actavis and/or its affiliates in various state and federal courts, representing claims by approximately 176 plaintiffs. These cases are generally at their preliminary stages. Fifty-one lawsuits also name as a defendant Cobalt Laboratories, which Watson acquired in 2009 as part of its acquisition of the Arrow Group, in connection with Cobalt’s manufacture and sale of alendronate. Twenty cases naming the Company and/or its affiliates were consolidated for pre-trial proceedings as part of a multi-district litigation (MDL) matter pending in the United States District Court for the District of New Jersey (In re: Fosamax (Alendronate Sodium) Products Liability Litigation, MDL No. 2243). In 2012, the United States District Court for the District of New Jersey granted the Company’s motion to dismiss all of the cases then pending against the Company in the New Jersey MDL. The Third Circuit affirmed. Any cases filed against the Company in the District of New Jersey MDL after the Court’s January 2012 dismissal are subject to a case management order that calls for their dismissal unless plaintiffs can establish that their claims should be exempted from the 2012 dismissal order. To date, no plaintiff with a post-January 2012 complaint in the District of New Jersey against the Company has moved for such exemption and all such cases have been dismissed. Eleven other cases were part of an MDL in the United States District Court for the Southern District of New York, where the Company filed a similar motion to dismiss. The Court granted, in part, that motion to dismiss, which has resulted in the dismissal of eight cases. The Company has

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also been served with nine cases that are part of consolidated litigation in the California Superior Court (Orange County). In 2012, the Orange County Court partially granted a motion filed on behalf of all generic defendants seeking dismissal. The cases in California were stayed while appeals were taken. Those appeals were recently exhausted and the Company has not yet been able to determine how that will affect the cases filed against and served on it. All cases pending in state courts in Kentucky and Missouri have been discontinued against the Company. The remaining 120 active cases are part of a mass tort coordinated proceeding in the Superior Court of New Jersey, Atlantic County. In that state court proceeding, the Court granted, in part, a motion to dismiss. As a result, the Company has obtained the stipulated dismissal of 299 cases. Due to a recent reorganization of the mass tort docket in the State of New Jersey, the coordinated alendronate proceedings have been transferred to Middlesex County. The Company has not yet determined what affect, if any, the transfer of venue will have on the New Jersey state court litigation. The Company believes that it has substantial meritorious defenses to these cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if our indemnification arrangements or insurance do not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Benicar® Litigation. Approximately 62 actions involve allegations that Benicar®, a treatment for hypertension that Forest co-promoted with Daiichi Sankyo between 2002 and 2008, caused certain gastrointestinal injuries. Under Forest’s Co-Promotion Agreement, Daiichi Sankyo is defending us in these lawsuits.

Celexa®/Lexapro® Litigation. Forest and its affiliates are defendants in 12 actions involving allegations that Celexa® or Lexapro® caused or contributed to individuals committing or attempting suicide, or caused a violent event. The MDL that was established for the federal suicidality-related litigation in the U.S. District Court for the Eastern District of Missouri has concluded and the remaining cases have been remanded to the federal district courts in which they were filed originally. The Company was granted summary judgment in two cases, both of which are being appealed. Two other matters have been stayed pending a decision by the Fourth Circuit Court of Appeals. At present, five trials are scheduled in 2015 with the possibility that additional cases could be set for trial in 2015 or 2016.

Approximately 195 of the actions against Forest and its affiliates involve allegations that Celexa® or Lexapro® caused various birth defects. Several of the cases involve multiple minor-plaintiffs. The majority of these actions have been consolidated in Cole County Circuit Court in Missouri. One action is set for trial in Cole County in November 2015. Multiple actions also were filed in New Jersey and at present there are 10 actions pending in Hudson County, New Jersey. None of the New Jersey cases are set for trial. There are birth defect cases pending in other jurisdictions but none currently are set for trial.

The Company believes it has substantial meritorious defenses to the Celexa®/Lexapro® cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if insurance does not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Fentanyl Transdermal System Litigation. Beginning in 2009, a number of product liability suits were filed against Actavis and other Company affiliates, as well as other manufacturers and distributors of fentanyl transdermal system products, for personal injuries or deaths allegedly arising out of the use of the fentanyl

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transdermal system products. Actavis settled the majority of these cases in November 2012. Since that time, additional cases have been resolved individually and/or are in the process of being resolved. There are approximately three cases that remain pending against the Company in state and federal courts that have not been resolved. Discovery is ongoing. The Company believes it has substantial meritorious defenses to these cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if insurance does not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Metoclopramide Litigation. Beginning in 2009, a number of product liability suits were filed against certain Company affiliates, including legacy Actavis and Watson companies, as well as other manufacturers and distributors of metoclopramide, for personal injuries allegedly arising out of the use of metoclopramide. Approximately 1,500 cases remain pending against Actavis, Watson and/or its affiliates in state and federal courts, representing claims by multiple plaintiffs. Discovery in these cases is in the preliminary stages as the Company is actively moving to dismiss the suits and either initiating or defending appeals on such motions. The Company believes that, with respect to the majority of the cases against the legacy Watson companies, it will be defended in and indemnified by Pliva, Inc., an affiliate of Teva, from whom the Company purchased its metoclopramide product line in late 2008. With respect to the cases pending against the legacy Actavis companies, the Company is actively defending them. The Company believes that it has substantial meritorious defenses to these cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if our indemnification arrangements or insurance do not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Propoxyphene Litigation. Beginning in 2011, a number of product liability suits were filed against Watson and certain of its affiliates, as well as other manufacturers and distributors of propoxyphene, for personal injuries including adverse cardiovascular events or deaths allegedly arising out of the use of propoxyphene. Cases are pending against Watson and/or its affiliates in various state and federal courts, representing claims by approximately 1,385 plaintiffs. Approximately 77 of the cases naming Watson were consolidated for pre-trial proceedings as part of a multi-district litigation (MDL) matter pending in the United States District Court for the Eastern District of Kentucky (In re: Darvocet, Darvon, and Propoxyphene Products Liability Litigation, MDL No. 2226). Four of the MDL cases were voluntarily dismissed by plaintiffs with prejudice. On June 22, 2012, the court hearing the MDL cases granted the generic defendants’ joint motion to dismiss the remaining MDL cases. Approximately 34 of the dismissed cases were appealed by the plaintiffs to the United States Court of Appeals for the Sixth Circuit. On June 27, 2014, the Sixth Circuit issued its opinion affirming the District Court’s dismissal of the generic defendants in all respects. Plaintiffs had 90 days from the issuance of the Sixth Circuit’s decision within which to file a petition for a writ of certiorari with the United States Supreme Court but they did not do so. In addition to the 77 consolidated cases, the MDL court remanded seven additional cases to California state court. Defendants jointly filed a petition with the Sixth Circuit to appeal that remand, which petition was denied, as was the subsequently filed petition for rehearing on the petition to appeal. The Sixth Circuit’s Order denying Defendants’ petition for rehearing was recently vacated due to the Ninth Circuit’s granting of a petition for en banc rehearing on the same issue. The Ninth Circuit case involves remand by a federal court in California to state court in a propoxyphene case involving the same defendants. In that case, approximately 35 of the cases naming

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Watson or its affiliates were consolidated in a state court proceeding pending in the Superior Court of California in Los Angeles. After the consolidation, the defendants jointly removed all of the cases to various U.S. District Courts in California after which counsel for the plaintiffs moved to remand the cases back to state court. The various U.S. District Court Judges granted the motions. The defendants jointly appealed the remand of these cases to the Ninth Circuit Court of Appeals. The Ninth Circuit affirmed the granting of the motions to remand. The defendants then jointly petitioned the Ninth Circuit for an en banc rehearing of the defendants’ appeal, which was granted and oral argument was heard on June 26, 2014. The Ninth Circuit issued its en banc opinion on November 18, 2014 reversing the district court’s remand to California state court. Defendants notified the Sixth Circuit of the opinion issued by the Ninth Circuit, and on December 1, 2014 filed a Motion to Lift Stay of the 7 cases pending in the Sixth Circuit, requesting that the Sixth Circuit accept Defendants’ petition for permission to appeal and summarily reverse the district court’s remand order. On February 23, 2015, the Sixth Circuit issued an order granting Defendants’ petitions to appeal, summarily reversing the district court’s remand order and directing the district court to reconsider the plaintiffs’ remand motions in light of the Ninth Circuit’s ruling. The defendants in the California cases have served notice of the Ninth Circuit’s ruling on the Judge handling the cases in state court so that his court can return the cases to the various District Courts from which they were remanded. Once all the cases are returned to the District Courts, the defendants will attempt to have the cases transferred to the MDL, which may not be possible under the provisions of the Class Action Fairness Act, or request that the cases be assigned to a single District Court Judge in California. Once these procedural matters are resolved the Company will file demurrers and motions to dismiss. On November 18, 2014 a new propoxyphene action naming Watson among the many defendants was filed in Oklahoma state court and it is believed that others may have been filed in that court as well, although Watson has not yet been served with the Complaints in the Oklahoma case(s). The Company believes that it has substantial meritorious defenses to these cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if insurance does not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Testosterone Litigation. Beginning in 2014, a number of product liability suits were filed against the Company and certain of its affiliates, as well as other manufacturers and distributors of testosterone products, for personal injuries including but not limited to cardiovascular events allegedly arising out of the use of Androderm® testosterone cypionate, AndroGel and/or testosterone enanthate. Actavis, Inc. and/or one or more of its subsidiaries have been served in sixty-four currently pending actions, all of which are pending in federal court. On June 6, 2014 the Judicial Panel on Multidistrict Litigation ordered all federal actions claiming injury from testosterone products be consolidated for pretrial proceedings in the U.S. District Court for the Northern District of Illinois (In re Testosterone Replacement Therapy Products Liability Litigation, MDL 2545). Accordingly, the aforementioned federal actions have been consolidated into MDL 2545. The Company anticipates that additional suits will be filed. These cases are in the initial stages and discovery is in the early stages. The Company believes that it has substantial meritorious defenses to these cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if insurance does not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Zarah Litigation. A number of product liability suits, eight (8) in total, are pending against the Company and/or certain of its affiliates as well as other manufacturers and distributors of oral contraceptive products for

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personal injuries allegedly arising out of the use of the generic oral contraceptive, Zarah®. All of the actions are consolidated in the Yaz/Yasmin Multidistrict Litigation pending in the United States District Court for the Southern District of Illinois. The injuries alleged include, but are not limited to, pulmonary emboli, deep vein thrombosis, and gallbladder disease. These cases are in the initial stages and discovery has not yet commenced. The Company believes that it has substantial meritorious defenses to these cases and maintains product liability insurance against such cases. However, litigation is inherently uncertain and the Company cannot predict the outcome of this litigation. These actions, if successful, or if our insurance does not provide sufficient coverage against such claims, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Qui Tam and Related Litigation

Governmental Investigation and False Claims Act Litigation. Beginning in February 2012, Warner Chilcott, along with several of its current and former employees in its sales organization and certain third parties, received subpoenas from the United States Attorney for the District of Massachusetts. The subpoena received by Warner Chilcott seeks information and documentation relating to a wide range of matters, including sales and marketing activities, payments to people who are in a position to recommend drugs, medical education, consultancies, prior authorization processes, clinical trials, off-label use and employee training (including with respect to laws and regulations concerning off-label information and physician remuneration), in each case relating to all of Warner Chilcott’s current key products. The Company is cooperating in responding to the subpoena. The Company has recorded a contingent liability for the year ended December 31, 2014 under ACS 450, Contingencies, based on its analysis of this matter, however, there can be no assurance that the Company’s estimate will not differ materially from the recorded contingent liability.

The Company is aware of three qui tam complaints filed by former Warner Chilcott sales representatives and unsealed in February and March 2013 and March 2014 (United States ex rel. Lisa A. Alexander and James P. Goan. v. Warner Chilcott PLC, et al., D. Mass. No. 11-10545 and United States et al. ex rel. Chris Wible, v. Warner Chilcott PLC, et al., D. Mass. No. 11-11143; People of the State of California ex rel. Schirrell Johnson, Lisa A. Alexander and James P. Goan v. Warner Chilcott PLC, et al., CA Super. Ct., Case No. BC496620-MHS). The unsealed federal qui tam complaints allege that Warner Chilcott violated Federal and state false claims acts through the promotion of all of Warner Chilcott’s current key products by, among other things, making improper claims concerning the products, providing kickbacks to physicians and engaging in improper conduct concerning prior authorizations. The complaints seek, among other things, treble damages, civil penalties of up to eleven thousand dollars for each alleged false claim and attorneys’ fees and costs. Other similar complaints may exist under seal. The United States of America has elected not to intervene at this time in the unsealed Alexander/Goan or Wible qui tam actions, stating at the times of the relevant seal expirations that its investigation of the allegations raised in the relevant complaint was continuing and, as such, it was not able to decide at such time whether to intervene in the action. The United States of America may later seek to intervene, and its election does not prevent the plaintiffs/relators from litigating the actions. The government has, however, successfully moved the court in the Alexander and Goan litigation to stay that proceeding through March 1, 2015. The company has met with the government to discuss the status, and a potential resolution of, its investigation. On December 2, 2013, plaintiff in the Wible action filed a notice of voluntary dismissal with respect to all of its claims except his for retaliation and claims under CA and IL state law. Warner Chilcott moved to dismiss the remaining cause

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of action in this Wible complaint on December 20, 2013. While the Company’s motion was pending, the plaintiff in Wible moved for leave to file a third amended complaint which the court granted thus rendering the Company’s motion to dismiss moot. The Company and the plaintiff in Wible have reached an agreement to settle the matter. The State of California declined to intervene in the recently unsealed Johnson/Alexander/Goan qui tam action. Warner Chilcott removed the Johnson/Alexander/Goan case to the federal court for the Central District of California (Civ. No. 14-3249). On May 30, 2014, Warner Chilcott filed a motion to dismiss the Johnson/Alexander/Goan complaint. Rather than respond to the motion, Plaintiffs filed an amended complaint on August 8, 2014. Warner Chilcott’s response to the amended complaint was filed on September 12, 2014. Plaintiffs filed their opposition to the motion on October 17, 2014 and Warner Chilcott’s reply brief was filed on October 31, 2014. Oral argument on the motion will be held in January 2015. Warner Chilcott intends to vigorously defend itself in the litigations. However, these cases are in the early stages of litigation, it is impossible to predict with certainty the outcome of any litigation, and the Company can offer no assurance as to when the lawsuits will be decided, whether Warner Chilcott will be successful in its defense and whether any additional similar suits will be filed. If these claims are successful such claims could adversely affect the Company and could have a material adverse effect on the Company’s business, financial condition, results of operation and cash flows.

Forest received a subpoena dated August 5, 2013 from the U.S. Department of Health and Human Services, Office of Inspector General. The subpoena requests documents relating to the marketing and promotion of Bystolic®, Savella®, and Namenda®, including with respect to speaker programs for these products. In February 2014, the U.S. District Court for the Eastern District of Wisconsin unsealed a qui tam complaint with the caption “United States of America ex rel. Kurt Kroening et al. v. Forest Pharmaceuticals, Inc. and Forest Laboratories, Inc.” This complaint, which was filed in April 2012, asserts claims under the False Claims Act and contains allegations regarding off-label promotion of Bystolic® and Savella® and “kickbacks” provided to physicians to induce prescriptions of Bystolic®, Savella®, and Viibryd®. Plaintiff filed an amended complaint on June 13, 2014. Forest’s response to the complaint is due by April 15, 2015. In January 2014, the Eastern District of Wisconsin U.S. Attorney’s Office notified the court that it had not completed its investigation and therefore would not intervene in the action at that time (while reserving the right to intervene at a later date). The Company continues to cooperate with this investigation and to discuss these issues with the government. The Company intends to vigorously defend against the complaint. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

In April 2014, the U.S. District Court for the District of Massachusetts unsealed a qui tam complaint with the caption “United States of America ex rel. Timothy Leysock v. Forest Laboratories, Inc. and Forest Pharmaceuticals, Inc.” This complaint, which was filed in July 2012, asserts claims under the False Claims Act and contains allegations regarding off-label promotion of Namenda®. An Amended Complaint was filed in October 2012 and a Second Amended Complaint was filed in April 2014. On April 16, 2014, the District of Massachusetts U.S. Attorney’s Office notified the court that it was declining to intervene in the action. The Company intends to vigorously defend against the complaint. The Company filed a motion to dismiss the Second Amended Complaint on June 30, 2014. On October 27, 2014, the court issued a decision, granting in part and denying in part Forest’s motion, dismissing the False Claims Act conspiracy claim only. Forest filed an answer to the remaining claims on December 10, 2014. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

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Government Investigations

Forest and its affiliates received a subpoena dated April 20, 2011 from the Office of the U.S. Attorney for the District of Massachusetts. The subpoena requests documents relating to Benicar®, Benicar HCT®, and Azor®, prescription medications approved for the treatment of hypertension. Forest co-marketed Benicar® and Benicar® HCT from 2002 to 2008, and Azor® from 2007 to 2008, together with the drug’s originator Sankyo under co-promotion agreements. The Company is cooperating in responding to the subpoena.

Forest received a subpoena dated May 6, 2013 from the Office of the U.S. Attorney for the Southern District of New York. The subpoena requests documents relating to the marketing and promotion of Tudorza Pressair, including with respect to speaker programs for this product. The Company is cooperating in responding to the subpoena.

On February 20, 2014, Forest received a letter from the U.S. Federal Trade Commission (“FTC”) indicating that the FTC is conducting a nonpublic investigation into our agreements with the ANDA filers for Bystolic®. On May 2, 2014, Forest received a Civil Investigative Demand from the FTC requesting documents regarding such agreements. The Company is cooperating in responding to the investigation.

On February 28, 2014, May 7, 2014, and May 29, 2014, Forest received Investigatory Subpoenas from the New York Attorney General’s Office primarily requesting (1) information regarding plans to discontinue the sale of Namenda® tablets and (2) the Company’s agreements with ANDA filers for Bystolic®. The Company is cooperating in responding to the subpoena.

On September 12, 2104, Actavis received an investigatory subpoena from the Office of the U.S. Attorney of the District of South Carolina. The subpoena requests information and documents relating to certain categories of drug pricing including, but not limited to, Average Wholesale Price and Wholesale Acquisition Cost. The company intends to cooperate with this subpoena.

On November 3, 2014, Forest received an investigatory subpoena from the State of California Department of Justice which requests information and documents relating to certain categories of drug pricing including, but not limited to, Average Wholesale Price and Wholesale Acquisition Cost relating to one product. Forest intends to cooperate with this subpoena.

Paroxetine Investigation. On April 19, 2013, the UK Office of Fair Trading (which closed in April, 2014 in connection with a government restructuring and transferred responsibility for this matter to the U.K. Competition and Markets Authority) issued a Statement of Objections against GlaxoSmithKline (“GSK”) and various generic drug companies, including Actavis UK Limited, formerly known as Alpharma Limited, now a subsidiary of the Company, alleging that GSK’s settlements with such generic drug companies improperly delayed generic entry of paroxetine, in violation of the United Kingdom’s competition laws. The Company has responded to the Statement of Objections, and believes it has substantial meritorious defenses to the allegations. However, an adverse determination in the matter could have an adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Governmental Reimbursement Investigations and Drug Pricing Litigation. In November 1999, Schein Pharmaceutical, Inc., now known as Actavis Pharma, Inc. was informed by the U.S. Department of Justice that it, along with numerous other pharmaceutical companies, is a defendant in a qui tam action brought in 1995 under the U.S. False Claims Act currently pending in the U.S. District Court for the Southern District

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

21	Commitments and Contingencies - continued

of Florida (the “Florida Qui Tam Action”). The Company has not been served in the qui tam action. A qui tam action is a civil lawsuit brought by an individual or a company (the “qui tam relator”) for an alleged violation of a federal statute, in which the U.S. Department of Justice has the right to intervene and take over the prosecution of the lawsuit at its option. Pursuant to applicable federal law, the qui tam action is under seal as to Actavis, Inc. The Company believes that the qui tam action relates to whether allegedly improper price reporting by pharmaceutical manufacturers led to increased payments by Medicare and/or Medicaid. The Company believes that the Florida Qui Tam Action against the Company was dismissed without prejudice while still sealed as to the Company. Subsequently, the Company also received and responded to notices or subpoenas from the Attorneys General of various states, including Florida, Nevada, New York, California and Texas, relating to pharmaceutical pricing issues and whether allegedly improper actions by pharmaceutical manufacturers led to excessive payments by Medicare and/or Medicaid. On June 26, 2003, the Company received a request for records and information from the U.S. House Committee on Energy and Commerce in connection with that committee’s investigation into pharmaceutical reimbursements and rebates under Medicaid. The Company produced documents in response to the request. Other state and federal inquiries regarding pricing and reimbursement issues are anticipated.

The Company and certain of its subsidiaries also are named as defendants in various lawsuits filed by numerous states and qui tam relators, including Wisconsin, Kentucky, Illinois, Mississippi, Missouri, South Carolina, Utah, Kansas and Louisiana captioned as follows: State of Wisconsin v. Abbott Laboratories, et al., Case No. 04-cv-1709, Wisconsin Circuit Court for Dane County; State of Wisconsin, ex rel., et al. v. Actavis Mid Atlantic LLC, et al., Case No. 11-cv-5544, Wisconsin Circuit Court for Dane County; Commonwealth of Kentucky v. Alpharma, Inc., et al., Case Number 04-CI-1487, Kentucky Circuit Court for Franklin County; State of Illinois v. Abbott Laboratories, Inc. et al., Civil Action No. 05-CH-02474, Illinois Circuit Court for Cook County; State of Mississippi v. Abbott Laboratories, Inc. et al., Civil Action No. G2005-2021 S/2, Mississippi Chancery Court of Hinds County; State of Missouri ex rel. Jeremiah W. (Jay) Nixon v. Mylan Laboratories, et al, Case No. 054-2486, Missouri Circuit Court of St. Louis; State of South Carolina and Henry D. McMaster v. Watson Pharmaceuticals (New Jersey), Inc., In the Court of Common Pleas for the Fifth Judicial Circuit, State of South Carolina, County of Richland, C.A. No. 2006-CP-40-7152; State of South Carolina and Henry D. McMaster v. Watson Pharmaceuticals (New Jersey), Inc., In the Court of Common Pleas for the Fifth Judicial Circuit, State of South Carolina, County of Richland, C.A. No. 2006-CP-40-7155; State of Utah v. Actavis U.S., Inc., et al., In the Third Judicial District Court of Salt Lake County, Civil No. 07-0913719; State of Kansas ex rel. Steve Six v. Watson Pharmaceuticals, Inc. and Watson Pharma, Inc., Case Number: 08CV2228, District Court of Wyandotte County, Kansas, Civil Court Department; and State of Louisiana V. Abbott Laboratories, Inc., et al., Case No. 596144, Parish of East Baton Rouge, 19th Judicial District.

In 2011, Watson settled certain claims made against it by a relator in a qui tam action brought against the Company on behalf of the United States. The settlement of that qui tam action resolved all claims on behalf of the United States asserted in that action except for claims relating to the federal share of Medicaid payments made by the States of Alabama, Alaska, Kentucky, Idaho, Illinois, South Carolina and Wisconsin. The Company subsequently settled all claims, including the claims on behalf of the United States, brought by Alabama. In addition, the Company has reached settlements with the states of the Louisiana, Missouri, Kansas and South Carolina. In addition, the company has begun having discussions with the plaintiffs in the Illinois and Wisconsin actions about a possible resolution of those matters. Based on developments in these two actions, the company recently increased its contingent loss accrual of approximately $23 million. The

Actavis Public Limited Company

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21	Commitments and Contingencies - continued

court in the Utah case recently dismissed that state’s claims against the Company. The case against Watson on behalf of Kentucky was tried in November 2011. The jury reached a verdict in Watson’s favor on each of Kentucky’s claims against Watson. An agreed form of judgment has been entered and the case now has been dismissed with prejudice. The case against Watson on behalf of Mississippi was tried from November 2012 through April 2013. On August 28, 2013, the court issued a ruling in favor of the state and awarded the state $12.4 million in compensatory damages and civil penalties, and on March 20, 2014 issued its ruling imposing an additional $17.9 million in punitive damages. Post-trial motions were filed and denied by the court. The Company is appealing both the original and punitive damage awards.

In addition, Forest and certain of its affiliates are defendants in three state court actions that allege that the plaintiffs (all governmental entities) were overcharged for their share of Medicaid drug reimbursement costs as a result of reporting by manufacturers of “average wholesale prices” (“AWP”) that did not correspond to actual provider costs of prescription drugs. These actions are pending in Illinois (commenced February 7, 2005), Mississippi (commenced October 20, 2005), Utah (commenced May 2008), and Wisconsin (a qui tam AWP action commenced by the former Attorney General of the State of Wisconsin on February 20, 2012 that the State declined to join). Discovery is ongoing in these actions. On November 15, 2013, the plaintiff in the Mississippi action moved for leave to file a Second Amended Complaint. On March 26, 2014, the Mississippi state court granted plaintiff’s motion in part, but denied plaintiff’s request to add generic drug products to its claims. Forest has filed a motion to dismiss certain of the claims asserted in the Second Amended Complaint. On May 21, 2014, the plaintiff in the Mississippi action filed a separate complaint asserting claims against Forest with respect to the pricing of its generic drugs, and Forest has filed a motion to dismiss certain of these claims. A trial in the Mississippi action is scheduled in August 2015. A motion to dismiss the Utah action was granted, but the Utah Supreme Court, while upholding the lower court’s ruling regarding a statute of limitations issue, reversed that ruling and allowed the plaintiff to replead. The plaintiff filed another Amended Complaint, and the defendants filed a motion to dismiss. This motion to dismiss was denied in part, and discovery is proceeding. On February 17, 2014, the Wisconsin state court granted defendants’ motion to dismiss plaintiff’s Second Amended Complaint. On April 14, 2014, plaintiff filed a motion for leave to file a Third Amended Complaint, and on May 16, 2014, plaintiff filed an appeal of the court’s February 17, 2014 ruling. On June 12, 2014, the court denied plaintiff’s motion to file a Third Amended Complaint and dismissed the case without prejudice. The plaintiff in the Wisconsin case has abandoned its appeal of the lower court’s dismissal of its complaint. The Company intends to continue to vigorously defend against these actions. At this time, the Company does not believe losses, if any, would have a material effect on the results of operations or financial position taken as a whole.

With regard to the remaining drug pricing actions, the Company believes that it has meritorious defenses and intends to vigorously defend itself in those actions. The Company continually monitors the status of these actions and may settle or otherwise resolve some or all of these matters on terms that the Company deems to be in its best interests. However, the Company can give no assurance that it will be able to settle the remaining actions on terms it deems reasonable, or that such settlements or adverse judgments in the remaining actions, if entered, will not exceed the amounts of the liability reserves. Additional actions by other states, cities and/or counties are anticipated. These actions and/or the actions described above, if successful, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Medicaid Drug Reimbursement Litigation. In December 2009, the Company learned that numerous pharmaceutical companies, including certain subsidiaries of the Company, were named as defendants in a qui

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21	Commitments and Contingencies - continued

tam action pending in the United States District Court for the District of Massachusetts (United States of America ex rel. Constance A. Conrad v. Abbott Laboratories, Inc. et. al., USDC Case No. 02-CV-11738-NG). The seventh amended complaint, which was served on certain of the Company’s subsidiaries in December 2009, alleges that the defendants falsely reported to the United States that certain pharmaceutical products were eligible for Medicaid reimbursement and thereby allegedly caused false claims for payment to be made through the Medicaid program. In July 2011, the plaintiff served a tenth amended complaint that unseals the action in its entirety and continues to allege the previously asserted claims against certain subsidiaries of the Company. The Company’s subsidiaries named in the action together with all other named defendants filed a Joint Motion to Dismiss the Tenth Amended Complaint on December 9, 2011. On February 25, 2013, the court granted the motion to dismiss as to all defendants. The plaintiff may appeal. On September 11, 2013, a similar action was filed against certain Company subsidiaries as well as Warner Chilcott and numerous other pharmaceutical company defendants by the State of Louisiana based on the same core set of allegations as asserted in the Conrad qui tam action. The state filed the case in state court and defendants removed it to the federal district court (Civ. No. 13-0681). On September 9, 2014, the magistrate judge in the case issued a report recommending that the case be remanded to state court and the case is now proceeding in state court. Defendants’ responses to the plaintiff’s complaint were submitted on October 30, 2014. Additional actions alleging similar claims could be asserted. The Company believes that it has meritorious defenses to the claims and intends to vigorously defend itself against such allegations. However, these actions or similar actions, if successful, could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Medicaid Price Adjustments. The Company has notified the Centers for Medicare and Medicaid Services (“CMS”) that certain of the legacy Actavis group’s Medicaid price submissions require adjustment for the period 2007 through 2012. The Company is in the process of completing the resubmissions. Based on prevailing CMS practices the Company does not expect to incur penalties in connection with the resubmissions. With respect to periods prior to 2007, the Company has advised CMS that its records are insufficient to support a reliable recalculation of its price submissions, and has proposed not to recalculate the price submissions for such periods. Because there are insufficient records to support a reliable recalculation of its price submissions prior to 2007, at this time the amount of any potential liability related to the price submissions prior to 2007 is not estimable and the Company has not concluded that any liability for periods prior to 2007 is probable. The Company believes it has substantial meritorious positions and defenses with respect to these pricing resubmission matters. However, if CMS were to successfully pursue claims against the Company for the periods in question, such claims could adversely affect the Company and could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

The Company and its affiliates are involved in various other disputes, governmental and/or regulatory inspections, inquires, investigations and proceedings that could result in litigation, and other litigation matters that arise from time to time. The process of resolving matters through litigation or other means is inherently uncertain and it is possible that an unfavorable resolution of these matters will adversely affect the Company, its results of operations, financial condition and cash flows.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

22	Employees

The average number of employees for the year was as follows:

	Year Ended December 31,
	2014 Number	2013 Number

Manufacturing	9,953	8,905
Sales, marketing and distribution	8,112	6,400
Research and development	2,359	1,633
General, finance and administration	1,609	720

	22,033	17,658

The following table represents compensation costs for the years ended December 31, 2014 and 2013:

	Year Ended December 31,
($ in millions)	2014 $	2013 $

Wages and salaries	1,557.9	887.2
Stock-based compensation	401.2	133.6
Pensions	89.0	53.9
Social welfare	97.1	62.4
Other benefits	231.8	287.7

Total	2,377.0	1,424.8

23	Concentration

The Company considers there to be a concentration risk for customers that account for 10% of more of their third party revenues. The following table illustrates any customer, on a global basis, which accounted for 10% or more of our annual revenues in any of the past two fiscal years and the respective percentage of our revenues for which they account for each of the last two years:

Customer	2014	2013
AmerisourceBergen Corporation	28%	8%
McKesson Corporation	21%	11%
Cardinal Healthcare, Inc.	13%	9%

Changes in the mix of concentration amongst the Company’s largest customers are due, in part, to the impact of acquisitions as well as changes in the supply chain of our indirect customers.

The Company’s accounts receivable primarily arise from product sales in North America and Europe and primarily represent amounts due from wholesalers, distributors, drug store chains and service providers in the health care and pharmaceutical industries, public hospitals and other government entities. Approximately 67% and 45% of the gross accounts receivable balance are concentrated among the Company’s three largest customers as of December 31, 2014 and 2013, respectively. The Company

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23	Concentration - continued

performs ongoing credit evaluations of its customers and maintains an allowance for potential uncollectible accounts. Actual losses from uncollectible accounts have been minimal.

Outside of the U.S., concentrations of credit risk with respect to accounts receivable are limited due to the wide variety of customers and markets using the Company’s products, as well as their dispersion across many different geographic areas. The Company monitors economic conditions, including volatility associated with international economies, and related impacts on the relevant financial markets and its business, especially in light of sovereign credit issues. The Company does not expect to have write-offs or adjustments to accounts receivable which would have a material adverse effect on its financial position, liquidity or results of operations.

Certain of the Company’s finished products and raw materials are obtained from single source suppliers. Although the Company seeks to identify more than one source for its various finished products and raw materials, loss of a single source supplier could have an adverse effect on the Company’s results of operations, financial condition and cash flows. Further, a second source supplier may not be able to produce the same volumes of inventory as the Company’s primary supplier. No manufacturer accounted for 10% or more of the Company’s products sold based on third-party revenues for the year ended December 31, 2014.

24	Reconciliation of Amounts Reported in our Annual Report on Form 10-K Filed With the United States Securities and Exchange Commission

As discussed in Note 1, these consolidated financial statements are prepared using US GAAP to the extent that the use of such principles does not contravene Irish Company Law. We also prepare consolidated financial statements using US GAAP which are included in our Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission on February 18, 2015. The primary differences between these statutory financial statements and our consolidated financial statements included in our Form 10-K are the presentational format of the profit and loss and balance sheet, terminology used, and the inclusion of certain additional disclosures.

US GAAP terminology	Irish Company Law terminology

Accounts receivable	Debtors
Liabilities	Creditors
Operating results	Key performance indicators
Risk factors	Principal risks and uncertainties
Accumulated deficit/surplus and Statement of Operations	Profit and loss account

Irish Company Law contains specific requirements for the classification of any liability uncertain as to the amount at which it will be settled or as to the date on which it will be settled.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

25	Directors’ Remuneration

	Year ended December 31,
($ in millions)	2014 $	2013 $

Emoluments:
- for other services - Managerial services (1)	8.9	5.9
- for services as Directors (2)	1.6	1.2

	10.5	7.1

(1)	Includes cash payments, contributions to the Company’s defined contribution retirement plan and perquisites, for managerial services performed.
(2)	Includes cash payments.

Pursuant to the terms of a separation agreement entered into between a former director and Actavis, Inc., the former director who left the group in 2014 became entitled to termination benefits amounting to $7.9 million.

26	Auditors’ Remuneration

	Year ended December 31,
($ in millions)	2014 $	2013 $

Auditors’ remuneration paid to PricewaterhouseCoopers Ireland and its affiliates as follows:
Auditors’ remuneration	33.1	28.5

The table below shows remuneration for all work carried out for Actavis plc and its subsidiaries by PricewaterhouseCoopers Ireland in each of the following categories of work (in thousands):

	Year ended December 31,
	2014 $	2013 $

Auditors’ remuneration - Group:
- Statutory audit of group accounts	200.0	205.6
- Other assurance services	520.7	63.0
- Tax advisory services	262.6	345.4
- Other non-audit services	83.1	67.0

	1,066.4	681.0

27	Related Party Transactions

There were no related party transactions requiring disclosure during the years December 31, 2014 and 2013.

28	Subsequent Events

On January 26, 2015, the Company announced that they have reached a definitive agreement, under which Actavis will acquire Auden Mckenzie for approximately £306 million in cash, plus a two-year royalty on a percentage of gross profits of one of Auden Mckenzie’s products. The acquisition will be accounted for as a business combination and is expected to close in the first half of 2015.

On March 13, 2015, the Irish High Court approved the creation of distributable profits through a capital reduction which lowered share premium and increased profit and loss reserves in Actavis plc, the legal entity by $5,790.2 million.

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings

As of December 31, 2014 the Company had the following subsidiaries:

Name	Registered Office	Principal activities	Portion of equity held

3242038 Nova Scotia Company	1959 Upper Water Street, Suite 900, Halifax NS Canada B3J X2X	Other	100%

3948587 Canada Inc.	Canada	Holding Company	100%

Abri Pharmaceuticals Company	1959 Upper Water Street, Suite 900, Halifax NS Canada B3J X2X	Dormant Entity	100%

Actavis S.à r.l.	46a, avenue J.F. Kennedy, L-1855 Luxembourg	Holding Company	100%

Actavis S.à r.l. Steinhausen branch	Turmstrasse 24, 6300 Zug, Switzerland	Other	100%

Actavis (Cyprus) Ltd.	Eagle House 16 Kyriakos Matsis Avenue, 10th Floor, Ayioi 1082 Nicosia, Cyprus	Holding Company	100%

Actavis (MEEA) FZE	Actavis MEEA FZE 6WA 8th Floor, Suite 819 Dubai Airport Free Zone Dubai, U.A.E.	Pharmaceutical Distribution	100%

Actavis (Pty) Ltd. (f/k/a Watson Pharma (Pty) Ltd.)	1st Floor Block C, Sandton Close 1, CNR 5th street and Norwich Close, Sandown, 2196, South Africa	Pharmaceutical Distribution	100%

Actavis A/S	Ørnegårdsvej 16, 2820 Gentofte, Denmark	Pharmaceutical Distribution	100%

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis AB	Strandbergsgatan 61S-11289 Stockholm, Sweden	Pharmaceutical Distribution and Manufacture	100%

Actavis Acquisition 1 S.à r.l. Irish Branch	Ireland	Other	100%

Actavis Acquisition 1 S.à r.l. (f/k/a Watson Pharma S.à r.l.)	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis Acquisition 2 S.à r.l. (f/k/a Watson Pharma Actavis S.à r.l.)	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis Asia Pacific Pte. Ltd.	10 Collyer Quay #10-01Ocean Financial Centre Singapore 049315	Other	100%

Actavis ASKA KK (45%)	2-5-1, ShibauraMinato-kuTokyo Japan	Other	45%

Actavis Australia Pty Ltd.	Level 5, 117-119 Harrington Street, The Rocks, NSW 2000, Australia	Pharmaceutical Distribution	100%

Actavis Biologics Ltd. (f/k/a Eden Biodesign Ltd.)	National Biomanufacturing Centre, Estuary Banks, Estuary Business Park, Liverpool, Merseyside, L24 8RB	Research & Development	100%

Actavis Canada Company (f/k/a Arrow Pharmaceuticals)	1959 Upper Water Street, Suite 900 Halifax NS, Canada B3J 2X2	Pharmaceutical Distribution	100%

Actavis Capital S.à r.l.(f/k/a Actavis WC Holding S.à r.l.)	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis CZ a.s.	Radlická 608/2 150 00 Praha 5Czech Republic	Pharmaceutical Distribution	100%

Actavis d.o.o. Belgrade	12 Djordja Stanojevica Str. Beograd – Novi Beograd Serbia	Pharmaceutical Distribution	100%

Actavis Dutch Holding BV	Oude Vest 4, 4811 HT, Breda, The Netherlands	Holding Company	100%

Actavis EAD	Bulgaria29 “Atanas Dukov” Str., Sofia, Bulgaria	Pharmaceutical Distribution	100%

Actavis ehf	29 “Atanas Dukov” Str., Sofia, Bulgaria	Manufacture	100%

Actavis Elizabeth, LLC	874 Walker Road, Suite C Dover, Delaware 19904 USA	Manufacturing	100%

Actavis Export International Ltd.	BLB 016 Bulebel Industrial Estate Zejtun ZTN 3000, Malta	Pharmaceutical Distribution	100%

Actavis Farmaceutica LTDA (f/k/a Arrow Farmaceutica LTDA)	Barão de Petrópolis St, 293 and 311- Rio Comprido- Rio de Janeiro, Brazil	Pharmaceutical Distribution and Manufacture	100%

Actavis Finance S.à r.l.	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis Finance S.à r.l. Co.	US	Other	100%

Actavis Funding SCS	46a, avenue J.F. Kennedy, L-1855 Luxembourg	Other	100%

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis GmbH	Münchner Bundesstrasse 142 AT-5020 Salzburg Austria	Pharmaceutical Distribution	100%

Actavis Group ehf	Reykjavíkurvegi 76-78220 Hafnarfjordur Iceland Telephone Number	Pharmaceutical Distribution	100%

Actavis Group PTC ehf	Reykjavikurvegi 76-78 220 Hafnarfjordur Iceland	Pharmaceutical Distribution and Other	100%

Actavis Holding 2 S.à r.l. (f/k/a WatsonPhHldg 2 S.à r.l.)	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis Holding AB	Strandbergsgatan 61S-11289 Stockholm Sweden	Holding Company	100%

Actavis Holding Asia BV	Oude Vest 4, 4811 HT, Breda, The Netherlands	Holding Company	100%

Actavis Holding CEE BV	Oude Vest 4, 4811 HT, Breda, The Netherlands	Holding Company	100%

Actavis Holding Germany GmbH	Wiily-Brandt-Allee 2 D-81829 Munchen Germany	Holding Company	100%

Actavis Holding NWE BV	Oude Vest 4, 4811 HT, Breda, The Netherlands Telephone Number	Holding Company	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis Holdings South Africa (Pty) Ltd. (f//k/a Watson Pharma Holdings South Africa (Pty) Ltd.)	1st Floor Block C, Sandton Close 1, CNR 5th street and Norwich Close, Sandown, 2196, South Africa	Holding Company	100%

Actavis Holdings UK II Ltd.	Whiddon Valley Barnstaple Devon EX32 8NS UK	Holding Company	100%

Actavis Holdings UK Ltd.	Whiddon Valley Barnstaple Devon EX32 8NSUK	Holding Company	100%

Actavis Hong Kong Limited	Hong Kong	Pharmaceutical Distribution	100%

Actavis Hungary Kft	Könyves Kálmán Krt. 11/C1097 Budapest Hungary Post box:pf. 906/331386 Budapest Hungary	Pharmaceutical Distribution	100%

Actavis Ilaclari AS	Gültepe Mah. Harman Cad. Ali Kaya Sok. No:2 Polat İş Merkezi Bblok Kat:1-7-8 Levent Beşiktaş İstanbul Turkey	Pharmaceutical Distribution	100%

Actavis International Holding S.à r.l. (f/k/aWatsonPhHldg.)	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis International Ltd.	BLB 016, Bulebel Industrial Estate Zejtun ZTN 3000 Malta	Pharmaceutical Distribution	100%

Actavis Ireland Holding Limited	Ireland	Holding company	100%

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis Ireland Ltd.	IrelandUnit 7-8, Euro House Euro Business Park Little Island, County Cork Ireland	Pharmaceutical Distribution	100%

Actavis Isle of Man Ltd.	2nd Floor, Atlantic House, Circular Road, IM1 1AG Douglas Isle of Man British Isles	Research & Development	100%

Actavis Istanbul Ilac Sanayive Ticaret Ltd. Sirketi	Ortabayir Mah. AgacaltiSok.No:5/A Kagithane/istanbul, Turkey	Dormant	100%

Actavis Italy S.p.A.	Via Luigi Pasteur 1020014 Nerviano (MI) Italy	Pharmaceutical Distribution	100%

Actavis Kadian LLC	874 Walker Road, Suite C Dover, Delaware 19904 United States	Dormant	100%

Actavis KK	JapanAtago Green Hills Mori Tower 18F, 5-1, Atago 2-chome, Minato-ku, Tokyo 105-6218, Japan	Pharmaceutical Distribution	100%

Actavis Laboratories FL, Inc. (f/k/a Watson Laboratories, Inc. Florida)	4955 Orange Drive, Davie, FL 33314	Manufacturing	100%

Actavis Laboratories NY, Inc. (f/k/a Watson Laboratories, Inc. (Copiague))	US – New York	Manufacturing	100%

Actavis Laboratories UT, Inc. (f/k/a Watson Laboratories, Inc. (Salt Lake City))	311 Bonnie Circle, Corona, CA 92880	Research & Development and Manufacturing	100%

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis LLC	Morris Corporate Center III 400 Interpace Parkway, Bldg A Parsippany, NJ 07054	Holding Company	100%

Actavis Ltd.	BLB016, Bulebel Industrial Estate Zejtun ZTN 3000 Malta	Research & Development and Manufacture	100%

Actavis Luxembourg S.à r.l.	6, rue Jean Monnet, L-2180, Luxembourg 46a, avenue J.F. Kennedy, L-1855 Luxembourg	Holding Company	100%

Actavis Malta Ltd.	BLB 016 Bulebel Industrial Estate zejtun ZTN 3000 Malta	Pharmaceutical Distribution	100%

Actavis Mid Atlantic, LLC	874 Walker Road Suite C Dover, DE 19904 USA	Other	100%

Actavis New Zealand Limited (f/k/a Arrow Pharm (NZ) Ltd)	Unit B8, 31-49 Normanby Rd, Mt Eden, Auckland 1024, New Zealand	Pharmaceutical Distribution	100%

Actavis Nordic A/S	Ørnegårdsvej 16, 2820 Gentofte, Denmark	Pharmaceutical Distribution	100%

Actavis Norway A/S	Drammenweien 167, 0277 Oslo, Norway	Pharmaceutical Distribution	100%

Actavis Operations EOOD	29 “Atanas Dukov” Str., Sofia, Bulgaria	Holding Company	100%

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis OY (Finland)	Klovinpellontie 3 FIN-02180 Espoo Finland	Pharmaceutical Distribution	100%

Actavis Pharma (Pty) Ltd. (f/k/a Watson Pharma No 1 (Pty) Ltd.)	1st Floor Block C, Sandton Close 1, CNR 5th street and Norwich Close, Sandown, 2196, South Africa	Pharmaceutical Distribution	100%

Actavis Pharma Company (f/k/a Cobalt Ph. & Arrow Ph. OTC)	1959 Upper Water Street, Suite 900, Halifax NS, Canada B3J X2X	Pharmaceutical Distribution, Research and Development and Manufacture	100%

Actavis Pharma Development Centre Pvt Ltd.	#1004, Alpha 10th Floor, Hiranandani Business ParkPowaiMumbai 400076India	Research & Development	100%

Actavis Pharma Holding S.à r.l. (f/k/a WatsonPharma S.à r.l.)	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis Pharma Holding 4 ehf (APH4)	Reykjavikurvegi 76-78 220 Hafnarfjordur Iceland	Holding Company	100%

Actavis Pharma Holding 5 ehf (APH5)	Reykjavikurvegi 76-78 220 HafnarfjordurIceland	Holding Company	100%

Actavis Pharma Inc.(f/k/a Watson Pharma, Inc.)	400 Interpace Parkway Parsippany, NJ 07054	Pharmaceutical Distribution	100%

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis Pharma Private Ltd.	#1004, Alpha 10th Floor, Hiranandani Business ParkPowaiMumbai 400076 India	Other	100%

Actavis Pharma Pty Ltd. (f/k/a Watson Pharma Pty Ltd)	Level 5, 117 Harrington Street, The Rocks, Sydney NSW 2000	Holding Company	100%

Actavis Pharma S. de R.L. de C.V. (f/k/a WatsonPh. S. de RL de CV)	Mexico	Other	100%

Actavis Pharmaceuticals NJ, Inc. (f/k/a Watson Pharmaceuticals (NJ) Inc.)	US – Delaware311 Bonnie Circle, Corona, CA 92880	Research & Development and Regulatory Services	100%

Actavis Polska Sp. z.o.o.	ul. Marynarska 15, 02-674 Warsaw, Poland	Pharmaceutical Distribution	100%

Actavis Pty Ltd (f/k/a/ Ascent Pharmaceuticals Pty Ltd)	151 – 153 Clarendon Street, South Melbourne, Victoria 3205.	Holding Company	100%

Actavis Puerto Rico Holdings, Inc.	US- Delaware	Holding Company	100%

Actavis S. de R.L. de C.V.	Ejercito Nacional 418, 505, Calle Lope de Vega, Calle Hegel, Chapultepec 11570, Mexico	Dormant	100%

Actavis S.r.o.	Popradska 34 SK-821 06 Bratislava Slovak Republic	Pharmaceutical Distribution	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis Sdn. Bhd (f/k/a Ascent PharmahealthMalaysiaSdn.)	Level 21, Suite 21.01 The Garden South Tower, Mid Valley City, 59200 Kuala Lumpur, Malaysia	Pharmaceutical Distribution	100%

Actavis Services (Asia) Ltd. (f/k/a Marrow Holdings Ltd.)	HF62, Hal Far Industrial Estate, Birzebbugia, BBG 3000, Malta	Holding Company	100%

Actavis South Atlantic, LLC	874 Walker Road, Suite C Dover, Delaware 19904 USA	Other	100%

Actavis Specialty Pharmaceuticals (f/k/a Watson Pharma Co)	1959 Upper Water Street, Suite 900, Halifax NS, Canada, B3J 3N2	Pharmaceutical Distribution and Research and Development	100%

Actavis SRL	11, Ion Mihalache Blvd. 01117, Bucharest 1 Romania	Pharmaceutical Distribution	100%

Actavis Switzerland AG	Wehntalerstrasse 190 CH-8105 Regensdorf Switzerland	Pharmaceutical Distribution	100%

Actavis Totowa LLC	874 Walker Road Suite C Dover, Delaware 19904USA	Other	100%

Actavis UK Ltd.	Whiddon Valley Barnstaple Devon EX32 8NS UK	Pharmaceutical Distribution	100%

Actavis Ukraine LLC	33, T. Shevchenko Boulevard Kiev, Ukraine, 01032	Pharmaceutical Distribution	100%

Actavis US Holding LLC	US – Delaware	Holding Company	100%

Actavis W.C. Holding Inc.	US – Delaware	Holding Company	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Actavis WC 1 S.à r.l. (f/k/a WC Luxembourg S. à r.l.)	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis WC 2 S.à r.l. (f/k/a WC Luxco S.à r.l.)	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis WC 3 S.a r.l. (f/k/a WC Luxco Holdings S.à r.l. )	6, rue Jean Monnet, L-2180, Luxembourg	Holding Company	100%

Actavis, Inc.	311 Bonnie Circle, Corona, CA 92880	Holding Company	100%

Actavis, Inc. II SCS	2, rue Joseph Hackin, L-1746 Luxembourg	Holding Company	100%

Actavis, Inc. SCS (f/k/a Watson Pharmaceuticals, Inc. SCS)	2, rue Joseph Hackin, L-1746 Luxembourg	Holding Company	100%

Actaviss Biopharma SAS	France	Pharmaceutical Distribution	100%

AHI C.V.	Cumberland House, 1 Victoria Street, Hamilton HM 11, Bermuda	Holding Company	100%

AHI CV HoldCo, LLC	Delaware	Holding Company	100%

Alet SA	Aidiniou Str., 12461, Haidari, Athens, Greece	Pharmaceutical Distribution	100%

Ancirc Pharmaceuticals	US – New York	Dormant	100%

Anda Inc.	2915 Weston Road, Weston, FL 33331	Pharmaceutical Distribution	100%

Anda Marketing, Inc.	2915 Weston Road, Weston, FL 33331	Dormant Entity	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Anda Pharmaceuticals, Inc.	6500 Adelaide Court, Groveport, OH 43125	Pharmaceutical Distribution	100%

Anda Puerto Rico, Inc	Metro Office Park Metro#2, Texaco Plaza, STE 412, 1 Street, San Juan PR 00920	Pharmaceutical Distribution	100%

Anda Veterinary Supply Inc.	2915 Weston Road, Weston, FL 33331	Dormant	100%

Andrx Corporation	4955 Orange Drive, Davie, FL 33314	Holding Company	100%

Andrx Laboratories (NJ)	4955 Orange Drive, Davie, FL 33314	Dormant Entity	100%

Andrx Labs LLC	4955 Orange Drive, Davie, FL 33314	Dormant	100%

Andrx Pharmaceuticals (Mass), Inc.	US – Florida	Dormant	100%

Andrx Pharmaceuticals (NC) Equipment LLC	4955 Orange Drive, Davie, FL 33314	Procurement	100%

Andrx Pharmaceuticals (NC), Inc.	4955 Orange Drive, Davie, FL 33314	Dormant	100%

Andrx Pharmaceuticals Equipment #1, LLC	4955 Orange Drive, Davie, FL 33314	Dormant	100%

Andrx Pharmaceuticals Sales and Marketing, Inc.	2915 Weston Road, Weston, FL 33331	Dormant	100%

Andrx Pharmaceuticals, LLC	US – Delaware	Dormant	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Andrx South Carolina I, Inc.	7909 Parkland Road, Suit e475, Columbia, SC 29233	Dormant	100%

APBI Holdings, LLC	3900 Paramount Parkway Suite 150, Morrisville NC 27560	Holding Company	100%

Aptalis Holding B.V.	Netherlands	Holding Company	100%

Aptalis Holdings, Inc.	Delaware	Holding Company	100%

Aptalis Netherlands B.V.	Netherlands	Holding Company	100%

Aptalis Pharma Canada ULC	4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary AB T2P 5C5	Pharmaceutical Distribution and Manufacture	100%

Aptalis Pharma Export, Inc.	Canada	Holding Company	100%

Aptalis Pharma GmbH	Germany	Pharmaceutical Distribution	100%

Aptalis Pharma Ltd.	The Yard House, Killruddery Estate, Southern Cross Road, Bray, Co. Wicklow, Ireland	Holding Company	100%

Aptalis Pharma S.r.l.	Italy	Pharmaceutical Distribution	100%

Aptalis Pharma SAS	France	Pharmaceutical Distribution and Manufacture	100%

Aptalis Pharma UK Limited	United Kingdom	Pharmaceutical Distribution	100%

Aptalis Pharma US, Inc.	Delaware	Pharmaceutical Distribution and Manufacture	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Aptalis Pharmatech, Inc.	Nevada	Pharmaceutical Distribution and Manufacture	100%

Arrow ApS	Sankt Peders Stræde 2, 1 4000 Roskilde Denmark	Pharmaceutical Distribution	100%

Arrow Generics Ltd.	WHIDDON VALLEY, BARNSTAPLE, DEVON, EX32 8NS, England	Pharmaceutical Distribution	100%

Arrow Group ApS	DenmarkSankt Peders Stræde 2, 1, 4000 Roskilde Denmark	Holding Company	100%

Arrow International Ltd.	HF62, Hal Far Industrial Estate, Birzebbugia, BBG 3000, Malta	Holding Company	100%

Arrow Laboratories Ltd.	HF62, Hal Far Industrial Estate, Birzebbugia, BBG 3000, Malta	Pharmaceutical Distribution	100%

Arrow Lakemedel AB	Box 17202 104 62 Stockholm Sweden	Pharmaceutical Distribution	100%

Arrow No 7 Ltd.	7 Cavendish Square London W1G 0PE	Other	100%

Arrow Pharma (Malta) Ltd.	HF62, Hal Far Industrial Estate, Birzebbugia, BBG 3000, Malta	Pharmaceutical Distribution and Manufacture	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Arrow Pharma HK Ltd.	Hong Kong	Dormant	100%

Arrow Pharma Holdings BV	Kabelweg 21, 1014 BA Amsterdam, The Netherlands	Holding Company	100%

Arrow Pharma Tender (Pty) Ltd.	South Africa	Pharmaceutical Distribution	65%

Arrow Supplies Ltd.	HF62, Hal Far Industrial Estate, Birzebbugia, BBG 3000, Malta	Pharmaceutical Distribution	100%

Arrowblue Productos Farmaceuticos SA	Avenida Dom Joao II Torre Fernao de Magalhaes 10 esq 1998-025 Lisbon Portugal	Dormant	100%

Ascent Australia Pty Ltd	151-153 Clarendon Street, South Melbourne VIC 3205	Holding Company	100%

Ascent Pharma Pty Ltd.	151-153 Clarendon Street, South Melbourne VIC 3205	Other	100%

Ascent Pharmahealth Asia Pte Ltd	2 Chia Ping Road, Haw Par Tiger Balm Building, Singapore 619968	Holding Company	100%

Ascent Pharmahealth Hong Kong Ltd.	Hong Kong 1401 Hutchison House, 10 Harcourt Road, Hong Kong	Dormant	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Ascent Pharmahealth Pty Ltd	51-153 Clarendon Street, South Melbourne VIC 3205	Holding Company	100%

Axcan EU LLC	Delaware	Pharmaceutical Distribution	100%

Axcan France (Invest) SAS	France	Pharmaceutical Distribution	100%

Axcan Pharma (Australia) Pty Ltd	Walker Wayland Pty Limited, Level 11, Suite 11.01, 60 Castlereagh Street, Sydney, Australia	Holding Company	67%

Axcan Pharma PDT Inc.	Phoenix Centre, George Street, St Michael, Barbados	Holding Company	100%

Balkanpharma Dubnitza AD	3 Samokovsko Shose str. Dupnitsa Bulgaria	Manufacture	98%

Balkanpharma Healthcare International (Cyprus) Ltd.	Cyprus Eagle House 16 Kyriakos Matsis Avenue 10th Floor Ayioi 1082 Nicosia, Cyprus	Dormant	100%

Balkanpharma Securitiy EOOD	N19 Tzar Ivan Asen II str., Sofia, Bulgaria	Other	100%

Balkanpharma Troyan AD	1 Krairechna str. Troyan Bulgaria	Manufacture	98%

Biovena Pharma Sp. z.o.o.	ul. Marynarska 15, 02-674 Warsaw, Poland	Pharmaceutical Distribution	100%

Biozymes Inc.	Canada	Dormant	63%

Bowmed Ltd.	7 Cavendish Square London W1G OPE	Other	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Breath Limited	7 Cavendish Square London W1G 0PE	Pharmaceutical Distribution	100%

Cerexa Inc.	2100 Franklin Street, Suite 900, Oakland CA 94612	Research and Development	100%

Changzhou Siyao	China	Pharmaceutical Distribution and Manufacture	25%

Chilcott UK Limited	Old Belfast Road Millbrook Larne County Antrim BT40 2SH Northern Ireland	Holding Company	100%

Circa Pharmaceuticals West, Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Circa Sub	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Cobalt Laboratories LLC	311 Bonnie Circle, Corona, CA 92880	Holding Company	100%

Commack Properties, Inc.	909 Third Avenue, New York NY 10022	Holding Company	100%

Coventry Acquisition, LLC	US – Delaware	Holding Company	100%

Cybear, LLC	2915 Weston Road, Weston, FL 33331	Dormant	100%

Del Mar Indemnity Co. Inc.	c/o Marsh Management Services, Inc., P.O. Box 4238, Honolulu, Hawaii 96813-4238	Insurance	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Development Partners, LLC	3900 Paramount Parkway Suite 150, Morrisville NC 27560	Pharmaceutical Distribution	100%

Dogwood Pharmaceuticals, Inc.	909 Third Avenue, New York NY 10022	Holding Company	100%

Drug House of Australia Pte Ltd	2 Chia Ping Road, Haw Par Tiger Balm Building, Singapore 619968	Pharmaceutical Distribution	100%

Durata Therapeuctics Holding CV	Spaces Zuidas II, Barbara Strozzilaan 101, 1083 HN Amsterdam, The Netherlands	Holding Company	100%

Durata Therapeuctics International BV	Spaces Zuidas II, Barbara Strozzilaan 101, 1083 HN Amsterdam, The Netherlands	Holding Company	100%

Durata Therapeuctics Limited	5th Flr, Alder Castle, 10 Noble Street, London EC2V 7QJ, UK	Pharmaceutical Distribution	100%

Durata Therapeuctics U.S. Limited	Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County ofNew Castle, Delaware 1980 I. The	Holding Company	100%

Durata Therapeuctics, Inc	Delaware	Holding Company	100%

Eden Biodesign Inc.	US – Delaware	Dormant	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Eden Biopharm Group Ltd.	tional Biomanufacturing Centre Estuary Banks Estuary Business Park Liverpool L24 8RB	Holding Company	100%

Eden Biopharm Ltd.	National Biomanufacturing Centre, Estuary Banks, Estuary Business Park, Liverpool, Merseyside, L24 8RB	Other	100%

Eremad Pty Ltd.	Level 2, 108 Power Street, Hawthorn VIC 3122	Other	100%

Estetra SPRL	Rue du Travail 16, 4460 Grâce-Hollogne	Research & Development	100%

Eurand France S.A.S.	France	Holding Company	100%

Femalon SPRL	Rue du Travail 16, 4460 Grâce-Hollogne	Research & Development	100%

FL Cincinnati I Inc.	909 Third Avenue, New York NY 10022	Holding Company	100%

FL Holding C.V.	Cumberland House, 1 Victoria Street, Hamilton HM 11 Bermuda	Holding Company	100%

FLI International LLC	909 Third Avenue, New York NY 10022	Holding Company	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Forest Finance B.V.	Prins Bernhardplaein 200 1097 JB Amsterdam , The Netherlands	Holding Company	100%

Forest Healthcare (Branch of Forest Tosara Ltd.)	Newtonlaan 115, 3584 BH, Utrecht Netherlands	Holding Company	100%

Forest Laboratories Limited	c/o William Fry solicitors, First floor, Fitzwilton House, Wilton Place , Dublin 2	Holding Company	100%

Forest Laboratories Canada Inc.	610 Applewood Crescent, Suite 302, Vaughan, Ontario LAK OE3, Canada	Pharmaceutical Distribution	100%

Forest Laboratories Denmark APS	c/o Intertrust (Denmark) Aps Havnegade 39 1058 Copenhagen Denmark	Pharmaceutical Distribution	100%

Forest Laboratories Deutschland GmbH	Friedrichstrate 191 10117 Berlin Germany	Pharmaceutical Distribution	100%

Forest Laboratories France S.A.S.	27 Avenue de L’Opera 75001 Paris France	Pharmaceutical Distribution	100%

Forest Laboratories Holdings Ltd.	Clonshuagh Business and Technology Park , Clonshaugh , Dublin 17 Ireland	Holding Company	100%

Forest Laboratories Ireland Ltd	Clonshuagh Business and Technology Park , Clonshaugh , Dublin 17 Ireland	Dormant	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Forest Laboratories Italy S.R.L.	Largo Richini 6, 20122 Milan, Italy	Pharmaceutical Distribution	100%

Forest Laboratories Osterreich GmbH	Karntner Ring 5 – 7, 1010 Vienna Austria.	Pharmaceutical Distribution	100%

Forest Laboratories Products Corp.	909 Third Avenue, New York NY 10022	Dormant	100%

Forest Laboratories Services Limited	c/o William Fry solicitors, First floor, Fitzwilton House, Wilton Place , Dublin 2	Holding Company	100%

Forest Laboratories Spain, SL	Calle Hermosillia No 11 , 28001, Madrid	Pharmaceutical Distribution	100%

Forest Laboratories Switzerland GmbH	Leutschenbachstrasse 95 8050 Zurich Switzerland	Pharmaceutical Distribution	100%

Forest Laboratories UK Ltd.	Riverbridge House, Anchor Boulevard, Crosways, Dartford Kent, DA2 6SL UK	Dormant	100%

Forest Laboratories, LLC	Morris Corporate Center III, 400 Interpace Parkway Bldg. A, Parsippany NJ 07054	Holding Company	100%

Forest Pharma B.V.	Franciscusweg 277 1216 SG Hilversum The Netherlands	Holding Company	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Forest Pharmaceuticals, Inc.	13600 Shoreline Drive, St. Louis MO 63045	Pharmaceutical Distribution and Manufacture	100%

Forest Research Institute, Inc.	909 Third Avenue, New York NY 10022	Research and Development	100%

Forest Tosara Ltd.	Unit 146 Baldoyle Industrial Estate, Grange Road, Dublin 13 Ireland	Pharmaceutical Distribution and Manufacture	100%

FRX Churchill Holdings, Inc.	909 Third Avenue, New York NY 10022	Holding Company	100%

Furiex Pharmaceuticals, Inc.	3900 Paramount Parkway Suite 150, Morrisville NC 27560	Holding Company	100%

Gastro Services Pty Ltd	Australia	Holding Company	100%

GenuPro, LLC	3900 Paramount Parkway Suite 150, Morrisville NC 27560	Pharmaceutical Distribution	100%

GM Invest BV	Oude Vest 4, 4811 HT, Breda, The Netherlands	Holding Company	100%

Imbani Pharmaceuticals (Pty) Ltd.	South Africa	Dormant	49%

Inwood Laboratories, Inc.	909 Third Avenue, New York NY 10022	Pharmaceutical Distribution	100%

Ireland Actavis Finance Ltd.	Ireland	Holding Company	100%

LLC Actavis	18, Suschevsky Val st., 127018 Moscow, Russia	Pharmaceutical Distribution	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Lotus Laboratories Private Ltd.	7 Jasma Bhavan RoadMillers Tank Bed AreaOpp. Guru Nanak BhavanVasanth NagarBangalore – 560052, India	Research & Development	100%

M8 Holdings LLC	909 Third Avenue, New York NY 10022	Holding Company	100%

Makoff R&D Laboratories, Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Marrow Pharmaceuticals Research & Development Co Ltd.	China	Holding Company	50%

Marsam Pharma, LLC	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Med All Enterprise (Shanghai) Co. Ltd.	China / Shanghai	Dormant	100%

Medis ehf	Reykjavikurvegi 78 220 Hafnarfjordur Iceland	Pharmaceutical Distribution	100%

Medis Pharma BV (f/k/a Actavis Holding BV)	Baarnsche Dijk 1 NL 3741 LN Baarn P.O. Box 313 NL-3741 AH Baarn The Netherlands	Holding Company	100%

Medis Pharma France SAS	15 Rue Taitbout 75009 Paris	Pharmaceutical Distribution	100%

Medis Pharma GmbH	dis Pharma GmbHKönigsberger Straße 1655218 Ingelheim Germany	Pharmaceutical Distribution	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Medis Pharma Pty Ltd. (f/k/a Spirit Pharmaceuticals Pty Ltd)	Level 3, 5 Essex Street, The Rocks, NSW 2000, Australia	Pharmaceutical Distribution	100%

Medis-Danmark A/S	Oernegaardsvej 162820 Gentofte Denmark	Dormant	100%

Milbook (NI) Limited	Old Belfast Road Millbrook Larne County Antrim BT40 2SH Northern Ireland	Dormant	100%

MPEX London Ltd.	United Kingdom	Holding Company	100%

MPEX Pharmaceuticals, Inc.	Delaware	Pharmaceutical Distribution	100%

MSI, Inc	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Natrapac Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Nicobrand Limited	189 Castleroe Road, Coleraine, County Londonderry, BT51 3RP, Northern Ireland	Manufacture	100%

Odyssea Pharma SPRL	Rue du Travail 16, 4460 Grâce-Hollogne, Belgium	Research & Development and Manufacture	100%

Oncopharma AG	Turmstrasse 24CH-6300 Zug Switzerland	Holding Company	100%

Open Pharma LLC	Russia40 bld.4 Bolshaya Ordynka st., Moscow, 119017, Russian Federation	Other	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Opening Pharma Bulgaria EOOD	29 Atanas Dukov Str. Sofia, Bulgaria	Other	100%

Paomar Plc.	Diagoras House, 16 Pantelis Catelaris Street, 7th Floor, 1097 Nicosia, Republic of Cyprus	Holding Company	100%

PharmaPack International BV	Bleiswijkseweg 51 2712 PB Zoetermeer The Netherlands	Holding Company	100%

Pharmascript Pharmaceuticals Ltd.	1st Floor Block C Sandton Close 1 CNR 5th Street And Norwich Close Sandown 2196, South Africa	Pharmaceutical Distribution	60%

Pharmax Holding Ltd.	Riverbridge House, Anchor Boulevard, Crosways, Dartford Kent, DA2 6SL UK	Holding Company	100%

Pharmax Limited	Riverbridge House, Anchor Boulevard, Crosways, Dartford Kent, DA2 6SL UK	Dormant	100%

PT Actavis Indonesia	JL. Raya Bogor Km 28 Jakarta 13710 P.O. Box 1044/JAT Jakarta 13010 Indonesia	Pharmaceutical Distribution	100%

R&D Ferriecit Capital Resources, Inc.	US – California	Research & Development	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

R&D New Media Services Inc.	US – California	Research & Development	100%

R&D Pharmaceutical, Inc.	US – California	Research & Development	100%

R&D Research & Development Corp.	US – California	Research & Development	100%

Referral-Net (Pty) Ltd.	1st Floor Block C, Sandton Close 1, CNR 5th street and Norwich Close, Sandown, 2196, South Africa	Dormant	100%

Robin Hood Holdings Ltd.	HF62, Hal Far Industrial Estate, Birzebbugia, BBG 3000, Malta	Holding Company	100%

Royce Laboratories, Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Royce Research & Development Limited Partnership I	US – Florida	Dormant	100%

Royce Research Group, Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Rugby Laboratories, Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

RxAPS, Inc.	2915 Weston Road, Weston, FL 33331	Dormant	100%

S.C.I. La Prévôté	France	Holding Company	100%

SC Pharma (Pty) Ltd.	Level 2, 108 Power Street, Hawthorn VIC 3122	Other	25%

Schein Bayer Pharmaceutical Services, Inc.	US – Delaware	Dormant	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Schein Pharmaceutical International, Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Schein Pharmaceutical Ltd	Bermuda	Dormant	100%

Scriptpharm Marketing (Pty) Ltd.	1st Floor Block C, Sandton Close 1, CNR 5th street and Norwich Close, Sandown, 2196	Dormant	100%

Scriptpharm Risk Management (Pty) Ltd.	1st Floor Lock C, Sandton Close 1, CNR 5th Street and Norwich Close, Sandown, 2196 South Africa	Other	100%

Seeker Investments Limited	Nerine Chambers; P.O. Box 905; Road Town; Tortola; British Virgin Islands	Holding Company	100%

Selamine Ltd.	15 Main Street, Raheny, Dublin 5, Republic of Ireland	Dormant	100%

Silom Medical Co., Ltd.	Thailand	Pharmaceutical Distribution and Manufacture	100%

Silom Medical International Co., Ltd.	Thailand	Pharmaceutical Distribution	100%

Sindan Pharma SRL	11, Ion Mihalache Blvd. 01117 Bucharest Romania	Manufacture	100%

Soosysoo Ltd.	British Virgin Islands	Dormant	50%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

SourceCF Inhalation Systems, LLC	Delaware	Pharmaceutical Distribution	100%

Spear Pharmaceuticals (Pty) Ltd.	South Africa	Dormant	100%

Specifar SA	1, 28 Octovriou St, 123 51 Ag, Varvara, Athens, Greece	Pharmaceutical Distribution	100%

Spirit Pharmaceuticals NZ Pty Ltd.	Cst Nexia Ltd, Chartered Accountants, L3, Cst Nexia Centre, 22 Amersham, Way, Manukau 2104 , New Zealand	Pharmaceutical Distribution	90%

SR Six, Inc.	4955 Orange Drive, Davie, FL 33314	Dormant	100%

Tango US Holdings Inc.	Morris Corporate Center III, 400 Interpace Parkway Bldg. A, Parsippany NJ 07054	Holding Company	100%

The Rugby Group, Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Tosara Exports Ltd.	Unit 146 Baldoyle Industrial Estate, Grange Road, Dublin 13 Ireland	Pharmaceutical Distribution and Manufacture	100%

UAB Actavis Baltic	Vytauto 8/7LT-08118 Vilnius Lithuania	Pharmaceutical Distribution	100%

UAB Actavis Baltic Estonia Branch	Tiigi 28/Kesk tee 23a, Rae vald 75301, Estonia	Pharmaceutical Distribution	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

UAB Actavis Baltic Latvia Branch	Kleistu str. 24, Riga, LV-1067 Latvia	Pharmaceutical Distribution	100%

Uteron Pharma Operations SPRL	Rue du Travail 16, 4460 Grâce-Hollogne, Belgium	Pharmaceutical Distribution	100%

Uteron Pharma SPRL	Rue du Travail 16, 4460 Grâce-Hollogne, Belgium	Holding Company	100%

Uteron Pharma Technologies SPRL	Rue du Travail 16, 4460 Grâce-Hollogne, Belgium	Dormant	100%

Valmed Pharmaceuticals, Inc.	US – New York	Pharmaceuticals Sales	100%

Varioraw Percutive Sàrl	Switzerland	Holding Company	100%

Vicuron Pharmaceuticals, Inc	Delaware	Holding Company	100%

Warner Chilcott (Ireland) Limited	Building B, Xerox Technology Park Dundalk, Co Louth Ireland	Holding company	100%

Warner Chilcott (US), LLC	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 New Castle County	Pharmaceutical Distribution	100%

Warner Chilcott Acquisition Limited	No. 1, The Heights Brooklands Weybridge, Surrey KT13 0NY UK	Holding Company	100%

Warner Chilcott Australia Pty. Ltd.	KING & WOOD MALLESONS, ‘Governor Phillip Tower’ Level 61, 1 Farrer Place, SYDNEY NSW 2000, Australia	Pharmaceutical Distribution	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Warner Chilcott Canada Co.	900-1959 Upper Water Street Halifax NS Canada B3J 3N2	Pharmaceutical Distribution	100%

Warner Chilcott Company, LLC	365 San Francisco Street, Penthouse Old San Juan, Puerto Rico 00901	Other, Research & Development and Manufacture	100%

Warner Chilcott Corporation	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 New Castle County	Holding Company	100%

Warner Chilcott Deutschland GmbH	Dr.-Otto-Röhm-Str 2-4 D-64331 Weiterstadt Germany	Pharmaceutical Distribution and Manufacture	100%

Warner Chilcott Finance LLC	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 New Castle County	Other	100%

Warner Chilcott France SAS	Grande Arche Paroi Nord, 92044 Paris La Défense, France	Pharmaceutical Distribution	100%

Warner Chilcott Holdings Company II, Limited	A P P L E B Y Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Holding Company	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Warner Chilcott Holdings Company III, Limited	A P P L E B Y Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Holding Company	100%

Warner Chilcott Iberia S.L.U.	Via Augusta 59 Office 403 08006 Barcelona, Spain	Pharmaceutical Distribution	100%

Warner Chilcott Intermediate (Ireland) Limited	Building B Xerox Technology Park Dundalk, Co Louth Ireland	Holding company	100%

Warner Chilcott Italy S.r.l.	16, Via dei Pratoni Scandicci, Florence Italy 50018	Pharmaceutical Distribution	100%

Warner Chilcott Leasing Equipment Inc.	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 New Castle County	Other	100%

Warner Chilcott Limited	A P P L E B Y Canon’s Court 22 Victoria Street Hamilton HM 12 Bermuda	Holding Company	100%

Warner Chilcott Nederland B.V.	Lichtenauerlaan, 102-120 Rotterdam, 3062 ME Netherlands	Pharmaceutical Distribution	100%

Warner Chilcott Pharmaceuticals B.V.B.A.	Belgium Pegasuslaan, 5 1831 Diegem Belgium	Pharmaceutical Distribution	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Warner Chilcott Pharmaceuticals S.à .r.l.	Avenue des Morgines 12 1213 Petit Lancy Geneva, Switzerland	Pharmaceutical Distribution	100%

Warner Chilcott Pharmaceuticals UK Limited	No. 1, The Heights Brooklands Weybridge, Surrey KT13 0NY	Dormant	100%

Warner Chilcott plc	1 Grand Canal Square The Docklands Dublin 2 Ireland	Holding company	100%

Warner Chilcott Research Laboratories Limited	Old Belfast Road Millbrook Larne County Antrim BT40 2SH Northern Ireland	Dormant	100%

Warner Chilcott Sales (US), LLC	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, DE 19801 New Castle County	Other	100%

Warner Chilcott UK Limited	No. 1, The Heights Brooklands Weybridge, Surrey KT13 0NY	Research & Development, Manufacture and Pharmaceutical Distribution	100%

Watson Cobalt Holdings, LLC	US – Delaware	Dormant	100%

Watson Diagnostics Inc.	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Watson Laboratories Inc. (Connecticut)	311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Watson Laboratories Inc. (Corona)	311 Bonnie Circle, Corona, CA 92880	Research & Development and Manufacturing	100%

Watson Laboratories Inc. Ohio	Address 311 Bonnie Circle, Corona, CA 92880	Dormant	100%

Watson Laboratories LLC	11 Bonnie Circle, Corona, CA 92880	Other	100%

Watson Laboratories S. de R.L. de C.V.	Mexico	Pharmaceutical Distribution	100%

Watson Laboratories, Inc. (Arizona)	311 Bonnie Circle, Corona, CA 92880	Other	100%

Watson Management Corporation	4955 Orange Drive, Davie, FL 33314	Dormant	100%

Watson Manufacturing Services, Inc.	360 Mt. Kemble Avenue. Morristown, NJ 07960	Technical Operations	100%

Watson Pharma Private Ltd. – Mumbai	At 21-22, Kalpataru Square, Kondivita Lane, Off Andheri Kurla Road, Andheri (East), Mumbai – 400 059, India	Research & Development and Manufacture	100%

Watson Pharmaceuticals (Asia) Ltd.	British Virgin Islands	Holding Company	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Watson Pharmaceuticals China Limited	Registered Address P.O. Box 171, Road Town, Tortola, British Virgin Islands	Holding Company	100%

Watson Pharmaceuticals International Ltd.	P.O. Box 171, Road Town, Tortola, British Virgin Islands.	Dormant	100%

Watson Therapeutics, Inc.	4955 Orange Drive, Davie, FL 33314	Research & Development	100%

WC Pharmaceuticals I Limited	Icom House 1/5 Irish Town, Suite 3, Second Floor P.O. Box 883 Gibraltar	Holding Company	100%

WC Pharmaceuticals II Limited	Icom House 1/5 Irish Town, Suite 3, Second Floor P.O. Box 883 Gibraltar	Holding Company	100%

Willow Pharmaceuticals (Australia) Pty Ltd.	Ascent Pharmahealth Limited, 151-153 Clarendon Street, South Melbourne VIC 3205, Australia	Pharmaceutical Distribution	100%

WP Holdings Ltd.	P.O. Box 171, Road Town, Tortola, British Virgin Islands	Holding Company	100%

Zdravlje AD	Vlajkova st. 199 16000 Leskovac Serbia	Manufacture	100%

Actavis Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS - continued

29	Subsidiary Undertakings - continued

Name	Registered Office	Principal activities	Portion of equity held

Zdravlje Trade d.o.o.	Vlajkova 199, 16000 Leskovac Serbia	Dormant Entity	100%

Zelphy 1308 (Pty) Ltd.	1st floor Block c, Sandton Close 1, CNR 5th Street and Norwich Close, Sandown 2196, South Africa	Dormant	100%

30	Approval of the financial statements

The financial statements were approved by the directors on March 27, 2015.

Actavis Public Limited Company

PARENT COMPANY BALANCE SHEET

As of December 31, 2014

(all amounts in millions)	Notes	2014 $	2013 $

Fixed assets
Financial assets - investment in subsidiary	3	45,785.4	25,085.7

		45,785.4	25,085.7
Current assets
Debtors - amounts due from subsidiaries		504.9	53.2
Cash at bank and in hand		5.4	4.1

		510.3	57.3

Creditors: amounts falling due within one year
Amounts owed to subsidiaries		(262.0)	(21.5)
Accruals and other accounts payable		(1.9)	(7.2)

		(263.9)	(28.7)

Net current assets		246.4	28.6

Total assets less current liabilities		46,031.8	25,114.3

Net assets		46,031.8	25,114.3

Capital and reserves
Called up share capital	4	-	-
Share premium account	5	45,776.9	25,080.5
Other reserves	5	343.5	54.5
Profit and loss account	5	(88.6)	(20.7)

Shareholders’ funds	6	46,031.8	25,114.3

On behalf of the board

/s/ Paul M. Bisaro

Paul M. Bisaro

Director

/s/ Brenton L. Saunders

Brenton L. Saunders

Director

Actavis Public Limited Company

NOTES TO THE PARENT COMPANY BALANCE SHEET

1	Summary of significant accounting policies

Accounting policies

The significant accounting policies adopted by Actavis Public Limited Company (“Actavis plc” or the “Company”) are discussed below:

Basis of preparation

The financial statements have been prepared on a going concern basis and in accordance with Generally Accepted Accounting Practice in Ireland (accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland) and the Companies Acts, 1963 to 2013.

The financial statements are presented in US dollars, denoted by the symbol $.

In accordance with section 148(8) of the Companies Act, 1963 and section 7(1A) of the Companies (Amendment) Act, 1986, the Company is availing of the exemption from presenting its individual profit and loss account to the annual general meeting and from filing it with the Registrar of Companies. The Company’s loss for the year end December 31, 2014 determined in accordance with Irish GAAP was $67.9 million. The loss for the comparative period from the date of incorporation to December 31, 2013 was $20.7 million.

Historical cost convention

The financial statements are prepared under the historical cost convention.

Financial assets

Investment in subsidiary is stated in the Company’s Balance Sheet at cost less any return of capital, unless it has been impaired in which case it is carried at net of any impairment loss recognised.

Deferred taxation

Deferred tax is provided on all material timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date.

Timing differences are temporary differences between profits / (losses) computed for tax purposes and profits / (losses) as stated in the financial statements dealt with in different years for tax purposes.

Deferred tax is measured at the tax rates that are expected to apply in the years in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is not discounted.

Foreign currencies

Transactions denominated in foreign currencies are translated into dollars at the rate of exchange ruling at the transaction date. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. All translation differences are taken to the profit and loss account.

Actavis Public Limited Company

NOTES TO THE PARENT COMPANY BALANCE SHEET - continued

1	Summary of significant accounting policies - continued

Share-based compensation

The Company operates a number of equity-settled, share-based compensation plans for employees of some of its subsidiaries. The fair value of the employee services received in exchange for the equity instruments granted in each of the subsidiaries of the company is recognized as an addition to the investment or debtors depending on the form of settlement with a corresponding increase in equity as a contribution by the Company.

The proceeds received by the Company when share options are exercised are credited to share capital (nominal value) and the balance to share premium.

The Company does not operate any material cash-settled share-based payment schemes or share-based payment transactions with cash alternatives as defined in Financial Reporting Standard (“FRS”) 20.

Cash flow statement

The Company has availed of the exemptions under FRS 1 (Revised), “Cash Flow Statements” from preparing a cash flow statement, as the results of the Company are included in its consolidated financial statements which are publicly available.

2	History and background of the company

Actavis plc (formerly known as Actavis Limited) was incorporated in Ireland on May 16, 2013 as a private limited company and re-registered effective September 18, 2013 as a public limited company. Actavis plc was established for the purpose of facilitating the business combination between Actavis, Inc. and Warner Chilcott plc (“Warner Chilcott”).

On May 17, 2013 Actavis Limited acquired 100% of the share capital of Actavis Ireland Holding Limited (“AIHL”), a private limited company incorporated in Ireland. On September 30, 2013, AIHL allotted and issued 134,099,200 preference shares to Actavis plc in exchange for an allotment and issuance of 134,099,200 ordinary shares by Actavis plc.

On October 1, 2013, pursuant to the transaction agreement dated May 19, 2013 among Actavis, Inc., Warner Chilcott, Actavis plc, Actavis Ireland Holding Limited, Actavis W.C. Holding LLC (now known as Actavis W.C. Holding Inc.) and Actavis W.C. Holding 2 LLC (now known as Actavis W.C. Holding 2 Inc.) (“MergerSub”), (i) Actavis plc acquired Warner Chilcott (the “Warner Chilcott Acquisition”) pursuant to a scheme of arrangement under Section 201, and a capital reduction under Sections 72 and 74, of the Irish Companies Act of 1963 where each Warner Chilcott ordinary share was converted into 0.160 of an Actavis plc ordinary share (the “Company Ordinary Shares”), or $5,833.9 million in equity consideration, and (ii) MergerSub merged with and into Actavis, Inc., with Actavis, Inc. as the surviving corporation in the merger (the “Merger” and, together with the Warner Chilcott Acquisition, the “Transactions”). Following the consummation of the Transactions, Actavis, Inc. and Warner Chilcott became wholly-owned subsidiaries of Actavis plc. Each of Actavis, Inc.’s common shares was converted into one Company Ordinary Share.

On October 1, 2013, the AIHL preference shares were converted to ordinary shares. On November 27, 2013 Actavis plc transferred its 100% of its share holding in AIHL to Warner Chilcott plc, in return for 10,000 shares (par value USD 0.01) and the remainder allocated to share premium.

Actavis Public Limited Company

NOTES TO THE PARENT COMPANY BALANCE SHEET - continued

2	History and background of the company - continued

On July 1, 2014, the Actavis group acquired Forest Laboratories, Inc. (“Forest”) for consideration including the issuance of Actavis plc equity. The equity instruments were issued in exchange for shares in Tango US Holdings Inc. valued at $20,590.5 million. On July 1, 2014, Warner Chilcott plc issued shares to Actavis plc for $815.6 million.

The principal activity of Actavis plc is an investment holding company. Its registered address is 1 Grand Canal Square, Docklands, Dublin 2, Ireland.

3	Investment in subsidiary

($ in millions)	$
At December 31, 2013		25,085.7
Additions in connection with the Forest Acquisition		21,406.1
Receipt of dividend from subsidiary out of pre-acquisition profits		(815.6)
Capital contribution to subsidiary		109.2

At December 31, 2014		45,785.4

Details of subsidiary

Name	Principal activities	Registered office	Proportion of ordinary shares Held
Warner Chilcott plc	Holding Company	1 Grand Canal Square Docklands Dublin 2 Ireland	100%

Actavis Public Limited Company

NOTES TO THE PARENT COMPANY BALANCE SHEET - continued

4	Called up share capital ($ in thousands except share data)

Authorised		$
1,000,000,000 ordinary shares of $0.0001 par value			100.0
10,000,000 serial preferred shares of $0.0001 par value			1.0
40,000 deferred ordinary shares of €1.00 par value			55.0

Total authorised share capital			156.0

Allotted, called up and fully paid equity	Date of issuance
1 ordinary share of $0.0001 par value	5/16/2013		-
6 ordinary shares of $0.0001 par value	5/17/2013		-
40,000 deferred ordinary shares of €1.00 par value	8/30/2013		55.0
174,506,134 ordinary shares of $0.0001 par value as part of reorganization (Note 2)	10/1/2013		17.5
484,106 ordinary shares of $0.0001 par value cancelled during the period	10/1/2013 /12/31/13		-
132,186 ordinary shares of $0.0001 par value allotted during the period	10/1/2013 /12/31/13		-

December 31, 2013 – 174,154,221 ordinary shares of $0.0001 par value, and 40,000 deferred ordinary shares of €1.00 par value			72.5

90,438,280 ordinary shares of $0.0001 par value issued as part of the Forest acquisition	7/1/2014		9.0
1,928,528 ordinary shares of $0.0001 par value allotted during the year	1/1/2014 /12/31/2014		0.3
606,012 ordinary shares of $0.0001 par value cancelled during the year	1/1/2014 /12/31/2014		(0.1)

December 31, 2014 – 265,915,017 ordinary shares of $0.0001 par value, and 40,000 deferred ordinary shares of €1.00 par value			81.7

5	Reserves ($ in millions)

	Share premium account	Other reserves	Profit and loss account	Total reserves
	$	$	$	$
At December 31, 2013	25,080.5	54.5	(20.7)	25,114.3
Loss for the period	-	-	(67.9)	(67.9)
Issuance of shares post group reorganization	105.9	-	-	105.9
Issuance of shares for Forest Acquisition	20,590.5	-	-	20,590.5
Value of employee services – share based compensation plans	-	289.0	-	289.0

At December 31, 2014	45,776.9	343.5	(88.6)	46,031.8

During the year, 606,012 ordinary shares, par value $0.0001, were cancelled. In line with the requirements of Irish Law, the par value of the cancelled shares totaling $61 dollars was transferred to a capital redemption reserve fund account in equity. The cumulative amount within Other Reserves was $109 dollars as of December 31, 2014.

Actavis Public Limited Company

NOTES TO THE PARENT COMPANY BALANCE SHEET - continued

6	Reconciliation of movements in shareholders’ funds ($ in millions)

$
At date of incorporation	-
Issuance of shares upon reorganization (Note 2)	25,076.4
Issuance of shares post group reorganization	4.1
Value of employee services – share based compensation plans	54.5
(Loss) for the period	(20.7)

At December 31, 2013	25,114.3
Issuance of shares post group reorganization	105.9
Value of employee services – share based compensation plans	289.0
Issuance of shares for Forest Acquisition	20,590.5
(Loss) for year	(67.9)

At December 31, 2014	46,031.8

7	Related party transactions

Actavis plc has not disclosed any related party transactions with entities that are part of the Actavis group or investees of the group as it has availed of the exemption available under FRS 8 “Related Party Transactions”. Accordingly the financial statements do not contain disclosures of transactions with such entities.

8	Auditors’ remunerations

In the years ended December 31, 2014 and 2013, $35 thousand and $21 thousand, respectively, was payable for the statutory audit of the parent individual accounts to its auditors, PricewaterhouseCoopers, Ireland.

9	Financial commitments

At December 31, 2014 and 2013, the Company had no annual commitments under non-cancellable operating leases. The Company guarantees certain outstanding indebtedness of the group.

10	Subsequent Events

On March 13, 2015, the Irish High Court approved the creation of distributable profits through a capital reduction which lowered share premium and increased profit and loss reserves in Actavis plc, the legal entity by $5,790.2 million.

11	Approval of financial statements

The directors approved the financial statements on March 27, 2015.